UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CONTINUCARE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

The boards of directors of Continucare Corporation, which is referred to as “Continucare,” and Metropolitan Health Networks, Inc., which is referred to as “Metropolitan,” have each approved an agreement and plan of merger, which is referred to as the “merger agreement,” which provides for the combination of the two companies. The boards of directors of Continucare and Metropolitan, which are referred to as the Continucare Board and Metropolitan Board, respectively, believe that the combination of the two companies will provide strategic and financial benefits to their respective shareholders. Pursuant to the terms of the merger agreement, CAB Merger Sub, Inc., a wholly owned subsidiary of Metropolitan, which is referred to as “merger subsidiary,” will merge with and into Continucare, and Continucare will continue as a wholly owned subsidiary of Metropolitan, which is referred to as the “merger.”

In the merger, each issued and outstanding share of common stock, par value $0.0001, of Continucare (other than any shares owned by Continucare or Metropolitan) will automatically be converted into the right to receive $6.25 per share in cash, without interest, and 0.0414 of a share of Metropolitan common stock, par value $0.001. No fractional shares of Metropolitan common stock will be issued in the merger, and Continucare shareholders will receive cash in lieu of fractional shares, if any, of Metropolitan common stock. Each share of Metropolitan common stock outstanding immediately before the effective time of the merger will remain outstanding and will not be affected by the merger.

After completion of the merger, Continucare will be a wholly owned subsidiary of Metropolitan, with Continucare shareholders receiving approximately 5.8% of the outstanding common stock of the combined company and existing Metropolitan shareholders retaining approximately 94.2% of the outstanding common stock of the combined company.

The common stock of Continucare currently trades on the New York Stock Exchange, which is referred to as the “NYSE,” under the symbol “CNU.” The common stock of Metropolitan currently trades on the NYSE Amex under the symbol “MDF.” On June 27, 2011, the date the proposed merger was publicly announced, the closing price per share of the common stock of Continucare and Metropolitan as reported by the NYSE and NYSE Amex was $6.25 and $4.75, respectively. You are urged to obtain current market quotations for the shares of Continucare and Metropolitan shares. The shares of the combined company will be traded on the NYSE Amex under the symbol “MDF.”

After careful consideration, the Continucare Board has unanimously approved, adopted, and declared advisable the merger agreement and the transactions contemplated thereby and has determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of the shareholders of Continucare. Accordingly, the Continucare Board unanimously recommends that Continucare shareholders vote “FOR” the approval of the merger agreement. No action is required or being asked of the Metropolitan shareholders in connection with the proposed merger.

Continucare will hold a special meeting of its shareholders, which is referred to as the “special meeting,” in order to obtain the shareholder approval necessary to consummate the merger. At this meeting Continucare will ask its shareholders to approve the merger agreement. The obligations of Continucare and Metropolitan to complete the merger are also subject to the satisfaction (or, to the extent permissible, waiver) of several other conditions to the merger set forth in the merger agreement and described in this proxy statement/prospectus. More information about Continucare, Metropolitan, and the proposed merger is contained in this proxy statement/prospectus. We urge you to read this proxy statement/prospectus, and the documents incorporated by reference into this proxy statement/prospectus, carefully and in their entirety. In particular, we urge you to read carefully “Risk Factors” beginning on page 24.

We are excited about the opportunities the proposed merger brings to the shareholders of Continucare and Metropolitan, and we thank you for your consideration and continued support.

Richard C. Pfenniger, Jr. Chairman, Chief Executive Officer and President Continucare Corporation	Michael M. Earley Chairman and Chief Executive Officer Metropolitan Health Networks, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in the proxy statement/prospectus or the securities to be issued pursuant to the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated July 21, 2011, and, together with the accompanying proxy card, is first being mailed to Continucare shareholders on or about July 22, 2011.

REFERENCES TO ADDITIONAL INFORMATION

Except where we indicate otherwise, as used in this proxy statement/prospectus, “Continucare” refers to Continucare Corporation and its consolidated subsidiaries, “Metropolitan” refers to Metropolitan Health Networks, Inc. and its consolidated subsidiaries, and “merger subsidiary” refers to CAB Merger Sub, Inc. This proxy statement/prospectus incorporates important business and financial information about Continucare and Metropolitan from documents that each company has filed with the Securities and Exchange Commission, which we refer to as the “SEC,” that have not been included in or delivered with this proxy statement/prospectus. For a list of documents incorporated by reference into this proxy statement/prospectus and how you may obtain them, see “Where You Can Find More Information.”

This information is available to you without charge upon your written or oral request. You can also obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the SEC’s website maintained at www.sec.gov.

In addition, Continucare’s and Metropolitan’s filings with the SEC may also be obtained for free by accessing, respectively, Continucare’s website at www.continucare.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings” or by accessing Metropolitan’s website at www.metcare.com and clicking on the “About Us” link then clicking on the “For Investors” link and then clicking on the link for “EDGAR Filings — ALL.” Information contained on Continucare’s website, Metropolitan’s website, or any other website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on those websites as part of this proxy statement/prospectus.

Continucare will provide you with copies of this information relating to Continucare, without charge, if you request them in writing or by telephone from:

Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
Telephone: (305) 500-2000

Metropolitan will provide you with copies of this information relating to Metropolitan, without charge, if you request them in writing or by telephone from:

Metropolitan Health Networks, Inc.
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
Telephone: (561) 805-8500

If you would like to request documents, please do so by August 12, 2011 in order to receive them before the Continucare special meeting.

Continucare has supplied all information contained in or incorporated by reference in this proxy statement/prospectus relating to Continucare and Metropolitan has supplied all information contained in or incorporated by reference in this proxy statement/prospectus relating to Metropolitan.

CONTINUCARE CORPORATION
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
Telephone: (305) 500-2000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

August 22, 2011

To the Shareholders of Continucare Corporation:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Continucare Corporation, a Florida corporation, which is referred to as “Continucare,” will be held at 9:30 a.m., Eastern Time, on Monday, August 22, 2011, at the offices of Akerman Senterfitt, Continucare’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida 33131, to consider and vote on the following proposals:

1.	a proposal to approve the Agreement and Plan of Merger, dated as of June 26, 2011, among Metropolitan Health Networks, Inc., which is referred to as “Metropolitan,” CAB Merger Sub, Inc., a wholly owned subsidiary of Metropolitan formed for the purpose of the merger, and Continucare, which is referred to as the “merger agreement,” a copy of which is attached to Annex A to the accompanying proxy statement/prospectus, pursuant to which Continucare will become a wholly owned subsidiary of Metropolitan; and

2.	a proposal to approve an adjournment of the Continucare special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

The Continucare Board has unanimously approved, adopted, and declared advisable the merger agreement and the transactions contemplated thereby and has unanimously determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, Continucare and Continucare shareholders. The Continucare Board unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the adjournment of the Continucare special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

Only shareholders of record at the close of business on July 11, 2011 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Continucare common stock as of the record date.

Continucare directs your attention to the proxy statement/prospectus accompanying this notice for more information regarding the matters proposed to be acted upon at the Continucare special meeting. You are encouraged to read the entire proxy statement/prospectus carefully including the merger agreement, which is included as Annex A to the proxy statement/prospectus, and the section discussing “Risk Factors” beginning on page 24.

Continucare shareholders who do not vote to approve the merger agreement will have the right to seek appraisal of the fair value of their shares of Continucare common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Florida law, which are summarized in the accompanying proxy statement/prospectus and reproduced in their entirety in Annex F to the proxy statement/prospectus.

Your vote is very important. Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card(s) as soon as possible and return it in the postage-prepaid envelope provided. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. However, if you do not return or submit your proxy or vote in person at the Continucare special meeting, the effect will be the same as a vote against the merger agreement.

By order of the board of directors,

Fernando L. Fernandez
Senior Vice President — Finance, Chief Financial Officer,
Treasurer and Secretary

YOUR VOTE IS VERY IMPORTANT.
Please complete, date, sign and return your proxy card(s) at your earliest convenience so that your shares are represented at the Continucare special meeting.

Miami, Florida, July 21, 2011

ii

ITEM 2 — PROPOSAL TO APPROVE AN ADJOURNMENT OF THE CONTINUCARE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES TO APPROVE THE MERGER AGREEMENT	110
Stock Ownership and Voting by Continucare’s Directors and Executive Officers	110
How to Vote	110
Voting of Proxies	111
Revoking Your Proxy	111
Other Voting Matters	112
Proxy Solicitations and Expenses	112
Adjournment of the Continucare Special Meeting	112
Stock Certificates	112
Other Business	112
Assistance	113

INFORMATION ABOUT CONTINUCARE	113

INFORMATION ABOUT METROPOLITAN	113

INFORMATION ABOUT MERGER SUBSIDIARY	114

COMPARISON OF RIGHTS OF SHAREHOLDERS	115
Material Differences in Shareholder Rights	115
Certain Similarities in Shareholder Rights	117

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	120

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	125

LEGAL MATTERS	132

EXPERTS	132

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS	132

WHERE YOU CAN FIND MORE INFORMATION	133
Continucare SEC Filings	134
Metropolitan SEC Filings	135

Annex A — Agreement and Plan of Merger	A-1

Annex B — Opinion of UBS Securities LLC	B-1

Annex C — Opinion of Barrington Research Associates, Inc.	C-1

Annex D — Opinion of Morgan Joseph TriArtisan LLC	D-1

Annex E — Voting Agreement	E-1

Annex F — Appraisal Rights — Sections of the Florida Business Corporation Act	F-1

iii

QUESTIONS AND ANSWERS ABOUT THE CONTINUCARE SPECIAL MEETING OF
SHAREHOLDERS AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the Continucare special meeting and the merger. They may not include all the information that is important to you. Continucare urges you to read carefully this entire proxy statement/prospectus, including the annexes and the other documents to which we have referred you.

The Merger

Q:	Why am I receiving this proxy statement/prospectus?

A:	The Continucare Board, pursuant to the terms of the merger agreement, has unanimously agreed to the merger of merger subsidiary with and into Continucare, and Continucare will continue as the surviving corporation and a wholly owned subsidiary of Metropolitan. The merger agreement is described in this proxy statement/prospectus and a copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. See “The Merger Agreement — The Merger; Closing.”

In order to complete the merger and the other transactions contemplated by the merger agreement, Continucare shareholders must approve the merger agreement, and all other conditions to the merger set forth in the merger agreement must be satisfied (or waived, to the extent permitted). Continucare shareholders will vote on the approval of the merger agreement at the Continucare special meeting. No action is required or being asked of the Metropolitan shareholders in connection with the proposed merger.

This proxy statement/prospectus contains important information about the merger agreement, and the transactions contemplated by the merger agreement, and the Continucare special meeting. You should read this proxy statement/prospectus carefully and in its entirety. The enclosed proxy materials allow you to grant a proxy without attending the Continucare special meeting in person.

Your vote is very important. We encourage you to complete, date, sign and return your proxy card(s) as soon as possible.

Q:	What will happen in the merger?

A:	In the merger, merger subsidiary will merge with and into Continucare, and Continucare will continue as the surviving corporation and a wholly owned subsidiary of Metropolitan.

Q:	What will Continucare shareholders receive in the merger?

A:	At the effective time of the merger, each share of Continucare common stock will be converted into the right to receive $6.25 in cash, without interest, and 0.0414 of a share of Metropolitan common stock, which is referred to as the “Merger Consideration.” Shares of Continucare owned by Continucare or Metropolitan, or shares owned by Continucare shareholders who have properly exercised and perfected appraisal rights under Florida law, will not be convertible into the Merger Consideration. Metropolitan will not issue any fractional shares as a result of the merger. Instead, Metropolitan will pay cash for fractional shares of its common stock that Continucare shareholders would otherwise be entitled to receive. For example, if you own 100 shares of Continucare common stock, you will receive in exchange for your shares of Continucare common stock (i) $625 in cash, (ii) 4 shares of Metropolitan common stock, and (iii) cash, without interest, in the amount equal to .14 multiplied by the average closing price, rounded to the nearest one-tenth of a cent, of Metropolitan common stock as reported by the NYSE Amex for the five trading days immediately preceding the closing date.

Q:	How does the per share Merger Consideration to be received by Continucare shareholders compare to the market price of Continucare common stock before the announcement of the merger?

A:	The per share Merger Consideration represents a premium of approximately 35.26% over the closing price of $4.77 per share of Continucare common stock on the NYSE on June 24, 2011, the last trading day before the public announcement of the merger agreement, based upon the closing price of $4.88 per share of Metropolitan common stock on the NYSE Amex on June 24, 2011.

Q:	Why is Continucare proposing the merger?

A:	The Continucare Board and Metropolitan Board each believe that the merger will provide strategic and financial benefits to their respective shareholders. The transaction also will allow Continucare shareholders to receive a significant cash payment, in addition to a continuing interest in the combined company. To review the reasons for the merger in greater detail, see “The Merger — Continucare’s Reasons for the Merger” and “The Merger — Metropolitan’s Reasons for the Merger.”

Q:	How does the Continucare Board recommend that you vote on the proposal to approve the merger agreement?

A:	The Continucare Board has unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby and has unanimously determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, Continucare and its shareholders. The Continucare Board unanimously recommends that Continucare shareholders vote “FOR” the proposal to approve the merger agreement at the Continucare special meeting and “FOR” the proposal to approve an adjournment of the Continucare special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement. See “The Merger — Recommendations of the Continucare Board.”

Q:	What are the quorum requirements for the Continucare special meeting?

A:	The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Continucare’s common stock entitled to vote at the special meeting is necessary to constitute a quorum with respect to all matters presented.

Q:	What vote is needed by Continucare shareholders to approve the merger agreement?

A:	Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Continucare common stock entitled to vote. If you are a Continucare shareholder and you fail to vote or abstain from voting, that will have the same effect as a vote against the merger agreement. See “The Continucare Special Meeting — Quorum.”

Q:	Why is your vote important?

A:	In order to complete the merger, Continucare shareholders must vote to approve the merger agreement.

Q:	Are any Continucare shareholders already committed to vote in favor of the proposal to approve the merger agreement?

A:	Yes. Metropolitan has entered into a voting agreement with certain of Continucare’s shareholders, including Dr. Phillip Frost, a director of Continucare, and certain entities affiliated with Dr. Frost. Pursuant to the voting agreement, the Continucare shareholders party thereto have agreed to vote their shares in favor of the merger agreement and merger at the meeting. As of the record date, the shareholders who are parties to the voting agreement held approximately 26 million shares of Continucare common stock, which represents approximately 43% of all Continucare shares eligible to vote at the Continucare special meeting.

Q:	Who will be the directors and officers of Metropolitan after the merger?

A:	The current directors and executive officers of Metropolitan will continue to serve in such positions immediately following the merger.

Q:	Do Continucare shareholders have appraisal rights?

A:	Yes. Under the Florida Business Corporation Act, which we refer to as the “FBCA,” shareholders of Continucare have appraisal rights and if you follow the procedures prescribed by the FBCA, you may exercise appraisal rights and, if the merger is consummated, obtain the payment of the “fair value” of your shares of Continucare common stock (as valued immediately prior to the completion of the merger in accordance with Florida law). To perfect your appraisal rights, you must follow precisely the required statutory procedures. To the extent you are successful in pursuing your appraisal rights, the fair value of your shares of Continucare common stock, determined in the manner prescribed by the FBCA, which may be more or less than the value you would receive in the merger if you do not exercise your appraisal rights, will be paid to you in cash. This cash payment will be fully taxable to you. See “The Merger — Continucare Shareholders’ Rights of Appraisal” and “Summary — Continucare Shareholders’ Rights of Appraisal.” Please see Annex F for the text of the applicable provisions of the FBCA as in effect with respect to this transaction.

Q:	What happens if I sell or transfer my shares of Continucare common stock after the record date but before the special meeting?

A:	The record date for Continucare shareholders entitled to vote at the Continucare special meeting is earlier than both the date of the Continucare special meeting and the consummation of the merger. If you sell or transfer your shares of Continucare common stock after the record date but before the special meeting, you will, unless other arrangements are made (such as provision of a proxy), retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you sell or transfer your shares.

Q:	When does Continucare and Metropolitan expect to complete the merger?

A:	If the merger agreement is approved at the Continucare special meeting, we expect to complete the merger as soon as possible after the satisfaction of the other conditions to the merger. The closing of the merger, which we refer to as the “closing,” will occur at a date and time agreed to by the parties, but no later than the third business day following the date on which all of the conditions to the merger, other than conditions that, by their nature are to be satisfied at the closing (but subject to satisfaction, or, to the extent permissible, waiver of those conditions at closing) have been satisfied or, to the extent permissible, waived, unless the parties agree on another time. Continucare and Metropolitan expect that the transaction will be completed during the third calendar quarter. However, we cannot assure you that such timing will occur or that the merger will be completed as expected. See “The Merger Agreement — The Merger; Closing.”

Q:	What are the federal income tax consequences of the merger to Continucare shareholders?

A:	In general, the exchange of shares of Continucare common stock for cash and Metropolitan common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes with respect to all of the merger consideration, including the non-cash portion. See “Material United States Federal Income Tax Consequences” for more information. We urge Continucare shareholders to consult a tax advisor about the tax consequences of the exchange of the shares of Continucare common stock for cash and Metropolitan common stock pursuant to the merger in light of the particular circumstances of each Continucare shareholder.

Q:	Will my rights as a Continucare shareholder change as a result of the merger?

A:	Yes. While your shareholder rights as a former Continucare shareholder will continue to be governed by Florida law, you will become a Metropolitan shareholder as a result of the merger and will have rights after the completion of the merger that are governed by Florida law and Metropolitan’s articles of incorporation and bylaws. See “Comparison of Rights of Shareholders.”

Q:	Are there risks involved in undertaking the merger?

A:	Yes. In evaluating the merger, the Continucare shareholders should carefully consider the factors discussed in the “Risk Factors” section and other information about Continucare and Metropolitan included in the documents incorporated by reference into this proxy statement/prospectus.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not approved by Continucare shareholders or if the merger is not consummated for any other reason, Continucare shareholders will not receive any payment for their shares in connection with the merger. Instead, Continucare will remain an independent public company and Continucare common stock will continue to be listed and traded on the NYSE.

Under specified circumstances, Continucare may be required to pay to Metropolitan, or may be entitled to receive from Metropolitan, a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement — Termination Fees and Expenses.”

Q:	Should I send in my stock certificates now?

A:	NO, PLEASE DO NOT SEND YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD(S). If the merger is completed, Continucare shareholders will be sent written instructions for sending in their stock certificates or, in the case of book-entry shares, for surrendering their book-entry shares. See “The Continucare Special Meeting — Proxy Solicitations and Expenses,” and “The Merger Agreement — Exchange of Shares.”

Q:	Who can answer my questions about the merger?

A:	If you are a Continucare shareholder and have any questions about the merger or the Continucare special meeting, need assistance in voting your shares of Continucare common stock, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
Telephone: (305) 500-2000

If you are a Metropolitan shareholder and have any questions, you should contact:

Metropolitan Health Networks, Inc.
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
Telephone: (561) 805-8500

The Special Meeting

Q:	When and where is the Continucare special meeting?

A:	The Continucare special meeting will be held at 9:30 a.m., Eastern Time, on Monday, August 22, 2011, at the offices of Akerman Senterfitt, Continucare’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida 33131.

Q:	Who is eligible to vote at the Continucare special meeting?

A:	Owners of Continucare common stock are eligible to vote at the Continucare special meeting if they were shareholders of record at the close of business on July 11, 2011. See “The Continucare Special Meeting — Record Date; Outstanding Shares; Shares Entitled to Vote.”

Q:	What is a proxy?

A:	A proxy is a shareholder’s legal designation of another person, referred to as a “proxy,” to vote shares of such shareholder’s common stock at a shareholders’ meeting. The document used to designate a proxy to vote your shares of Continucare common stock is called a “proxy card.”

Q:	What should I do now?

A:	You should read this proxy statement/prospectus carefully, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope as soon as possible so that your shares will be represented and voted at the Continucare special meeting. A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the internet. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement/

prospectus. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. See “The Continucare Special Meeting — How to Vote.”

Q:	May I attend the Continucare special meeting?

A:	All Continucare shareholders of record as of the close of business on July 11, 2011, the record date for the Continucare special meeting, may attend the Continucare special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the Continucare special meeting, you must present proof of your ownership of Continucare common stock, such as a bank or brokerage account statement, to be admitted to the meeting. You also must present at the meeting a proxy issued to you by the holder of record of your shares.

Q:	If I am going to attend the Continucare special meeting, should I return my proxy card(s)?

A:	Yes. Returning your completed, signed and dated proxy card(s) ensures that your shares will be represented and voted at the Continucare special meeting. See “The Continucare Special Meeting — How to Vote.”

Q:	How will my proxy be voted?

A:	If you complete, sign and date your proxy card(s), your shares will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote at the special meeting, your shares will be voted “FOR” the approval of the merger agreement and “FOR” the adjournment of the Continucare special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement.

Q:	What if my broker holds my shares in “street name?”

A:	If a broker holds your shares for your benefit but not in your own name, your shares are in “street name.” A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Continucare special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the Continucare special meeting, you must present proof of your ownership of Continucare common stock, such as a bank or brokerage account statement, to be admitted to the meeting. In addition, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the Continucare special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the internet with respect to your shares.

Q.	Can I change my vote after I mail my proxy card(s)?

A:	Yes. If you are a shareholder of record (that is, you hold your shares in your own name), you can change your vote by:

• sending a written notice to the corporate secretary of Continucare, bearing a date later than the date of the proxy, that is received prior to the Continucare special meeting and states that you revoke your proxy;

• signing, dating and delivering a new valid proxy card(s) bearing a later date that is received prior to the Continucare special meeting; or

• attending the Continucare special meeting and voting in person, although your attendance alone will not revoke your proxy.

If your shares of Continucare common stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Q:	What if I don’t provide my broker with instructions on how to vote?

A:	Generally, a broker may vote the shares that it holds for you only in accordance with your instructions. However, if your broker has not received your instructions, your broker has the discretion to vote on certain matters that are considered routine. A “broker non-vote” occurs if your broker cannot vote on a particular matter because your broker has not received instructions from you and because the proposal is not routine.

If you wish to vote on the proposal to approve the merger agreement, you must provide instructions to your broker because this proposal is not routine. If you do not provide your broker with instructions, your broker will not be authorized to vote with respect to the approval of the merger agreement, and a broker non-vote will occur. This will have the same effect as a vote against the merger agreement. A broker non-vote will have no effect on the proposal to adjourn the Continucare special meeting. Broker non-votes will be counted for purposes of determining whether a quorum is present at the Continucare special meeting.

Q:	What if I abstain from voting?

A:	Your abstention from voting will be counted in determining whether a quorum is present at the Continucare special meeting. If you abstain from voting with respect to the proposal to approve the merger agreement, it will have the same effect as a vote against the merger agreement. Abstentions will have no effect on the proposal to adjourn the Continucare special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.

Q:	What does it mean if I receive multiple proxy cards?

A:	Your shares may be registered in more than one account, such as brokerage accounts and 401(k) accounts. It is important that you complete, sign, date and return each proxy card or voting instruction form you receive or vote using the telephone or over the internet as described in the instructions included with your voting instruction form(s).

Q:	Who is paying for this solicitation?

A:	Continucare is conducting this proxy solicitation and will bear the cost of soliciting proxies. Continucare directors, officers, and employees may solicit proxies by mail, e-mail, telephone, facsimile, or other means of communication. These persons will not be paid additional remuneration for their roles. Continucare will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Continucare common stock that the brokers and fiduciaries hold of record. Upon request Continucare will reimburse them for their reasonable out-of-pocket expense.

Q:	Where can I find more information about Continucare and Metropolitan?

A:	You can find more information about Continucare and Metropolitan from the documents incorporated by reference into this proxy statement/prospectus described under “Where You Can Find More Information.”

SUMMARY

This summary highlights material information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the annexes, and the other documents to which this proxy statement/prospectus refers to understand fully the merger and the related transactions. See “Where You Can Find More Information.” Each item in this summary includes a page reference directing you to a more complete description of those items.

The Companies

Continucare Corporation (page 113)

7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
Telephone: (305) 500-2000
www.continucare.com (The information contained on Continucare’s website is not deemed part of this proxy statement prospectus.)

Continucare is primarily a provider of primary care physician services. Through its network of 18 medical centers, it provides primary care medical services on an outpatient basis. Continucare also provides medical management services to independent physician affiliates, which is referred to as “IPAs.” All of Continucare’s medical centers and IPAs are located in Miami-Dade, Broward and Hillsborough Counties, Florida. Substantially all of Continucare’s revenues are derived from managed care agreements with three health maintenance organizations (“HMOs”), Humana Medical Plans, Inc., Vista Healthplan of South Florida, Inc. and its affiliated companies including Summit Health Plan, Inc., and Wellcare Health Plans, Inc. and its affiliated companies. For the nine-month period ended March 31, 2011, approximately 87% and 7% of Continucare’s revenue was generated by providing services to Medicare-eligible and Medicaid-eligible members, respectively, under such risk arrangements. As of March 31, 2011, Continucare provided services to or for approximately 25,900 patients on a risk basis and approximately 8,400 patients on a limited or non-risk basis. Additionally, Continucare also provided services to over 6,000 patients on a non-risk fee-for-service basis. Continucare also operates and manages sleep diagnostic centers in a number of states.

Continucare common stock is listed on the NYSE and trades under the symbol “CNU.” Additional information about Continucare is included in documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Metropolitan Health Networks, Inc. (page 113)

777 Yamato Road, Suite 510
Boca Raton, Florida 33431
Telephone: (561) 805-8500
www.metcare.com (The information contained on Metropolitan’s website is not deemed part of this proxy statement prospectus.)

Metropolitan is a for profit corporation incorporated under the laws of Florida. Metropolitan operates a provider services network (which is referred to as the “PSN”), through which it provides and arranges for medical care primarily to Medicare Advantage beneficiaries in the State of Florida who have enrolled in health plans primarily operated by Humana, Inc. (which is referred to as “Humana”), or its subsidiaries, one of the largest participants in the Medicare Advantage program in the United States. Metropolitan operates the PSN through its wholly-owned subsidiary, Metcare of Florida, Inc. As of March 31, 2011, the PSN operated in 16 Florida counties and provided healthcare benefits to approximately 33,600 Medicare Advantage beneficiaries and primary care physician services to several thousand non-Humana Participating Customers for which we are paid on a fee-for-service basis.

Metropolitan common stock is listed on the NYSE Amex and trades under the symbol “MDF.” Additional information about Metropolitan is included in documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

CAB Merger Sub, Inc. (page 114)

777 Yamato Road, Suite 510
Boca Raton, Florida 33431
Telephone: (561) 805-8500

CAB Merger Sub, Inc., a wholly owned subsidiary of Metropolitan, is a Florida corporation formed on June 23, 2011, for the purpose of effecting the merger. Merger subsidiary will merge with and into Continucare at the effective time with Continucare continuing as the surviving corporation and a wholly owned subsidiary of Metropolitan.

Risk Factors (page 24)

In evaluating the merger and the merger agreement, you should read carefully this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors.”

The Merger (page 33)

Upon the terms and subject to the conditions of the merger agreement, and in accordance with Florida law, at the effective time, merger subsidiary will merge with and into Continucare with Continucare continuing as the surviving corporation and a wholly owned subsidiary of Metropolitan. We refer to the surviving corporation in this proxy statement/prospectus as “the surviving corporation.” As a result of the merger, Continucare will cease to be a publicly traded company.

We encourage you to read the merger agreement in its entirety, which governs the merger and is attached as Annex A to this proxy statement/prospectus, because it is the principal legal document that governs the merger.

Merger Consideration (page 33)

Continucare Shareholders.  At the effective time, each share of Continucare common stock outstanding immediately before the effective time, other than shares owned by Continucare and Metropolitan or their respective wholly owned subsidiaries, or shares owned by shareholders who have properly exercised and perfected appraisal rights under Florida law, will be converted into the right to receive $6.25 in cash, without interest, and 0.0414 of a share of Metropolitan common stock (which we refer to as the “exchange ratio”) (collectively, we refer to this as the “merger consideration”).

No fractional shares of Metropolitan common stock will be issued in the merger. Instead, holders of Continucare common stock who would otherwise be entitled to receive a fractional share of Metropolitan common stock will receive an amount in cash (rounded up to the nearest whole cent and without interest) determined by multiplying the fractional share interest by the average closing price (rounded to the nearest one-tenth of a cent) of one share of Metropolitan common stock on the NYSE Amex for the five trading days immediately prior to the closing date of the merger.

The exchange ratio is a fixed ratio. Therefore, the number of shares of Metropolitan common stock to be received by holders of Continucare common stock as a result of the merger will not change between now and the time the merger is completed to reflect changes to the trading price of Metropolitan common stock.

Metropolitan Shareholders.  Each share of Metropolitan common stock outstanding immediately before the effective time will remain outstanding and will not be affected by the merger.

Ownership of Metropolitan After the Merger (page 33)

After completion of the merger, Continucare will be a wholly owned subsidiary of Metropolitan, with Continucare shareholders receiving approximately 5.8% of the outstanding common stock of the combined company and Metropolitan shareholders retaining approximately 94.2% of the outstanding common stock of the combined company.

Effect of the Merger on Continucare’s Stock Options (page 90)

Upon completion of the merger, each outstanding option to purchase Continucare common stock shall become or otherwise be deemed fully vested effective immediately before the merger. Upon completion of the merger, each outstanding option to purchase Continucare common stock will be canceled in exchange for the right to receive $6.45 over the exercise price per share of Continucare common stock subject to such option, without interest and less any applicable taxes. Any options with an exercise price greater than the value of the merger consideration will be canceled without consideration as of the effective time.

Continucare’s Reasons for the Merger (page 42)

In evaluating the merger, the Continucare Board consulted with Continucare’s management, as well as Continucare’s legal and financial advisors and, in reaching its decision to approve the merger agreement and the transactions contemplated thereby and to recommend that Continucare shareholders approve the merger agreement, the Continucare Board considered a number of factors, including those listed in “The Merger — Continucare’s Reasons for the Merger.”

Recommendations of the Continucare Board (page 45)

The Continucare Board has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Continucare and its shareholders and has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The Continucare Board has resolved to recommend that Continucare shareholders vote “FOR” the approval of the merger agreement.

Opinions of Continucare’s Financial Advisors (page 49)

UBS Securities LLC

In connection with the merger, the Continucare Board received a written opinion, dated June 26, 2011, from UBS Securities LLC, referred to as UBS, as to the fairness, from a financial point of view and as of the date of such opinion, of the per share consideration to be received in the merger by holders of Continucare common stock (other than shareholders of Continucare who have executed a voting agreement with Metropolitan and affiliates of such shareholders, collectively referred to as excluded holders). The full text of UBS’ written opinion, dated June 26, 2011, is attached to this proxy statement/prospectus as Annex B. Holders of Continucare common stock are encouraged to read UBS’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS’ opinion was provided for the benefit of the Continucare Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the merger. The opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Continucare or Continucare’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any shareholder as to how to vote or act with respect to the merger.

Barrington Research Associates, Inc.

The full text of the written opinion of Barrington Research Associates, Inc., referred to as BRAI, which is attached to this proxy statement/prospectus as Annex C, sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken. The summary of BRAI’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion. BRAI’s opinion was provided to the Continucare Board in connection with its evaluation of the merger consideration from a financial point of view. BRAI’s opinion does not address any other aspects or implications of the merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed merger. BRAI’s opinion does not address the underlying business decision of Continucare to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Continucare or the effect of any other transaction in which Continucare may engage. See “The Merger — Opinions of Continucare’s Financial Advisors.”

Metropolitan’s Reasons for the Merger (page 64)

In evaluating the merger, the Metropolitan Board consulted with Metropolitan’s management, as well as Metropolitan’s legal and financial advisors and, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Metropolitan Board considered a number of factors, including those listed in “The Merger — Metropolitan’s Reasons for the Merger.”

Opinion of Metropolitan’s Financial Advisor (page 68)

Morgan Joseph TriArtisan LLC, or Morgan Joseph TriArtisan, rendered its opinion to the Metropolitan Board that, as of June 26, 2011, based upon and subject to the assumptions made, matters considered and limitations of its review set forth in its written opinion, the consideration to be paid by Metropolitan in the merger was fair, from a financial point of view, to Metropolitan.

The full text of the written opinion of Morgan Joseph TriArtisan, dated June 26, 2011, which sets forth a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the opinion of Morgan Joseph TriArtisan and the review and analyses undertaken by Morgan Joseph TriArtisan in furnishing to the Metropolitan Board its opinion, is attached as Annex D. The opinion of Morgan Joseph TriArtisan is addressed and was furnished solely to the Metropolitan Board and addresses only the fairness, from a financial point of view, to Metropolitan of the consideration to be paid by Metropolitan in the merger. It does not address the merits of the underlying business decision by Metropolitan or the Metropolitan Board to propose, consider, approve, recommend, declare advisable or consummate the merger, and does not constitute a recommendation to Metropolitan, the Metropolitan Board, the Continucare Board, the Continucare shareholders, or any other Metropolitan or Continucare constituent, person or entity as to how such person should vote or as to any other specific action that should be taken in connection with the merger, or any other matter.

The Continucare Special Meeting (page 108)

Record Date; Outstanding Shares; Shares Entitled to Vote.  The record date for the Continucare special meeting is July 11, 2011. This means that you must be a shareholder of record of Continucare common stock at the close of business on July 11, 2011, in order to vote at the Continucare special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Continucare common stock at the close of business on the record date. At the close of business on the record date, there were 60,663,266 shares of Continucare common stock outstanding and entitled to vote, held by approximately 91 holders of record. Each share of Continucare common stock entitles its holder to one vote on all matters properly presented at the special meeting.

Quorum.  A majority of the shares of Continucare common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting.

Required Vote.  Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Continucare common stock entitled to vote at the special meeting. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies to approve the merger agreement will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Stock Ownership of Directors and Executive Officers of Continucare (page 63)

At the close of business on July 11, 2011, the directors and executive officers of Continucare beneficially owned and were entitled to vote approximately 28 million shares of Continucare common stock, collectively representing approximately 46% of the shares of Continucare common stock outstanding on that date.

Interests of Continucare Directors and Executive Officers in the Merger (page 61)

In considering the recommendation of the Continucare Board, you should be aware that Continucare directors and executive officers may have financial interests in the merger that are in addition to or different from their interests as shareholders and the interests of Continucare shareholders generally and may present actual or potential conflicts of interest. The Continucare Board was aware of these interests and considered them, among other matters, in unanimously approving the merger agreement and the transactions contemplated thereby. You should consider these and other interests of Continucare directors and executive officers that are described in this proxy statement/prospectus.

Such interests of Continucare directors and executive officers include:

•	the fact that stock options held by Continucare’s directors and executive officers will fully vest and the directors and executive officers will be entitled to a cash payment in connection with cancellation of such stock options;

•	the fact that Richard C. Pfenninger, Chairman and Chief Executive Officer of Continucare, and Fernando Fernandez, Chief Financial Officer of Continucare, will receive change in control or severance payments pursuant to agreements between such officers and Metropolitan; and

•	the fact that Continucare’s directors and executive officers will be entitled to continued indemnification and insurance coverage by Metropolitan for acts or omissions occurring prior to the merger for a period of six years following the effective time.

Agreements with Executive Officers (page 61)

In connection with the Merger Agreement, on June 26, 2011, Messrs. Pfenniger and Fernandez each entered into a Change in Control and Separation Agreement with Metropolitan, pursuant to which, upon completion of the merger (a) Metropolitan will pay to Mr. Pfenniger $475,000 (less applicable taxes) over a twelve month period beginning no later than 30 days after completion of the merger in accordance with Metropolitan’s normal payroll policies and a lump sum payment of $20,262, which is the estimated cost of one year of welfare benefits and (b) Metropolitan will pay to Mr. Fernandez $256,000 (less applicable taxes) over a twelve month period beginning no later than 90 days after completion of the merger in accordance with Metropolitan’s normal payroll policies and a lump sum payment of $32,886, which is the estimated cost of one year of welfare benefits.

Voting Agreement (page 63)

Metropolitan has entered into a voting agreement with certain of Continucare’s shareholders, including Dr. Phillip Frost, a director of Continucare, and certain entities affiliated with Dr. Frost. Pursuant to the voting agreement, the Continucare shareholders party thereto have agreed to vote their shares in favor of the merger agreement and merger at the meeting. As of the record date, the shareholders who are parties to the voting agreement held approximately 26 million shares of Continucare common stock, which represents approximately 43% of all shares eligible to vote at the special meeting. A copy of the voting agreement is attached hereto as Annex E.

Exclusivity Agreement (page 64)

On June 2, 2011, Continucare and Metropolitan entered into an exclusivity agreement whereby Continucare agreed that neither it nor its representatives would solicit offers from, participate in any discussions with, furnish any information to or cooperate in any way with any person regarding a potential acquisition of Continucare. The agreement provided for a 14-day term, starting on June 2 and ending on June 16, 2011. The agreement provided for two extension periods of 7 days each, upon written notice from either party that it reasonably believed that the negotiations and/or drafting of a definitive agreement with respect to a proposed transaction could be advanced during such extension period. During the extension periods, Continucare was permitted to enter into discussions with an unsolicited bidder that had not previously contacted Continucare, if the Continucare Board determined in good faith that the unsolicited bid could be superior to Metropolitan’s offer.

Board of Directors and Management of Metropolitan Following the Merger (page 79)

At the effective time, the directors and officers of Metropolitan shall continue as the directors and officers of Metropolitan, respectively.

Listing of Metropolitan Common Stock Issued for Share Consideration; De-listing and Deregistration of Continucare Common Stock (page 79)

It is a condition to the merger that the shares of Metropolitan common stock in connection with the merger be authorized for listing on the NYSE Amex subject to official notice of issuance. Shares of Metropolitan common stock are currently traded on the NYSE Amex under the symbol “MDF.” Shares of Continucare common stock are currently traded on the NYSE under the symbol “CNU.” If the merger is completed, Continucare common stock will no longer be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and Continucare will no longer file periodic reports with the SEC.

Litigation Related to the Merger (page 79)

On July 1, 2011, a putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Kathryn Karnell, Trustee and the Aaron and Kathryn Karnell Revocable Trust U/A Dtd 4/9/09 against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary. Also on July 1, 2011, a second putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Steven L. Fuller against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary. On July 6, 2011, a third putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Hilary Kramer against Continucare, the members of the Continucare board of directors, individually, Metropolitan, and the merger subsidiary. On July 12, 2011, a fourth putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Jamie Suprina against Continucare, the members of the Continucare board of directors, individually, Metropolitan, and the merger subsidiary. Each of these suits seeks to enjoin the proposed transaction between Continucare and Metropolitan, as well as attorneys’ fees. The Fuller, Kramer, and Suprina suits also seek rescissory and other money damages.

Conditions to Completion of the Merger (page 102)

The respective obligations of Continucare and Metropolitan to complete the merger are subject to the satisfaction or, if permissible, waiver, of certain conditions, including:

•	the approval of the merger agreement by the shareholders of Continucare;

•	the absence of any order, injunction, decree or other legal restraint issued by any governmental authority, or other rule or regulation that is in effect and prevents or prohibits the consummation of the merger;

•	Metropolitan having the amount of cash proceeds necessary to consummate the merger from the financing and/or any alternative financing and/or the unrestricted cash available to Continucare and Metropolitan;

•	the expiration or termination of the waiting periods applicable to the consummation of the merger under the HSR Act and the absence of any proceeding, investigation or inquiry initiated by a governmental authority that is challenging or seeking to prevent or prohibit consummation of the merger or seeking to impose any undertaking, condition or consent decree to compel any material divestiture or operational restriction that Metropolitan would not be obligated to agree to under the merger agreement;

•	the authorization for listing on the NYSE Amex, subject to official notice of issuance, of the shares of Metropolitan common stock to be issued in the merger;

•	the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and absence of any stop order by the SEC, or proceedings of the SEC seeking a stop order, suspending the effectiveness of such registration statement; and

•	the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement.

The obligation of Metropolitan to consummate the merger is also subject to a “minimum cash condition,” which provides that the sum of (i) Continucare’s unrestricted cash and cash equivalents and (ii) the amount of certain transaction expenses actually paid by Continucare (up to a maximum amount of $9.8 million) shall be equal to or greater than $51.7 million (and Continucare must have delivered to Metropolitan a certificate dated no later than four business days prior to November 1, 2011, to the effect that this condition will be satisfied through the earlier of the closing date or November 1, 2011).

Financing Relating to the Merger (page 77)

Funds needed to complete the merger include funds to:

•	pay Continucare shareholders and optionholders amounts due to them under the merger agreement, which based upon the shares (and Continucare’s other equity-based interests) outstanding as of June 30, 2011 would total approximately $404 million; and

•	pay fees and expenses related to the merger and the debt financing,

which will be funded through a combination of:

•	receipts from the debt financing (or alternative financing) in an aggregate principal amount of approximately $355 million; and

•	existing cash balances of Continucare and Metropolitan.

Metropolitan’s obligation to consummate the merger is subject to receipt of the proceeds from the debt financing on the terms and conditions set forth in the “debt commitment letter” from General Electric Capital Corporation, which we refer to as the “debt commitment party,” and GE Capital Markets, Inc. The financing commitment is in an aggregate amount of $355 million and is subject to certain conditions, as further described under “The Merger — Financing Relating to the Merger.” Metropolitan has agreed under the merger agreement to use its reasonable best efforts to obtain the financing and Continucare has agreed under the merger agreement to cooperate with Metropolitan’s efforts to secure the financing.

Regulatory Approvals Required for the Merger (page 77)

The completion of the merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”). The notifications required under the HSR Act to the U.S. Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the “Antitrust Division”) were filed on July 6, 2011, and on July 15, 2011, the FTC notified Metropolitan that the FTC had granted early termination of the waiting period.

Termination of the Merger Agreement (page 104)

The merger agreement may be terminated at any time before the effective time, whether or not the Continucare shareholders have approved the merger agreement:

•	by mutual written agreement of Continucare and Metropolitan;

•	by either Continucare and Metropolitan if:

–	the merger has not been consummated on or before the outside date of November 1, 2011, provided that the right to terminate pursuant to this section is not available to a party if the failure to consummate the merger by the outside date results from the failure of the party seeking to terminate to fulfill in all material respects all of its obligations under the merger agreement;

–	at the meeting of Continucare’s shareholders, the beneficial owner of Continucare common stock that is a party to the voting agreement does not vote in accordance with the voting agreement and the Continucare shareholders do not approve the merger agreement; or

–	(i) all conditions to the obligations of Metropolitan and Continucare to effect the merger have been satisfied (other than the conditions relating to the authorization of Metropolitan common stock for listing on the NYSE Amex, the delivery of a certificate signed by an executive officer of Continucare, the delivery of a tax certificate from Continucare and the availability of financing and unrestricted cash), (ii) Metropolitan has failed to satisfy the financing condition described above by the calendar day that is immediately prior to November 1, 2011, and (iii) Continucare stands ready, willing and able to consummate the closing following satisfaction of the conditions described above for five consecutive business days (or such lesser number of days as may be remaining through the date that is immediately prior to November 1, 2011).

•	by Metropolitan if:

–	Continucare breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement (in each case disregarding and without giving effect to all qualifications and exceptions contained therein related to materiality or material adverse effect or any similar standard or qualification), which breach or failure would cause any of the conditions to the closing not to be satisfied and such breach, if curable, is not cured by the earlier of the outside date or 15 days after the receipt of written notice thereof or the day immediately prior to the outside date;

–	the Continucare Board has effected a Continucare adverse recommendation change;

–	a third party commences a tender or exchange offer relating to Continucare securities, and Continucare does not disclose a recommendation that its shareholders reject such tender or exchange offer;

–	after an acquisition proposal has been made, the Continucare Board fails to publicly confirm its recommendation within three business days of a request by Metropolitan that it do so; or

–	the minimum cash condition is not satisfied on or before the fourth business day prior to November 1, 2011.

•	by Continucare if:

–	Continucare receives a superior proposal and the Continucare Board reasonably determines in good faith, after consulting with outside nationally recognized legal counsel, that there is a reasonable likelihood that it is necessary to terminate the merger agreement and enter into an agreement to effect the superior proposal in order to comply with the board of directors’ fiduciary duties under applicable law, provided that

°	Continucare did not violate its non-solicitation obligations under the merger agreement;

°	Continucare provides Metropolitan with a written notice of the Continucare Board’s determination;

°	Continucare thereafter satisfies its obligations to reasonably cooperate with Metropolitan during a five-business day period following the written notice, to make adjustments to the terms and conditions of the merger agreement;

°	the Continucare Board continues to determine in good faith, after consultation with nationally recognized outside counsel, after such five business day period, that there is a reasonable likelihood that it is necessary to terminate the merger agreement and enter into an agreement to effect the superior proposal in order to comply with its fiduciary duties under applicable law;

°	Continucare, prior to the termination of the merger agreement, pays to Metropolitan the expense reimbursement and termination fee discussed under “— Termination Fees and Expenses;” and

°	simultaneously or substantially simultaneously with such termination, Continucare enters into a definitive acquisition, merger or similar agreement to effect the superior proposal or the tender offer or exchange offer that constitutes the superior offer is commenced (if it has not already been commenced); or

–	Metropolitan breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement (in each case disregarding and without giving effect to all qualifications and exceptions contained therein related to materiality or material adverse effect or any similar standard or qualification), which breach or failure would cause any of the conditions to the closing not to be satisfied and such breach, if curable, is not cured by the earlier of the outside date or 15 days after the receipt of written notice thereof or the day immediately prior to the outside date.

Termination Fees and Expenses (page 105)

If the merger agreement is terminated in certain circumstances described under “The Merger Agreement — Termination of the Merger Agreement:”

•	Continucare may be obligated to pay to Metropolitan a termination fee of either $9 million or $12 million and to reimburse Metropolitan for up to $1.5 million of its out-of-pocket costs and expenses incurred in connection with the merger agreement; or

•	Metropolitan may be obligated to pay Continucare a termination fee of $12 million and to reimburse Continucare for up to $1.5 million of its out-of-pocket costs and expenses incurred in connection with the merger agreement.

If Metropolitan terminates the merger agreement as a result of the failure of the minimum cash condition to be satisfied on or before the fourth business day prior to November 1, 2011, then neither Continucare nor Metropolitan will be obligated to pay any termination fee or reimburse the other party for any of its out-of-pocket costs and expenses incurred in connection with the merger agreement.

In general, each of Continucare and Metropolitan will bear its own expenses in connection with the merger agreement and the related transactions.

Material United States Federal Income Tax Consequences (page 84)

In general, the exchange of shares of Continucare common stock for cash and Metropolitan common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes with respect to all of the Merger Consideration, including the non-cash portion. You should read the section titled “Material United States Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to Continucare shareholders will depend on their particular tax situations. Continucare shareholders should consult their tax advisors to determine the tax consequences of the transaction to them.

Accounting Treatment (page 83)

The merger will be accounted for under the acquisition method of accounting in conformity with U.S. generally accepted accounting principles (which we refer to as “GAAP”), for accounting and financial reporting purposes.

Comparison of Rights of Shareholders (page 115)

As a result of the merger, the holders of Continucare common stock will become holders of Metropolitan common stock and their rights will be governed by the FBCA and by Metropolitan’s articles of incorporation, as amended, and amended and restated bylaws. Following the merger, Continucare shareholders may have different rights as shareholders of Metropolitan than as shareholders of Continucare. For a summary of the material differences between the rights of Continucare shareholders and Metropolitan shareholders, see “Comparison of Rights of Shareholders.”

Continucare Shareholders’ Rights of Appraisal (page 80)

Continucare shareholders have the right under Florida law to exercise appraisal rights and, if the merger is consummated, obtain the payment of the “fair value” of the shareholders’ shares of Continucare common stock (as valued immediately prior to the completion of the merger in accordance with Florida law). The fair value of shares of Continucare common stock, as determined in accordance with Florida law, may be more or less than, or equal to, the merger consideration to be paid to shareholders in the merger pursuant to the merger agreement. To preserve their appraisal rights, Continucare shareholders who wish to exercise appraisal rights must not vote in favor of the proposal to approve the merger agreement and must follow the specific procedures provided under Florida law for perfecting appraisal rights. Shareholders must precisely follow these specific procedures to exercise appraisal rights or their appraisal rights may be lost. These procedures are described in this proxy statement/prospectus, and a copy of Sections 607.1301 through 607.1333 of the FBCA, which grants appraisal rights and governs such procedures, is attached as Annex F to this proxy statement/prospectus. See “The Merger — Continucare Shareholders’ Rights of Appraisal.” Appraisal rights are not available to holders of Metropolitan common stock.

FINANCIAL SUMMARY

Selected Historical Consolidated Financial Data of Continucare

The following table shows selected historical financial data for Continucare. The selected financial data as of June 30, 2010, 2009, 2008, 2007, and 2006 and for each of the five years then ended were derived from the audited historical consolidated financial statements and related footnotes of Continucare. The selected data for the nine month periods ended March 31, 2011 and 2010 were derived from the unaudited consolidated financial statements of Continucare.

Detailed historical financial information included in the audited consolidated balance sheets as of June 30, 2010 and 2009, and the consolidated statements of earnings, comprehensive income, changes in equity, cash flows and related notes for each of the years in the three-year period ended June 30, 2010, are included in Continucare’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and incorporated by reference in this proxy statement/prospectus. You should read the following selected financial data together with Continucare’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.” The selected consolidated balance sheet data as of June 30, 2008, 2007 and 2006 and the selected consolidated financial and operating data for the years ended June 30, 2007 and 2006 have been derived from Continucare’s audited consolidated financial statements and related notes for such years, which have not been incorporated by reference into this proxy statement/prospectus. The following table presents selected financial data for the periods indicated for Continucare’s continuing operations only.

Continucare Selected Financial Data
(In thousands, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

	For the Nine
	Months Ended
	March 31		For the Years Ended June 30,
	2011	2010	2010	2009	2008	2007	2006
	(Unaudited)

Revenue	$244,908	$231,503	$310,791	$281,270	$254,440	$217,146	$132,991
Operating expenses:
Medical services:
Medical claims	157,892	155,062	208,857	199,168	181,097	161,154	97,782
Other direct costs	28,826	23,425	31,484	28,456	26,943	22,920	13,137

Total medical services	186,718	178,487	240,341	227,624	208,040	184,074	110,919
Administrative payroll and employee benefits	12,055	12,261	16,309	12,656	12,119	9,192	6,538
General and administrative	16,369	13,771	18,021	16,261	16,414	13,990	7,584

Total operating expenses	215,142	204,519	274,671	256,541	236,573	207,256	125,041

Income from operations	29,766	26,984	36,120	24,729	17,867	9,890	7,950
Other income (expense):
Interest income	58	46	66	174	603	356	331
Interest expense	133	(111)	(116)	(22)	(68)	(50)	(13)

Income before income tax provision	29,957	26,919	36,070	24,881	18,402	10,196	8,268
Income tax provision	10,709	10,421	13,894	9,600	7,132	3,893	2,930

Net income	$19,248	$16,498	$22,176	$15,281	$11,270	$6,303	$5,338

Net income per common share:
Basic	$.32	$.28	$.37	$.25	$.16	$.10	$.11

Diluted	$.31	$.27	$.36	$.24	$.16	$.10	$.10

CONSOLIDATED BALANCE SHEET DATA:
Total assets	$172,533	$145,866	$153,866	$125,303	$118,490	$116,938	$41,994
Long-term obligations, including current portion	$175	$364	$326	$205	$196	$331	$196

Selected Historical Consolidated Financial Data of Metropolitan

The following table shows selected historical financial data for Metropolitan. The selected financial data as of December 31, 2010, 2009, 2008, 2007 and 2006, and for each of the five years then ended were derived from the audited historical consolidated financial statements and related notes of Metropolitan. The selected data for the three month periods ended March 31, 2011 and 2010 were derived from the unaudited consolidated financial statements of Metropolitan.

Detailed historical financial information included in the audited consolidated balance sheets as of December 31, 2010 and 2009, and the consolidated statements of income, shareholders’ equity, cash flows and related notes for each of the years in the three-year period ended December 31, 2010, are included in Metropolitan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and incorporated by reference in this proxy statement/prospectus. You should read the following selected financial data together with Metropolitan’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.” The selected consolidated balance sheet data as of December 31, 2008, 2007 and 2006 and the selected consolidated financial and operating data for the years ended December 31, 2007 and 2006 have been derived from Metropolitan’s audited consolidated financial statements and related notes for such years, which have not been incorporated by reference into this proxy statement/prospectus.

Metropolitan Selected Financial Data
(In thousands, except per share amounts)

	For the Three Months Ended March 31			For the Years Ended December 31,
	2011	2010		2010		2009		2008		2007	2006
	(Unaudited)

Statement of Operations Data
Revenue	$94,666	$93,042		$368,186		$354,407		$317,212		$277,577	$228,216
Operating income (loss)	$12,774	$11,198	(2)	$41,284	(2)	$22,981	(2)	$16,541	(1)	$8,072	$(233)
Income before income taxes	$12,952	$11,391		$41,585		$23,349		$16,619		$9,441	$826
Net income	$7,965	$7,129		$25,700		$14,449		$10,204		$5,914	$473
Basic earnings per share	$0.20	$0.18		$0.65		$0.32		$0.21		$0.12	$0.01
Diluted earnings per share	$0.19	$0.17		$0.62		$0.31		$0.20		$0.11	$0.01
Weighted average common shares outstanding — basic	39,770	39,039		39,195		44,496		49,093		50,573	50,033
Weighted average common shares outstanding — diluted	41,961	40,792		41,509		45,941		50,354		51,796	51,473
Cash dividend declared	—	—		—		—		—		—	—
Balance Sheet Data
Cash and equivalents	$8,633	$5,476		$10,596		$6,795		$2,701		$38,682	$23,110
Short-term investments	$39,667	$24,822		$38,949		$27,036		$33,641		$—	$—
Total current assets	$67,477	$40,192		$60,975		$35,715		$40,867		$44,764	$30,465
Total assets	$82,308	$53,880		$74,724		$51,332		$49,144		$53,811	$41,841
Total current liabilities	$5,307	$6,826		$6,815		$8,009		$6,340		$15,545	$10,912
Total liabilities	$5,520	$7,223		$6,974		$8,406		$6,340		$15,545	$10,912
Total working capital	$62,170	$33,366		$54,160		$27,706		$34,528		$29,219	$19,553
Long — term obligations, including current portion	$818	$716		$477		$716		$—		$—	$—
Total shareholders’ equity	$76,788	$46,657		$67,750		$42,926		$42,805		$38,266	$30,930

(1)	Includes a gain on the sale of a health maintenance organization (the “HMO”) of $5.9 million and related stay bonuses and termination costs of $1.6 million.

(2)	Includes an incremental gain on the sale of the HMO of $62,000 in 2010 and $1.3 million in 2009.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial information is based upon the historical audited consolidated financial information of Continucare and Metropolitan incorporated by reference in this proxy statement/prospectus and has been prepared to reflect the merger in which Metropolitan, through merger sub, will acquire all of the outstanding common stock of Continucare. The unaudited pro forma condensed combined balance sheet is presented as if the merger and related financing had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and the three months ended March 31, 2011 were prepared assuming the merger occurred on January 1, 2010. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of operations. The historical consolidated financial statements of Continucare have been adjusted to reflect certain reclassifications to conform with Metropolitan’s financial statement presentation.

The following selected unaudited pro forma condensed combined financial information should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information included in this proxy statement/prospectus and the historical consolidated financial statements and accompanying notes of Continucare and Metropolitan, which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

The following selected unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Continucare and Metropolitan been a combined company as of or during the periods specified. The pro forma adjustments are based upon estimates and current preliminary information and may differ materially from actual amounts. For purposes of this selected unaudited pro forma condensed combined financial information, the merger consideration has been preliminarily allocated to the tangible and intangible assets being acquired and liabilities being assumed based upon various estimates of fair value. The merger consideration will be allocated among the fair values of the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the merger. Any excess of the merger consideration over the fair value of Continucare’s identifiable net assets will be recorded as goodwill. The final allocation is dependent upon the completion of the aforementioned valuations and other analyses that cannot be completed prior to the merger. The actual amounts recorded at the completion of the merger may differ materially from the information presented in the selected unaudited pro forma condensed combined financial information and those differences could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial performance. Additionally, the selected unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the selected unaudited pro forma condensed combined statements of income include the effects of any other items directly attributable to the merger that are not expected to have a continuing impact on the combined results of operations.

In thousands (except	Pro Forma as of
per share amounts)	March 31, 2011

Balance sheet data:
Cash and cash equivalents(1)	$—
Working capital	12,405
Total assets	469,043
Note payable(1)	4,430
Long-term debt, including current portion	330,818
Stockholders’ equity	80,014

(1)	For purposes of the March 31, 2011 pro forma balance sheet additional cash is required to close the transaction and we assumed the use of the revolving credit facility. For purposes of the pro forma income statements, we assumed that sufficient cash would be available at closing to fund the transaction and funding from the revolving credit facility will not be required.

	Pro Forma Year	Pro Forma Three Months
	Ended December 31, 2010	Ended March 31, 2011

Statement of operations data:
Revenues	$651,609	$171,299
Total expenses	580,476	150,248
Operating income	71,195	21,051
Net income	27,430	9,858
Adjusted EBITDA(1)	88,027	25,990
Diluted earnings per common share	$0.62	$0.22

(1)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Stock-based compensation amortization expense is considered an amortization item to be excluded in the Adjusted EBITDA calculation. We believe that Adjusted EBITDA provides useful information to investors because it excludes transactions not related to the core cash operating business activities. We believe that excluding these transaction allows investors to meaningfully trend and analyze the performance of our core cash operations.

The following table reconciles Adjusted EBITDA (Non-GAAP measure) to the reported net income for the pro forma year ended December 31, 2010 and the pro forma three months ended March 31, 2011 (in thousands):

	Pro Forma Year	Pro Forma Three Months
	Ended December 31, 2010	Ended March 31, 2011

Net income	$27,430	$9,858
Add back:
Interest expense	26,817	6,412
Income tax expense	16,920	4,776
Depreciation and amortization expense	12,962	3,515
Stock-based compensation expense	3,898	1,429

Adjusted EBITDA	$88,027	$25,990

UNAUDITED COMPARATIVE PER SHARE INFORMATION

The following table sets forth income per common share, cash dividends declared and book value per common share separately for Metropolitan and Continucare on a historical basis, on an unaudited pro forma combined basis per Metropolitan common share and on an unaudited pro forma combined basis per Continucare equivalent common share. It has been assumed for purposes of the unaudited pro forma combined financial information provided below that the merger was completed on January 1, 2010 for income per common share purposes, and on March 31, 2011 for book value per common share purposes. The following selected unaudited pro forma financial information should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Metropolitan, which are incorporated by reference in this proxy statement/prospectus, and Continucare, which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

The unaudited pro forma combined income per Metropolitan common share is based upon the historical weighted average number of Metropolitan common shares outstanding, adjusted to include the estimated number of additional shares of Metropolitan common stock to be issued in the merger. The unaudited pro forma combined book value per Metropolitan common share is based upon the number of shares of Metropolitan common stock outstanding as of March 31, 2011, adjusted to include the estimated number of additional shares of Metropolitan common stock to be issued in the merger. See “Unaudited Pro Forma Condensed Combined Financial Information.” The unaudited pro forma combined data per Continucare equivalent common share is based upon the unaudited pro forma combined per Metropolitan common share amounts, multiplied by the exchange ratio. This data shows how each share of Continucare common stock would have participated in the income and book value of Metropolitan if the companies had been consolidated for accounting and financial reporting purposes for all periods presented.

The following unaudited pro forma information reflects the application of the acquisition method of accounting, with Metropolitan treated as the acquirer. The following unaudited pro forma information reflects adjustments, which are based upon preliminary estimates, to allocate the merger consideration to Continucare’s identifiable net assets. The merger consideration allocation reflected herein is preliminary, and final allocation of the merger consideration will be based upon the actual merger consideration and the fair value of the assets and liabilities of Continucare as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected herein.

The following unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of what Metropolitan’s actual financial position or results of operations would have been had the merger been completed on the dates indicated above. The following unaudited pro forma information does not give effect to (1) Metropolitan’s or Continucare’s results of operations or other transactions or developments since March 31, 2011, (2) any synergies, cost savings and one-time expenses or charges expected to result from the merger, or (3) the effects of any integration activities which may occur subsequent to the merger. The foregoing matters could cause both Metropolitan’s pro forma historical financial position and results of operations, and Metropolitan’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed combined financial information.

				Continucare
	Metropolitan	Continucare	Metropolitan	Equivalent
	Historical	Historical	Pro Forma	Pro Forma

For the year ended December 31, 2010:
Income per common share:
Basic	$0.65	$0.39	$0.66	$0.03
Diluted	$0.62	$0.38	$0.62	$0.03
Cash dividends declared per common share	$—	$—	$—	$—
As of or for the three months ended March 31, 2011:
Income per common share:
Basic	$0.20	$0.12	$0.23	$0.01
Diluted	$0.19	$0.12	$0.22	$0.01
Cash dividends declared per common share	$—	$—	$—	$—
Book value of stockholders’ equity per common share	$1.87	$2.59	$1.85	$0.08

COMPARATIVE MARKET PRICE DATA AND DIVIDENDS

Metropolitan common stock is traded on the NYSE Amex under the symbol “MDF” and Continucare common stock is traded on the NYSE under the symbol “CNU.” The following table shows the high and low daily closing sales prices per share during the period indicated for Metropolitan and Continucare common stock on the NYSE Amex and NYSE, respectively. For current price information, you are urged to consult publicly available sources.

	Metropolitan			Continucare
	Price Range of Common Stock		Dividends	Price Range of Common Stock		Dividends
Year Ended	High	Low	Paid	High	Low	Paid

December 31, 2009:
First Quarter	$1.78	$1.20	—	$2.06	$1.61	—
Second Quarter	2.19	1.46	—	2.53	1.71	—
Third Quarter	2.49	2.01	—	3.20	2.36	—
Fourth Quarter	2.21	1.85	—	4.42	2.62	—
December 31, 2010:
First Quarter	3.23	2.00	—	5.07	3.72	—
Second Quarter	4.31	3.01	—	4.20	3.35	—
Third Quarter	3.95	3.44	—	4.20	3.25	—
Fourth Quarter	4.80	3.70	—	5.01	3.95	—
December 31, 2011:
First Quarter	5.26	4.23	—	5.66	4.00	—
Second Quarter	4.99	3.83	—	6.25	4.14	—
Third Quarter (through July 20, 2011)	5.48	4.59	—	6.27	6.17	—

The Metropolitan Board has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether to pay dividends and the amount of any dividends are based upon compliance with the FBCA, compliance with agreements governing Metropolitan’s indebtedness, earnings, cash requirements, results of operations, cash flows and financial condition and other factors that the Metropolitan Board considers important. Metropolitan does not currently pay dividends. While Metropolitan anticipates that if the merger were not consummated it would continue not to pay dividends, it cannot assure that will be the case. Under the merger agreement, until the closing of the merger Metropolitan is not permitted to declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock.

The Continucare Board has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether to pay dividends and the amount of any dividends are based upon compliance with the FBCA, compliance with agreements governing Continucare’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the Continucare Board considers important. While Continucare anticipates that if the merger were not consummated it would continue not to pay dividends, it cannot assure that will be the case. Under the merger agreement, until the effective time, Continucare will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock.

COMPARATIVE MARKET VALUE INFORMATION

The following table presents:

•	the closing prices per share of Metropolitan common stock and Continucare common stock, based on the last reported sales prices as reported by the NYSE Amex and NYSE, respectively, on June 24, 2011, the last trading day prior to the public announcement of the proposed merger, and July 20, 2011, the last trading day for which this information could be calculated prior to the date of this proxy statement/prospectus; and

•	the implied value of the merger consideration for each share of Continucare common stock, which was calculated by adding the cash portion of the merger consideration of $6.25 to the product obtained by multiplying the closing price of a share of Metropolitan common stock on those dates by 0.0414, the exchange ratio.

	Metropolitan	Continucare	Implied Value of
	Common Stock	Common Stock	Continucare Common Stock

June 24, 2011	$4.88	$4.77	$6.45
July 20, 2011	$5.48	$6.26	$6.48

RISK FACTORS

In deciding whether to vote for the approval of the merger agreement, we urge you to consider carefully all of the information included or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.” You should also read and consider the risks associated with each of the businesses of Continucare and Metropolitan because these risks will also affect the combined company after the effective date. The risks associated with the business of Continucare can be found in the Continucare Annual Report on Form 10-K for the year ended June 30, 2010, which is incorporated by reference in this proxy statement/prospectus. The risks associated with the business of Metropolitan can be found in the Metropolitan Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this proxy statement/prospectus.

Risks Related to the Merger

There can be no assurance that the merger will be consummated. The announcement and pendency of the merger, or the failure of the merger to be consummated, could have an adverse effect on Continucare’s and Metropolitan’s stock price, business, financial condition, results of operations or prospects.

The merger is subject to a number of conditions to closing including, (i) the approval of the merger agreement by the Continucare shareholders at the Continucare special meeting; (ii) the absence of legal prohibitions on the consummation of the merger; (iii) the expiration or early termination of the waiting periods applicable to the consummation of the merger under the HSR Act; (iv) Metropolitan’s consummation on the terms and conditions set forth, and receipt of the proceeds from the debt financing described, in the debt commitment letter from the debt commitment party, which financing is subject to the satisfaction of a number of closing conditions set forth in the debt commitment letter; (v) the authorization for listing on the NYSE Amex, subject to official notice of issuance, of the shares of Metropolitan common stock to be issued in the merger; (vi) the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and absence of any stop order by the SEC, and proceedings of the SEC seeking a stop order, suspending the effectiveness of such registration statement; (vii) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement; and (viii) Continucare’s satisfaction of the minimum cash condition. See “The Merger Agreement — Conditions to Completion of the Merger” and “The Merger — Financing Relating to the Merger.”

If the Continucare shareholders fail to approve the merger agreement, Continucare and Metropolitan will not be able to complete the merger. Additionally, if the other closing conditions set forth in the merger agreement are not met or waived, the companies will not be able to complete the merger.

If the merger agreement is terminated in certain circumstances described under “The Merger Agreement — Termination of the Merger Agreement,” Continucare or Metropolitan may be required to pay the other a termination fee of up to $12 million, as well as to reimburse the other party for up to $1.5 million of its out-of-pocket costs and expenses incurred in connection with the merger agreement, but would, in general, have no further obligations to the other party, even if the merger agreement is terminated as a result of an intentional breach by a party.

Further, the announcement and pendency of the merger could disrupt Continucare’s and Metropolitan’s businesses, in any of the following ways, among others:

•	Continucare and Metropolitan employees may experience uncertainty about their future roles with the combined company, which might adversely affect the combined companies ability to retain and hire key managers and other employees; and

•	the attention of management of each of Continucare and Metropolitan may be directed toward the completion of the merger and transaction-related considerations and may be diverted from the day-to-day business operations of their respective companies.

Continucare and Metropolitan may face additional challenges in competing for new business and retaining or renewing business. These disruptions could be exacerbated by a delay in the completion of the merger or termination of the merger agreement.

For the foregoing reasons, there can be no assurance that the announcement and pendency of the merger, or the failure of the merger to be consummated, will not have an adverse effect on Continucare’s or Metropolitan’s stock price, business, financial condition, results of operations or prospectus.

The price of Metropolitan common stock might decline before the completion of the merger, which would decrease the value of the merger consideration to be received by Continucare shareholders in the merger.

Upon completion of the merger, Continucare shareholders will be entitled to receive for each share of Continucare common stock that they own, $6.25 in cash and 0.0414 of a share of Metropolitan common stock. The exchange ratio will not be adjusted to reflect stock price changes prior to the completion of the merger.

The market price of Metropolitan common stock at the time the merger is completed may vary significantly from the price on the date of the merger agreement or from the price on the date of the Continucare special meeting. On June 24, 2011, the last full trading day prior to the public announcement of the proposed merger, Metropolitan common stock closed at $4.88 per share as reported on the NYSE Amex. From June 27, 2011 (the next trading day following June 24, 2011), through July 20, 2011 (the last trading day prior to the printing of this proxy statement/prospectus for which it was practicable to include this information), the trading price of Metropolitan common stock ranged from a low of $4.59 per share to a high of $5.48 per share.

Metropolitan and Continucare have agreed to use their reasonable efforts to complete the transaction as promptly as practicable and expect that the transaction will be completed during the third calendar quarter. Because the date when the transaction is completed will be later than the date of the Continucare special meeting, Metropolitan and Continucare shareholders will not know the exact value of the Metropolitan common stock that will be issued in the merger at the time they vote on the proposal to approve the merger agreement. As a result, if the market price of Metropolitan common stock upon the completion of the merger is lower than the market price on the date of the Continucare special meeting, the market value of the merger consideration received by Continucare shareholders in the merger will be lower than the market value of the merger consideration at the time of the vote by the Continucare shareholders. Moreover, during this interim period, events, conditions or circumstances could arise that could have a material impact or effect on Metropolitan, Continucare, or the industries in which they operate.

Metropolitan and Continucare must obtain governmental and regulatory approvals to consummate the merger, which, if delayed, not granted or granted with unacceptable conditions, may jeopardize or delay the consummation of the merger, result in additional expenditure of time and resources, reduce the anticipated benefits of the acquisition or cause the failure of the completion of the merger.

The merger is conditioned on the receipt of certain governmental authorizations, consents, orders and approvals, including clearance under the HSR Act (which clearance was obtained on July 15, 2011). If such approvals are not received, or are not received on terms that satisfy the conditions set forth in the merger agreement, then the Continucare and Metropolitan will not be obligated to consummate the merger.

The governmental authorities from which Continucare and Metropolitan must seek these regulatory approvals have broad discretion in their review of the transaction. As a condition to their approval of the merger, the governmental authorities may impose requirements, limitations or costs on the combined company, require divestitures of the combined company or place restrictions on the conduct of the business of the combined company. These requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the consummation of the merger, could reduce its anticipated benefits to Metropolitan, or cause the failure of the completion of the merger. Continucare and Metropolitan cannot make any assurances that all of the required regulatory approvals will be obtained or that such approvals will be obtained on any particular terms. See “The Merger — Regulatory Approvals Required for the Merger.”

The condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, could limit the availability and terms of debt and equity financing sources to fund the capital and liquidity requirements of Metropolitan’s businesses, including financing Metropolitan must undertake in connection with the merger.

In connection with the merger, Metropolitan obtained the debt commitment letter from the debt commitment party. These funds, in addition to existing cash balances, will be sufficient to finance the cash consideration to Continucare shareholders and to refinance certain existing Metropolitan and Continucare debt. Subject to certain conditions, Metropolitan expects to have in place approximately $355 million of long-term financing, of which approximately $330 million is expected to be outstanding at the time of consummation of the merger. Metropolitan cannot make assurances that it will be able to refinance indebtedness under its revolving credit facility on terms acceptable to Metropolitan, if at all. If an event of default was to occur under its revolving credit facility, Metropolitan’s lenders would be entitled to take various actions, including all actions permitted to be taken by a secured creditor. In addition, Metropolitan may not be able to complete the planned financing of the merger on the terms and the timetable that Metropolitan and Continucare anticipate. If Metropolitan were unable to complete these financings, Metropolitan would likely be unable to consummate the merger and, depending on the circumstances, could be required to pay a $12 million termination fee to Continucare, which would materially adversely affect Metropolitan’s business, financial position, results of operations and liquidity. See “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Expenses.”

The merger agreement limits Continucare’s ability to pursue an alternative acquisition proposal and requires Continucare to pay a termination fee of up to $12 million, plus expenses, if it does.

The merger agreement prohibits Continucare from soliciting, initiating or encouraging alternative merger or acquisition proposals with any third party. The merger agreement also provides for the payment by Continucare to Metropolitan of a termination fee of up to $12 million, plus up to $1.5 million in fees and expenses, if the merger agreement is terminated in certain circumstances in connection with a competing acquisition proposal for Continucare or the withdrawal by the Continucare Board of its recommendation that the Continucare shareholders vote in favor of the proposal required to consummate the merger, as the case may be. See “The Merger Agreement — Termination Fees and Expenses.”

There may be a long delay between Continucare receiving the necessary shareholder approval for the merger and the closing of the merger, during which time Continucare will lose the ability to consider and pursue alternative acquisition proposals, which might otherwise be superior to the merger.

Following the Continucare special meeting, the merger agreement prohibits Continucare from taking any actions to review, consider or recommend any alternative acquisition proposals, including those that could be superior to Continucare’s shareholders when compared to the merger. Given that there could be a delay between the shareholder approval and closing, the time during which Continucare could be prevented from reviewing, considering or recommending such proposals could be significant.

If the merger is not consummated on or before November 1, 2011, either Continucare or Metropolitan may choose not to proceed with the merger.

Either Continucare or Metropolitan may terminate the merger agreement if the merger has not been completed on or before November 1, 2011, unless the failure of the merger to be completed on or before November 1, 2011 has resulted from the failure of the party seeking to terminate the merger agreement to fulfill in all material respects all of its obligations under merger agreement.

The financial forecasts included in this proxy statement/prospectus involve risks, uncertainties and assumptions, many of which are beyond the control of Continucare and Metropolitan. As a result, they may not prove to be accurate and are not necessarily indicative of actual future performance.

The financial forecasts of Continucare and Metropolitan included or referred to in this proxy statement/prospectus involve risks, uncertainties and assumptions and are not a guarantee of future performance. The future financial results of Continucare and Metropolitan may materially differ from those expressed in the financial forecasts due to factors that are beyond Continucare’s and Metropolitan’s ability to control or predict. Neither Continucare nor Metropolitan can provide any assurance that Continucare’s or Metropolitan’s financial forecasts will be realized or that Continucare’s or Metropolitan’s future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts do not take into account any circumstances or events occurring after they were prepared. More specifically, the financial forecasts:

•	necessarily make assumptions, many of which are beyond the control of Continucare or Metropolitan and may not prove to be accurate;

•	do not necessarily reflect revised prospects for Continucare’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than is reflected in the forecasts; and

•	should not be regarded as a representation that the financial forecasts will be achieved.

Continucare officers and directors may have financial interests in the merger that are different from, or in addition to, the interests of Continucare shareholders.

When considering the recommendation of the Continucare Board with respect to the merger, Continucare shareholders should be aware that some directors and executive officers of Continucare have interests in the merger that might be different from, or in addition to, their interests as shareholders and the interests of shareholders of Continucare generally. These interests include, among others, potential payments to each of Messrs. Pfenniger and Fernandez pursuant to the Change in Control and Separation Agreements entered into between each of them and Metropolitan on June 26, 2011, cash payments in respect of stock options in connection with the merger and the right to continued indemnification and insurance coverage by Metropolitan for acts or omissions occurring prior to the merger. See “The Merger — Interests of Continucare Directors and Executive Officers in the Merger.”

As of the close of business on July 11, 2011, Continucare directors and executive officers were entitled to vote approximately 46% of the then-outstanding shares of Continucare common stock. See “The Merger — Stock Ownership of Directors and Executive Officers of Continucare.”

Continucare shareholders will have a significantly reduced ownership and voting interest after the merger and will exercise less influence over the management and policies of Metropolitan than they do over Continucare.

Continucare shareholders currently have the right to vote in the election of the Continucare Board and on other matters affecting Continucare. When the merger occurs, each Continucare shareholder that receives shares of Metropolitan common stock will become a shareholder of Metropolitan with a percentage ownership of the combined company that is much smaller than the shareholder’s percentage ownership of Continucare. It is expected that the former shareholders of Continucare as a group will own approximately 5.8% of the outstanding shares of Metropolitan immediately after the merger, based on the number of shares of Metropolitan and Continucare common stock issued and outstanding as of June 30, 2011. Because of this, Continucare shareholders will have less influence over the management and policies of Metropolitan than they now have over the management and policies of Continucare.

The rights of Continucare shareholders will change when they become shareholders of Metropolitan upon completion of the merger.

Upon completion of the merger, Continucare shareholders will become Metropolitan shareholders. There are numerous differences between the rights of a shareholder of Continucare and the rights of a shareholder of Metropolitan. For a detailed discussion of these differences, see “Comparison of Rights of Shareholders.”

Risks Related to the Combined Company if the Merger is Completed.

Metropolitan may not be able to successfully integrate Continucare’s operations with its own or realize the anticipated benefits of the merger, which could materially and adversely affect Metropolitan’s financial condition, results of operations and business prospects.

Metropolitan may not be able to successfully integrate Continucare’s operations with its own, and Metropolitan may not realize all or any of the expected benefits of the merger as and when planned. The integration of Continucare’s operations with Metropolitan’s will be complex, costly and time-consuming. Metropolitan expects that it will require significant attention from senior management and will impose substantial demands on Metropolitan’s operations and personnel, potentially diverting attention from other important pending projects. The difficulties and risks associated with the integration of Continucare include:

•	the possibility that Metropolitan will fail to implement its business plans for the combined company, including as a result of new legislation or regulation in the healthcare industry that affects the timing or costs associated with the operations of the combined company or its integration plan;

•	possible inconsistencies in the standards, controls, procedures, policies and compensation structures of Metropolitan and Continucare;

•	limitations prior to the consummation of the merger on the ability of management of each of Metropolitan and Continucare to work together to develop an integration plan;

•	the increased scope and complexity of Metropolitan’s operations;

•	the potential loss of key employees and the costs associated with Metropolitan’s efforts to retain key employees;

•	provisions in Metropolitan’s and Continucare’s contracts with third parties that may limit Metropolitan’s flexibility to take certain actions;

•	risks and limitations on Metropolitan’s ability to consolidate corporate and administrative infrastructures of the two companies;

•	the possibility that Metropolitan may have failed to discover liabilities of Continucare during Metropolitan’s due diligence investigation as part of the merger for which Metropolitan, as a successor owner, may be responsible;

•	obligations that Metropolitan will have to joint venture partners and other counterparties of Continucare that arise as result of the change in control of Continucare;

•	obligations that Metropolitan will have to its lenders under the new financing arrangements to be put in place upon the closing of the merger, including Metropolitan’s obligations to comply with significant new financial covenants; and

•	the possibility of unanticipated delays, costs or inefficiencies associated with the integration of Continucare’s operations with Metropolitan’s.

As a result of these difficulties and risks, Metropolitan may not accomplish the integration of Continucare’s business smoothly, successfully or within Metropolitan’s budgetary expectations and anticipated timetable. Accordingly, Metropolitan may fail to realize some or all of the anticipated benefits of the merger, such as increase in Metropolitan’s scale, diversification, cash flows and operational efficiency and meaningful accretion to Metropolitan’s diluted earnings per share.

Metropolitan may be unable to realize projected cost synergies or may incur additional and unexpected costs in order to realize them.

Metropolitan projects that it will realize approximately $5.0 million of operating synergies per year following the completion of the merger, beginning in 2012. Metropolitan may be unable to realize all of these cost synergies within the timeframe expected, or at all, and Metropolitan may incur additional and unexpected costs in order to realize them.

Metropolitan expects to incur substantial indebtedness to finance the merger and may not be able to meet its substantial debt service requirements.

Metropolitan intends to incur substantial indebtedness in connection with the merger. If Metropolitan is unable to generate sufficient funds to meet its obligations under the new debt financing to be entered into pursuant to the debt commitment letter, Metropolitan may be required to refinance, restructure or otherwise amend some or all of such obligations, sell assets or raise additional cash through the sale of its equity. Metropolitan cannot make any assurances that it would be able to obtain such refinancing on terms as favorable as those set forth in the debt commitment letter or that such restructuring activities, sales of assets or issuances of equity can be accomplished or, if accomplished, would raise sufficient funds to meet these obligations. In addition, upon consummation of the merger the new debt financing entered into pursuant to the debt commitment letter will require Metropolitan to:

•	dedicate a substantial portion of its cash flow to payments on its interest obligations, quarterly principal amortization payments and a mandatory annual 50% excess cash flow sweep payment, thereby reducing the availability of cash flow to fund working capital, capital expenditures and other general corporate activities;

•	maintain a certain fixed minimum fixed charge coverage ratio, maximum senior leverage ratio, and maximum total leverage ratio at specified levels, thereby reducing its financial flexibility; and

•	limit the amount of capital expenditures and additional indebtedness Metropolitan can incur in any fiscal year and also limit the aggregate amount Metropolitan can expend on acquisitions.

These provisions:

•	could have a material adverse effect on Metropolitan’s ability to withstand competitive pressures or adverse economic conditions (including adverse regulatory changes);

•	could adversely affect Metropolitan’s ability to make material acquisitions, obtain future financing or take advantage of business opportunities that may arise; and

•	could increase Metropolitan’s vulnerability to a downturn in general economic conditions or in Metropolitan’s business.

Certain material terms of the debt financing contemplated by the debt commitment letter are subject to change at the sole discretion of the debt commitment party to the extent deemed necessary to successfully syndicate the financing, which may result in more restrictive and/or less favorable provisions to Metropolitan than those contemplated by the debt commitment letter. In addition, subject to certain conditions (including the prior consent of Continucare under certain circumstances), under the merger agreement Metropolitan may amend, replace or otherwise modify, or waive its rights under the debt commitment letter and/or substitute other debt or equity financing for all or any portion of the financing contemplated by the debt commitment letter, from the same and/or alternative financing sources. Any alternative debt financing of Metropolitan may contain similar or more restrictive provisions than those contemplated by the debt commitment letter, and any equity financing would dilute the ownership interests of existing Metropolitan shareholders.

Metropolitan and Continucare will incur significant transaction and merger-related integration costs in connection with the merger.

Metropolitan and Continucare expect to incur a number of costs associated with completing the merger and integrating the operations of the two companies. The substantial majority of these costs are projected to be non-recurring expenses and primarily consist of transaction costs related to the merger and employment-related costs. Additional unanticipated costs may be incurred in the integration of the businesses of Metropolitan and Continucare. Although Metropolitan and Continucare expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Metropolitan’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma financial information included in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Metropolitan’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. This information reflects adjustments, which are based upon preliminary estimates, to allocate the merger consideration to Continucare’s identifiable net assets. The merger consideration allocation reflected in this proxy statement/prospectus is preliminary, and final allocation of the merger consideration will be based upon the actual merger consideration and the fair value of the assets and liabilities of Continucare as of the date of the completion of the merger. In addition, subsequent to the closing date of the merger, there may be further refinements of the merger consideration allocation as additional information becomes available. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected herein. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The price of the common stock of the combined company may be affected by factors different from those affecting the price of Continucare common stock or Metropolitan common stock independently.

After completion of the merger, as the combined company integrates the businesses of Continucare and Metropolitan, the results of operations as well as the stock price of the combined company may be affected by factors different than those factors affecting Continucare and Metropolitan as independent stand-alone entities. The combined company may face additional risks and uncertainties not otherwise facing each independent company prior to the merger. For a discussion of Continucare’s and Metropolitan’s businesses and certain factors to consider in connection with their respective businesses, see the respective sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Continucare’s Annual Report on Form 10-K for the year ended June 30, 2010 and Metropolitan’s Annual Report on Form 10-K for the year ended December 31, 2010 and other documents incorporated by reference into this proxy statement/prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”) and Section 21E of the Exchange Act. All statements regarding Continucare’s and Metropolitan’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. These forward-looking statements are made based upon expectations and beliefs concerning future events affecting Continucare, Metropolitan, and merger subsidiary and are subject to uncertainties and factors relating to their respective operations and business environment, all of which are difficult to predict and many of which are beyond their control, that could cause their actual results to differ materially from those matters expressed or implied by these forward-looking statements. In particular, the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus reflect assumptions and estimates by the management of Continucare and Metropolitan as of the date specified in the unaudited pro forma condensed combined financial information. In addition, the forecasts by Continucare and Metropolitan management included or referred to in this proxy statement/prospectus reflect assumptions and estimates by the management of Continucare or Metropolitan, respectively, as of the date specified in the forecasts or the date the forecasts were prepared. While Continucare and Metropolitan, as applicable, believe these assumptions and estimates reflected in their respective forecasts to be reasonable in light of the facts and circumstances known as of the date hereof, the forecasts are necessarily speculative in nature. Many of these assumptions and estimates are driven by factors beyond the control of Continucare or Metropolitan, and it can be expected that one or more of them will not materialize as expected or will vary significantly from actual results. No independent accountants have provided any assurance with respect to these forecasts. Moreover, neither Continucare nor Metropolitan undertakes any obligation to update the forecasts and neither intends to do so. Accordingly, you should not place undue reliance on these forecasts or any of the other forward-looking statements in this proxy statement/prospectus, which are likewise subject to numerous uncertainties, and you should consider all of such information in light of the various risks identified in this proxy statement/prospectus and in the reports filed by Continucare and Metropolitan with the SEC, as well as the other information that Continucare and Metropolitan provide with respect to the merger.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•	the failure of Continucare’s shareholders to approve the merger agreement;

•	the receipt of all required regulatory approvals and the satisfaction of the closing conditions of the merger, including approval of the merger by the shareholders of Continucare, and Metropolitan’s ability to complete the required financing as contemplated by the financing commitment;

•	Metropolitan’s ability to integrate the operations of the acquired operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the merger and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that Continucare fails to meet its expected financial and operating targets;

•	the potential for diversion of management time and resources in seeking to complete the merger and integrate its operations;

•	the potential failure of Metropolitan to retain key employees of Continucare;

•	the impact of Metropolitan’s significantly increased levels of indebtedness as a result of the merger on Metropolitan’s funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets;

•	the potential for dilution to Metropolitan shareholders as a result of the merger;

•	the ability of Metropolitan to operate pursuant to the terms of its debt obligations, including Metropolitan’s obligations under financing undertaken to complete the merger;

•	the calculations of, and factors that would impact the calculations of, the acquisition price in accordance with the methodologies of the provisions of the authoritative guidance for business combinations, the allocation of this acquisition price to the net assets acquired, and the effect of this allocation on future results, including Metropolitan’s earnings per share, when calculated on a GAAP basis;

•	general economic conditions are less favorable than expected;

•	changes in both companies’ businesses during the period between now and the completion of the merger might have adverse impacts on Metropolitan;

•	liability for litigation, administrative actions, and similar disputes;

•	the inability to obtain, renew or modify permits in a timely manner, comply with government regulations or make capital expenditures required to maintain compliance;

•	changes in laws and regulations or interpretations or applications thereof;

•	the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors;

•	changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; and

•	the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry.

Additional factors that may affect future results are contained in Continucare’s and Metropolitan’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Many of these factors are beyond the control of Continucare or Metropolitan.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of performance or results. There can be no assurance that forward-looking statements will prove to be accurate. Shareholders should also understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in Continucare’s and Metropolitan’s SEC filings should be considered a complete statement of all potential risks and uncertainties. Continucare and Metropolitan undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

THE MERGER

The following is a description of the material aspects of the merger, which may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement attached to this proxy statement/prospectus as Annex A. We encourage you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.

Overview

The Continucare Board and the Metropolitan Board have each unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Pursuant to the merger agreement, merger subsidiary will merge with and into Continucare, and Continucare will continue as the surviving corporation and a wholly owned subsidiary of Metropolitan. As a result of the merger, Continucare will cease to be a publicly traded company.

Merger Consideration

Continucare Shareholders

At the effective time, each share of Continucare common stock outstanding immediately before the effective time, other than shares owned by Metropolitan or Continucare or their respective wholly owned subsidiaries, or shares owned by shareholders who have properly exercised and perfected appraisal rights under Florida law, will be converted into the right to receive $6.25 in cash, without interest, and 0.0414 of a share of Metropolitan common stock. The exchange ratio is a fixed ratio. Therefore, the number of shares of Metropolitan common stock to be received by holders of Continucare common stock as a result of the merger will not change between now and the time the merger is completed.

No fractional shares of Metropolitan common stock will be issued in the merger. Instead, holders of Continucare common stock will receive cash in lieu of fractional shares of Metropolitan common stock. The amount of cash to be received (rounded up to the nearest whole cent and without interest) will be determined by multiplying the fractional share interest by the average closing price (rounded to the nearest one-tenth of a cent) of one share of Metropolitan common stock on the NYSE Amex for the five trading days immediately prior to the closing date of the merger.

Metropolitan Shareholders

Each share of Metropolitan common stock outstanding immediately prior to the effective time will remain outstanding and will not be altered by the merger.

Ownership of Metropolitan After the Merger

After completion of the merger, Continucare will be a wholly owned subsidiary of Metropolitan, with Continucare shareholders receiving approximately 5.8% of the outstanding common stock of the combined company and Metropolitan shareholders retaining approximately 94.2% of the outstanding common stock of the combined company.

Background of the Merger

Before November 2010, the management of Continucare and Metropolitan engaged in several informal discussions regarding potential combination scenarios since 2003. All of these discussions were terminated early in the process with no formal proposals being issued by either party. In December 2006, the parties entered into a confidentiality agreement with respect to their informal discussions. The confidentiality agreement, which has no set term, was amended three times, in March and April 2008 and in February 2010.

In September 2010, a representative of Party A contacted Gemma Rosello, Executive Vice President — Operations of Continucare, for the purpose of suggesting an introductory meeting between Richard Pfenniger, President and Chief Executive Officer of Continucare, and the President of a division of Party A. Ms. Rosello and the representatives of Party A agreed to schedule such a meeting.

On September 30, 2010, a meeting was held among Continucare and Party A. In attendance representing Continucare were Mr. Pfenniger, Fernando Fernandez, Executive Vice President and Chief Financial Officer of Continucare, Ms. Rosello, and Dr. Alfredo Ginory, Chief Medical Officer of Continucare. The sole purpose of the meeting was to introduce the parties and their respective business to one another at a high level. All information discussed at the meeting was non-confidential.

As a result of this initial meeting, on October 7, 2010, Party A sent Continucare a Non-Disclosure Agreement, which Continucare revised and executed on October 12. The parties agreed to schedule a second meeting to discuss a possible strategic transaction between Party A and Continucare.

On November 9, 2010, at a regularly scheduled meeting, Mr. Pfenniger informed the Continucare Board of the contact by Party A and Party A’s potential interest in a strategic transaction. Mr. Pfenniger said he would keep the board apprised of any further conversations with Party A regarding a transaction between the companies.

On November 11, 2010, a second meeting was held among Continucare and Party A. Messrs. Pfenniger and Fernandez, Dr. Ginory, and Ms. Rosello represented Continucare. At the meeting, the parties further discussed the possibility of a strategic transaction, however no specific terms for a potential transaction were presented or proposed. Following this meeting, representatives of Party A expressed interest in further discussions and requested the opportunity to meet Dr. Phillip Frost, a director and 43% shareholder of Continucare.

Following a determination by the Metropolitan Board that Metropolitan should more proactively pursue external growth opportunities, in November 2010, a representative of Morgan Joseph TriArtisan, Metropolitan’s financial advisor, contacted Mr. Pfenniger to inquire as to Continucare’s interest in resuming discussions regarding a possible business combination between Continucare and Metropolitan, and indicated likely interest by Metropolitan in acquiring Continucare. Mr. Pfenniger acknowledged an interest in resuming such discussions and the parties agreed to have an informal meeting to explore the potential benefits of a business combination of Continucare and Metropolitan.

On December 9 and 10, 2010, representatives of Continucare, including Messrs. Pfenniger and Fernandez, Dr. Ginory, and Ms. Rosello and representatives of Party A met over dinner and at Continucare’s executive offices, and visited two Continucare medical centers. The purpose of these meetings was to provide Party A an opportunity to learn more about the business and strategy of Continucare. As a result of these meetings, Party A requested a further meeting to introduce Continucare to other executives of Party A. Following the meetings, Mr. Pfenniger took the representatives of Party A to meet Dr. Frost at his home in Miami.

On December 14, 2010, a meeting was held between Continucare and Metropolitan at the Miami offices of Morgan Joseph TriArtisan. In attendance representing Continucare were Messrs. Pfenniger and Fernandez and Ms. Rosello. In attendance representing Metropolitan were Michael Earley, Chairman and Chief Executive Officer of Metropolitan, Robert Sabo, Chief Financial Officer of Metropolitan, and a representative of Morgan Joseph TriArtisan. At the meeting, the parties informally discussed the potential benefits to Continucare of an acquisition by Metropolitan and the strategic benefits to Metropolitan as the acquiror. The parties also reviewed financial information regarding Continucare, which had been provided to Metropolitan’s representatives in advance of the meeting. The information included a preliminary three-year financial forecast prepared by the management of Continucare, a June 30 fiscal year-end company, to conform to Metropolitan’s years ending December 31, 2011, 2012, and 2013. Continucare’s management also provided Metropolitan an estimate of potential annual cost savings that could be realized in a merger of the two companies resulting from elimination of (i) Continucare’s public company costs and (ii) certain senior executive positions at Continucare in connection with a merger.

On December 28, 2010, another meeting was held among Continucare and Party A. Mr. Pfenniger and Ms. Rosello represented Continucare. Among other representatives, the Chief Executive Officer of Party A attended. At this meeting, Continucare provided a general review of its business to the executives of Party A, some of whom had not attended prior meetings. The attendees also visited two Continucare medical centers.

Following the day’s meetings, Dr. Frost joined Mr. Pfenniger, Ms. Rosello, and the representatives of Party A for an informal and primarily introductory dinner meeting.

In early January 2011, a representative of Morgan Joseph TriArtisan advised Mr. Pfenniger that Metropolitan was interested in exploring further an acquisition of Continucare. The representative reiterated from their prior discussion that Metropolitan was proactively pursuing external growth opportunities more aggressively than it had in the past and that Metropolitan’s perceived access to financing had improved over the last few years as Metropolitan’s financial performance improved and the capital markets had improved simultaneously. The representative of Morgan Joseph TriArtisan suggested two possible deal structures for the parties to consider for discussion purposes, one all cash consideration and one consisting of cash and as much as 50% stock consideration, but provided no other specifics regarding a possible transaction. Mr. Pfenniger indicated, based on his prior informal discussions with members of the Continucare Board regarding possible strategic transactions, that he believed the Continucare Board would prefer an all cash or primarily cash deal. The representative of Morgan Joseph TriArtisan agreed to communicate this preference to Metropolitan and that Metropolitan would begin exploring the availability of financing for such a transaction.

Also during January 2011, Party A indicated to Continucare its continued interest in pursuing a strategic transaction. In a call on January 5, a representative of Party A discussed with Mr. Pfenniger in general terms valuation considerations without setting forth a specific price or other possible deal parameters. Mr. Pfenniger emphasized that, although Continucare did not consider itself for sale at this time, the company was willing to participate in further discussions based on the continued interest of Party A. During the balance of January, Continucare provided Party A with basic due diligence information, including financial forecasts of Continucare and conducted telephonic meetings to discuss the exchanged information.

On February 17, 2011, a telephonic meeting was held between Continucare and Metropolitan for the purpose of reviewing Continucare’s updated preliminary three-year financial forecast, which had been previously prepared by Continucare’s management to conform to Metropolitan’s years ending December 31, 2011, 2012, and 2013. The forecast had been sent to Morgan Joseph TriArtisan and Metropolitan’s management in advance of the meeting. In attendance representing Continucare was Mr. Fernandez. In attendance representing Metropolitan were Mr. Earley, Mr. Sabo, and representatives of Morgan Joseph TriArtisan.

At a board meeting for Continucare held on February 24, 2011, Mr. Pfenniger updated the board regarding potential proposals forthcoming from both Metropolitan and Party A. Mr. Pfenniger advised the board of the meetings and discussion Continucare had engaged in with the two parties, as set forth above. He also addressed a concern that a potential proposal from Party A could result in an adverse reaction from Continucare’s third-party payors, including the largest such payor, which represented approximately 70% of the company’s revenue. The board concurred that this was an important issue with respect to any proposal from Party A. Mr. Pfenniger reiterated, and the board agreed, that although the company would invite proposals from both parties, the company was not for sale at this time. At the meeting, Akerman Senterfitt, outside legal counsel to the company, advised the Board of its fiduciary duties owed to the shareholders of Continucare under circumstances in which a potential sale of the company was involved. At the meeting, the board also discussed and approved the engagement of UBS, based on UBS’ experience and reputation in the healthcare industry, to act as lead financial advisor for the company in a potential sale transaction. The board also discussed and approved the engagement of BRAI, based on their knowledge of Continucare resulting from four years of providing analyst coverage on the company, to provide a fairness opinion in connection with a potential sale transaction.

On February 28, 2011, at a regularly scheduled meeting of the Metropolitan Board, the board discussed the possibility of a transaction with Continucare. The board authorized Metropolitan’s management, with the assistance of Morgan Joseph TriArtisan and Metropolitan’s legal advisors, Greenberg Traurig, to prepare and submit to Continucare a non-binding term sheet regarding a proposed acquisition, subject to certain parameters discussed by the board.

On March 9, 2011, a meeting was held between Continucare and Metropolitan at the Miami offices of Morgan Joseph TriArtisan. Mr. Pfenniger and a UBS representative (who participated telephonically) attended this meeting. Mr. Earley and a representative of Morgan Joseph TriArtisan represented Metropolitan. At the meeting, Metropolitan presented to Continucare a non-binding term sheet that set forth certain proposed terms and conditions in which it would acquire Continucare. Under the proposal, each outstanding share of Continucare common stock would be exchanged for $5.75 per share in cash. Each outstanding Continucare option would be deemed immediately vested and be converted into the right to receive $5.75 in cash less the exercise price of such option. The proposal required that Dr. Frost, as the holder of 43% of Continucare’s outstanding common stock, enter into a voting agreement, agreeing to vote his shares in favor of the merger. The proposal was subject to a financing condition.

On March 16, 2011, Metropolitan, through Morgan Joseph TriArtisan, provided Continucare with a presentation outlining its plan for securing financing for the proposed merger. Metropolitan contemplated it would finance the proposed merger with cash held by Metropolitan and Continucare and by incurring $307 million of indebtedness.

On March 17, 2011, Party A sent Mr. Pfenniger a written proposal to acquire Continucare for total cash consideration of $343.6 million, or $5.50 per share in cash. No financing contingency was included with this proposal, however Party A required, before entering into a transaction with Continucare, that Continucare seek the consent of Continucare’s major third-party payors to such a transaction. Also, Party A requested, as a condition to completing a transaction, that key executives enter into agreements that included five-year non-competition and non-solicitation restrictions.

On March 21, 2011, Continucare held a board meeting for the purpose of reviewing and discussing the proposals of Metropolitan and Party A. Akerman Senterfitt reviewed the board’s fiduciary obligation in connection with a sale transaction, but also pointed out that no determination had yet been made that the company was for sale. UBS reviewed the material financial terms of both proposals as set forth above. The board directed management, with the assistance of UBS, to engage in a dialogue with Metropolitan and Party A, with the objective of improving their respective proposals.

The board, with the assistance of management and Continucare’s advisors, also considered whether it should contact other potential parties at this point. After discussion, the board determined this would not be an advisable course of action because: (1) no determination had been made by the board that the company was for sale; (2) approaching third parties could result in rumors that could be disruptive to the business, with respect to Continucare’s existing payor relationships, and employees, and could chill further discussion with Metropolitan and Party A before the board had determined that Continucare was for sale, and (3) few parties were considered as potentially interested in acquiring Continucare. The board concluded that a private equity fund would likely not have an interest in acquiring Continucare given the fact that, using the Metropolitan term sheet as a benchmark, the internal rate of return of Continucare on a stand-alone basis would fall below the threshold projected return normally required by private equity funds. The board also determined that approaching potential strategic acquirors that were either third-party payors or hospital systems could significantly and adversely impact Continucare’s business relationships with its current payors that might view such a combination as a threat to their interests.

After the meeting, Mr. Pfenniger contacted both Metropolitan and Party A, advising each that the Continucare Board did not consider Continucare to be for sale at this time and their respective proposals did not cause the Continucare Board to consider a sale of Continucare as such proposals did not in the Continucare’s board view represent a fair price to its shareholders. Mr. Pfenniger also advised each party that Continucare had one other potential suitor that had made a proposal to Continucare, without identifying the other suitor.

On March 31, 2011, a telephonic meeting was held between Continucare and Metropolitan. Mr. Fernandez and UBS represented Continucare and Mr. Earley, Mr. Sabo, and representatives from Morgan Joseph TriArtisan represented Metropolitan. The parties discussed Metropolitan’s financing plan and reviewed Continucare’s further updated three-year financial forecast, which had been previously prepared by Continucare’s management to conform to Metropolitan’s years ending December 31, 2011, 2012, and 2013. These updated forecasts were provided to Metropolitan’s management and Morgan Joseph TriArtisan on March 29, 2011.

In early April 2011, in anticipation of possible due diligence requests, Continucare began assembling an electronic data room.

On April 7, 2011, in accordance with the directive of the Continucare Board, Morgan Joseph TriArtisan was provided with additional financial information prepared by Continucare’s management reflecting the estimated impact of the Center for Medicare and Medicaid Service’s (“CMS”) April 4, 2011 announcement of final Medicare Advantage capitation rates for 2012. Continucare reviewed the 2012 rates for each of its counties of operation against those included in the forecast Continucare had provided to Metropolitan on March 29, 2011 and estimated the impact of the rate variances on Continucare’s forecasted EBITDA to conform to Metropolitan’s years ending December 31, 2012 and 2013.

On April 14, 2011, Metropolitan presented Continucare with a revised term sheet, which reflected an increased purchase price of $6.25 per share in cash. The revised proposal remained subject to a financing condition. Metropolitan followed up this proposal on April 22, 2011 with an updated financing plan and confirmed it had no financing commitment letter at that time.

On April 25, 2011, representatives of Party A contacted Mr. Pfenniger and UBS to discuss Party A’s continued interest in pursuing a strategic transaction with Continucare. During these conversations, Party A advised that it was prepared to propose a purchase price range of between $6.00 and $6.50 per outstanding share of Continucare common stock, but confirmed that the specific price would be at neither the upper nor lower end of such range.

On May 4, 2011, Continucare held a board meeting for the purpose of reviewing and discussing the revised proposals of Metropolitan and Party A. After reviewing Metropolitan’s written proposal and Party A’s verbal response, the board discussed its primary concerns with both proposals. Although the pricing terms of both proposals had increased, the board wanted better clarity as to the specific price Party A was prepared to offer and also wanted to confirm whether the current proposals of both parties reflected each party’s respective best offer. The board noted that while Metropolitan’s proposal remained subject to a financing condition, Metropolitan had advised UBS of its belief that it was two to three weeks away from securing a financing commitment. With respect to Party A, the proposal continued to include a request that Continucare approach its largest third-party payors, including its largest third-party payor, to seek each such payor’s consent to a business combination between Continucare and Party A, and the board recognized the possibility of an unfavorable response from such third-party payors and potential chilling effect on Continucare’s ongoing relationship with such third-party payors. Party A’s proposal also continued to include a requirement, as condition to completing a transaction, that key executives of Continucare enter into agreements including five-year non-competition and non-solicitation restrictions. The board was concerned that these conditions presented significant risks to the completion of a transaction. The board also reaffirmed its prior decision that no determination to sell Continucare had been made, and that it was not an advisable course of action to contact other parties at this time for the reasons previously discussed at the March 21st meeting. After discussion of both proposals, the board directed management, with the assistance of UBS, to approach Metropolitan and Party A with the objective of seeking clarification as to each of the foregoing matters.

After the meeting, in accordance with the board’s directives, Continucare’s management and UBS contacted Metropolitan and Party A to advise both parties of the Continucare Board’s reaffirmation that it had not yet determined that Continucare was for sale and express the Continucare Board’s concerns described above regarding each party’s respective proposal. On May 6, 2011, Party A advised UBS that it was terminating discussions regarding a potential transaction with Continucare citing its renewed emphasis on other priorities.

On May 6, 2011, a representative of Morgan Joseph TriArtisan indicated to UBS that Metropolitan remained interested in pursuing a strategic transaction with Continucare and would submit a revised term sheet by May 20, 2011, which term sheet would include Metropolitan’s proposed financing sources.

On May 9, 2011, the Metropolitan Board held a meeting, with representatives from Morgan Joseph TriArtisan and Greenberg Traurig participating, to discuss the status of the discussions with Continucare, as well as the status of discussions with various potential financing sources.

On May 10, 2011, Continucare provided Metropolitan with access to its data room for purposes of legal and business due diligence.

On May 16, 2011, Continucare, Metropolitan, and their respective financial advisors held a meeting with GE Healthcare Financial Services, Inc., or “GE Healthcare,” Metropolitan’s prospective lead lender, to discuss the financing of the proposed merger and to enable GE Healthcare to perform initial due diligence.

On May 17, 2011, Continucare’s management, at the request of Metropolitan’s management, provided to Metropolitan an additional two years of financial forecasts, prepared by Continucare to conform to Metropolitan’s years ending December 31, 2014 and 2015.

On May 19, 2011, the Metropolitan Board held a meeting, with representatives from Morgan Joseph TriArtisan and Greenberg Traurig participating, to discuss the status of the discussions with Continucare and various potential financing sources, including the material terms of a revised proposal being prepared by Metropolitan’s management.

On May 20, 2011, Mr. Earley contacted Mr. Pfenniger to advise that Metropolitan continued working on its proposal and expected to deliver it in a few more days.

On May 24, 2011, the Metropolitan Board held a meeting, with representatives from Morgan Joseph TriArtisan and Greenberg Traurig participating, to discuss the status of the discussions with Continucare and potential financing sources, including Metropolitan’s submission of a revised term sheet to Continucare. After discussing the material terms that would be included in such a revised term sheet with representatives from Morgan Joseph TriArtisan and Greenberg Traurig, Metropolitan’s board directed management to continue its negotiations with Continucare, including the submission of a revised proposal having terms consistent with those discussed at the meeting.

On May 24, 2011, Metropolitan submitted a revised term sheet at a purchase price of $6.35 per share, consisting of $6.10 per share in cash and $0.25 per share in Metropolitan stock. Although the term sheet continued to include a financing condition, the proposal package included a “highly confident” financing letter from GE Healthcare supporting Metropolitan’s revised bid, an indicative summary of terms with respect to the proposed financing from GE Healthcare and a financing plan indicating that Metropolitan expected to be in a position to enter into a financing commitment letter simultaneous with the parties’ execution of a definitive merger agreement. The indicative summary of terms contemplated up to a $355 million credit facility consisting of a $240 million senior term loan, a $90 million second-lien term loan and a $25 million revolving credit facility. The availability of such leverage amounts was expected to be subject to Metropolitan and Continucare collectively generating certain targeted amounts of earnings before interest, taxes, depreciation and amortization in the twelve-month period preceding the merger. The term sheet also included a request that the parties enter into an exclusivity agreement of not less than 60 days and an automatic extension of 10 additional days if either party reasonably believed that definitive transaction documents could be completed during such an extension.

On May 24, 2011, Mr. Pfenniger advised Mr. Earley that he believed the lower cash amount in the revised proposal would likely not be viewed favorably by the Continucare Board.

During the next three days, Continucare, Metropolitan, and their respective legal and financial advisors discussed Metropolitan’s term sheet, primarily focusing on (i) price, to determine whether the May 24th term sheet represented Metropolitan’s best offer, and (ii) the exclusivity provisions, the proposed terms of which were not acceptable to Continucare. On May 27, 2011, Metropolitan revised its May 24th term sheet further to provide for a proposed purchase price of $6.45 per share, consisting of $6.25 per share in cash and $0.20 per share in Metropolitan stock. Metropolitan subsequently agreed to Continucare’s request that exclusivity be a 14-day exclusivity period with two automatic, seven-day extension periods if either party provided written notice that negotiations could be advanced during such extensions. The May 27th Metropolitan term sheet expressly provided that it was not intended to create a legally binding agreement.

On June 1, 2011, the Metropolitan Board held a meeting, with representatives from Morgan Joseph TriArtisan and Greenberg Traurig participating, to discuss the status of the discussions with Continucare and potential financing sources, including the May 27th term sheet. After considering a broad range of strategic and financial factors, including the potential benefits and risks of the proposed merger, Metropolitan’s board asked management to inform Continucare of Metropolitan’s willingness to seek to negotiate a merger agreement consistent with the terms and conditions set forth in the May 27th term sheet.

On June 2, 2011, Continucare held a board meeting for the purpose of reviewing and discussing Metropolitan’s May 27th term sheet. In light of the progress in negotiations with Metropolitan, the Continucare Board authorized management to enter into an exclusivity agreement with Metropolitan and directed management, with the assistance of Continucare’s advisors, to negotiate definitive documentation in respect of a transaction with Metropolitan based on Metropolitan’s May 27th term sheet.

On June 2, 2011, Continucare and Metropolitan entered into an exclusivity agreement whereby Continucare agreed that neither it nor its representatives would solicit offers from, participate in any discussions with, furnish any information to or cooperate in any way with any person regarding a potential acquisition of Continucare. The agreement provided for a 14-day term, starting on June 2 and ending on June 16, 2011. The agreement provided for two extension periods of 7 days each, upon written notice from either party that it reasonably believed that the negotiations and/or drafting of a definitive agreement with respect to a proposed transaction could be advanced during such extension period. During the extension periods, Continucare was permitted to enter into discussions with an unsolicited bidder that had not previously contacted Continucare, if the Continucare Board determined in good faith that the unsolicited bid could be superior to Metropolitan’s offer.

On June 7, 2011, Metropolitan’s outside legal counsel, Greenberg Traurig, circulated a draft merger agreement and, during the following several weeks, representatives of each parties’ management teams and advisors met, conducted due diligence, and continued negotiations of the merger agreement and related documents based on Metropolitan’s May 27th term sheet.

On June 7, 2011, Metropolitan entered into an engagement letter (the “GE Engagement Letter”) with GE Healthcare pursuant to which Metropolitan retained GE Healthcare and GE Capital Markets, Inc. on an exclusive basis, with GE Capital Markets, Inc. as sole lead underwriter, sole lead arranger, and sole book runner, in connection a fully underwritten commitment on specified terms and conditions.

On June 7, 2011, Mr. Earley and Mr. Sabo met with Mr. Pfenniger to discuss current business development activities underway at Continucare. Following this meeting, Mr. Earley and Mr. Pfenniger discussed the willingness and availability of certain Continucare executives to participate in post-closing transitional roles. It was noted that Continucare’s executives did not have employment contracts with the company. Mr. Pfenniger indicated that he believed certain executives may be willing to continue their employment following completion of the proposed merger or otherwise assist with transitional matters on some basis, but no specifics were discussed. There was then a general, non-employee specific discussion about severance arrangements for any Continucare employees that might be terminated as a result of the merger. Mr. Earley then suggested that a follow-on meeting be held to discuss Continucare’s organization chart, which discussion would focus on key management members.

On June 14, 2011, Metropolitan and Continucare, by a letter agreement, confirmed the effectiveness of their original confidentiality agreement and permitted GE Healthcare and its affiliates to disclose to a limited number of potential lenders certain information about the proposed merger.

On June 14, 2011, the Metropolitan Board held a meeting, with representatives from Morgan Joseph TriArtisan and Greenberg Traurig participating, to discuss the status of the proposed transaction, including the status of the negotiations with respect to the merger agreement, the voting agreement, the proposed financing commitment and transition planning. The Metropolitan Board reviewed with Morgan Joseph TriArtisan and Greenberg Traurig the material terms of the GE Engagement Letter and the commitment letter terms contemplated therein. With respect to the merger agreement, Greenberg Traurig reported that the most material business terms of the May 27th Metropolitan term sheet had already been incorporated into the merger agreement. The Metropolitan Board reviewed with Morgan Joseph TriArtisan the financial aspects of the proposed transaction and Morgan Joseph TriArtisan then described the types of financial analyses it expected to prepare and use as the basis for its fairness opinion.

On June 16, 2011, Metropolitan’s legal counsel provided a draft voting agreement, the primary purpose of which was to secure the agreement of Dr. Frost and certain entities related to Dr. Frost to vote their shares of Continucare common stock (representing approximately 43% of all Continucare shares eligible to vote) in favor of the merger agreement at the Continucare special meeting. Over the next couple of weeks, the parties negotiated the terms of the voting agreement with Dr. Frost.

On June 17, 2011, Continucare’s management provided to Metropolitan financial forecasts for the quarterly periods ending September 30, 2011 and December 31, 2011, which information substantively conformed with the calendar year forecasts provided to Metropolitan on March 29, 2011.

On June 19, 2011, Continucare’s management provided to Metropolitan historical financial information related to an anticipated immaterial acquisition by Continucare and discussed with Metropolitan the potential opportunities resulting from such acquisition.

On June 20, 2011, Mr. Earley and Dr. Guethon met with Mr. Pfenniger and Mrs. Rosello in the Miami offices of Morgan Joseph TriArtisan to discuss Continucare’s key management personnel. No other matters were discussed at this meeting.

On June 23, 2011, Continucare’s board held a meeting to review progress of the potential transaction with Metropolitan to date. Akerman Senterfitt advised that the merger agreement was substantively complete with respect to all business terms, reflected in Metropolitan’s May 27th term sheet and reviewed with the board the material provisions of the proposed merger agreement, a copy of which is included as Annex A to this proxy statement/prospectus. Also, at this meeting, both UBS and BRAI reviewed with the Continucare Board financial aspects of the transaction. The board adjourned the meeting with members of the board agreeing to meet during the weekend to consider final approval of the merger and merger agreement.

On June 24, 2011, Continucare’s legal counsel circulated to Metropolitan’s outside legal counsel draft change in control and severance agreements between Metropolitan and Messrs. Pfenniger and Fernandez. Over the next three days, Metropolitan’s management team and outside legal counsel had discussions with Mr. Pfenniger, Mr. Fernandez, and Continucare’s legal counsel regarding the terms of the separation agreements. See “Agreements with Executive Officers.”

On June 25, 2011 and June 26, 2011, Metropolitan’s outside legal counsel circulated to Continucare’s outside legal counsel drafts of the proposed commitment letter between General Electric Capital Corporation, GE Capital Markets, Inc. and Metropolitan.

On June 26, 2011, the Metropolitan Board held a meeting, with representatives of Greenberg Traurig and Morgan Joseph TriArtisan participating, to discuss the proposed merger and related financing. At the meeting, the Metropolitan Board discussed and approved an amendment to the terms of Metropolitan’s engagement with Morgan Joseph TriArtisan based on its experience and reputation in the healthcare industry, and its knowledge of the business and affairs of Metropolitan. After the board reviewed the perceived strategic advantages and disadvantages to the proposed merger and related transactions, representatives of management, and Greenberg Traurig reported that the merger agreement, commitment letter, voting agreement and severance agreements, copies of which were provided to the directors in anticipation of the meeting were in a form that had been agreed to by both parties. The board reviewed with management and Greenberg Traurig the merger-related documents, including the limited differences between the various merger-related documents and material business terms contained in Metropolitan’s May 27th proposal and the GE Engagement Letter. Morgan Joseph TriArtisan delivered to the board its oral opinion (subsequently confirmed in writing on June 26, 2011) to the effect that, as of June 26, 2011 and based on and subject to various assumptions, matters considered and limitations described in its opinion, the consideration to be paid by Metropolitan in the proposed transaction was fair, from a financial point of view and as of the date of the opinion, to Metropolitan. After detailed discussions with Metropolitan’s legal counsel and financial advisors regarding the terms of the proposed transaction, the potential risks associated with the transaction and the anticipated benefits of the transaction (including those discussed in “Metropolitan’s Reasons for the Merger”), and after considering resolutions that had been circulated to the board in anticipation of the meeting, the Metropolitan Board determined that the merger was advisable and in the best interest of Metropolitan and its shareholders and approved of the merger and the merger agreement, the commitment letter, the voting agreement and the separation agreements.

Also on June 26, 2011, the Continucare Board held a telephonic meeting to review progress of the potential transaction with Metropolitan since the June 23rd meeting. Mr. Pfenniger was advised that the board of Metropolitan had met earlier that day and approved the merger of Metropolitan and Continucare in accordance with the terms of the merger agreement reviewed by the board at its June 23rd meeting. The board discussed the terms of Metropolitan’s financing and was informed that a financing commitment letter had been or was expected to be executed between Metropolitan and its lenders. Next, Akerman Senterfitt advised that final terms of the merger agreement had been agreed to by both parties and that no material business points in the deal had changed from the prior draft delivered to the board and discussed at the June 23rd meeting. Also at this meeting, UBS reviewed with Continucare’s board of directors UBS’ financial analysis of the merger consideration and delivered to Continucare’s board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 26, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the per share consideration to be received in the merger by holders of Continucare common stock, other than certain excluded holders, was fair, from a financial point of view, to such holders.

Next, BRAI discussed its formal opinion, which was delivered verbally, but would be confirmed in writing by a letter dated June 26, 2011, to the effect that the aggregate merger consideration to be received by the holders of the Continucare’s common stock was fair, as of June 26, 2011, and based on and subject to various assumptions, matters considered and limitations described in its opinion, from a financial point of view, to such holders.

The Continucare Board next considered resolutions that had previously been provided to the board regarding approval of the merger and the merger agreement, and all necessary and appropriate actions relating to the completion of the merger. After discussion of the resolutions and the matters under consideration, the board approved the merger and the merger agreement.

On the evening of June 26, 2011, the merger agreement was executed by Metropolitan and Continucare, the commitment letter was executed by General Electric Capital Corporation, GE Capital Markets, Inc. and Metropolitan, the voting agreement was executed by Metropolitan, Dr. Frost and his affiliated entities, and the separation agreements were executed by Metropolitan and the applicable executives of Continucare.

On June 27, 2011, prior to the commencement of trading on the NYSE, Metropolitan and Continucare issued a joint press release announcing the signing of the merger agreement and held a conference call to discuss the transaction.

On July 1, 2011, a putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Kathryn Karnell, Trustee and the Aaron and Kathryn Karnell Revocable Trust U/A Dtd 4/9/09 against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary. Also on July 1, 2011, a second putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Steven L. Fuller against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary. On July 6, 2011, a third putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Hilary Kramer against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary. On July 12, 2011, a fourth putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Jamie Suprina against Continucare, the members of the Continucare board of directors, individually, Metropolitan, and the merger subsidiary. Each of these suits seeks to enjoin the proposed transaction between Continucare and Metropolitan, as well as attorneys’ fees. The Fuller, Kramer, and Suprina suits also seek rescissory and other money damages.

Continucare’s Reasons for the Merger

At a meeting on June 26, 2011, after careful consideration, the Continucare Board unanimously determined that the merger is fair to, and in the best interests of, Continucare and its shareholders and approved and declared advisable the merger agreement, the merger and other transactions contemplated by the merger agreement. The Continucare Board resolved that the merger agreement be submitted for consideration by the Continucare shareholders at a special meeting of its shareholders, and recommended that the Continucare shareholders vote “FOR” the approval of the merger agreement. The merger agreement was finalized and executed on behalf of Continucare on June 26, 2011.

In evaluating the merger agreement and the merger, the Continucare Board consulted with certain members of Continucare’s senior management and Continucare’s legal and financial advisors and reviewed a significant amount of information and considered a number of factors, including the material factors discussed below, which factors are not presented in any relative order of importance.

Strategic Considerations

The Continucare Board considered the following strategic advantages of a merger in comparison to a stand-alone strategy:

•	Continucare’s prospects and potential future financial performance as an independent company and as a combined company;

•	Continucare’s ability to compete with its current and potential future competitors within its markets, including its ability to compete with larger companies that may have significantly greater resources or market presence;

•	the concern of Continucare’s management and board that the value of Continucare’s stock reflected continuing concern over healthcare reform legislation and Medicare regulations, despite Continucare’s long-term record of continuous improvement in year-over-year and quarter-over-quarter financial results;

•	the view of Continucare’s management, based on due diligence and discussions with Metropolitan’s management, that Continucare and Metropolitan share complementary core values with respect to integrity, safety standards and practices, community development, participation in government affairs, and customer satisfaction;

•	its knowledge of Continucare’s business, operations, financial condition, earnings and prospects and of Metropolitan’s business, operations, financial condition, earnings and prospects, taking into account the results of Continucare’s due diligence review of Metropolitan;

•	its knowledge of the current environment of the healthcare industry, including economic conditions, the potential for changing laws and regulations, current financial market conditions and the possible effects of these factors on Continucare’s and Metropolitan’s potential growth, development, productivity and strategic options;

•	the expectations of Continucare’s management regarding synergies that are anticipated to result in cost savings through administrative, sales, purchasing of goods and services and operating synergies;

•	the possibility, as alternatives to the merger, of continuing to pursue Continucare’s business strategy and growth opportunities, and the Continucare Board’s conclusion that a merger with Metropolitan could potentially yield greater benefits for Continucare and its shareholders. The Continucare Board reached this conclusion for reasons including Metropolitan’s interest in pursuing a transaction with Continucare and Continucare’s view that the transaction could be acceptably completed from a timing, financing, and regulatory standpoint; and

•	information concerning the financial conditions, results of operation, prospects and businesses of Continucare and Metropolitan, including the respective companies’ reserves, cash flows from operations, recent performance of common shares and the ratio of per share prices over various periods.

Financial Considerations

The Continucare Board considered financial aspects of the merger including, the following factors:

•	the financial terms of the merger, including:

–	the fact that the $6.45 per share implied value of the merger consideration (based on the closing price of Metropolitan common stock on June 24, 2011 of $4.88 per share) represents a premium of approximately (i) 35.2% over the $4.77 per share closing price of Continucare common stock on June 24, 2011, the last trading day prior to the public announcement of the merger agreement, (ii) 32.7% over Continucare’s three-month average daily closing price of $4.86 per share ended on June 24, 2011, and (iii) 33.2% over Continucare’s six-month average daily closing price of $4.84 per share ended on June 24, 2011;

–	that a fixed ratio for the stock component of the merger consideration provides Continucare shareholders the opportunity to benefit from any increase in the trading price of Metropolitan common stock between the announcement of the merger agreement and the completion of the merger;

•	the opinion of UBS, dated June 26, 2011, to Continucare’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the per share consideration to be received in the merger by holders of Continucare common stock (other than excluded holders), as more fully described below under the caption “Opinions of Continucare’s Financial Advisors — UBS Securities LLC;” and

•	the opinion of BRAI, dated June 26, 2011, to the Continucare Board to the effect that, based on and subject to the various factors, assumptions and limitations described in its opinion, the merger consideration to be received by the shareholders of Continucare in the merger was fair, from a financial point of view, to such shareholders, as more fully described below in “— Opinions of Continucare’s Financial Advisors — Barrington Research Associates, Inc.”

Other Considerations

The Continucare Board also considered the following factors:

•	the fact that the cash portion of the merger consideration will provide Continucare shareholders with immediate value in cash for their shares, and that the Metropolitan common stock issued to Continucare shareholders will be registered, and can be freely traded after issuance;

•	that the merger consideration would enable Continucare shareholders to own approximately 5.8% of the outstanding stock of Metropolitan, which will provide such shareholders the opportunity to participate in any future earnings or growth of Metropolitan and future appreciation in the value of Metropolitan common stock following the merger should such shareholders determine to retain the Metropolitan common stock payable in the merger;

•	the judgment of the Continucare Board of directors that continuing discussions with Metropolitan or soliciting interest from other third parties would be unlikely to lead to a better offer and could lead to the loss of Metropolitan’s proposed offer;

•	the concern that soliciting interest from other parties could elicit an adverse response from Continucare’s third-party payors, including the largest such payor, and the potential chilling effect on Continucare’s ongoing relationship with such third-party payors;

•	the structure of the merger and the terms and conditions of the merger agreement, including the following:

–	the limited conditions to the parties’ obligations to complete the merger and the probability that such conditions would be satisfied, including in light of the parties’ agreement to use reasonable best efforts, as more fully described below in “The Merger Agreement — Covenants and Agreements — Reasonable Best Efforts; Covenants and Agreements;”

–	the provisions that allow Continucare, under certain circumstances, to engage in negotiations with, and provide information to, third parties, prior to the approval of the merger agreement by its shareholders, in response to an unsolicited takeover proposal that Continucare’s board of directors determines in good faith, after consultation with outside legal and financial advisors, constitutes or would reasonably be expected to lead to a superior proposal (as defined below);

–	the provisions that allow Continucare, under certain circumstances, to terminate the merger agreement prior to the approval of the merger agreement by its shareholders, in order to enter into an alternative transaction in response to an unsolicited takeover proposal that Continucare’s board of directors determines in good faith, after consultation with outside legal and financial advisors, constitutes a superior proposal (as defined below);

–	the fact that the termination date under the merger agreement allows for time that is expected to be sufficient to complete the merger;

–	the fact that there is a date certain for terminating the transaction if the merger has not been consummated;

–	the ability of Continucare to obtain a termination fee of $12 million from Metropolitan if the merger is not consummated for certain reasons as more fully described below in “The Merger Agreement — Termination Fees and Expenses;”

–	the level of effort that Metropolitan must use under the merger agreement to obtain the proceeds of the financing under the terms and conditions described in the debt commitment letter, including using its reasonable best efforts to enforce its rights under the debt commitment letter; and

•	the likelihood that the merger would be completed based on, among other things, the receipt of an executed debt commitment letter from the debt commitment party for the merger, and the terms of the debt commitment letter and the reputation of the debt commitment party, which, in the reasonable judgment of the Continucare Board, increases the likelihood of such financing being completed.

Consideration of Risks and Other Potentially Negative Factors

The Continucare Board also considered the following risks and other potentially negative factors of a merger with Metropolitan

•	the risks and contingencies relating to the announcement and pendency of the merger and the risks and costs to Continucare if the merger does not close timely or does not close at all, including the impact on Continucare’s relationships with employees and with third parties;

•	the risk of diverting management focus, employee attention and resources from other strategic opportunities and from operational matters while working to complete the merger;

•	the fact that Continucare shareholders will have a significantly smaller ongoing equity participation in Metropolitan (and, as a result, a smaller opportunity to participate in any future earnings or growth of Metropolitan and future appreciation in the value of Metropolitan common stock following the merger) than they currently have in Continucare;

•	the fact that a fixed Continucare exchange ratio means that Continucare shareholders could be adversely affected by a decrease in the trading price of Metropolitan common stock between the announcement of the merger agreement and the completion of the merger;

•	the challenges of combining the businesses, policies, processes, systems, operations and workforces of Metropolitan and Continucare and realizing the anticipated cost savings and operating synergies;

•	the risk that the parties may incur significant costs and unexpected delays resulting from seeking governmental consents and approvals necessary for completion of the merger;

•	the fact that, while Continucare expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement (including the condition that the parties obtain all required regulatory approvals) will be satisfied, and, as a result, the merger may not be consummated;

•	the risk that Metropolitan may not be able to obtain the financing contemplated by the debt commitment letter;

•	the fact that the merger consideration would be taxable to Continucare shareholders that are U.S. holders for U.S. federal income tax purposes;

•	the fact that Continucare’s directors and executive officers have interests in the merger that are different from, or in addition to, the Continucare shareholders, as described below in “— Interests of Continucare Directors and Executive Officers in the Merger;”

•	the terms and conditions of the merger agreement, including:

–	that Continucare generally conduct its business only in the ordinary course and that Continucare is subject to a variety of other restrictions on the conduct of its business prior to the completion of the merger, any of which may delay or prevent Continucare from pursuing business opportunities that may arise or may delay or preclude Continucare from taking actions that would be advisable if it were to remain an independent company;

–	the non-solicitation covenants and the requirement that Continucare must pay to Metropolitan a termination fee of $12 million if the merger agreement is terminated under circumstances specified in the merger agreement, as described below in “The Merger Agreement — Termination Fees and Expenses;” and

•	the risks described in the section titled “Risk Factors.”

Recommendations of the Continucare Board

In view of the number and wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Continucare Board did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In addition, the Continucare Board did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to the Continucare Board ultimate determination or assign any particular weight to any factor, but conducted an overall review of the factors described above, including discussions with Continucare’s management and legal and financial advisors. In considering the factors described above, individual members of the Continucare Board may have given different weight to different factors.

The Continucare Board considered all these factors together and considered them in their totality to be favorable to, and to support, its determination to approve the merger and the merger agreement and recommend approval by Continucare shareholders of the merger agreement.

The Continucare Board unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

The Continucare shareholders should be aware that Continucare’s directors and executive officers have interests in the merger that are different from, or in addition to, the Continucare shareholders. The Continucare Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the Continucare shareholders, as described below in “— Interests of Continucare Directors and Executive Officers in the Merger.”

Continucare Forecasts Reviewed by the Continucare Board

Continucare does not as a matter of course publicly disclose forecasts as to future performance, earnings, or other results. In connection with discussions concerning the proposed merger transaction, the management of Continucare prepared and furnished to the Continucare Board and Continucare’s financial advisors the financial forecasts set forth below as the “CNU Base Forecast.” Also, the management of Continucare prepared two sensitivity cases (set forth below as “Sensitivity Case 1” and “Sensitivity Case 2”), which management directed UBS and BRAI to use, in addition to the CNU Base Forecast, in connection with their respective opinions, as described below in — “Opinions of Continucare’s Financial Advisors.” The sensitivity cases recognize the risks and uncertainties inherent in any long-term forecast, and in particular, a long-term forecast relating to the health care industry, and the potential impact of such risks and uncertainties on the assumptions underlying the CNU Base Forecast. The sensitivity cases were prepared by Continucare to provide Continucare’s board with a range of possible financial results for purposes of evaluating the proposed transaction. None of the CNU Base Forecast, sensitivity cases, or the calendar year forecasts provided to Metropolitan’s management or advisors include transaction-related expenses that Continucare expects to incur in connection with the proposed merger transaction with Metropolitan that is the subject of this proxy statement/prospectus.

The inclusion of financial forecasts in this proxy statement/prospectus should not be regarded as an indication that Continucare or its board considered, or now considers, these forecasts to be material to a shareholder or necessarily predictive of actual future performance, earnings, or results. You should not place undue reliance on the financial forecasts contained in this proxy statement/prospectus. Please read carefully “— Important Information about the Financial Forecasts” below.

The CNU Base Forecast is based upon management’s evaluation of macroeconomic trends as well as industry and company-specific economic trends, and the impact of these trends primarily on Medicare and Medicaid revenue and medical claims expenses, which together represent approximately 94% and 99% of Continucare’s total revenue and medical claims expenses, respectively. In developing the CNU Base Forecast, management also considered the potential impact of recent healthcare reform and legislation, which management assumes will have a net positive affect on projected Medicare Per Member Per Month (“PMPM”) premiums.

The CNU Base Forecast represents the financial objectives toward which Continucare is managing its business, based on and assuming a continuing favorable economic environment and the continued effective and efficient management of the company’s business, as well as consistency in health and well-being related trends. Sensitivity Case 1 and Sensitivity Case 2 recognize the possibility of less favorable economic conditions and the financial assumptions are adjusted accordingly, however neither of the sensitivity cases addresses all of the financial or operational risks to which Continucare is or may be subject.

The key assumptions in the financial forecasts primarily address Medicare PMPM premiums and Medicare PMPM medical claims expenses as well as projected Medicare membership growth rates because approximately 87% of the company’s revenue and approximately 90% of the company’s medical claims expenses in fiscal year 2011 were generated by Medicare patients. For purposes of the CNU Base Forecast, Medicare PMPM premiums are projected to increase at an average annual growth rate of approximately 5% based on projected increases in Medicare benchmark rates and Medicare risk adjustment scores.

For purposes of the CNU Base Forecast, Medicare PMPM medical claims expenses are projected to increase at an average annual rate of approximately 5% based on (1) projected inflationary trends in the heath care industry of approximately 3.5% annually, which management believes is consistent with historical and expected inflationary trends, and (2) the effect of projected enhanced benefits, typically resulting from increased competition among providers, that may be offered by our HMO affiliates. Projected increases in other operating expenses are primarily based on historical trends.

	CNU Base Forecast
	Fiscal Year Ended June 30,
(Dollars in millions, except per share data)	2011E	2012E	2013E	2014E	2015E	2016E

Total Revenue	$333	$383	$416	$447	$472	$493
% Growth	7.3	14.8	8.8	7.5	5.5	4.4
Total Medical Claims Expense	$215	$248	$272	$295	$313	$328
% Growth	3.1	15.4	9.6	8.3	6.0	4.7
EBITDA(1)	$45	$57	$64	$68	$72	$75
% Margin	13.5	14.9	15.3	15.2	15.2	15.1
Diluted Earnings per Share (EPS)	$0.42	$0.52	$0.58	$0.62	$0.66	$0.68
% EPS Growth	16.7	23.8	11.5	6.9	6.5	3.0

(1)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization.

For purposes of Sensitivity Case 1, management assumes no change in projected revenue from the CNU Base Forecast, but assumes a greater increase in Medicare PMPM medical claims expenses due mainly to the effect of a greater degree of projected enhancements in benefits offered by our HMO affiliates. As a result, for purposes of Sensitivity Case 1, Medicare PMPM medical claims expenses are projected to increase at an average annual rate of approximately 6%.

	Sensitivity Case 1
	Fiscal Year Ended June 30,
(Dollars in millions, except per share data)	2011E	2012E	2013E	2014E	2015E	2016E

Total Revenue	$333	$383	$416	$447	$472	$493
% Growth	7.3	14.8	8.8	7.5	5.5	4.4
Total Medical Claims Expense	$215	$252	$278	$303	$324	$342
% Growth	3.1	16.8	10.3	9.2	6.9	5.6
EBITDA(1)	$45	$54	$58	$60	$61	$60
% Margin	13.5	14.1	14.0	13.4	12.8	12.2
Diluted Earnings per Share (EPS)	$0.42	$0.49	$0.53	$0.54	$0.55	$0.54
% EPS Growth	16.7	16.7	8.2	1.9	1.9	(1.8)

(1)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization.

For purposes of Sensitivity Case 2, management assumes lower revenue growth from 2013 through 2016 based primarily on projected lower rates of increases in Medicare risk adjustment scores, which could result from an improvement in the overall health status of our Medicare patient mix, and a slightly greater Medicare PMPM medical claims expense increase (as compared to Sensitivity Case 1) due mainly to the effect of a greater degree of projected enhancements in benefits offered by our HMO affiliates. As a result of the changes, Medicare PMPM premiums and Medicare PMPM medical claims expenses are projected to increase at an annual rate of approximately 4% and 6%, respectively.

	Sensitivity Case 2
	Fiscal Year Ended June 30,
(Dollars in millions, except per share data)	2011E	2012E	2013E	2014E	2015E	2016E

Total Revenue	$333	$383	$415	$444	$465	$482
% Growth	7.3	14.8	8.6	6.8	4.7	3.7
Total Medical Claims Expense	$215	$253	$280	$305	$326	$343
% Growth	3.1	17.7	10.3	9.1	6.8	5.5
EBITDA(1)	$45	$52	$56	$55	$51	$48
% Margin	13.5	13.6	13.4	12.3	11.1	10.0
Diluted Earnings per Share (EPS)	$0.42	$0.47	$0.50	$0.49	$0.46	$0.43
% EPS Growth	16.7	11.9	6.4	(2.0)	(6.1)	(6.5)

(1)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization.

Important Information about the Financial Forecasts

While the financial forecasts summarized above were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described in “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of Continucare and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those presented in the financial forecasts, even if the merger is not completed. Such financial forecasts cannot, therefore, be considered necessarily predictive of actual future operating results, and this information should not be relied on as such.

The financial forecasts summarized in this section were prepared solely for the internal use of the management, boards of directors, and financial advisors and were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or U.S. generally accepted accounting principles. In the view of Continucare’s management, the financial forecasts prepared by Continucare were prepared on a reasonable basis. However, the financial forecasts are not fact and should not be relied upon as being indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on this information. None of the financial forecasts reflect any impact of the proposed merger.

The Continucare financial forecasts included in this proxy statement/prospectus were prepared by and are the responsibility of the management of Continucare, as indicated. Ernst & Young LLP, Continucare’s independent registered public accountant, has not examined, compiled, or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, Ernst & Young LLP has not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The reports of Ernst & Young LLP incorporated by reference in this proxy statement/prospectus relate to Continucare’s historical financial information. These reports do not extend to the financial forecasts and should not be read to do so.

By including in this proxy statement/prospectus a summary of certain Continucare financial forecasts, neither Continucare nor any of its representatives has made or makes any representation to any shareholder regarding the ultimate performance of Continucare compared to the information contained in the financial forecasts. The financial forecasts were prepared by Continucare’s management in connection with Continucare’s evaluation and review of the proposed merger and were used, at the direction of Continucare’s management, by Continucare’s financial advisors in connection with their respective opinions. The forecasts should not be used or relied on for any other purpose. The financial forecasts have not been updated by Continucare to reflect any changes since their preparation. Neither Continucare nor, following the merger, the combined company undertakes any obligation, except as required by law, to update or otherwise revise the financial forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The summary of the financial forecasts is not included in this proxy statement/prospectus for the purpose of inducing any shareholder to vote in favor of either of the proposals to be voted on at the special meeting, as described in this proxy statement/prospectus.

Opinions of Continucare’s Financial Advisors

UBS Securities LLC

On June 26, 2011, at a meeting of Continucare’s board of directors held to evaluate the proposed merger, UBS delivered to Continucare’s board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 26, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the per share consideration to be received in the merger by holders of Continucare common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Annex B and is incorporated into this proxy statement/prospectus by reference. Holders of Continucare common stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of Continucare’s board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the merger. The opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Continucare or Continucare’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any shareholder as to how to vote or act with respect to the merger. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to Continucare and Metropolitan;

•	reviewed certain internal financial information and other data relating to Continucare’s business and financial prospects that were not publicly available that Continucare’s board of directors directed UBS to utilize for purposes of its analysis, including financial forecasts and estimates prepared by Continucare’s management under three cases and the probabilities assigned by such management to such cases;

•	reviewed certain internal financial information and other data relating to Metropolitan’s business and financial prospects that were not publicly available that Continucare’s board of directors directed UBS to utilize for purposes of its analysis, including financial forecasts and estimates prepared by Metropolitan’s management;

•	reviewed certain estimates of synergies prepared by the managements of Continucare and Metropolitan that were not publicly available that Continucare’s board of directors directed UBS to utilize for purposes of its analysis;

•	conducted discussions with members of the senior managements of Continucare and Metropolitan concerning the businesses and financial prospects of Continucare and Metropolitan;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of Continucare common stock and Metropolitan common stock;

•	considered certain pro forma effects of the merger on the financial statements of Metropolitan;

•	reviewed a draft, dated June 25, 2011, of the merger agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of Continucare’s board of directors, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of Continucare’s board of directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Continucare or Metropolitan, and was not furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates (including probabilities assigned with respect to the financial forecasts and estimates relating to Continucare), synergies and pro forma effects referred to above, UBS assumed, at the direction of Continucare’s board of directors, that such forecasts, estimates, synergies and pro forma effects had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Continucare and Metropolitan as to the future financial performance of Continucare and Metropolitan, respectively, and such synergies and pro forma effects. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the direction of Continucare’s board of directors, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in its opinion, of the merger agreement or the form of the merger. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. UBS expressed no opinion as to what the value of Metropolitan common stock would be when issued pursuant to the merger or the prices at which Metropolitan common stock or Continucare common stock would trade at any time. In rendering its opinion, UBS assumed, with the consent of Continucare’s board of directors, that (i) the final executed form of the merger agreement would not differ in any material respect from the draft that UBS reviewed, (ii) the parties to the merger agreement would comply with all material terms of the merger agreement and (iii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition of the merger agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on Continucare, Metropolitan or the merger. UBS was not authorized to, and did not, solicit indications of interest in a transaction with Continucare from any party but, at the request of Continucare’s board of directors, UBS held discussions with certain parties that contacted Continucare regarding such a transaction prior to the date of UBS’ opinion. Except as described in this summary, Continucare imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion. The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to Continucare’s board of directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to Continucare, Metropolitan or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of Continucare and Metropolitan provided by the managements of Continucare and Metropolitan in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of Continucare and Metropolitan. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The merger consideration was determined through negotiation between Continucare and Metropolitan and the decision by Continucare to enter into the merger was solely that of Continucare’s board of directors. UBS’ opinion and financial analyses were only one of many factors considered by Continucare’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Continucare’s board of directors or management with respect to the merger or the consideration to be received in the merger.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with Continucare’s board of directors on June 26, 2011 in connection with UBS’ opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses. For purposes of the financial analyses described below, UBS utilized financial forecasts and estimates prepared by Continucare’s management relating to Continucare under three cases, referred to as the “CNU Base Forecast,” “Sensitivity Case 1,” and “Sensitivity Case 2,” and probabilities assigned by Continucare’s management to the CNU Base Forecast, Sensitivity Case 1 and Sensitivity Case 2 of 25%, 50%, and 25%, respectively. The term “implied per share value of the merger consideration” refers to $6.45 per share based on the cash consideration of $6.25 per share and the implied value of the stock consideration of $0.20 per share as calculated utilizing the exchange ratio of 0.0414 of a share of Metropolitan common stock and the closing price of Metropolitan common stock on June 24, 2011 of $4.88 per share.

Selected Companies Analysis

UBS compared selected financial and stock market data of Continucare and Metropolitan, both physician group practice companies, with each other and with the following two publicly traded Medicare managed care companies and four publicly traded Medicaid managed care companies in the healthcare services industry:

Medicare Managed Care Companies	Medicaid Managed Care Companies

• HealthSpring, Inc.	• AMERIGROUP Corporation
• Humana Inc.	• Centene Corporation
• Molina Healthcare, Inc.
• Wellcare Health Plan, Inc.

UBS reviewed, among other things, the enterprise values of the selected companies, calculated as equity market value based on closing stock prices on June 24, 2011, plus debt at book value (except that convertible debt was treated as equity to the extent in-the-money), preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and calendar years 2011 and 2012 estimated EBITDA. UBS also reviewed closing stock prices of the selected companies on June 24, 2011 as a multiple of calendar years 2011 and 2012 estimated earnings per share, referred to as EPS. UBS then compared these multiples derived for the selected companies with corresponding multiples implied for Continucare based both on the closing price of Continucare common stock on June 24, 2011 and the implied per share value of the merger consideration. Latest 12 months data (as of March 31, 2011) of Continucare and the selected companies were based on public filings. Estimated financial data of the selected companies were based on publicly available research analysts’ consensus estimates, public filings and other publicly available information. Estimated financial data of Metropolitan were based both on research analysts’ consensus estimates to the extent publicly available (referred to as “Metropolitan Street Estimates”) and financial forecasts and estimates prepared by Metropolitan’s management (referred to as “Metropolitan Management Estimates”). Estimated financial data of Continucare were based both on research analysts’ consensus estimates to the extent publicly available (referred to as “Continucare Street Estimates”) and, applying the probabilities assigned by Continucare’s management to the CNU Base Forecast, Sensitivity Case 1, and Sensitivity Case 2, the probability-weighted average of such cases (referred to as “Continucare Management Probability — Weighted Estimates”). This analysis indicated the following implied high, mean, median and low multiples for the selected companies (including Metropolitan based on Metropolitan Street Estimates), as compared to corresponding multiples implied for Metropolitan based on Metropolitan Management Estimates and Continucare based both on the Continucare Street Estimates and the Continucare Management Probability — Weighted Estimates (references in the table below to “na” indicate information was not publicly available):

									Implied
									Multiples for				Implied Multiples
	Implied Multiples								Metropolitan Based on:				for Continucare Based on:
	for Selected Companies								Closing Stock				Closing Stock				Implied per Share Value of
	High		Mean		Median		Low		Price on 6/24/11				Price on 6/24/11				Merger Consideration
															Continucare				Continucare
															Management				Management
											Metropolitan				Probability —				Probability —
									Metropolitan		Management		Continucare		Weighted		Continucare		Weighted
									Street Estimates		Estimates		Street Estimates		Estimates		Street Estimates		Estimates

Enterprise Value as Multiple of EBITDA:
Latest 12 Months	9.2	x	6.9	x	6.6	x	3.7	x	3.7	x	3.7	x	6.0	x	6.0	x	8.7	x	8.7	x
Calendar Year 2011E	8.4	x	7.1	x	7.1	x	4.4	x	4.5	x	4.2	x	5.4	x	5.3	x	7.8	x	7.6	x
Calendar Year 2012E	8.3	x	7.1	x	6.9	x	6.5	x	na		3.8	x	na		4.6	x	na		6.6	x
Closing Stock Price as Multiple of EPS:
Calendar Year 2011E	16.8	x	13.1	x	13.1	x	7.6	x	7.6	x	8.9	x	11.0	x	10.6	x	14.8	x	14.4	x
Calendar Year 2012E	14.9	x	12.4	x	13.1	x	8.0	x	8.0	x	8.0	x	na		9.3	x	na		12.6	x

Selected Transactions Analysis

UBS reviewed, among other things, transaction values in the following 12 selected transactions in the healthcare services industry:

Announcement
Date	Acquiror	Target

3/28/11	Warburg Pincus LLC	Rural/Metro Corporation
3/3/11	Valitas Health Services, Inc.	American Service Group Inc.
2/14/11	Clayton, Dubilier & Rice, LLC	Emergency Medical Services Corporation
2/8/11	Kindred Healthcare, Inc.	RehabCare Group, Inc.
11/1/10	McKesson Corporation	US Oncology, Inc.
10/26/10	Münchener Rückversicherungs-Gesellschaft Aktiengesellschaft (Munich Re)	Windsor Health Group, Inc.
9/27/10	Providence Equity Partners LLC	Nighthawk Radiology Holdings, Inc.
9/7/10	Onex Corporation	ResCare, Inc.
8/16/10	Leonard Green & Partners, L.P.	Prospect Medical Holdings, Inc.
5/24/10	Gentiva Health Services, Inc.	Odyssey HealthCare, Inc.
5/17/10	Universal Health Services, Inc.	Psychiatric Solutions, Inc.
5/17/10	Providence Equity Partners LLC	Virtual Radiologic Corp.

UBS reviewed enterprise values in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as multiples of, to the extent publicly available, latest 12 months and estimated one-year forward revenue and EBITDA. UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for Continucare based on the implied per share value of the merger consideration. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Latest 12 months data (as of March 31, 2011) of Continucare were based on public filings. Estimated financial data of Continucare were based both on the Continucare Street Estimates and the Continucare Management Probability — Weighted Estimates referred to above under the heading “Selected Companies Analysis.” This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to corresponding multiples implied for Continucare based both on the Continucare Street Estimates and the Continucare Management Probability — Weighted Estimates:

									Implied Multiples
									for Continucare Based on Implied per Share Value of Merger Consideration
											Continucare
	Implied Multiples										Management
	for Selected Transactions								Continucare		Probability —
Transaction Value as Multiple of:	High		Mean		Median		Low		Street Estimates		Weighted Estimates

Latest 12 Months Revenue	2.0	x	1.1	x	1.1	x	0.3	x	1.1	x	1.1	x
One-Year Forward Estimated Revenue	1.9	x	1.0	x	1.0	x	0.3	x	1.1	x	1.0	x
Latest 12 Months EBITDA	11.5	x	9.1	x	9.6	x	6.4	x	8.7	x	8.7	x
One-Year Forward Estimated EBITDA	11.0	x	7.8	x	8.4	x	4.0	x	7.8	x	7.6	x

Discounted Cash Flow Analysis

UBS performed a discounted cash flow analysis of Continucare utilizing financial forecasts and estimates relating to Continucare prepared by Continucare’s management under each of the CNU Base Forecast,

Sensitivity Case 1, and Sensitivity Case 2. UBS calculated a range of implied present values (as of June 30, 2011) of the standalone unlevered, after-tax free cash flows that Continucare was forecasted to generate for the fiscal years ending June 30, 2012 through June 30, 2016 and of terminal values for Continucare based on Continucare’s estimated EBITDA for the fiscal year ending June 30, 2016. For purposes of the analysis, unlevered free cash flows were calculated as EBITDA (reflecting a deduction for stock-based compensation expense) less depreciation and amortization, less taxes, plus depreciation and amortization, less capital expenditures and less increases or plus decreases in net working capital. Implied terminal values were derived by applying to Continucare’s estimated EBITDA for the fiscal year ending June 30, 2016 a range of EBITDA terminal value multiples of 5.0x to 7.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 11.0% to 15.0%. This resulted in ranges of implied present values per outstanding share of Continucare common stock under the CNU Base Forecast, Sensitivity Case 1, and Sensitivity Case 2 of approximately $5.80 to $7.80, $5.00 to $6.65, and $4.40 to $5.70, respectively. Utilizing the probabilities assigned by Continucare’s management to the CNU Base Forecast, Sensitivity Case 1, and Sensitivity Case 2, this discounted cash flow analysis resulted in a probability-weighted average range of implied present values of approximately $5.05 to $6.70 per outstanding share of Continucare common stock, as compared to the implied per share value of the merger consideration of $6.45.

Miscellaneous

Under the terms of UBS’ engagement, Continucare has agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $4.2 million, a portion of which was payable in connection with UBS’ opinion and $3.1 million of which is contingent upon consummation of the merger. In addition, Continucare has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Continucare and Metropolitan and, accordingly, may at any time hold a long or short position in such securities.

Continucare selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Barrington Research Associates, Inc.

Pursuant to an engagement letter dated June 1, 2011, the Continucare Board retained BRAI to provide a fairness opinion in connection with the merger. On June 23, 2011, BRAI rendered its oral opinion, subsequently reaffirmed orally and confirmed in writing on June 26, 2011, to the Continucare Board that, as of such date and based upon and subject to the various factors, assumptions, and limitations set forth in such written opinion, the merger consideration to be paid to the holders of Continucare common stock was fair, from a financial point of view, to such holders.

The full text of the written opinion of BRAI, dated June 26, 2011, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and any limitations on the review undertaken by BRAI in rendering its opinion, is attached as Annex C. The summary of BRAI’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion. Continucare shareholders should read this opinion carefully and in its entirety. BRAI’s opinion is directed to the Continucare Board, addresses only the fairness, from a financial point of view, of the merger consideration to be received by the holders of common stock of Continucare entitled to receive such merger consideration in the proposed merger, and does not address any other aspect of the merger. BRAI provided its opinion for the information and assistance of the Continucare Board in connection with its consideration of the proposed merger. The opinion of BRAI does not constitute a recommendation as to how any shareholder should vote with respect to the proposed merger. In addition, the BRAI opinion does not in any manner address the prices at which Continucare’s or Metropolitan’s common stock will trade following the date of the opinion. BRAI has no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion.

In arriving at its opinion, BRAI, among other things:

•	met with the members of the Board to discuss the transaction;

•	met with certain members of the senior management of Continucare to discuss the operations, financial condition, liquidity, future prospects, and projected operations and performance of Continucare generally, and the matters discussed in the following two clauses below;

•	reviewed the audited financial statements for Continucare for the five fiscal years ended June 30, 2010 and the interim financial statements for Continucare for the nine months ended March 31, 2011, which Continucare’s management had identified as being the most current financial statements available, as well as estimated financial statements for the fiscal year ended June 30, 2011;

•	reviewed certain financial forecasts prepared by Continucare’s management with respect to Continucare, for the fiscal years ending June 30, 2011 through 2016;

•	reviewed certain publicly available business and financial information relating to Continucare and Metropolitan that BRAI deemed to be relevant, including publicly available research analysts’ estimates;

•	reviewed certain publicly available financial data for companies that BRAI deemed comparable to Continucare and Metropolitan;

•	reviewed drafts of the merger agreement dated June 23 and 24, 2011;

•	reviewed the reported prices and the historical trading activity of shares of Continucare’s common stock and Metropolitan’s common stock;

•	compared the financial performance of Continucare and the valuation multiples relating to the merger with those of certain other transactions that BRAI deemed relevant;

•	analyzed the present value of the future cash flows expected to be generated by Continucare using different cost of capital and terminal multiple assumptions;

•	compared the financial performance of Continucare and Metropolitan and their respective stock market trading multiples with those of certain other publicly traded companies that BRAI deemed relevant; and

•	conducted such other studies, analyses, and inquiries as BRAI deemed appropriate and taken into account such other matters as BRAI deemed necessary, including an assessment of general economic, market, and monetary conditions.

In giving its opinion, BRAI relied upon and assumed, without independent verification, the accuracy and completeness of the information provided or made available to it or that was publicly available (including the financial statements of each of Continucare and Metropolitan and the financial forecasts provided to BRAI) and that there had been no material change affecting that information, and BRAI assumes no liability therefor. BRAI’s opinion is necessarily based upon the assumptions made and information made available to it, facts and circumstances, and economic, material, and other conditions as they existed and were subject to evaluation on the date of the opinion. Events occurring after the date of BRAI’s opinion or of which BRAI was not aware could materially affect the assumptions used in preparing the opinion, and BRAI has no obligation to update, revise, or reaffirm the opinion. The issuance of BRAI’s opinion was approved by an authorized committee of BRAI.

BRAI has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Continucare or been furnished with any such evaluation or appraisal, nor has BRAI evaluated the solvency or fair value of Continucare under any state or federal laws relating to bankruptcy, insolvency, or similar matters, and BRAI expressed no opinion regarding the liquidation value of Continucare.

BRAI has further assumed, without independent verification, that the merger will be consummated in accordance with the material terms and conditions of the merger agreement without any amendment to or waiver of such material terms and conditions, that the representations and warranties contained in the merger agreement are true and correct, that each party will perform as required under the merger agreement, that all required material corporate, governmental, regulatory, or other consents and approvals have been, or will be, obtained without the need for any material changes to the consideration or other material financial terms or conditions of the merger or that would otherwise materially affect Continucare or Metropolitan or the analysis of BRAI.

In accordance with customary investment banking practice, BRAI employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by BRAI in connection with preparing the BRAI opinion delivered to the Board on June 26, 2011, and contained in the presentation delivered to the Board on June 23, 2011 in connection with the rendering of that opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by BRAI, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of BRAI’s financial analyses.

Summary of Financial Analysis

In conducting its financial analysis, BRAI used the following primary methodologies to assess the fairness of the consideration to be paid to the holders of Continucare common stock in connection with the merger:

•	comparable company analysis;

•	comparable transaction analysis;

•	stock price analysis and evaluation of control premiums; and

•	discounted cash flow analysis.

To analyze the value of the Metropolitan common stock to be received as part of the merger consideration, BRAI used the following methodologies:

•	comparable company analysis; and

•	trading analysis.

BRAI prepared its analysis based on only the cash portion of the per share merger consideration assuming no value to the Metropolitan stock, based on the cash portion plus $0.15 per share of Metropolitan stock assuming the 25% liquidity discount discussed below under “— Valuation Considerations for Metropolitan Shares”, and based on the cash portion plus $0.20 per share of Metropolitan stock.

Comparable Company Analysis

BRAI reviewed and compared certain financial information relating to Continucare to corresponding financial information, ratios, and market multiples for the following three comparable industry company groups: Health Services, Hospitals, and Health Plans. BRAI evaluated the three comparable industry company groups using several different valuation metrics, including:

•	Price/Earnings Ratios;

•	Price/Earnings to Growth (PEG) Ratios;

•	Enterprise Value/Sales Ratios; and

•	Enterprise Value/EBITDA Ratios.

BRAI excluded companies within the three groups for which meaningful data was not provided and companies that did not exhibit positive earnings and/or generally positive growth in earnings, as BRAI believed such companies would not be comparable to Continucare. The most comparable company to Continucare was Metropolitan.

The comparable industry company groups include the following companies:

Health Services	Hospitals	Health Plans

UnitedHealth Group	HCA Holdings	Wellpoint
DaVita	Universal Health Services	Aetna
Mednax	Tenet Healthcare	CIGNA
Emergency Medical Services	Health Management Assoc.	Humana
Magellan Health Services	HealthSouth	Coventry Health Care
Team Health Holding	Community Health Systems	AMERIGROUP
Hanger Orthopedic Group	LifePoint Hospitals	HealthSpring
IPC The Hospitalist Co.	Select Medical Holdings	Health Net
U.S. Physical Therapy	Kindred Healthcare	Centene Corp.
American Dental Partners	National Healthcare	Molina Healthcare
Metropolitan Heath Networks

BRAI compared Continucare’s results for each metric to the mean and median values for the Health Services, Hospitals, and Health Plans comparable industry company groups, as well as their truncated high and low values, which truncated values omit the highest and lowest recorded values of each such group, respectively. BRAI considered three ranges of value for the merger consideration to be received, with most comparisons expressed in terms of two consideration values ($6.25 and $6.45).

The following tables present BRAI’s analyses of the multiples for the selected comparable industry company groups:

							PEG	EV/
			Price/Earnings				Ratios	Sales	EV/EBITDA
	Price		2010A	LTM	2011E	2012E	2011E	LTM	2010A	LTM	2011E	2012E

Continucare Corp.	$4.21	(1)	11.7	10.5	10.0	8.6	0.6	0.7	4.3	5.3	4.9	4.4
	$6.25	(2)	17.4	15.6	14.9	12.8	0.9	1.0	8.8	7.8	7.5	6.2
	$6.40	(3)	17.8	16.0	15.2	13.1	0.9	1.1	9.0	8.0	7.7	6.3
	$6.45	(4)	17.9	16.1	15.4	13.2	0.9	1.1	9.1	8.1	7.7	6.4
Health Services
Truncated Low			12.2	11.6	12.1	11.0	0.6	0.4	3.4	4.1	4.5	4.4
Mean			18.0	17.0	15.5	13.6	4.5	1.2	7.9	11.9	7.9	7.1
Median			18.3	17.5	15.7	14.0	0.9	1.0	8.4	9.7	8.4	7.7
Truncated High			21.7	19.1	17.5	16.0	2.2	1.9	9.8	16.1	9.2	8.3
Hospitals
Truncated Low			12.0	12.4	10.7	9.3	0.2	0.8	6.7	4.8	6.1	5.8
Mean			15.4	14.7	13.2	11.9	0.9	1.0	7.7	7.2	6.9	6.4
Median			14.7	15.3	12.9	11.6	0.6	1.0	7.4	7.0	6.9	6.5
Truncated High			20.1	17.8	14.9	13.1	1.9	1.5	9.6	10.6	7.8	7.3
Health Plans
Truncated Low			10.8	10.0	10.0	9.2	0.7	0.2	3.4	5.4	5.7	5.2
Mean			13.0	12.3	12.4	11.4	1.2	0.5	5.1	6.5	6.4	6.1
Median			11.8	11.0	11.7	10.8	1.0	0.5	5.2	6.1	6.4	6.2
Truncated High			18.6	17.7	15.8	14.1	1.3	0.7	6.1	6.7	6.9	6.8

Mean — All Groups			15.6	14.8	13.7	12.3	2.4	0.9	6.9	8.7	7.1	6.6
Median — All Groups			14.5	14.2	13.3	11.7	0.9	0.8	6.6	6.6	6.8	6.5

(1)	Closing stock price at 6/20/11.
(2)	Per share merger consideration excluding Metropolitan stock.
(3)	Per share merger consideration including discounted Metropolitan stock.
(4)	Per share total merger consideration including full price Metropolitan stock.

Comparable Transaction Analysis

Using publicly available information, BRAI examined ten selected merger transactions involving companies in the healthcare services sector reflected in the following table. Eight of the transactions involved public market targets and two transactions involved private market targets.

No company, business, or transaction used in this analysis is identical or directly comparable to Continucare or the proposed merger. Accordingly, an evaluation of the results of this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments, or transactions to which Continucare and the proposed merger were compared.

												Multiples
				Dates		Values ($ mil)		Premiums				Last 12 Months
				Announce	Close	Equity	Enterprise	# of Days from Announcement (5)					EV/
Target Company	Acquiring Company	Price		Date	Date	Value	Value	1 Day	1 Week	1 Month	3 Months	P/E	EBITDA	EV/S

Continucare Corp.	Metropolitan Health	$4.21	(1)			258.9	303.5					10.5	5.3	0.7

	Networks Inc.	$6.25	(2)			378.9	423.5	46.4%	50.6%	37.7%	24.3%	15.6	7.8	1.0

		$6.40	(3)			388.0	432.6	49.9%	54.2%	41.0%	27.2%	16.0	8.0	1.1

		$6.45	(4)			391.0	435.6	51.1%	55.4%	42.1%	28.2%	16.1	8.1	1.1

Psychiatric Solutions	Universal Health Services			5/17/10	11/15/10	1,727.0	2,794.3	3.4%	9.5%	9.5%	49.1%	13.9	8.7	1.5

US Oncology	McKesson Corp.			11/1/10	12/30/10	415.0	1,855.5	n/a	n/a	n/a	n/a	n/a	8.5	0.5

RehabCare Group	Kindred Healthcare			2/8/11	6/1/11	900.0	1,300.0	48.4%	50.6%	50.0%	90.7%	14.7	7.9	1.0

Odyssey HealthCare	Gentiva Health Services			5/24/10	8/17/10	909.5	881.2	40.0%	31.1%	37.2%	54.0%	19.5	10.1	1.3

Concentra	Humana			11/22/10	12/21/10	790.0	790.0	n/a	n/a	n/a	n/a	n/a	n/a	1.0

Prospect Medical Holdings	Leonard Green & Partners			8/16/10	12/15/10	177.4	307.3	38.9%	20.7%	42.9%	21.4%	12.1	5.5	0.7

Virtual Radiologic Corp.	Providence Equity			5/17/10	7/12/10	280.6	228.3	32.8%	31.2%	53.6%	52.4%	33.2	10.8	1.9

NightHawk Radiology Hldgs	Virtual Radiologic Corp.			9/27/10	12/22/10	155.4	182.9	100.0%	105.0%	138.1%	169.7%	195.5	7.5	1.2

Dialysis Corp. of America	US Renal Care			4/14/10	6/3/10	108.1	113.4	72.5%	80.6%	66.8%	55.6%	43.0	9.1	1.1

American Surgical Hldgs	Great Point Partners			12/20/10	3/23/11	36.8	32.8	118.9%	99.3%	221.1%	240.0%	13.3	7.7	1.3

Group Mean								56.9%	53.5%	77.4%	91.6%	43.1	8.4	1.1

Group Median								44.2%	40.9%	51.8%	54.8%	17.1	8.5	1.2

(1)	Closing stock price at 6/20/11.

(2)	Per share merger consideration excluding Metropolitan stock.

(3)	Per share merger consideration including discounted Metropolitan stock.

(4)	Per share total merger consideration including full price Metropolitan stock.

(5)	— Premiums for Continucare are based upon the trading close on 6/20/11. Private transaction premiums were unavailable.

Stock Price Analysis and Premiums

BRAI considered historical data with regard to the average closing stock prices of Continucare common stock (i) as of June 20, 2011, the dates two years, eighteen months, one year, six months, three months, one month, one week, and one day prior to and including June 20, 2011 and (ii) for the one year high, one year low, mean, and ninety-day volume weighted average price.

The following historical Continucare stock price analysis was presented to the Board to provide it with background information and perspective with respect to the historical share price of Continucare common stock relative to the per share merger consideration.

			Premium based on per share merger consideration of:
(Periods as of 6/20/11)	Date	Stock Price	$6.25	$6.40	$6.45

1 Day	6/20/11	$4.21	48.5%	52.0%	53.2%
1 Week	6/14/11	$4.14	51.0%	54.6%	55.8%
1 Month	5/20/11	$4.54	37.7%	41.0%	42.1%
3 Months	3/18/11	$5.03	24.2%	27.2%	28.2%
6 Months	12/20/10	$4.88	28.1%	31.1%	32.2%
1 Year	6/18/10	$4.08	53.2%	56.9%	58.1%
18 Months	12/18/09	$3.92	59.4%	63.3%	64.5%
2 Years	6/19/09	$2.50	150.0%	156.0%	158.0%

One Year
High		$5.69	9.8%	12.5%	13.4%
Low		$3.25	92.3%	96.9%	98.5%
Mean		$4.42	41.4%	44.8%	46.0%
90-Day VWAP		$4.95	26.4%	29.4%	30.4%

Forecasts and Assumptions

In performing its analysis, BRAI relied upon forecasts provided by the management of Continucare for the period from 2012 through 2016. These financial forecasts were prepared in connection with the proposed merger. Continucare does not disclose internal management forecasts of the type provided to BRAI in connection with BRAI’s analysis of the merger, and such forecasts were not prepared with a view toward public disclosure. These forecasts were based on numbers, variables, and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market, and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts.

Discounted Cash Flow Analysis

BRAI performed a discounted cash flow analysis based on the forecasted net cash provided by operating activities less projected capital expenditures included in what are referred to in this proxy statement/prospectus as the CNU Base Forecast, Sensitivity Case 1, and Sensitivity Case 2 and which were provided to BRAI by Continucare’s management, as described above. BRAI used this information in order to determine an implied equity value per share for Continucare. BRAI also created a probability-weighted average of those three financial forecasts using the probabilities assigned by Continucare’s management, which were 25% for the CNU Base Forecast, 50% for Sensitivity Case 1, and 25% for Sensitivity Case 2. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by assets and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of one or more future unlevered free cash flows from the asset, which BRAI refers to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

In this analysis, BRAI calculated the implied per share equity reference ranges for Continucare using the Continucare management forecasts described above, based on the sum of the (i) implied present values, using discount rates ranging from 17.8% to 20.7% of Continucare’s projected unlevered free cash flows for Continucare’s fiscal years 2012 through 2016, and (ii) implied present values, using discount rates ranging from 17.8% to 20.7% of the terminal value of Continucare calculated based on terminal value multiples ranging from 7 times to 9 times. BRAI, using its professional judgment and experience, derived the discount rate range based upon a weighted average cost of capital calculation for Continucare, as well as for companies identified as comparable, and using: a risk-free rate of 4.48%, based on the 30-year Treasury bond yield; a market risk premium of 7.10% multiplied by Betas (a measure of systematic risk) ranging from 0.64 to 1.04; a small company risk premium of 4.80%; a geographic concentration risk premium of 2.00%; and a customer concentration risk premium of 2.00%. This analysis resulted in a range of midpoints of implied present values per share of Continucare common stock of $4.69 to $6.46, as compared to the implied per share value of the merger consideration of $6.25 to $6.45.

Although the discounted cash flow analysis is a widely used valuation methodology, it necessarily relies on numerous assumptions, including earnings growth rates, terminal values, and discount rates. As a result, it is not necessarily indicative of Continucare’s actual, present, or future value or results, which may be significantly more or less favorable than suggested by analysis.

Valuation Considerations for Metropolitan Shares

BRAI compared and analyzed Metropolitan’s historical stock price performance, historical and projected financial performance, and valuation metrics against the Health Services group of comparable companies, but substituting Continucare for Metropolitan in that group. The following tables present BRAI’s analyses of the selected comparable company groups:

							PEG	EV/						LTM
		Current	Price/Earnings				Ratio	Sales	EV/EBITDA				Mkt Cap	Sales
Company	Ticker	Price	2010A	LTM	2011E	2012E	2011E	LTM	2010A	LTM	2011E	2012E	$ Mil	$ Mil

Metropolitan Health Networks, Inc.	MDF	$4.79	7.7	7.6	6.9	6.7	0.6	0.4	3.2	3.6	3.3	3.0	199	370
Group Mean			18.3	17.3	15.7	13.7	4.5	1.3	8.0	12.1	8.0	7.2	6,615	10,349
Group Median			18.3	17.5	15.7	14.0	0.9	1.0	8.4	9.7	8.4	7.7	1,265	1,451

BRAI noted that Metropolitan is a micro-cap company with limited trading volume and, after consummation of the merger, Continucare shareholders will, as a group, become one of the largest shareholders of Metropolitan. In light of the foregoing, BRAI indicated that it could be reasonable also to apply a liquidity discount of 25% ($0.05) to the value of Metropolitan’s shares included in the merger consideration.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of BRAI’s opinion letter, BRAI was of the opinion that, as of the date of its opinion, the consideration to be received by the holders of Continucare’s common stock was fair from a financial point of view.

The preparation of a fairness opinion is a complex process and, as a result, a fairness opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, BRAI considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. BRAI believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying BRAI’s analyses and opinion; therefore, any specific valuation or range of valuations resulting from any particular analysis described above should not be taken to be BRAI’s view of the actual value of Continucare.

BRAI acted as financial advisor to the Board and received an aggregate cash fee of $500,000, $25,000 of which became payable upon Continucare’s request for a fairness opinion, and the remainder of which became payable upon the completion of BRAI’s evaluation of the fairness, from a financial point of view, of the consideration to be received by Continucare’s shareholders. BRAI will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. In addition, Continucare has agreed to reimburse BRAI for its reasonable expenses and to indemnify BRAI for certain liabilities arising out of its engagement. There are no material relationships that existed during the two years prior to the date of BRAI’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between BRAI and any party to the merger agreement. BRAI may seek to provide investment banking services to Continucare or Metropolitan or either of their affiliates in the future, for which BRAI would seek customary compensation.

Interests of Continucare Directors and Executive Officers in the Merger

In considering the recommendation of the Continucare Board, you should be aware that Continucare directors and executive officers may have financial interests in the merger that are in addition to or different from their interests as shareholders and the interests of Continucare shareholders generally and may present actual or potential conflicts of interest. Continucare’s board of directors was aware of these interests and considered them, among other matters, in unanimously approving the merger agreement and the transactions contemplated thereby. Such interests relate to, or arise from, among other things, the following:

•	the fact that stock options held by Continucare’s directors and executive officers will fully vest and the directors and executive officers will be entitled to a cash payment in connection with cancellation of such stock options;

•	the fact that certain Continucare executive officers will receive change of control or severance payments pursuant to agreements with such executive officers; and

•	the fact that Richard C. Pfenninger, Chairman and Chief Executive Officer of Continucare, and Fernando Fernandez, Chief Financial Officer of Continucare, will receive change in control or severance payments pursuant to agreements between such officers and Metropolitan.

The Continucare Board was aware of the interests of Continucare’s directors and executive officers during its deliberations on the merits of the merger and in deciding to recommend that Continucare shareholders vote “FOR” the approval of the merger agreement at the Continucare special meeting. For purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

Agreements with Executive Officers

Continucare’s executive officers do not have employment agreements with Continucare and are all employed on an “at will” basis. Continucare does not have arrangements with any of its executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control.

In connection with the Merger Agreement, on June 26, 2011, Messrs. Pfenniger and Fernandez each entered into a Change in Control and Separation Agreement with Metropolitan, pursuant to which, upon completion of the merger (a) Metropolitan will pay to Mr. Pfenniger $475,000 (less applicable taxes) over a twelve month period beginning no later than 30 days after completion of the merger in accordance with Metropolitan’s normal payroll policies and a lump sum payment of $20,262, which is the estimated cost of one year of welfare benefits and (b) Metropolitan will pay to Mr. Fernandez $256,000 (less applicable taxes) over a twelve month period beginning no later than 90 days after completion of the merger in accordance with Metropolitan’s normal payroll policies and a lump sum payment of $32,886, which is the estimated cost of one year of welfare benefits. In addition, if the merger is completed, Mr. Pfenniger’s and Mr. Fernandez’s employment with Metropolitan (as the parent of Continucare, if the merger is completed) will terminate, in the case of Mr. Pfenniger, at the effective time of the merger and, in the case of Mr. Fernandez, on February 15, 2012 (or prior to that date on 30 days written notice from one party to the other), and both Mr. Pfenniger and Mr. Fernandez will be paid in one single payment on Metropolitan’s first payroll date after termination of employment an amount equal to: (i) any accrued but unpaid base salary and any bonus payments as of the termination of employment, (ii) any payments with respect to vacations earned but unused through the termination of employment, and (iii) any amount due as reimbursement of expenses incurred before the termination of employment. The Change in Control and Separation Agreements also contain certain covenants regarding confidentiality of information, non-competition and non-solicitation of Continucare employees by each of Mr. Pfenniger and Mr. Fernandez applicable until the first anniversary of the termination of his employment. No payments under the severance agreements will be made and the parties will have no obligations to one another under the severance agreements if the merger is not completed.

Stock Options

Certain of Continucare’s executive officers and directors hold options, issued pursuant to the Continucare Amended and Restated 2000 Stock Incentive Plan, to purchase shares of Continucare common stock. At the effective time each issued and outstanding option to purchase Continucare common stock will become fully vested and be canceled in exchange for the right to receive an amount of cash equal to $6.45 less the per share exercise price of the option, without interest and less any applicable taxes. For any Continucare stock option with an exercise price per share that exceeds the merger consideration, such option will be canceled as of the effective time for no consideration and will have no further effect. The following chart sets forth, as of July 11, 2011, for each of Continucare’s directors, named executive officers, and all other executive officers as a group:

•	the number of shares subject to outstanding options for Continucare common stock held by such person;

•	the weighted average exercise price for such options; and

•	the aggregate value of such options (without regard to deductions or withholdings for applicable taxes), assuming the closing of the merger as soon as practicable after the Continucare special meeting, calculated by multiplying (1) the number of shares of Continucare common stock subject to the options by (2) the excess, if any, of (a) $6.45 over (b) the weighted average exercise price per share of such options.

	Stock Options
		Weighted Average
Non-Employee Directors and Executive Officers	Shares	Exercise Price	Value

Robert J. Cresci, Director	165,000	$2.96	$575,850
Neil Flanzraich, Director	165,000	2.96	575,850
Phillip Frost, M.D., Director	165,000	2.96	575,850
Jacob Nudel, M.D., Director	145,000	3.11	484,550
Marvin A. Sackner, M.D., Director	50,000	4.65	90,250
Jacqueline Simkin, Director	75,000	3.69	207,000
A. Marvin Strait, Director	158,334	3.03	541,853
Richard C. Pfenniger, Jr.	1,100,000	2.83	3,977,250
Fernando L. Fernandez	900,000	2.53	3,526,250
Gemma Rosello	675,000	2.85	2,429,750
Luis H. Izquierdo	600,000	2.13	2,589,750
All directors and executive officers as a group (11 persons)		$2.74	$15,574,203

Indemnification and Insurance

For a period of six years following the effective time, Metropolitan shall cause the surviving corporation to indemnify and hold harmless each current and former officer and director of Continucare and its subsidiaries against any costs or expenses (including advancing reasonable attorneys’ fees and expenses upon receipt of an undertaking to repay such amount if it shall be ultimately determined that the indemnified person is not entitled to be indemnified), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the effective time, in connection with such indemnified person’s service as an officer or director of Continucare or as a fiduciary of such plan, to the fullest extent permitted by Florida law or any other applicable law or provided under Continucare’s organizational documents in effect on the date of merger agreement.

All rights in existence under Continucare’s organizational documents on the date of the merger agreement and existing agreements regarding elimination of liability of directors, indemnification and exculpation of officers, directors and employees and advancement of expenses to them shall survive the merger for a period of six years from the effective time.

Continucare shall purchase, prior to the effective time, a six-year “tail” policy with respect to its officers’ and directors’ liability, fiduciary liability and similar insurance (which we refer to as “D&O insurance”) in respect of acts or omissions occurring prior to the effective time, covering each indemnified person covered as of the date of the merger agreement by Continucare’s insurance policies on terms with respect to coverage and amount no less favorable than those of Continucare’s D&O insurance in effect on the date of the merger agreement.

For additional information about the indemnification rights of Continucare directors and executive officers under the merger agreement, see “The Merger Agreement — Covenants and Agreements — Indemnification and Insurance.”

Stock Ownership of Directors and Executive Officers of Continucare

At the close of business on the record date for the Continucare special meeting, the directors and executive officers of Continucare beneficially owned and were entitled to vote approximately 28 million shares of Continucare common stock, collectively representing approximately 46% of the shares of Continucare common stock outstanding on that date. Further information about ownership of Continucare common stock by directors and executive officers of Continucare may be found in Continucare’s definitive proxy statement for its 2010 annual meeting, which is incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

Voting Agreement

In connection with the merger agreement, on June 26, 2011, Metropolitan entered into a voting agreement with Dr. Phillip Frost, Frost Nevada Investments Trust (“Frost Nevada”) and Frost Gamma Investments Trust (“Frost Gamma”).

The voting agreement was entered into as an inducement for Metropolitan to enter into the merger agreement.

Under the voting agreement, Dr. Frost represented that he beneficially owned (in his individual capacity) 400,000 shares of Continucare common stock and 165,000 shares underlying exercisable options, Frost Nevada represented that it beneficially owned 819,313 shares of Continucare common stock, and Frost Gamma represented that it beneficially owned 24,771,604 shares of Continucare common stock, which collectively represented approximately 43% of the voting power of Continucare as of June 26, 2011. Each shareholder that is a party to this voting agreement represents that it beneficially owned the shares as of June 26, 2011, within the meaning of Rule 13d-3 under the Exchange Act.

Agreement to Vote.  Under the voting agreement, each of Dr. Frost, Frost Nevada, and Frost Gamma has agreed that at the special meeting it will vote all of its shares, in each case:

•	in favor of and to adopt the merger agreement and approve the merger and/or the other transactions contemplated by the merger agreement;

•	except as otherwise agreed to in writing in advance by Metropolitan in its sole discretion, against the following:

–	any acquisition proposal;

–	any change in a majority of the persons who constitute the board of Continucare;

–	any action or agreement that would result in a breach of any covenant, representation or warranty or any obligation or agreement of Continucare under the merger agreement or the voting agreement; or

–	any action which could reasonably be expected, to materially impede, materially interfere with, materially delay, materially postpone or materially adversely affect the merger and the transactions contemplated by the merger agreement.

Restrictions.  The voting agreement includes restrictions on the transfer of securities of Continucare held by Dr. Frost, Frost Nevada, and Frost Gamma, respectively, until the termination of the voting agreement, subject to certain exceptions. In addition, each of Dr. Frost, Frost Nevada, and Frost Gamma has agreed not to, and to cause its representatives not to, solicit, participate in discussions regarding or recommend any other acquisition proposal.

Termination.  The voting agreement will terminate on the earlier to occur of the termination of the merger agreement, the written agreement of the parties thereto and the effective time of the merger.

Exclusivity Agreement

On June 2, 2011, Continucare and Metropolitan entered into an exclusivity agreement whereby Continucare agreed that neither it nor its representatives would solicit offers from, participate in any discussions with, furnish any information to or cooperate in any way with any person regarding a potential acquisition of Continucare. The agreement provided for a 14 day term, starting on June 2 and ending on June 16, 2011. The agreement provided for two extension periods of 7 days each, upon written notice from either party that it reasonably believed that the negotiations and/or drafting of a definitive agreement with respect to a proposed transaction could be advanced during such extension period. During the extension periods, Continucare was permitted to enter into discussions with an unsolicited bidder that had not previously contacted Continucare, if the Continucare Board determined in good faith that the unsolicited bid could be superior to Metropolitan’s offer.

Metropolitan’s Reasons for the Merger

At the meeting of the Metropolitan Board of directors on June 26, 2011, after careful consideration, including detailed discussions with Metropolitan’s management and its legal and financial advisors, the Metropolitan Board unanimously determined that the merger is advisable and in the best interests of Metropolitan and its shareholders and approved the merger agreement.

In evaluating the merger, the Metropolitan Board consulted with Metropolitan’s management, as well as Metropolitan’s legal and financial advisors and, in reaching a conclusion to approve the merger and related transactions, the Metropolitan Board reviewed a significant amount of information and considered a number of factors including:

•	its knowledge of Metropolitan’s business, operations, financial condition, earnings and prospects both before and after the merger;

•	its knowledge of the current environment in the healthcare industry, including reimbursement and regulatory risks, economic conditions, the potential for continued consolidation, current financial market conditions and the perceived likely effects of these factors on Metropolitan’s and Continucare’s potential growth, development, productivity and strategic direction;

•	Metropolitan management’s expectation that the combined company will achieve annual pre-tax savings of at least $5 million per year beginning in 2012, primarily through the elimination of certain of Continucare’s public company expenses and certain Continucare senior executive leadership positions;

•	its view that the combined company’s overall cost of capital would be lower than the current average cost of capital of either Metropolitan and Continucare;

•	that Continucare’s revenue and earnings before interest, taxes, and depreciation and amortization would grow from 2012 through 2015 based upon the Supplemented CNU Forecast, which is described in greater detail below;

•	the strategic nature of the acquisition, which will create a combined company:

–	with one of the largest provider service networks in Florida;

–	with significantly increased scale, in terms of customers, revenues and earnings, as well as additional expertise and capability,

–	that may be viewed by Medicare Advantage insurers as a more attractive provider “partner” as the Medicare Advantage insurers seek to enter and/or further penetrate additional markets in Florida or other states;

–	with the prospects for an expanded customer base and service offerings to allow for new business relationships and transactions not available to either company on a stand-alone basis;

•	its view that the combined company’s increased economic scale and use of acquisition financing could:

–	increase Metropolitan’s market capitalization, which may broaden the appeal of its common stock; and

–	increase Metropolitan’s attractiveness as an acquisition target;

•	that Metropolitan’s successful acquisition of Continucare could be viewed by the equities markets as a key indicator of Metropolitan’s future growth through acquisition potential;

•	that, since the debt markets generally favor larger debt issuances to smaller debt issuances, the combined company may be able to more cost efficiently utilize debt than Metropolitan could before the merger;

•	that the equity markets may not yet be valuing “accountable care organizations” like Metropolitan and Continucare as highly as they may in the future as a result of regulatory and industry changes;

•	that the addition of Continucare’s provider network would add two important markets, Miami and Tampa, to Metropolitan’s existing provider service network, and would significantly bolster its existing network in another important market, Broward County, Florida;

•	that Continucare’s main business (approximately 70% of its revenue last fiscal quarter) is providing service to Humana Medicare Advantage customers, the same type of business that accounted for almost 100% of Metropolitan’s revenue in the last fiscal quarter;

•	that the combination would diversify Metropolitan’s existing business by adding additional Medicare Advantage insurers, including Vista and WellCare;

•	that Continucare’s primarily “staff model system” would significantly increase the percentage of Metropolitan’s customers seen in an owned medical practice instead of an “independent provider’s” practice;

•	that Continucare operates in the managed care Medicaid market, and that pending legislation in the State of Florida, if enacted, is intended to transition Florida to an all managed care Medicaid program;

•	Metropolitan management’s view, based upon due diligence and discussions with Continucare’s management, that Metropolitan and Continucare share complementary core values with respect to focus on quality of care, efficiency, culture and regulatory compliance;

•	that the merger will join two, experienced healthcare industry management teams with complementary values, established track records, and technical and operational expertise;

•	Morgan Joseph TriArtisan’s oral opinion, expressed on June 26, 2011 and subsequently confirmed in writing on June 26, 2011, to the Metropolitan Board as to the fairness, from a financial point of view and as of the date of the opinion, to Metropolitan of the consideration to be paid as provided for in the merger agreement, as more fully described below in “— Opinion of Metropolitan’s Financial Advisor;”

•	the premiums paid by the acquiring entities in selected transactions;

•	information concerning the financial conditions, results of operations, prospects and businesses of Metropolitan and Continucare, including the respective companies’ cash flows from operations, recent performance of common shares and the ratio of Metropolitan’s stock price to Continucare’s stock price over various periods; and

•	the structure of the merger and the terms and conditions of the merger agreement, including the following:

–	the expectation that significant delays in obtaining material, regulatory approvals for the transaction are unlikely;

–	that Continucare agreed to pay a termination fee of $9 million or $12 million to Metropolitan, and to reimburse Metropolitan for up to $1.5 million of its transaction-related fees and expenses, if the merger is not consummated for certain reasons as more fully described below in “The Merger Agreement — Termination Fees and Expenses;”

–	the probability that the conditions to completion of the merger would be satisfied; and

–	that, subject to certain exceptions, Continucare is prohibited from taking certain actions that would be deemed to be a solicitation under the merger agreement, including solicitation, initiation, encouragement of any inquiries or the making of any proposals for certain types of business combination or acquisition of Continucare (or entering into any agreements for such business combinations or acquisitions of Continucare or any requirement to abandon, terminate or fail to consummate the merger).

Metropolitan’s Board and management team utilized the forecast information prepared by Continucare’s management team for calendar years 2011 through 2015, as such forecast information was supplemented from time to time and provided directly or indirectly to Metropolitan as described below and in the section titled “Background of the Merger.” Such information was also provided to Morgan Joseph TriArtisan and incorporated in its financial analyses of Continucare. The additional information provided by Continucare and considered by Metropolitan’s Board and management team, and incorporated into Morgan Joseph TriArtisan’s financial analyses of Continucare, consisted primarily of:

•	information and analysis provided by Continucare to Metropolitan after March 31, 2011, which included the estimated impact of (1) final 2012 Medicare Advantage capitation rates from CMS for calendar years 2012 and 2013 and (2) an anticipated immaterial acquisition by Continucare for calendar years 2011 through 2015 (based on the acquisition target’s applicable historical financial information), and

•	an estimate of potential annual cost savings resulting from the elimination of (1) Continucare’s public company costs and (2) certain senior executive positions at Continucare, each in connection with the merger.

Furthermore, Metropolitan noted that the financial forecast provided to Metropolitan by Continucare on June 17, 2011, with respect to quarterly periods ending on September 30, 2011 and December 31, 2011, substantially conformed to the 2011 calendar year financial forecast provided to Metropolitan on March 29, 2011.

Metropolitan and Morgan Joseph TriArtisan refer to the combination of the foregoing forecasts and information provided by Continucare (but excluding the effect of the potential annual cost savings), as the “Supplemented CNU Forecast.” In connection with the preparation of this proxy statement/prospectus, Continucare has informed Metropolitan that the financial forecasts Continucare provided to Metropolitan in March 2011 for calendar years 2011 through 2013 and in May 2011 for calendar years 2014 and 2015 were derived from the same estimates and assumptions that were used to develop the CNU Base Forecast.

The Metropolitan Board also considered the potential adverse impact of other factors weighing negatively against the proposed transaction, including, without limitation, the following:

•	the risks and contingencies relating to the announcement and pendency of the merger and the risks and costs to Metropolitan if the merger does not close timely or does not close at all, including the impact on Metropolitan’s relationships with employees, insurers, service providers and with other third parties;

•	the significant costs that will likely be incurred by Metropolitan in connection with the transaction, including significant costs to be incurred in connection with the new debt financing, regardless of whether the merger is consummated;

•	the risk that the substantial additional indebtedness to be incurred in the merger could adversely effect Metropolitan’s operational flexibility and increase its vulnerability to a downturn in general economic conditions or Metropolitan’s business;

•	the risk that the combined entity will be unable to comply with the financial and other covenants contained in the new debt financing;

•	the potential dilution to Metropolitan shareholders;

•	the risk of diverting management focus, employee attention and resources from other potential strategic opportunities and from operational matters while working to complete the merger and integrate the Continucare operations;

•	the significant competition in certain of the combined company’s key markets, including Miami-Dade County, Florida;

•	that the combined company’s business would be significantly dependent on one customer, Humana, and would be concentrated in the State of Florida;

•	that Medicaid is a low-margin business, and that Metropolitan has no experience treating children and expectant mothers, which currently constitutes the majority of Medicaid recipients;

•	the challenges of combining the businesses, operations and workforces of Continucare and Metropolitan and realizing the anticipated cost savings and operating synergies;

•	the combined entity will likely need to devote additional management resources to investor relations;

•	the risk that the parties may incur significant costs and delays resulting from seeking governmental consents and approvals necessary for completion of the merger;

•	the terms and conditions of the merger agreement, including:

–	that Metropolitan will have limited, if any, recourse against third parties if Continucare’s business does not continue to grow as projected by Continucare’s management;

–	that Metropolitan must pay to Continucare a termination fee of $12 million if the merger agreement is terminated under circumstances specified in the merger agreement, as more fully described below in “The Merger Agreement — Termination Fees and Expenses;”

–	that in the event a termination fee becomes payable and is paid, the party that pays such fee will have no further liability or obligation to the other party in connection with the transactions contemplated by the merger agreement;

–	that Metropolitan is subject to certain restrictions on the conduct of its business prior to the completion of the merger;

–	that, under certain circumstances and subject to certain conditions more fully described below in “The Merger Agreement — Covenants and Agreements — No Solicitation,” Continucare may furnish information to, and conduct negotiations with, third parties (not affiliated with Metropolitan) in connection with unsolicited proposals for a business combination or acquisition of Continucare that would reasonably expected to be a superior proposal and the Continucare Board can terminate the merger agreement in order to accept a superior proposal or, under certain circumstances, change its recommendation prior to Continucare shareholders’ approval of the merger agreement; and

•	the risks described in the section titled “Risk Factors.”

The Metropolitan Board concluded that the anticipated benefits of the merger would outweigh the preceding considerations.

The reasons set forth above are not intended to be exhaustive, but include material factors considered by the Metropolitan Board in approving the merger agreement. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Metropolitan Board did not find it useful to and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement. In addition, individual members of the Metropolitan Board may have given differing weights to different factors. The Metropolitan Board carefully considered all of the factors described above as a whole.

Opinion of Metropolitan’s Financial Advisor

In connection with its review and analysis of the merger, Metropolitan engaged Morgan Joseph TriArtisan to advise Metropolitan and to furnish a written opinion as to the fairness, from a financial point of view, to Metropolitan of the consideration to be paid by Metropolitan in the merger. Metropolitan selected Morgan Joseph TriArtisan as its financial advisor because, among other reasons, Morgan Joseph TriArtisan’s experience and reputation in the healthcare industry, its experience in the valuation of businesses and securities in connection with mergers and acquisitions and its knowledge of the business and affairs of Metropolitan.

At a meeting of the Metropolitan Board on June 26, 2011, Morgan Joseph TriArtisan furnished to the Metropolitan Board its opinion (which we refer to as the Morgan Joseph TriArtisan Opinion) that, as of such date, and based upon the assumptions made, matters considered and limitations of its review as set forth in its written opinion, the consideration to be paid by Metropolitan in the merger was fair, from a financial point of view, to Metropolitan.

Morgan Joseph TriArtisan has consented to the inclusion of the Morgan Joseph TriArtisan Opinion and the summary of the opinion in this proxy statement/prospectus. The description of the Morgan Joseph TriArtisan Opinion set forth in this section is qualified by reference to the full text of the Morgan Joseph TriArtisan Opinion set forth in Annex D. You are urged to read the Morgan Joseph TriArtisan Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the Morgan Joseph TriArtisan Opinion and the review and analyses undertaken by Morgan Joseph TriArtisan in furnishing to the Metropolitan Board the Morgan Joseph TriArtisan Opinion.

The Morgan Joseph TriArtisan Opinion is addressed and was furnished solely to the Metropolitan Board and addresses only the fairness, from a financial point of view, to Metropolitan of the consideration to be paid by Metropolitan in the merger. It does not address the merits of the underlying business decision by Metropolitan or the Metropolitan Board to propose, consider, approve, recommend, declare advisable or consummate the merger, and does not constitute a recommendation to Metropolitan, the Metropolitan Board, the Continucare Board, the Continucare shareholders, or any other Metropolitan or Continucare constituent, person or entity as to how such person should vote or as to any other specific action that should be taken in connection with the merger, or any other matter.

In connection with furnishing the Morgan Joseph TriArtisan Opinion, Morgan Joseph TriArtisan reviewed and analyzed, among other things, the following:

•	the June 25, 2011 draft of the merger agreement which Metropolitan represented to Morgan Joseph TriArtisan was, with respect to all of the material terms and conditions thereof, substantially in the form of the definitive merger agreement executed and delivered by the parties thereto promptly after the receipt of the Morgan Joseph TriArtisan Opinion;

•	the Annual Report on Form 10-K filed by Metropolitan with the SEC for its fiscal year ended December 31, 2010, the Quarterly Report on Form 10-Q filed by Metropolitan with the SEC for its fiscal quarter ended March 31, 2011, and certain other Exchange Act filings made by Metropolitan with the SEC;

•	the Annual Report on Form 10-K filed by Continucare with the SEC for its fiscal year ended June 30, 2010, the Quarterly Report on Form 10-Q filed by Continucare with the SEC for its fiscal quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, and certain other Exchange Act filings made by Continucare with the SEC;

•	with respect to Continucare, certain information prepared internally by Continucare and other data relating to its business and prospects, including certain forecasts and presentations prepared by Continucare, which were provided to Morgan Joseph TriArtisan by Continucare’s senior management;

•	with respect to Metropolitan, certain information prepared internally by Metropolitan and other data relating to its business and prospects, including certain forecasts and presentations prepared by Metropolitan, which were provided to Morgan Joseph TriArtisan by Metropolitan’s senior management;

•	the reported current and historical prices and trading activity of Metropolitan common stock and Continucare common stock;

•	certain information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared and reviewed by the managements of Metropolitan and Continucare, which information was discussed with the managements of Continucare and Metropolitan;

•	certain publicly available information concerning certain other companies engaged in businesses which Morgan Joseph TriArtisan believed to be generally comparable and the trading markets for certain of such other companies’ securities; and

•	the financial terms of certain recent unrelated business combinations which Morgan Joseph TriArtisan believed to be relevant.

In connection with furnishing its opinion, Morgan Joseph TriArtisan also (i) had discussions with various officers and employees of Metropolitan and Continucare concerning the transaction and their businesses, operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as Morgan Joseph TriArtisan deemed appropriate and (ii) participated in certain discussions and negotiations with Metropolitan, Continucare and Continucare’s financial advisor.

In performing its analyses, numerous assumptions, including the assumptions described below, were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Morgan Joseph TriArtisan, the Metropolitan Board, Metropolitan and Continucare. Any estimates contained in the analyses performed by Morgan Joseph TriArtisan are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, Morgan Joseph TriArtisan, with the Metropolitan Board’s permission, assumed and relied upon the accuracy and completeness of the financial and other information provided to or otherwise reviewed by or discussed with Morgan Joseph TriArtisan and did not attempt independently to verify such information, nor did Morgan Joseph TriArtisan assume any responsibility to do so. Morgan Joseph TriArtisan further relied upon the assurances of the senior managements of Continucare and Metropolitan that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Morgan Joseph TriArtisan assumed, with the Metropolitan Board’s permission, that Metropolitan’s and Continucare’s respective forecasts and projections provided to, or reviewed by, Morgan Joseph TriArtisan were reasonably prepared based on the best current estimates and judgment of Metropolitan’s and Continucare’s respective managements as to the future financial conditions and results of operations of their respective corporations. Morgan Joseph TriArtisan also assumed no responsibility for, and expressed no view to, such forecasts, projections and estimates, or the judgments or assumptions upon which they are based.

Morgan Joseph TriArtisan made no independent investigation of any legal, accounting or tax matters affecting Metropolitan or Continucare, and assumed the correctness of all legal, accounting and tax advice given to Metropolitan and to the Metropolitan Board or any committee thereof. Morgan Joseph TriArtisan further assumed that the final form of the merger agreement would not differ from the draft reviewed by Morgan Joseph TriArtisan in any respect material to the Morgan Joseph TriArtisan Opinion, that the proposed merger would be consummated in accordance with the terms described in the merger agreement and in compliance with all applicable laws, without waiver, modification or amendment of any material terms or conditions, and that, in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the proposed merger, no delays, limitations, restrictions or conditions, including any divestiture requirements, would be imposed or amendments, modifications or waivers made that would have any adverse effect on Metropolitan or Continucare or the contemplated benefits of the merger.

Morgan Joseph TriArtisan did not conduct a physical inspection of the properties, assets and facilities of Metropolitan or Continucare, nor did it make or obtain any independent evaluation or appraisal of such properties, assets and facilities. Morgan Joseph TriArtisan also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. The Morgan Joseph TriArtisan Opinion necessarily is based upon economic, financial, political, regulatory and other conditions as they existed and could be evaluated on the date of the Morgan Joseph TriArtisan Opinion and Morgan Joseph TriArtisan assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after such date. Morgan Joseph TriArtisan did not express any opinion as to what the market reaction might be to the proposed transaction or how Metropolitan common stock might trade after the announcement of the transaction.

Morgan Joseph TriArtisan also expressed no opinion about the fairness (financial or otherwise) of the amount or nature of, or any other aspects relating to, any compensation to be received by any of Metropolitan’s or Continucare’s officers, directors or employees, or class of such persons, relative to the merger consideration to be delivered by Metropolitan.

In connection with furnishing to the Metropolitan Board the Morgan Joseph TriArtisan Opinion, Morgan Joseph TriArtisan performed a variety of financial analyses, which are summarized below. These analyses were presented to the Metropolitan Board at a meeting held on June 26, 2011. The summary set forth below does not purport to be a complete description of the analyses performed by Morgan Joseph TriArtisan in this regard. Certain of the summaries of financial analyses include information set forth in tabular format. In order to fully understand the financial analyses used by Morgan Joseph TriArtisan, the tables must be read together with the text of each summary. The preparation of an opinion regarding financial fairness involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Joseph TriArtisan did not attribute any particular weight to any analysis or factor considered by it. Each analysis was ultimately qualitative in nature given that the comparisons with other transactions or metrics did not lend themselves to mathematical “weights” contributing to a total which translated into a determination of fairness. These analyses and other factors were then evaluated together as a whole, reflecting qualitative judgments regarding the significance and relevance of each analysis and factor, which together informed the ultimate conclusions of Morgan Joseph TriArtisan, but no single analysis was determinative in rendering a conclusion regarding the fairness of the consideration to be paid in the proposed merger. Accordingly, notwithstanding the separate analyses summarized below, Morgan Joseph TriArtisan believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the Morgan Joseph TriArtisan Opinion.

Morgan Joseph TriArtisan was specifically informed by management of Metropolitan and Continucare that the financial forecasts and forward-looking financial data regarding their respective companies were based upon numerous variables and assumptions. These variables and assumptions are inherently uncertain, including, without limitation, factors related to general market, industry, economic and competitive conditions. Accordingly, Morgan Joseph TriArtisan was informed that actual results could vary significantly from those set forth in such financial forecasts and forward-looking financial data.

No company or transaction used in the analyses described below is identical to Metropolitan, Continucare or the proposed merger. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the proposed merger or the public trading or other values of Metropolitan, Continucare or companies to which they are being compared. Mathematical analysis (such as determining an average or median) is not in itself a meaningful method of using selected acquisition or company data.

The following is a summary of the material analyses performed by Morgan Joseph TriArtisan in connection with the Morgan Joseph TriArtisan Opinion.

Analyses With Respect to the Metropolitan

52-Week Trading Range Analysis

Morgan Joseph TriArtisan reviewed the publicly available historical trading price performance of Metropolitan common stock over the 52-week period from June 24, 2010 to June 24, 2011. During that period, Metropolitan common stock achieved a closing price high of $5.26 per share and a closing low price of $3.44 per share.

Selected Companies Analysis

Using publicly available company SEC filings, research analyst estimates and other publicly available information, Morgan Joseph TriArtisan analyzed, among other things, the implied value of Metropolitan based upon corresponding trading multiples of selected companies that Morgan Joseph TriArtisan believed were generally comparable to Metropolitan. These selected companies are set forth below.

Medicare Advantage	Multi Line
HealthSpring, Inc.	Aetna Inc.
Humana Inc.	CIGNA Corporation
Triple-S Management Corporation	Coventry Health Care, Inc.
Health Net, Inc.

Medicaid	UnitedHealth Group Incorporated
AMERIGROUP Corporation	WellPoint, Inc.
Centene Corporation
Molina Healthcare, Inc.	Party to Proposed Merger Continucare

In its analysis, Morgan Joseph TriArtisan derived a range of trading multiples for the selected companies, including, but not limited to, enterprise value as a multiple of projected EBITDA and equity value as a multiple of projected net income.

Although none of the selected companies is directly comparable to Metropolitan in all respects, they were chosen because they have operations and lines of business that for purposes of analysis may be considered similar to certain of Metropolitan’s operations and lines of business.

The financial information reviewed by Morgan Joseph TriArtisan included trading multiples exhibited by the selected companies, grouped by lines of business, with respect to their 2011 and 2012 projected financial performance. All trading multiples for the selected companies were based upon closing stock prices as of

June 24, 2011. The table below provides a summary of the trading multiples related to the selected companies for 2011 and 2012:

Trading Multiples Observed from the Selected Companies

	Enterprise Value/EBITDA				Price/Earnings Ratio
	2011E		2012E		2011E		2012E

Medicare Advantage
High	7.7	x	7.1	x	12.1	x	11.2	x
Low	3.0	x	2.8	x	10.5	x	9.0	x
Mean	5.2	x	4.9	x	11.3	x	10.3	x
Median	5.0	x	5.0	x	11.4	x	10.8	x

Medicaid
High	8.6	x	7.9	x	16.7	x	15.0	x
Low	5.8	x	5.2	x	14.4	x	14.2	x
Mean	7.5	x	7.0	x	15.7	x	14.5	x
Median	8.1	x	7.7	x	16.0	x	14.4	x

Multi-Line
High	9.6	x	10.4	x	15.7	x	10.9	x
Low	3.1	x	3.0	x	9.6	x	9.2	x
Mean	6.9	x	6.8	x	11.7	x	10.1	x
Median	6.9	x	6.7	x	11.3	x	10.1	x

Party to Proposed Merger
Continucare (based on street estimates)	5.4	x	N/A		10.8	x	N/A

The equity value for Metropolitan implied by the trading multiples observed in the selected companies analysis was approximately $6.09 to $7.22 per share.

Discounted Cash Flow Analysis

Using Metropolitan’s projected financial information for Metropolitan for calendar years 2011 through 2015, Morgan Joseph TriArtisan calculated the net present value of free cash flows of Metropolitan using discount rates ranging from 12.0% to 13.0% based on Metropolitan’s weighted average cost of capital. Morgan Joseph TriArtisan also estimated a range of terminal values for Metropolitan based upon multiples of EBITDA in calendar year 2015 that ranged from 4.5x to 5.5x and discounted these terminal values using the assumed range of discount rates. The present values of the implied terminal values of Metropolitan were then added to the present value of the after-tax free cash flows to arrive at a range of enterprise values. The equity value for Metropolitan implied by the discounted cash flow analysis was approximately $6.98 to $7.91 per share.

Pro Forma Trading Range Analysis

Morgan Joseph TriArtisan performed a pro forma trading analysis on Metropolitan common stock, assuming the proposed merger closed. In performing the analysis, Morgan Joseph TriArtisan analyzed the pro forma 2012 EBITDA and net income of the combined company and applied trading multiples of companies that were deemed comparable to the combined business.

The equity value for Metropolitan implied by an analysis of its pro forma trading range and adjusted by Metropolitan’s pro forma ownership was approximately $5.81 to $8.03 per share.

Analyses with Respect to Continucare

Selected Companies Analysis

Using publicly available company SEC filings, research analyst estimates and other publicly available information, Morgan Joseph TriArtisan analyzed, among other things, the implied value of Continucare based upon corresponding trading multiples of selected companies that Morgan Joseph TriArtisan believed were generally comparable to Continucare. These selected companies are set forth below.

Medicare Advantage	Multi Line
HealthSpring, Inc.	Aetna Inc.
Humana Inc.	CIGNA Corporation
Triple-S Management Corporation	Coventry Health Care, Inc.
Health Net, Inc.
Medicaid	UnitedHealth Group Incorporated
AMERIGROUP Corporation	WellPoint, Inc.
Centene Corporation
Molina Healthcare, Inc.	Party to Proposed Merger Metropolitan

In its analysis, Morgan Joseph TriArtisan derived a range of trading multiples for the selected companies, including, but not limited to, enterprise value as a multiple of projected EBITDA and equity value as a multiple of projected net income.

Although none of the selected companies is directly comparable to Continucare in all respects, they were chosen because they have operations and lines of business that for purposes of analysis may be considered similar to certain of Continucare’s operations and lines of business.

The financial information reviewed by Morgan Joseph TriArtisan included trading multiples exhibited by the selected companies, grouped by lines of business, with respect to their 2011 and 2012 projected financial performance. All trading multiples for the selected companies were based upon closing stock prices as of

June 24, 2011. The table below provides a summary of the trading multiples related to the selected companies for 2011 and 2012:

Trading Multiples Observed from the Selected Companies

	Enterprise Value/EBITDA				Price/Earnings Ratio
	2011E		2012E		2011E		2012E

Medicare Advantage
High	7.7	x	7.1	x	12.1	x	11.2x
Low	3.0	x	2.8	x	10.5	x	9.0x
Mean	5.2	x	4.9	x	11.3	x	10.3x
Median	5.0	x	5.0	x	11.4	x	10.8x

Medicaid
High	8.6	x	7.9	x	16.7	x	15.0x
Low	5.8	x	5.2	x	14.4	x	14.2x
Mean	7.5	x	7.0	x	15.7	x	14.5x
Median	8.1	x	7.7	x	16.0	x	14.4x

Multi-Line
High	9.6	x	10.4	x	15.7	x	10.9x
Low	3.1	x	3.0	x	9.6	x	9.2x
Mean	6.9	x	6.8	x	11.7	x	10.1x
Median	6.9	x	6.7	x	11.3	x	10.1x

Party to Proposed Merger
Metropolitan (based on street estimates)	4.2	x	N/A		7.6	x	N/A

The equity value for Continucare implied by the trading multiples observed in the selected companies analysis was approximately $5.54 to $7.15 per share.

Selected Comparable Transactions Analysis

Using publicly available information, Morgan Joseph TriArtisan analyzed, among other things, the implied enterprise value of Continucare, based upon corresponding transaction purchase price multiples paid in selected precedent merger and acquisition transactions that it deemed relevant in reviewing the financial terms of the proposed merger, which are presented in the table below in reverse chronological order based upon the date of announcement:

Date Announced	Target Name	Acquiror Name

10/26/2010	Windsor Health Group, Inc.	Munich Re
8/15/2010	Prospect Medical Holdings Inc.	Leonard Green & Partners
8/9/2007	Leon Medical Centers Health Plans, Inc.	Healthspring Inc.
7/6/2007	Vista Healthplan, Inc.	Coventry Health Inc.

Morgan Joseph TriArtisan selected these transactions, among other reasons, because the targets involved in such transactions operate in similar industries and have similar lines of business to Continucare. However, none of the target companies is identical or directly comparable to Continucare, and no transaction involving Continucare has been proposed. For each precedent transaction, Morgan Joseph TriArtisan determined the transaction value as a multiple of the target company’s EBITDA for the LTM period. The table below provides a summary of these transaction purchase price multiples:

Purchase Price Multiples Observed from the Selected Transactions

	Mean	Median	High	Low

Transaction Value/LTM EBITDA	7.1x	7.0x	10.2x	4.2x

The equity value for Continucare implied by the purchase price multiples observed in the selected comparable transactions analysis was approximately $5.15 to $6.53 per share.

Discounted Cash Flow Analysis

Using the Supplemented CNU Forecast for calendar years 2011 through 2015, Morgan Joseph TriArtisan calculated the net present value of free cash flows of Continucare using discount rates ranging from 11.5% to 12.5% based on Continucare’s weighted average cost of capital. Morgan Joseph TriArtisan also estimated a range of terminal values for Continucare based upon multiples of EBITDA in calendar year 2015 that ranged from 5.0x to 6.0x and discounted these terminal values using the assumed range of discount rates. The present values of the implied terminal values of Continucare were then added to the present value of the after-tax free cash flows to arrive at a range of enterprise values. The equity value for Continucare implied by the discounted cash flow analysis was approximately $6.71 to $7.58 per share.

Discounted Cash Flow Analysis — With Synergies

Using the Supplemented CNU Forecast, including the impact of $5 million per year of pre-tax annual cost savings through 2015, Morgan Joseph TriArtisan calculated the net present value of free cash flows of Continucare using discount rates ranging from 11.5% to 12.5% based on Continucare’s weighted averaged cost of capital. Morgan Joseph TriArtisan also estimated a range of terminal values for Continucare based upon multiples of EBITDA in fiscal year 2015 that ranged from 5.0x to 6.0x and discounted these terminal values using the assumed range of discount rates. The present values of the implied terminal values of Continucare were then added to the present value of the after-tax free cash flows to arrive at a range of enterprise values. The equity value for Continucare implied by the discounted cash flow analysis, including synergies, was approximately $7.09 to $8.01 per share.

Leveraged Buyout Analysis

Using the Supplemented CNU Forecast as well as $5.0 million of pre-tax annual savings projected by Continucare’s management through 2015, Morgan Joseph TriArtisan performed a leveraged buyout analysis to determine the potential implied enterprise value that might be achieved in an acquisition of Continucare in a leveraged buyout transaction assuming an exit from the business in calendar year 2015. Estimated exit values were calculated by applying a range of multiples from 7.0x to 9.0x EBITDA in calendar year 2015. Morgan Joseph TriArtisan then derived a range of theoretical purchase prices based upon a range of assumed required internal rates of return on equity for a buyer of approximately 22.5% to 27.5%, which range was assumed to be generally reflective of the range of required internal rates of return on equity commonly assumed when performing a leveraged buyout analysis of this type. The equity value for Continucare implied by the leveraged buyout analysis was approximately $6.15 to $7.13 per share.

Premium Paid Analysis

Morgan Joseph TriArtisan analyzed the premiums paid in transactions announced since June 16, 2010 involving public healthcare companies with transaction enterprise values or purchase prices at announcement between $250 million and $750 million. The summary of the transactions utilized in Morgan Joseph TriArtisan’s premium paid analysis is set forth below:

Date Announced	Target Name	Acquiror Name	Purchase Price
			($ in millions)

5/16/11	Orthovita, Inc.	Stryker Corp.	$296.6
5/4/11	Kendle International Inc.	INC Research, LLC	228.7
4/27/11	Vital Images Inc.	Toshiba Medical Systems	261.9
4/5/11	Inspire Pharmaceuticals, Inc.	Merck & Co. Inc.	416.4
3/28/11	Rural/Metro Corp.	Warburg Pincus LLC	437.8
3/17/11	Celera Corporation	Quest Diagnostics Inc.	657.2
3/6/11	TomoTherapy Incorporated	Accuray Incorporated	269.4
1/24/11	Genoptix, Inc.	Novartis Finance Corporation	442.2
10/28/11	BMP Sunstone Corporation	Sanofi	433.9
10/22/11	Clarient, Inc.	GE Healthcare Ltd.	455.0
9/7/10	ZymoGenetics Inc.	Bristol Myers Squibb Company	845.2
8/15/10	Prospect Medical Holdings Inc.	Leonard Green & Partners, L.P.	180.4
8/14/10	Res-Care Inc.	Onex Corporation	389.8
7/27/10	Health Grades Inc.	Vestar Capital Partners	250.4
7/19/10	Cypress Bioscience Inc.	Ramius Advisors, LLC	251.5
7/11/10	Micrus Endovascular Corp.	Codman & Shurtleff, Inc.	388.1
6/16/10	Somanetics Corp.	United States Surgical Corporation	298.8

Morgan Joseph TriArtisan reviewed the premiums paid in the above transactions represented by the per share acquisition price in each of the selected transactions as compared to the average share price of the target company on the trading day one calendar day, seven calendar days, thirty calendar days and ninety calendar days prior to the announcement of such transaction. The following table represents the result of this analysis:

	Premium Paid Over Average Price
Means	One Day	Seven Days	Thirty Days	Ninety Days

1st Quartile:	52.4%	50.6%	61.5%	68.4%
2nd Quartile:	43.4%	43.5%	50.3%	53.9%
3rd Quartile:	39.2%	39.1%	44.0%	46.0%
All Transactions:	34.1%	35.1%	38.9%	40.7%

The equity value for Continucare implied by the precedent premiums paid in the selected public healthcare company transactions applied to various Continucare price benchmarks was approximately $6.32 to $6.81 per share.

On July 1, 2011, Morgan Joseph TriArtisan became aware of certain immaterial computational errors that affected certain of its analyses performed in connection with its opinion. The correction of these errors caused the valuation ranges in these analyses to be revised downward by 1.0% to 5.8% depending on the analysis. Morgan Joseph TriArtisan presented its revised analyses to the Metropolitan Board on July 8, 2011 and orally reconfirmed its opinion that, as of June 26, 2011, the fairness of the consideration to be paid by Metropolitan in the merger was fair, from a financial point of view, to Metropolitan.

Miscellaneous

Metropolitan and Morgan Joseph TriArtisan entered into a letter agreement, signed on June 26, 2011, relating to the services to be provided by Morgan Joseph TriArtisan in connection with the proposed merger. As compensation for its services in connection with the merger, Metropolitan paid Morgan Joseph TriArtisan

$1.0 million upon the delivery of Morgan Joseph TriArtisan Opinion. Additional compensation of $5.4 million will be payable on completion of the merger against which the amounts paid for the opinion will be credited. In the event that Metropolitan and Continucare do not consummate the merger but Continucare pays compensation to Metropolitan in the form of break-up fees or lock-up fees, Metropolitan agreed to pay to Morgan Joseph TriArtisan a fee equal to 20% of such fees, less the deduction of any fees or unreimbursed expenses owed to General Electric Capital Corporation as lender and/or agent, and less Metropolitan’s unreimbursed expenses in connection with the merger. Metropolitan also agreed to reimburse Morgan Joseph TriArtisan for its reasonable out-of-pocket expenses incurred in connection with its engagement, including certain fees and disbursements of its legal counsel, and to indemnify Morgan Joseph TriArtisan against certain liabilities relating to or arising out of its engagement, including liabilities under the securities laws. The opinion was approved and issued by Morgan Joseph TriArtisan’s fairness opinion committee.

In the ordinary course of its business, Morgan Joseph TriArtisan may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions in equity and other securities and financial instruments (including loans and other obligations) of, or investments in, Metropolitan and Continucare. Since 2006, Morgan Joseph TriArtisan acted as financial advisor to the Metropolitan Board and, in connection therewith, received fees of approximately $800,000 in the aggregate for its services. Such services included identifying suitable acquisition candidates, advising on, and delivering a fairness opinion in connection with, the sale of a Metropolitan subsidiary and assisting in capital planning. Other than these engagements, Morgan Joseph TriArtisan has not acted as a financial advisor to any party involved in the transaction within the past three years. Except as set forth above, there are no other existing material relationships involving the payment or receipt of compensation between Morgan Joseph TriArtisan and any party to the transaction during the last two years. Morgan Joseph TriArtisan may in the future seek to provide investment banking services to Metropolitan, Continucare, or any of their affiliates, and receive customary fees for such services.

Regulatory Approvals Required for the Merger

Metropolitan and Continucare have agreed to use their reasonable best efforts, subject to specified limitations, to take, or cause to be taken, all actions necessary, proper or advisable under applicable law and regulations to complete the merger in the most expeditious manner practicable. See “The Merger Agreement — Covenants and Agreements.”

Under the merger agreement, the use of such reasonable best efforts does not require that Metropolitan be obligated to accept any undertaking, enter into any consent order, make any divestiture or accept any operational restriction, or take or commit to take any action (1) the effectiveness or consummation of which is not conditional on the consummation of the merger, (2) that is not necessary at such time to permit the effective time to occur by the last business day before November 1, 2011, or (3) that individually or in the aggregate would be expected to be material to Continucare, Metropolitan or to Metropolitan’s ownership or operation of Continucare.

The completion of the merger is subject to compliance with the HSR Act. The notifications required under the HSR Act were initially filed with the FTC and the Antitrust Division on July 6, 2011 and the FTC obtained clearance to review the transaction. On July 15, 2011, the FTC notified Metropolitan that the FTC had granted early termination of the waiting period.

See “The Merger Agreement — Conditions to Completion of the Merger.”

Financing Relating to the Merger

Metropolitan has entered into a debt commitment letter with the debt commitment party, pursuant to which the debt commitment party has committed, subject to customary conditions as further described below, to underwrite senior credit facilities in an aggregate amount of $355 million, consisting of (i) a $265 million senior secured first lien credit facility, comprised of a $25 million revolving credit facility for working capital and general corporate purposes and a $240 million term loan and (ii) a $90 million senior secured second lien term loan. The term loan portions of the new debt financing will be used, in addition to existing cash balances, to fund the cash portion of the merger consideration, refinance certain Continucare existing debt, and pay transaction fees and expenses. A copy of the debt commitment letter was filed as an exhibit to the Current Report on Form 8-K filed by Metropolitan on June 27, 2011, which is incorporated by reference herein. This summary of terms and conditions of the debt financing commitments is qualified in its entirety by reference to the full text of the debt commitment letter.

The term of the senior secured first lien credit facility is five years. The term loan portion of the first lien credit facility will be advanced in full on the closing date of the financing, and will be repayable in equal quarterly installments of 5% per annum of the original principal amount of such term loan commencing on the first day of the first full calendar quarter following closing, with the balance payable in full at maturity. Metropolitan will be required to make mandatory prepayments (subject to certain basket amounts and exceptions) equal to 50% of excess cash flow (with a reduction to 25% based on achievement and maintenance of a total leverage ratio not exceeding 2.00x as of the last day of each year, commencing fiscal year 2012), 50% of the net proceeds from publicly offered equity issuances, and 100% of the net proceeds from debt issuances, asset sales and extraordinary receipts. Borrowings under the revolving credit facility may be made from time to time until the maturity date of the first lien credit facility.

The term of the senior secured second lien term loan is six years. The second lien term loan will be advanced in full on the closing date of the financing, and will be payable in full at maturity.

The debt financing commitments are subject to:

•	the non-occurrence of a material adverse effect regarding Metropolitan, Continucare and their respective subsidiaries, taken as a whole;

•	the substantially concurrent consummation of the merger in accordance with the terms of the merger agreement;

•	the repayment of certain indebtedness of Metropolitan and Continucare;

•	the ratio of consolidated total leverage to earnings before interest, taxes, depreciation and amortization, or “EBITDA,” of Metropolitan and its subsidiaries during the 12 months preceding the closing date of the merger, on a pro-forma basis after giving effect to the initial funding of the credit facilities to be provided pursuant to the debt financing commitments and the consummation of the merger but excluding certain outstanding letters of credit and assuming average working capital levels, not exceeding 3.6. For purposes of such closing condition, EBITDA shall be calculated subject to certain adjustments, including for certain projected cost savings associated with the merger; and

•	other customary financing conditions more fully set forth in the debt commitment letter.

In the merger agreement, Metropolitan has agreed to use its reasonable best efforts to obtain debt financing on the terms and conditions described in the debt commitment letter. However, the merger agreement provides that, subject to certain conditions, Metropolitan may amend, replace or otherwise modify, or waive its rights under the debt commitment letter and/or substitute other debt or equity financing for all or any portion of the financing contemplated by the debt commitment letter, from the same and/or alternative financing sources. The merger agreement provides that Metropolitan may not, without the consent of Continucare, allow any such amendment, replacement or modification to be made to, or any waiver of any material provision or remedy under, the debt commitment letter that, in each case, would:

•	reduce the aggregate amount of the financing under the debt commitment letter (except as allowed in the following sentence);

•	amend the conditions to the drawdown of the financing in a manner adverse to the interests of Continucare in any material respect, or which would otherwise in any other respect reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by the merger agreement without the consent of Continucare.

Metropolitan may reduce the aggregate amount of the financing under the debt commitment letter to the extent that Metropolitan reasonably expects that it will, at the closing of the merger, have secured or received such amount of cash proceeds (whether through the debt financing described in the debt commitment letter, any “alternative financing” and/or “closing cash,” as described in the merger agreement) as is necessary to consummate the merger.

Each of Metropolitan’s and Continucare’s respective obligation to consummate the merger is subject to its Continucare’s receipt of the proceeds through the closing of the debt financing described in the debt commitment letter, and/or any Alternative Financing and/or Closing Cash. However, under certain conditions, Metropolitan may be required to pay a termination fee of $12 million, in addition to reimbursement of up to $1.5 million of Continucare’s costs and expenses incurred in connection with the transaction, if Metropolitan fails to consummate the debt financing, as described under “The Merger Agreement — Termination Fees and Expenses.”

Litigation Related to the Merger

On July 1, 2011, a putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Kathryn Karnell, Trustee and the Aaron and Kathryn Karnell Revocable Trust U/A Dtd 4/9/09 against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary.

Also on July 1, 2011, a second putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Steven L. Fuller against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary.

On July 6, 2011, a third putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Hilary Kramer against Continucare, the members of the Continucare Board, individually, Metropolitan, and the merger subsidiary.

On July 12, 2011, a fourth putative class action was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by Jamie Suprina against Continucare, the members of the Continucare board of directors, individually, Metropolitan, and the merger subsidiary.

Each of these suits alleges a claim against the members of the Continucare Board for breach of fiduciary duty and a claim against Continucare, Metropolitan, and the merger subsidiary for aiding and abetting the individual defendants’ alleged breach of fiduciary duty. These suits seek to enjoin the proposed transaction between Continucare and Metropolitan, as well as attorneys’ fees. The Fuller, Kramer, and Suprina suits also seek rescissory and other money damages.

Listing of Metropolitan Common Stock Issued for Share Consideration; De-listing and Deregistration of Continucare Common Stock

It is a condition to the merger that the shares of Metropolitan common stock in connection with the merger be authorized for issuance on the NYSE Amex subject to official notice of issuance. Shares of Metropolitan common stock are currently traded on the NYSE Amex under the symbol “MDF.” Shares of Continucare common stock are currently traded on the NYSE under the symbol “CNU.” If the merger is completed, Continucare common stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act and Continucare will no longer file periodic reports with the SEC.

Board of Directors and Management of Metropolitan Following the Merger

The directors and officers of Metropolitan at the effective time of the merger shall continue as the directors and officers of Metropolitan after completion of the merger.

Dividend Policy of Metropolitan Following the Merger

The payment of dividends by Metropolitan after the merger is subject to the determination of its board of directors. Decisions regarding whether to pay dividends and the amount of any dividends will be based on compliance with the FBCA, compliance with agreements governing Metropolitan’s indebtedness, earnings, cash requirements, results of operations, cash flows and financial condition and other factors that the Metropolitan Board may consider important.

Continucare Shareholders’ Rights of Appraisal

Continucare shareholders as of the record date of the Continucare special meeting are entitled to rights of appraisal under the FBCA. Pursuant to Section 607.1302 of the FBCA, a Continucare shareholder who does not wish to accept the merger consideration of 0.0414 of a share of Metropolitan common stock and $6.25 in cash, without interest, per share of Continucare common stock, to be received pursuant to the terms of the merger agreement may exercise appraisal rights and, if the merger is consummated, obtain the payment of the “fair value” of the shareholders’ shares of Continucare common stock (as valued immediately prior to the completion of the merger in accordance with Florida law). Such fair value is exclusive of any appreciation or depreciation in anticipation of the merger, unless such exclusion would be inequitable to Continucare and its remaining shareholders. Shareholders should note that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, are not opinions as to, and do not otherwise address, fair value under the FBCA.

In order to exercise appraisal rights, a shareholder of Continucare must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those sections is included as Annex F to this proxy statement/prospectus. Shareholders of Continucare are urged to read Annex F in its entirety and to consult with their legal advisers. Each shareholder of Continucare who desires to assert such shareholder’s appraisal rights is cautioned that failure on the shareholder’s part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Rights of Appraisal.  The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA included as Annex F to this proxy statement/prospectus.

A shareholder, who desires to exercise such shareholder’s appraisal rights must deliver to Continucare, prior to the taking of the vote on the merger, a written notice of intent to demand payment for such shareholder’s shares if the merger is effectuated. A vote against the merger will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA. A shareholder need not vote against the merger, but cannot vote, or allow any nominee who holds such shares for the shareholder to vote, any of such shareholder’s Continucare shares in favor of the merger. A vote in favor of the merger will constitute a waiver of the shareholder’s appraisal rights. The written notice of intent to demand payment should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

Continucare Corporation
Attention: Corporate Secretary
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126

All such notices must be signed in the same manner as the shares are registered on the books of Continucare. If a shareholder has not provided written notice of intent to demand payment before the vote is taken at the Continucare special meeting, the shareholder will be deemed to have waived the shareholder’s appraisal rights.

Within 10 days after the completion of the merger, Metropolitan must supply to each Continucare shareholder who filed a notice of intent to demand payment for the shareholder’s shares a written appraisal notice and an appraisal election form that specifies, among other things:

•	the date of the completion of the merger;

•	Metropolitan’s estimate of the fair value of the Continucare shares;

•	where to return the completed appraisal election form and, in the case of certificated shares, the shareholder’s stock certificates, and the date by which they must be received by Metropolitan or its agent, which date may not be fewer than 40 days nor more than 60 days after the date Metropolitan sent the appraisal notice and appraisal election form to the shareholder;

•	that, if requested in writing, Metropolitan will provide to the shareholder so requesting, within 10 days after the date set for receipt by Metropolitan of the appraisal election form, the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

•	the date by which a notice from the shareholder of the shareholder’s desire to withdraw the shareholder’s appraisal election must be received by Metropolitan, which date must be within 20 days after the date set for receipt by Metropolitan of the appraisal election form from the shareholder.

The form must also contain Metropolitan’s offer to pay to the shareholder the amount that Metropolitan has estimated as the fair value of the Continucare shares, and request certain information from the shareholder, including:

•	the shareholder’s name and address;

•	the number of shares as to which the shareholder is asserting appraisal rights;

•	that the shareholder did not vote for the merger;

•	whether the shareholder accepts the offer of Metropolitan to pay its estimate of the fair value of the Continucare shares to the shareholder; and

•	if the shareholder does not accept the offer of Metropolitan, the shareholder’s estimated fair value of the Continucare shares and a demand for payment of the shareholder’s estimated value plus interest.

The form will also be accompanied by certain financial statements of Continucare and a copy of Sections 607.1301 through 607.1333 of the FBCA.

A shareholder exercising appraisal rights must execute and return the appraisal election form in accordance with the instructions provided therein and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to therein. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a Continucare shareholder, unless the shareholder properly withdraws from the appraisal process by giving written notice to Metropolitan within the time period specified in the appraisal election form. Any such shareholder failing to return a properly completed appraisal election form and, in the case of certificated shares, deposit the shareholder’s certificates, within the period stated in the form, will lose such shareholder’s appraisal rights and be bound by the terms of the merger agreement.

Upon returning the appraisal election form, a shareholder shall be entitled only to payment pursuant to the procedure set forth in the applicable sections of the FBCA and shall not be entitled to vote or to exercise any other rights of a shareholder unless the shareholder withdraws such shareholder’s demand for appraisal within the time period specified in the appraisal election form.

A shareholder who has delivered the appraisal election form and, in the case of certificated shares, such shareholder’s stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to Metropolitan within the time period specified in the appraisal election form. Thereafter, a shareholder may not withdraw from the appraisal process without the written consent of Metropolitan. Upon a withdrawal, the right of the shareholder to be paid the fair value of such shareholder’s shares will cease, and the shareholder will be reinstated as a shareholder of Metropolitan.

If the shareholder accepts the offer of Metropolitan in the appraisal election form to pay Metropolitan’s estimate of the fair value of the Continucare shares, payment for the shares of the shareholder is to be made within 90 days after the receipt of the appraisal election form by Metropolitan or its agent. Upon payment of the agreed value, the shareholder will cease to have any interest in such shares.

A shareholder must assert appraisal rights with respect to all of the shares registered in such shareholder’s name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify Continucare in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to Continucare the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal notice, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

Sections 607.1326 and 607.1330 of the FBCA address what should occur if a shareholder fails to accept the offer of Metropolitan to pay the value of the shares as estimated by Metropolitan and Metropolitan fails to comply with the demand of the shareholder to pay the value of the shares as estimated by the shareholder, plus interest.

If a shareholder refuses to accept the offer of Metropolitan to pay the value of the shares as estimated by Metropolitan and Metropolitan fails to comply with the demand of the shareholder to pay the value of the shares as estimated by the shareholder, plus interest, then within 60 days after receipt of a written demand from any dissenting shareholder given within 60 days after the date on which the merger was effected, Metropolitan shall, or at its election at any time within such period of 60 days may, file an action requesting that the fair value of such shares be determined by the court.

If Metropolitan fails to institute a proceeding within the above-prescribed period, any shareholder that has made a demand under Section 607.1326 of the FBCA may do so in the name of Metropolitan. A copy of the initial pleading will be served on each shareholder who has made such a demand. Metropolitan is required to pay each shareholder the amount found to be due within 10 days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the shareholder ceases to have any interest in such shares.

Section 607.1331 of the Florida Statutes provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, shall be determined by the court and assessed against Metropolitan, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against (i) Metropolitan and in favor of any or all shareholders if the court finds Metropolitan did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322, or (ii) either Metropolitan or shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders, and that the fees for those services should not be assessed against Metropolitan, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent that Metropolitan fails to make a required payment when a shareholder accepts Metropolitan’s offer to pay the value of the shares as estimated by Metropolitan, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Metropolitan all costs and expenses of the suit, including counsel fees.

Any shareholder who perfects such shareholder’s right to be paid the fair value of the shareholder’s shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for such shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Code. See “Material United States Federal Income Tax Consequences.”

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO APPRAISAL RIGHTS, CONTINUCARE SHAREHOLDERS WHO ARE CONSIDERING EXERCISING APPRAISAL RIGHTS ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

Accounting Treatment

The merger will be accounted for under the acquisition method of accounting, in conformity with GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Continucare as of the effective time will be recorded at their respective fair values and added to those of Metropolitan. Any excess of purchase price over the fair value of the net assets is recorded as goodwill. Financial statements of Metropolitan issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of Continucare.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the merger and ownership of Metropolitan common stock to U.S. holders and non-U.S. holders (as defined below) of Continucare common stock who hold their stock as a capital asset (generally, assets held for investment). This summary is based on the provisions of the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein.

This summary is not a complete description of all the tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Continucare common stock who are subject to special treatment under U.S. federal income tax law, including, for example, certain U.S. expatriates, financial institutions, an S corporation, partnership, limited liability company taxed as a partnership, or other pass-through entity (or an investor in such pass-through entity), dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, persons whose “functional currency” is not the U.S. dollar, holders who acquired Continucare common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders exercising appraisal rights, and holders who hold Continucare common stock as part of a hedge, straddle, constructive sale or conversion transaction.

This summary does not address U.S. federal income tax considerations applicable to holders of options to purchase Continucare common stock, or holders of debt instruments convertible into Continucare common stock. In addition, this summary does not address any aspect of state, local or non-U.S. laws or estate, gift, excise or other non-income tax laws. Neither Metropolitan nor Continucare has requested a ruling from the Internal Revenue Service (which we refer to as the “IRS”) in connection with the merger. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Furthermore, no opinion of counsel has been, or is expected to be, rendered with respect to the tax consequences of the merger.

WE URGE HOLDERS TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE MERGER UNDER U.S. FEDERAL NON-INCOME TAX LAWS AND STATE, LOCAL AND NON-U.S. TAX LAWS.

For purposes of this discussion, the term “U.S. holder” means a beneficial holder of Continucare common stock that is:

•	a citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) holds Continucare common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

U.S. Holders

Tax Consequences of the Merger.  The exchange of Continucare common stock for Metropolitan common stock and cash in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder whose Continucare common stock is converted into the right to receive Metropolitan common stock and cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (1) the sum of (i) the fair market value of Metropolitan common stock received by such holder in the merger, and (ii) the amount of cash received by such holder in the merger, including any cash received in lieu of fractional shares of Metropolitan common stock, and (2) the U.S. holder’s adjusted tax basis in such Continucare common stock. A U.S. holder’s adjusted tax basis in its Continucare common stock will generally equal the price the U.S. holder paid for such Continucare common stock. Gain or loss will be determined separately for each block of Continucare common stock. A block of stock is generally a group of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such Continucare common stock is more than one year at the time of the completion of the merger. A U.S. holder’s aggregate tax basis in its Metropolitan common stock received in the merger will equal the fair market value of such stock at the effective time, and the holder’s holding period for such stock will begin on the day after the merger.

Ownership of Metropolitan Common Stock.  As a result of the merger, current Continucare shareholders will hold Metropolitan common stock. In general, distributions with respect to Metropolitan common stock will constitute dividends to the extent made out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Metropolitan’s current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of a U.S. holder’s adjusted tax basis in its shares and thereafter as capital gain from the sale or exchange of such shares. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction, provided such a corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning on or before December 31, 2012 will qualify for taxation at preferential rates provided such a non-corporate U.S. holder meets certain holding period and other applicable requirements.

Upon the sale or other disposition of Metropolitan common stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and the adjusted tax basis in its Metropolitan common stock. Such capital gain or loss will generally be long-term if the selling shareholder’s holding period in respect of such Metropolitan shares (as discussed under “— Tax Consequences of the Merger,” above) is more than one year at the time of such sale or disposition. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential tax rates in respect of long-term capital gain. The deductibility of capital losses is subject to limitations.

For taxable years beginning after December 31, 2012, recently enacted legislation will generally impose a 3.8% tax on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include dividends and net gain from the sale, exchange, redemption, retirement or other taxable disposition of Metropolitan common stock. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the Metropolitan common stock.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Continucare common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Tax Consequences of the Merger.  Any gain a non-U.S. holder recognizes from the exchange of Continucare common stock for Metropolitan common stock and cash in the merger generally will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, (b) in the case of non-U.S. holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met or (c) Continucare is, or has been in the last five years a United States real property holding corporation and the non-U.S. holder owns actually or constructively, more than 5% of Continucare’s common stock. Continucare does not believe it is, or has been, a United States real property holding corporation.

Non-U.S. holders described in (a) above, will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (b) above, will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.

Ownership of Metropolitan Common Stock.  As a result of the merger, current Continucare shareholders will hold Metropolitan common stock. Dividends paid to non-U.S. holders (to the extent paid out of Metropolitan’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) with respect to such shares of Metropolitan common stock will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, the non-U.S. holder provides to Metropolitan a valid IRS Form W-8ECI, and, if certain tax treaties apply, the dividends are attributable to a U.S. permanent establishment, as discussed below. Even if a non-U.S. holder is eligible for a lower treaty rate, Metropolitan will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments unless (1) Metropolitan has received a valid IRS Form W-8BEN or other documentary evidence establishing entitlement to a lower treaty rate with respect to such payments, and (2) in the case of dividends paid to a foreign financial institution or entity after December 31, 2012, such non-U.S. holder holds the Metropolitan common stock through a foreign financial institution or entity that has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such an institution or entity) and, if required, such non-U.S. holder has provided the withholding agent with a certification identifying its direct and indirect U.S. owners.

If a non-U.S. holder is subject to withholding at a rate in excess of a reduced rate for which it is eligible under a tax treaty or otherwise, it may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements.

Dividends that are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. Any such effectively connected dividend received by a non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any gain a non-U.S. holder recognizes on the sale or other taxable disposition of Metropolitan common stock generally will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, (b) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met or (c) Metropolitan is, or was in the five years before such sale or disposition, a United States real property holding corporation and the non-U.S. holder owns, actually or constructively, more than 5% of Metropolitan’s stock. Metropolitan does not believe it is or has been, nor does it expect to be in the future, a United States real property holding corporation. In the case of dispositions of Metropolitan common stock the proceeds of which are paid to a foreign financial institution or entity after December 31, 2012, a non-U.S. holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the non-US. holder holds the Metropolitan common stock through a foreign financial institution or entity that has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such an institution or entity) and, if required, the non-U.S. holder has provided the withholding agent with a certification identifying its direct and indirect U.S. owners. Investors are encouraged to consult with their own tax advisors regarding the possible impactions of these withholding requirements.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the amounts paid to U.S. holders and non-U.S. holders in connection with the consideration received in connection with the merger, dividends paid with respect to Metropolitan common stock and proceeds received from the sale or exchange of Metropolitan common stock, unless an exemption applies. Backup withholding may be imposed (currently at a 28% rate) on the above payments if a U.S. holder or non-U.S. older (1) fails to provide a taxpayer identification number or appropriate certifications or (2) fails to report certain types of income in full.

Any amounts withheld under the backup withholding rules are not additional tax and will be allowed as a refund or credit against applicable U.S. federal income tax liability provided the required information is furnished to the IRS.

THE FOREGOING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS WILL DEPEND UPON THE FACTS OF THEIR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICABILITY TO THEM OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS TO THEM OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Metropolitan and Continucare urge you to read carefully this entire proxy statement/prospectus, including the annexes and the other documents which have been referred to you. You should also review the section titled “Where You Can Find More Information.”

This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. Except for its status as the contractual document that establishes and governs the legal relations between Metropolitan and Continucare with respect to the merger, Metropolitan and Continucare do not intend for the merger agreement to be a source of factual, business or operational information about either Metropolitan or Continucare. The merger agreement contains representations and warranties that Metropolitan and Continucare have made to each other for the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the merger agreement.

First, except for the parties themselves, under the terms of the merger agreement, only certain other specifically identified persons are third party beneficiaries of the merger agreement who may enforce it and rely on its terms.

Second, the representations and warranties are qualified in their entirety by certain information of each of Metropolitan and Continucare filed with the SEC prior to the date of the merger agreement, as well as by confidential disclosure schedules that each of Metropolitan and Continucare prepared and delivered to the other immediately prior to signing the merger agreement.

Third, certain of the representations and warranties made by Metropolitan, on the one hand, and Continucare, on the other hand, were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts.

Fourth, none of the representations or warranties will survive the closing of the merger and they will therefore have no legal effect under the merger agreement after the closing.

For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and subsequently developed or new information qualifying a representation or warranty may have been included in a filing with the SEC made since the date of the merger agreement (including in this proxy statement/prospectus).

The Merger; Closing

Upon the terms and subject to the conditions of the merger agreement, and in accordance with Florida law, at the effective time, merger subsidiary will merge with and into Continucare, with Continucare continuing as the surviving corporation and a wholly owned subsidiary of Metropolitan.

Unless Metropolitan and Continucare agree otherwise, the closing of the merger will occur as soon as possible, but no later than the third business day following the date on which all of the conditions to the merger, other than conditions that, by their nature are to be satisfied at the closing (but subject to satisfaction, or, to the extent permissible, waiver of those conditions at closing) have been satisfied or, to the extent permissible, waived.

Assuming timely satisfaction of the necessary closing conditions, Metropolitan and Continucare are targeting a closing of the merger during the third calendar quarter in 2011. However, we cannot assure you that such timing will occur or that the merger will be completed as expected.

Upon the closing, merger subsidiary and Continucare will file articles of merger with the Secretary of State of the State of Florida. The effective time will be the time the articles of merger are filed or at a later time upon which Metropolitan and Continucare shall agree to and specify in the articles of merger.

Articles of Incorporation and Bylaws of the Surviving Corporation

At the effective time, the articles of incorporation of Continucare, will, by virtue of the merger, become the articles of incorporation of the surviving corporation.

At the effective time, the bylaws of merger subsidiary will, by virtue of the merger, be the bylaws of the surviving corporation.

Directors and Officers of the Surviving Corporation

At the effective time, the directors and officers of merger subsidiary shall continue as the directors and officers of the surviving corporation.

Merger Consideration

Metropolitan Shareholders

Each share of Metropolitan common stock outstanding immediately prior to the effective time will remain outstanding and will not be altered by the merger.

Continucare Shareholders

At the effective time, each share of Continucare common stock outstanding immediately prior to the effective time (other than shares owned by (i) Metropolitan or Continucare or their respective wholly owned subsidiaries (which will be canceled) or (ii) shareholders who have properly exercised and perfected appraisal rights under the FBCA) will be converted into the right to receive the merger consideration, without interest.

Fractional Shares

No fraction of a share of Metropolitan common stock will be issued in the merger. Instead, holders of Continucare common stock who would otherwise be entitled to receive a fraction of a share of Metropolitan common stock will receive, upon surrender for exchange of Continucare common stock, an amount in cash (rounded up to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the average closing price (rounded to the nearest one-tenth of a cent) of one share of Metropolitan common stock on the NYSE Amex for the five trading days immediately preceding the closing date of the merger.

Exchange Procedures

Prior to the effective time, Metropolitan will enter into an agreement with a commercial bank or trust company (which we refer to as the “exchange agent”) selected by Metropolitan and reasonably satisfactory to Continucare, to pay the merger consideration to the holders of Continucare common stock in connection with the merger, including the payment of cash for fractional shares. Immediately prior to the effective time, Metropolitan will deposit with the exchange agent, for the benefit of the holders of Continucare common stock, book-entry shares representing the total number of shares of Metropolitan common stock issuable in the merger and cash sufficient to pay the cash consideration. In addition, and from time to time thereafter, Metropolitan will deposit with the exchange agent immediately available funds sufficient to pay cash in lieu of fractional shares and in respect of any dividends or distributions on Metropolitan common stock with a record date after the effective time.

At the effective time, each certificate representing shares (or uncertificated shares in book entry form) of Continucare common stock that has not been surrendered, other than any shares owned by Metropolitan or Continucare, will represent only the right to receive, upon such surrender and without any interest, the cash consideration, the number of whole shares of Metropolitan common stock issuable in exchange of such shares of Continucare common stock, dividends and other distributions on shares of Metropolitan common stock with a record date after the effective time, and cash, in lieu of fractional shares. Following the effective time, no further registrations of transfers on the stock transfer books of Continucare of the shares of Continucare common stock will be made. If, after the effective time, Continucare stock certificates or shares of Continucare common stock represented by book-entry are presented to Metropolitan, the surviving corporation or the exchange agent, for any reason, they will be canceled and exchanged as described above.

Exchange of Shares

Promptly after the effective time, Metropolitan will cause the exchange agent to mail to each holder of record of a Continucare stock certificate or book-entry share whose shares of Continucare common stock were converted into the right to receive the merger consideration, a letter of transmittal and instructions explaining how to surrender Continucare stock certificates or book-entry shares in exchange for the merger consideration.

After the effective time, and upon surrender of a Continucare stock certificate or book-entry share to the exchange agent, together with a letter of transmittal or “agent’s message,” the holder of the Continucare stock certificate or book-entry share will be entitled to receive the merger consideration, and the Continucare stock certificates or book entries evidencing book-entry shares so surrendered will be canceled. No interest will be paid or will accrue on any merger consideration payable under the merger agreement. If payment is to be made to a person other than the person in whose name the certificate or book-entry share surrendered is registered, the certificate or book-entry share so surrendered must be properly endorsed or otherwise in proper form for transfer and the person requesting such payment must pay any transfer or other taxes required by the reason of the payment to a person other than the registered holder of the certificate or book-entry share so surrendered, unless the person requesting such payment can establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

CONTINUCARE STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD(S). Continucare stock certificates should be returned with a validly executed transmittal letter and accompanying instructions that will be provided to Continucare shareholders following the effective time.

Metropolitan shareholders do not need to send in their stock certificates at any time.

Lost Stock Certificates

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in a reasonable amount as the surviving corporation (or in such customary amount as the exchange agent in accordance with its standard procedures) may direct as indemnity against any claim that may be made against it with respect to the stock certificate, the exchange agent will issue, in exchange for such lost, stolen or destroyed stock certificate, the merger consideration in respect of such shares. These procedures will be described in the letter of transmittal that Continucare shareholders will receive, which such shareholders should read carefully in its entirety.

Effect of the Merger on Continucare’s Stock Options

At the effective time, each issued and outstanding option to purchase Continucare common stock will become fully vested and be canceled in exchange for the right to receive an amount of cash equal to $6.45 less the per share exercise price of the option, without interest and less any applicable taxes. For any Continucare stock option with an exercise price per share that exceeds the value of the merger consideration, such option will be canceled as of the effective time for no consideration and will have no further effect.

Representations and Warranties

The merger agreement contains customary representations and warranties made by each party to the other, which are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the matters contained in the confidential disclosure schedules that each of Metropolitan and Continucare prepared and delivered to the other prior to signing the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and the requisite corporate power and authority to carry on their respective businesses;

•	capitalization;

•	ownership of subsidiaries;

•	corporate power and authority to enter into the merger agreement, the valid and binding nature of the merger agreement and enforceability of the merger agreement;

•	board of directors approval and, in the case of Continucare, recommendation to shareholders to approve the merger agreement;

•	absence of conflicts with organizational documents, breaches of contracts and agreements, liens upon assets and violations of applicable law resulting from the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	absence of required governmental or other third party consents in connection with execution, delivery and performance of the merger agreement and consummation of the transactions contemplated by the merger agreement other than governmental filings specified in the merger agreement;

•	timely filing of required documents with the SEC since July 1, 2008, compliance of such documents with the requirements of the Securities Act and the Exchange Act, and the absence of untrue statements of material facts or omissions of material facts in those documents;

•	compliance of financial statements with GAAP;

•	absence of any transaction that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act;

•	absence, to the knowledge of Metropolitan or Continucare, as applicable, since July 1, 2008, of any substantive complaint or allegation regarding improper accounting practices, or reports of material violations of securities laws;

•	absence of any liabilities other than as and to the extent reflected or reserved against the consolidated audited balance sheet of Metropolitan or Continucare, as applicable, as of March 31, 2011, incurred in connection with the merger agreement or that would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	absence of specified changes or events and conduct of business in the ordinary course since March 31, 2011;

•	absence since March 31, 2011 of any change, effect, development or event that has had, or would reasonably be expected to have a material adverse effect;

•	absence of misleading information contained or incorporated into this proxy statement/prospectus, the registration statement of which this proxy statement/prospectus forms a part, or any other filings made by either party with the SEC in connection with the merger;

•	compliance with applicable laws, including healthcare regulatory laws, and holding of all necessary permits;

•	employee benefits matters and ERISA compliance;

•	labor matters and compliance with labor and employment law;

•	absence of litigation;

•	tax matters;

•	environmental matters and compliance with environmental laws;

•	intellectual property;

•	receipt of an opinion from each party’s financial advisor; and

•	no brokers’ or finders’ fees.

Metropolitan made certain additional representations and warranties to Continucare in the merger agreement, including with respect to the following matters in connection with the debt financing arrangements:

•	payment of fees under the debt commitment letter;

•	validity and enforceability of the debt commitment letter;

•	absence of default under the debt commitment letter; and

•	absence of contingencies related to the funding of financing other than as set forth in the debt commitment letter.

Continucare also made additional representations and warranties to Metropolitan in the merger agreement, including with respect to the affirmative vote required by shareholders of Continucare to approve the merger agreement, providers and provider contracts, the filing and accuracy of all required regulatory reports, intercompany loans, material contracts, real property and assets, and inapplicability of takeover laws.

Many of the representations and warranties in the merger agreement are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” on Metropolitan or Continucare means:

•	any change, effect, development or event that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities, or results of operations of such party and its subsidiaries, taken as a whole or (ii) would prevent or materially impair the ability of such person to consummate the transactions contemplated by the merger agreement. In making this determination, no change, effect, development or event (by itself or when aggregated) to the extent resulting from any of the following shall be taken into account when determining whether a material adverse effect has occurred or may occur:

–	any changes, effects, developments or events in the economy or the financial, credit or securities markets in general (including changes in interest or exchange rates);

–	any changes, effects, developments or events in the industries in which such party and its subsidiaries operate;

–	any changes, effects, developments or events resulting from the announcement or pendency of the transactions contemplated by the merger agreement, the identity of Metropolitan or the performance or compliance with the terms of the merger agreement (including, in each case, any actions, challenges or investigations relating to the merger agreement or the transactions contemplated thereby by any current or former shareholders of Metropolitan or Continucare, any loss of customers, suppliers or employees or any disruption in business relationships resulting therefrom, but excluding the effects of compliance with the operating covenants of Continucare);

–	any changes, effects, developments or events resulting from the failure of such party to meet internal forecasts, budgets or financial projections or fluctuations in the trading price or volume of such party’s common stock (but not, in each case, the underlying cause of such failure or fluctuations, unless such underlying cause would otherwise be excepted from the determination of a material adverse effect);

–	acts of God, natural disasters, calamities, national or international political or social conditions, including the engagement by any country in hostility (whether commenced before, on or after the date of the merger agreement, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of a military or terrorist attack; or

–	any adoption, implementation, promulgation, repeal, change or proposal in applicable law or GAAP (or any interpretation thereof);

unless, in the case of the first, second and sixth bullets, any adoption, implementation, promulgation, repeal, change or proposal disproportionately affect such party and its subsidiaries as compared to other companies operating in the industries in which such party and its subsidiaries operate, taken as a whole.

The representations and warranties contained in the merger agreement will expire at the effective time, and not survive the consummation of the merger, but they form the basis of specified conditions to the parties’ obligations to complete the merger.

Covenants and Agreements

Operating Covenants

Metropolitan.  Metropolitan has agreed that from the date of the merger agreement until the earlier to occur of the effective time and the termination of the merger agreement, it will not, without Continucare’s prior consent (not to be unreasonably withheld, delayed or conditioned):

•	amend its organizational documents in a manner materially adverse to Continucare shareholders;

•	split, combine or reclassify any shares of its capital stock;

•	declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities (other than dividends or distributions by any of its wholly owned subsidiaries and declarations and dividends in the form of rights in connection with the execution and implementation of a shareholder rights plan);

•	redeem or repurchase any shares of its capital stock or other securities at a price materially above market price;

•	acquire from any other person any equity interest or any material assets of any corporation, partnership, other business organization or any division thereof having a fair market value in excess of $20,000,000 in the aggregate;

•	adopt or enter into a plan of complete or partial liquidation or dissolution;

•	intentionally take any action that is intended, to the knowledge of Metropolitan at the time the action is taken, to result in any of the conditions to the merger not being satisfied; or

•	agree, resolve or commit to take, any of the foregoing actions.

Continucare.  Continucare has agreed that to the fullest extent permitted by applicable law or order from the date of the merger agreement until the earlier to occur of the effective time and the termination of the merger agreement, Continucare will, and will cause each of its subsidiaries to:

•	conduct its business in all material respects in the ordinary course consistent with past practice and in compliance with all material applicable laws and all material authorizations from governmental authorities;

•	use its reasonable best efforts to preserve intact in all material respects its present business organizations in a manner consistent with past practice, maintain in effect all material permits, keep available the services of its directors, officers and key employees in a manner consistent with past practice, and maintain satisfactory relationships with its material customers, lenders, suppliers and others having material business relationships with it; and

•	(i) prepare and file on or before the applicable due dates all material tax returns required to be filed by Continucare or its subsidiaries (except for any tax return for which an extension has been granted) on or before the closing date and (ii) pay all material taxes (including estimated taxes) due on such tax returns, or due with respect to tax returns for which an extension has been granted or which are otherwise required to be paid at any time prior to the closing date.

In addition, with specified exceptions set forth in the merger agreement or with Metropolitan’s prior consent (not to be unreasonably withheld, conditioned or delayed), Continucare has agreed, among other things, not to, and not to permit its subsidiaries to:

•	amend its organizational documents;

•	(i) split, combine or reclassify any shares of its capital stock, (ii) declare or pay any dividend or make any other distribution in respect of any shares of its capital stock or other securities (other than dividends or distributions by any of its wholly owned subsidiaries) or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any of its securities or any securities of any of its subsidiaries for an aggregate consideration in excess of $250,000, other than the cancellation of Continucare stock options in connection with the exercise thereof or the acquisition of securities by Continucare or any of its wholly-owned subsidiaries from any of its wholly-owned subsidiaries;

•	(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any of its securities or any securities of its subsidiaries, other than the issuance of any shares upon the exercise of outstanding Continucare stock options or (ii) amend the terms of any of its securities or securities of its subsidiaries (in each case, whether by merger, consolidation or otherwise);

•	(i) acquire any equity interest or any material assets of any corporation, partnership, other business organization or any division thereof from any other person (other than equity interests or material assets of a corporation, partnership, other business organization or division thereof with operating income, for consideration, individually or in the aggregate, of up to $250,000), (ii) merge or consolidate with any other entity or (iii) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring (in each case, other than mergers, consolidations or acquisitions of assets by or among Continucare and its wholly-owned subsidiaries);

•	sell, lease, license or otherwise dispose of any subsidiary or any material assets, securities or property (other than, sales, leases, licenses or dispositions by or among Continucare and its wholly-owned subsidiaries);

•	create or incur any material lien on any asset other than permitted liens;

•	make any loan, advance or investment other than (i) advances to non-executive employees of Continucare in the ordinary course of business in an aggregate amount not to exceed $25,000 or (ii) to or in its wholly owned subsidiaries;

•	incur any material indebtedness for borrowed money or guarantees thereof other than under existing credit facilities in the ordinary course of business consistent with past practices;

•	materially amend or change its existing credit facility;

•	other than a contract with a physician that will be either an employee or an independent physician affiliate of Continucare: (i) enter into any contract that would have been deemed a material contract under the merger agreement were Continucare or any of its subsidiaries a party thereto on the date of the merger agreement; (ii) enter into, or assume the rights of, any contract with a management service organization or a provider service network; or (iii) terminate or amend in any material respect any material contract or waive any material right thereunder;

•	terminate, suspend, abrogate, amend or modify in any material respect any material permit;

•	abandon, cancel or allow to lapse or fail to maintain or protect any material registered intellectual property;

•	except as required by applicable law or existing employee plans (i) grant or increase any severance or termination pay to (or amend any existing arrangement with) any of their respective directors, officers or employees; (ii) increase benefits payable under any severance or termination pay policies or employment agreements existing as of the date of the merger agreement; (iii) enter into any plan, program, policy, contract, arrangement or agreement that would be an employee plan if in existence on the date hereof or otherwise amend, modify or terminate any employee plan (except as expressly required the merger agreement); (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining arrangement; (v) increase the compensation, bonus or other benefits payable to any of their respective directors or executives in an aggregate amount not to exceed $25,000; (vi) hire any non-physician employee with an annual base salary in excess of $125,000; or (vii) hire any physician employee (in his or her capacity as a physician) with an annual base salary in excess of $200,000 provided that with respect to (vi) and (vii), Continucare may replace an employee that leaves Continucare with a non employee at a salary equal to or less than such departed employee;

•	make any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Securities Act, as approved by its independent registered public accounting firm;

•	make, change, or rescind any election relating to material taxes, settle or compromise any material claim relating to taxes, or, except as required by applicable law, amend any material tax return;

•	settle, or offer or propose to settle, any proceeding involving or against Continucare or any of its subsidiaries, other than settlements or offers or proposals to settle proceedings that (i) result in payments, individually or in the aggregate, by Continucare of less than $250,000, exclusive of any settlement costs covered by insurance and (ii) do not implicate or otherwise affect any Continucare permit or otherwise materially and adversely affect Continucare;

•	enter into any material lease or terminate or surrender any existing material lease, in respect of any real property other than extensions of existing leases in the ordinary course of business consistent with past practice;

•	acquire any real property or dispose of, by sale or otherwise, any real property in transaction involving consideration, individually or in the aggregate, in excess of $250,000;

•	amend, modify or extend any material lease in respect of any material real property in any material respect or in any manner which would impose on Continucare or any of its subsidiaries a material financial obligation thereunder that does not currently exist;

•	except as otherwise provided in the merger agreement, convene any regular (except to the extent required by applicable law or order) or special meeting (or any adjournment or postponement thereof) of the Continucare shareholders; or

•	agree, resolve or commit to take, any of the foregoing actions.

No Solicitation

The merger agreement provides that Continucare will not, and will cause its subsidiaries and its and their respective officers, directors, employees and representatives not to, directly or indirectly:

•	solicit, initiate or take any action to knowingly facilitate or encourage the submission of any acquisition proposal (as defined below);

•	enter into or participate in any discussions or negotiations with, furnish any information relating to Continucare or afford access to the business, properties, assets, books or records of Continucare to, any party that is seeking to make, or has made, an acquisition proposal;

•	(i) withdraw, modify or amend, or announce that it proposes to withdraw, modify or amend, in a manner adverse to the transactions contemplated by the merger agreement, the recommendation of the Continucare Board to vote in favor of the transaction or (ii) approve or recommend, or announce that it proposes to approve or recommend, any acquisition proposal;

•	enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement or other similar instrument (whether or not binding) constituting or relating to an acquisition proposal; or

•	grant any waiver or release under any standstill, confidentiality or similar agreement in connection with any actual or potential acquisition proposal.

Continucare has agreed, and agreed to cause its subsidiaries and its and their respective officers, directors, employees and representatives, to cease immediately and terminate immediately any and all existing activities, discussions or negotiations, if any, with any parties with respect to an acquisition proposal existing at the time the merger agreement was entered into.

However, at any time prior to the Continucare shareholders approving the merger agreement, in response to a bona fide unsolicited written acquisition proposal (that did not arise in connection with any failure of Continucare to comply with its obligations in the preceding paragraphs or in any standstill, confidentiality or similar agreement), Continucare or the Continucare Board, directly or indirectly through its representatives, may participate in discussions with, request clarifications from, or furnish information to any party that has made a bona fide unsolicited written acquisition proposal if (i) such action is subject to a confidentiality agreement (which agreement may not have terms less favorable to Continucare than the existing confidentiality agreement between Metropolitan and Continucare), (ii) that the Continucare Board reasonably determines in good faith (after consultation with a nationally recognized financial advisor and outside nationally recognized legal counsel) that the transaction that is the subject of the acquisition proposal is, or could reasonably be expected to lead to, a superior proposal and (iii) the Continucare Board reasonably determines in good faith (after consultation with outside nationally recognized legal counsel) that there is a reasonable likelihood that failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

Continucare has agreed to enforce, to the fullest extent permitted under applicable law, the provisions of any standstill, confidentiality or similar agreement entered into by it or any of its subsidiaries or their respective representatives, including where necessary seeking to obtain injunctions to prevent breaches of such agreements and to enforce specifically the terms and provisions of such agreements in any court having jurisdiction. Continucare has also agreed to promptly request in writing that each party that has previously entered into a confidentiality agreement with Continucare in connection with its consideration of potentially acquiring Continucare, or any portion thereof, in the twelve months prior to the date of the merger agreement, return to Continucare all materials containing confidential information previously furnished to such party by or on behalf of Continucare or destroy such materials.

Continucare has agreed to notify Metropolitan promptly (but in any event within 24 hours) in the event that it receives any acquisition proposal, any inquiry that could reasonably be expected to lead to an acquisition proposal or any request for information or for access to the business, properties, assets, books or records of Continucare by any party that, to the knowledge of Continucare, may be considering making, or has made, an acquisition proposal. Continucare has also agreed to keep Metropolitan fully informed of any material changes to any acquisition proposal, inquiry or request for information. Continucare has also agreed to promptly provide to Metropolitan any non-public information concerning Continucare provided to any other party in connection with any acquisition proposal or any inquiry with respect to any acquisition proposal which was not previously provided or made available to Metropolitan.

In addition, Continucare has agreed that its board of directors will not (i) make a Continucare adverse recommendation change (as defined below), (ii) cause Continucare to accept any acquisition proposal or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement or other similar instrument (whether or not binding) constituting or relating to an acquisition proposal or (iii) resolve to do any of the foregoing, except that the board may make a Continucare adverse recommendation change prior to the approval of the merger agreement by the Continucare shareholders, if:

•	Continucare has complied with its obligations regarding non-solicitation contained in the merger agreement;

•	the Continucare Board determines in good faith, after consultation with (i) a nationally recognized financial advisor and outside nationally recognized legal counsel, that the transaction that is the subject of the acquisition proposal, if any, is, or could reasonably be expected to lead to, a superior proposal and (ii) outside nationally recognized legal counsel, that there is a reasonable likelihood that failure to take such action would be inconsistent with its fiduciary duties under applicable law; and

•	at least five business days prior to taking such action, the Continucare Board has notified Metropolitan in writing that it intends to consider making a Continucare adverse recommendation change, describing the specific reasons for such change, and given Metropolitan an opportunity to appear before it at a meeting (which may be telephonic or by video conference and of which Metropolitan will have been given at least three business days’ prior notice) and present reasons why the Continucare Board should not make the Continucare adverse recommendation change and negotiate in good faith with Metropolitan with the intent of enabling Continucare and Metropolitan to agree to a modification of the terms and conditions of the merger agreement so that the transactions contemplated by the merger agreement will be on terms such that the Continucare Board will not be obligated to, and will not, make a Continucare adverse recommendation change.

The merger agreement does not prohibit Continucare from complying with the rules and regulations of the Exchange Act with regard to an acquisition proposal so long as any action taken or statement made thereunder is in compliance with Continucare’s non-solicitation obligations.

If the Continucare Board changes its recommendation, Metropolitan would have the right to terminate the merger agreement and be paid a $12 million termination fee (and be reimbursed up to $1.5 million of its out-of-pocket costs and expenses incurred in connection with the merger agreement) by Continucare. See “— Termination of the Merger Agreement” and “— Termination Fees and Expenses.”

An “acquisition proposal” means (a) any inquiry, proposal or offer (including any proposal to Continucare’s shareholders) relating to (i) any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of Continucare and its subsidiaries or 15% or more of any class of equity securities of Continucare or any of its subsidiaries in a single transaction or a series of related transactions, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or group becoming the beneficial owner of 15% or more of any class of equity securities of Continucare or any of its subsidiaries or the filing with the SEC of a Schedule TO, a Schedule 13E-3 or a registration statement under the Securities Act, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Continucare or any of its subsidiaries that if consummated would result in any person or group becoming the beneficial owner of 15% or more of any class of equity securities of Continucare or any of its subsidiaries, or (b) any public announcement by or on behalf of Continucare, any of its subsidiaries or any of their respective affiliates (or any of their respective representatives) of a proposal or plan by Continucare or any of its subsidiaries or any of their respective affiliates or representatives, to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than the transactions contemplated by the merger agreement. Notwithstanding the foregoing, an inquiry, proposal or offer relating to any portion of the equity interest of Premier Sleep Services, LLC not owned by Continucare or its subsidiaries shall be deemed not to be an acquisition proposal.

A “Continucare adverse recommendation change” means (i) withdrawing, modifying or amending or announcing that it proposes to withdraw, modify or amend, in a manner adverse to the transactions contemplated by the merger agreement the Continucare Board recommendation, or (ii) approving or recommending, or announcing that it proposes to approve or recommend any acquisition proposal.

A “superior proposal” means any bona fide, written acquisition proposal, not solicited or initiated in violation of Continucare’s non-solicitation obligations, for at least a majority of the outstanding shares of

Continucare common stock or all or substantially all of the assets of Continucare and its subsidiaries on terms that the Continucare Board determines in good faith, after consultation with a nationally recognized financial advisor and nationally recognized outside legal counsel and taking into account all the terms and conditions of the acquisition proposal would result in a transaction (i) that if consummated, is more favorable to the Continucare shareholders from a financial point of view than the merger or, if applicable, any binding proposal by Metropolitan capable of being accepted by Continucare, to amend the terms of this merger agreement taking into account all the terms and conditions of the merger agreement and such binding proposal (including the expected timing and likelihood of consummation) and taking into account any governmental and other approval requirements, (ii) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the person making the proposal, any approval requirements and all other financial, legal and other aspects of such proposal and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Continucare Board.

Continucare Shareholder Meeting and Board Recommendation

Unless the merger agreement has been validly terminated, Continucare is required to convene a meeting of shareholders as soon as practicable following the date of the merger agreement (but in no event later than 30 days after the mailing of this proxy statement/prospectus) to consider and vote upon the approval of the merger agreement. Continucare agreed to adjourn or postpone its shareholders meeting (i) to obtain a quorum, (ii) to solicit additional proxies (iii) or for other reasons with consent of Metropolitan, such consent not to be unreasonably withheld. Subject to the provisions of the merger agreement discussed under “— Covenants and Agreements — No Solicitation,” Continucare Board will recommend that shareholders vote to approve the merger and the adoption of the merger agreement. The Continucare Board is required to include such recommendation in this proxy statement/prospectus and use its reasonable best efforts to obtain the required shareholder approval.

Access to Information; Confidentiality

Except under certain circumstances from the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, Continucare will:

•	afford to Metropolitan, its representatives and the debt commitment party, reasonable access during normal business hours upon reasonable notice to all of its offices, properties, books and records;

•	furnish to Metropolitan, its representatives and the debt commitment party, such financial and operating data and other information as such persons may reasonably request; and

•	instruct its representatives to cooperate with Metropolitan, its representatives and the debt commitment party in its investigation.

However, Continucare is not required to provide any information that, in its judgment, cannot be provided because it would waive a privilege or violate a confidentiality obligation. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between Metropolitan and Continucare.

Reasonable Best Efforts; Covenants and Agreements

Metropolitan and Continucare have each agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to consummate the merger in the most expeditious manner practicable. This includes:

•	preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices and other documents;

•	obtaining and maintaining all approvals and consents that are necessary, proper or advisable to consummate the merger and to fulfill the conditions to the merger;

•	defending any proceedings threatened or commenced by any governmental authority relating to the merger; and

•	cooperating to the extent reasonable with the other party in its efforts to comply with its obligations under the merger agreement.

In connection with the efforts referenced above to obtain all requisite approvals and authorizations for the transactions contemplated by the merger agreement, each of Metropolitan and Continucare agreed to make a notification pursuant to the HSR Act as promptly as practicable (and in any event within 7 business days of the date of the merger agreement), and to obtain all other approvals and authorizations required under the HSR Act and any other applicable antitrust law.

In addition, each of Metropolitan and Continucare has agreed to use its reasonable best efforts to take all necessary actions to obtain any approval relating to the HSR Act or similar non-U.S. laws that are required for the consummation of the merger, which efforts shall include taking all such reasonable actions, including, agreeing to such reasonable undertakings and commitments as may be reasonably requested by any governmental authority.

Notwithstanding the above provisions, in no event will (A) Metropolitan be obligated to propose or agree to accept any undertaking or condition, enter into any consent order, make any divestiture or accept any operational restriction, or take or commit to take any action (1) the effectiveness or consummation of which is not conditional on the consummation of the merger, (2) that is not necessary at such time to permit the effective time to occur by the last business day before November 1, 2011, or (3) that individually or in the aggregate is or would be expected to be material to (x) Continucare or to Metropolitan or (y) Metropolitan’s ownership or operation of the business or assets of Continucare or (B) Continucare or any of its subsidiaries, without the prior written consent of Metropolitan, propose or agree to accept any undertaking or condition, enter into any consent decree or make any divestiture or accept any operational restriction. Continucare has also agreed to commit, subject to completion of the merger, to take any of the foregoing actions with respect to the assets or business of Continucare.

For additional information on the regulatory consents and approvals required to be obtained, see “The Merger — Regulatory Approvals Required for the Merger.”

Certain Other Filings

Continucare and Metropolitan shall cooperate with one another (i) in connection with the preparation of the registration statement on Form S-4 and this proxy statement/prospectus and applications and notices for other required consents, (ii) in determining whether any action by any governmental authority is required, or any consents are required to be obtained from parties to any material contracts and (iii) in taking such actions required in connection therewith or with this proxy statement/prospectus and seeking timely to obtain any such actions or consents.

Indemnification and Insurance

The merger agreement contains provisions relating to the indemnification of and insurance for Continucare’s and its subsidiaries’ current and former directors and officers. For a period of six years following the effective time, Metropolitan shall cause the surviving corporation to indemnify and hold harmless each current and former officer and director of Continucare and its subsidiaries against any costs or expenses (including advancing reasonable attorneys’ fees and expenses upon receipt of an undertaking to repay such amount if it shall be ultimately determined that the indemnified person is not entitled to be indemnified), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action or investigation in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the effective time, in connection with such indemnified person’s service as an officer or director of Continucare or as a fiduciary of such plan, to the fullest extent permitted by Florida law or any other applicable law or provided under Continucare’s organizational documents in effect on the date of merger agreement.

All rights in existence under Continucare’s and its subsidiaries’ organizational documents on the date of the merger agreement regarding elimination of liability of directors, indemnification and exculpation of officers, directors and employees and advancement of expenses to them shall survive the merger for a period of six years from the effective time.

Prior to the effective time, Continucare has agreed to purchase a prepaid six-year officers’ and directors’ “tail” liability policy on terms and conditions that are substantially similar to its existing officers’ and directors’ liability policy and providing coverage benefits that are not materially more or less favorable to the indemnified persons than its current such policy.

Financing Matters

Metropolitan’s obligation to consummate the merger is subject to its consummation on the terms and conditions set forth, and receipt of the proceeds from the debt financing described, in the debt commitment letter from the debt commitment party.

The merger agreement provides that Metropolitan is obligated to use its reasonable best efforts to obtain the debt financing on the terms and conditions contemplated by the debt commitment letter, including by:

•	using its reasonable best efforts to negotiate and enter into definitive financing agreements on the terms and conditions contemplated in the debt commitment letter;

•	paying all fees when due under the debt commitment letter;

•	using reasonable best efforts to satisfy the conditions applicable to it in the debt commitment letter and the definitive financing agreements; and

•	enforcing its rights under the debt commitment letter.

In the merger agreement, Metropolitan has agreed to use its reasonable best efforts to obtain debt financing on the terms and conditions described in the debt commitment letter. However, the merger agreement provides that, subject to certain conditions, Metropolitan may amend, replace or otherwise modify, or waive its rights under the debt commitment letter and/or substitute other debt or equity financing for all or any portion of the financing contemplated by the debt commitment letter, from the same and/or alternative financing sources The merger agreement provides that Metropolitan may not, without the consent of Continucare, allow any such amendment, replacement or modification to be made to, or any waiver of any material provision or remedy under, the debt commitment letter that, in each case, would:

•	reduce the aggregate amount of the financing under the debt commitment letter (except as allowed in the following sentence);

•	amend the conditions to the drawdown of the financing in a manner adverse to the interests of Continucare in any material respect, or which would otherwise in any other respect reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by the merger agreement without the consent of Continucare.

Metropolitan may reduce the aggregate amount of the financing under the debt commitment letter to the extent that Metropolitan reasonably expects that it will, at the closing of the merger, have secured or received such amount of cash proceeds (whether through the debt financing described in the debt commitment letter, any “alternative financing” and/or “closing cash,” as described in the merger agreement) as is necessary to consummate the merger.

Metropolitan also agreed to keep Continucare reasonably informed with respect to all material developments concerning the financing and to provide prompt notice of specified events relating thereto.

Continucare is obligated to provide, and to use its reasonable best efforts to cause its representatives to provide, all cooperation reasonably requested by Metropolitan in connection with the debt financing, including:

•	providing specified financial and other information relating to Continucare, including financial information reasonably necessary for Metropolitan to produce pro forma financial statements and adjustments giving effect to the merger and related transactions;

•	participating in a reasonable number of meetings, road shows, presentations and due diligence sessions;

•	assisting in the preparation of documents and materials;

•	cooperating with Metropolitan’s marketing efforts for the debt financing, including consenting to the use of Continucare’s and its subsidiaries’ logos;

•	executing and delivering comfort letters, surveys, title insurance or other documents relating to the debt financing as may be reasonably requested by Metropolitan;

•	reasonably cooperating with Metropolitan’s legal counsel in connection with legal opinions that may be required in connection with the debt financing;

•	using its reasonable best efforts to assist in the preparation of definitive financing agreements;

•	taking all actions necessary for Continucare and its subsidiaries to become guarantors and pledgors under the definitive financing agreements;

•	using its reasonable best efforts to cooperate with the financing parties’ due diligence investigation; and

•	providing customary “know-your-customer” information.

Continucare has agreed to use its reasonable best efforts to negotiate a payoff letter with respect to all obligations under its existing credit facility. Continucare has also agreed to deliver such letter to Metropolitan no later than two business days prior to the closing date and to deliver all notices and take all other actions reasonably requested by Metropolitan to facilitate the termination of commitments and the repayment in full of all obligations under its existing credit facility.

Additional Agreements

The merger agreement contains additional agreements between Metropolitan and Continucare relating to, among other things:

•	that Continucare shall not settle any shareholder litigation relating to the merger agreement without Metropolitan’s prior written consent (not to be unreasonably withheld, delayed or conditioned) and shall use reasonable best efforts to keep Metropolitan reasonably informed with respect to such litigation;

•	that Continucare shall obtain the resignation of each of its officers and directors effective upon the effective time;

•	notifying the other party of any event that would reasonably be expected to have a material adverse effect on such party or any breach by such party that could reasonably be expected to cause a closing condition to fail to be satisfied;

•	requiring the parties to consult with each other regarding public announcements;

•	ensuring exemption of certain transactions by Continucare directors and officers in connection with the merger under Rule 16b-3 of the Exchange Act; and

•	granting approvals and taking actions necessary to ensure that no state anti-takeover statute is or may become applicable to the merger or the other transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

Conditions to Each Party’s Obligations

The obligations of each of Metropolitan and Continucare to complete the merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the merger of the following conditions:

•	the approval of the merger agreement by the Continucare shareholders;

•	the absence of any order, injunction, decree or other legal restraint issued by any governmental authority, or other rule or regulation that is in effect and prevents or prohibits the consummation of the merger;

•	Metropolitan having the amount of cash proceeds necessary to consummate the merger from the financing and/or any alternative financing and/or the unrestricted cash available to Continucare and Metropolitan;

•	the expiration or termination of the waiting periods applicable to the consummation of the merger under the HSR Act and the absence of any proceeding, investigation or inquiry initiated by a governmental authority that is challenging or seeking to prevent or prohibit consummation of the merger or seeking to impose any undertaking, condition or consent decree to compel any material divestiture or operational restriction that Metropolitan would not be obligated to agree to under the merger agreement;

•	the authorization for listing on the NYSE Amex, subject to official notice of issuance, of the shares of Metropolitan common stock to be issued in the merger; and

•	the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and absence of any stop order by the SEC or proceedings of the SEC seeking a stop order, suspending the effectiveness of such registration statement.

Conditions to Obligations of Metropolitan and Merger Subsidiary

The obligation of Metropolitan to consummate the merger is further subject to satisfaction (or, to the extent permissible, waiver) of the following conditions:

•	the following representations and warranties of Continucare set forth in the merger agreement must be true and correct (in each case disregarding and without giving effect to all qualifications and exceptions contained therein related to materiality or material adverse effect or any similar standard or qualification) in all material respects both as of the date of the merger agreement and as of the effective time (except that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date), as if made at and as of the effective time:

–	the due incorporation, valid existence and good standing of Continucare;

–	the corporate power and authority to enter into the merger agreement and the approval of the merger agreement and the recommendation to approve the merger agreement by Continucare’s board of directors;

–	that the affirmative vote of a majority of the outstanding shares of Continucare common stock is the only vote necessary in connection with the consummation of the merger by Continucare;

–	that the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement do not and will not conflict with or breach any provision of the organizational documents of Continucare or any of its subsidiaries;

–	the capitalization of Continucare (subject to an inaccuracy that will result in losses or expenses of less than $250,000);

•	all other representations and warranties of Continucare set forth in the merger agreement must be true and correct (disregarding any materiality, material adverse effect or similar qualifications) both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time (except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date), except where the failure to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Continucare;

•	Continucare must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time;

•	Continucare must have delivered to Metropolitan a certificate signed on its behalf by an executive officer certifying as to the matters set forth above in the preceding bullets;

•	Continucare must have obtained the regulatory consents and approvals described under “The Merger — Regulatory Approvals Required for the Merger;”

•	Continucare must have delivered an affidavit stating that the shares of Continucare Common Stock meet certain tax requirements; and

The obligation to consummate the merger is also subject to the minimum cash condition, which provides that the sum of (i) the unrestricted cash and cash equivalents and (ii) the amount of certain transaction expenses actually paid by the Company (up to a maximum amount of $9.8 million) shall be equal to or greater than $51.7 million (and Continucare must have delivered to Metropolitan a certificate dated no later than four business days prior to November 1, 2011, to the effect that this condition will be satisfied through the earlier of the closing date or November 1, 2011).

Conditions to Continucare’s Obligations

The obligation of Continucare to consummate the merger is further subject to satisfaction (or, to the extent permissible, waiver) of the following conditions:

•	the following representations and warranties of Metropolitan set forth in the merger agreement must be true and correct (in each case disregarding and without giving effect to all qualifications and exceptions contained therein related to materiality or material adverse effect or any similar standard or qualification) in all material respects both as of the date of the merger agreement and as of the effective time (except that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date), as if made at and as of the effective time:

–	the due incorporation, valid existence and good standing of Metropolitan;

–	the corporate power and authority to enter into the merger agreement and the approval of the merger agreement and the recommendation to approve the merger agreement by Metropolitan’s board of directors;

–	that the affirmative vote of a majority of the outstanding shares of Metropolitan common stock is the only vote necessary in connection with the consummation of the merger by Metropolitan;

–	that the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement do not and will not conflict with or breach any provision of the organizational documents of Metropolitan or any of its subsidiaries;

–	the capitalization of Metropolitan subject to an inaccuracy that will result in losses or expenses of less than $250,000;

•	all other representations and warranties of Metropolitan set forth in the merger agreement must be true and correct (disregarding any materiality, material adverse effect or similar qualifications) both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time

(except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date), except where the failure to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Metropolitan;

•	Metropolitan must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time; and

•	Metropolitan must have delivered to Continucare a certificate signed on its behalf by an executive officer certifying as to the matters set forth above in the preceding bullets.

Termination of the Merger Agreement

The merger agreement may be terminated at any time before the effective time, whether or not the Continucare shareholders have approved the merger agreement:

•	by mutual written agreement of Metropolitan and Continucare;

•	by either Metropolitan or Continucare if:

–	the merger has not been consummated on or before the outside date of November 1, 2011, provided that the right to terminate pursuant to this section is not available to a party if the failure to consummate the merger by the outside date results from the failure of the party seeking to terminate to fulfill in all material respects all of its obligations under the merger agreement;

–	at the meeting of Continucare’s shareholders the beneficial owner of Continucare common stock that is a party to the voting agreement does not vote in accordance with the voting agreement and the Continucare shareholders do not approve the merger agreement; or

–	(i) all conditions to the obligations of Metropolitan and Continucare to effect the merger have been satisfied (other than the conditions relating to the authorization of Metropolitan common stock for listing on the NYSE Amex, the delivery of a certificate signed by an executive officer of Continucare, the delivery of a tax certificate from Continucare and the availability of financing and unrestricted cash), (ii) Metropolitan has failed to satisfy the financing condition described above by the calendar day that is immediately prior to November 1, 2011 and (iii) Continucare stands ready, willing and able to consummate the closing following satisfaction of the conditions described above for five consecutive business days (or such lesser number of days as may be remaining through the date that is immediately prior to November 1, 2011).

•	by Metropolitan if:

–	Continucare breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement, which breach or failure would cause any of the conditions to the closing not to be satisfied and such breach, if curable, is not cured by the earlier of the outside date or 15 days after the receipt of written notice thereof or the day immediately prior to the outside date;

–	the Continucare Board has effected a Continucare adverse recommendation change;

–	a third party commences a tender or exchange offer relating to Continucare securities, and Continucare does not disclose a recommendation that its shareholders reject such tender or exchange offer; or

–	after an acquisition proposal has been made, the Continucare Board fails to publicly confirm its recommendation within three business days of a request by Metropolitan that it do so;

–	the minimum cash condition is not satisfied on or before the fourth business day prior to November 1, 2011.

•	by Continucare if:

–	Continucare receives a superior proposal and the Continucare Board reasonably determines in good faith, after consulting with outside nationally recognized legal counsel, that there is a reasonable likelihood that it is necessary to terminate the merger agreement and enter into an agreement to effect the superior proposal in order to comply with the board of directors’ fiduciary duties under applicable law, provided that:

°	Continucare did not violate its non-solicitation obligations under the merger agreement;

°	Continucare provides Metropolitan with a written notice of the Continucare Board’s determination;

°	Continucare thereafter satisfies its obligations to reasonably cooperate with Metropolitan during a five-business day period following the written notice, to make adjustments to the terms and conditions of the merger agreement;

°	the Continucare Board continues to determine in good faith, after consultation with nationally recognized outside counsel, after such five business day period, that there is a reasonable likelihood that it is necessary to terminate the merger agreement and enter into an agreement to effect the superior proposal in order to comply with its fiduciary duties under applicable law;

°	Continucare, prior to the termination of the merger agreement, pays to Metropolitan the expense reimbursement and termination fee discussed under “— Termination Fees and Expenses;” and

°	simultaneously or substantially simultaneously with such termination, Continucare enters into a definitive acquisition, merger or similar agreement to effect the superior proposal or the tender offer or exchange offer that constitutes the superior offer is commenced (if it has not already been commenced).

–	Metropolitan breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement, which breach or failure would cause any of the conditions to the closing not to be satisfied and such breach, if curable, is not cured by the earlier of the outside date or 15 days after the receipt of written notice thereof or the day immediately prior to the outside date.

Termination Fees and Expenses

Continucare has agreed to pay Metropolitan a termination fee of $9 million, and to reimburse Metropolitan for up to $1.5 million of its out-of-pocket costs and expenses incurred in connection with the merger agreement, in the following circumstance:

•	upon termination by either party if:

–	(1) the merger has not been consummated on or before the outside date of November 1, 2011 and at the time Metropolitan is entitled to terminate the merger agreement and (2) within 12 months following the date of termination, Continucare shall have entered into an agreement, arrangement or understanding (including a letter of intent) with respect to an acquisition proposal; or

Continucare has agreed to pay Metropolitan a termination fee of $12 million, and to reimburse Metropolitan for up to $1.5 million of its out-of-pocket costs and expenses incurred in connection with the merger agreement, in the following circumstances:

•	upon termination of the merger agreement by Metropolitan if:

–	Continucare breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement, which breach or failure would cause any of the conditions to the closing not to be satisfied and such breach, if curable, is not cured by the earlier of the outside date or 15 days after the receipt of written notice thereof or the day immediately prior to the outside date;

–	the Continucare Board has effected a Continucare adverse recommendation change;

–	a third party commences a tender or exchange offer relating to Continucare securities, and Continucare does not disclose a recommendation that its shareholders reject such tender or exchange offer; or

–	after an acquisition proposal has been made, the Continucare Board fails to publicly confirm its recommendation within three business days of a request by Metropolitan that it do so;

•	upon termination by Continucare to enter a superior proposal; or

•	upon termination by either party if:

–	at the meeting of Continucare’s shareholders the beneficial owner of Continucare common stock that is a party to the voting agreement does not vote in accordance with the voting agreement and the Continucare shareholders do not approve the merger agreement.

Metropolitan has agreed to pay Continucare a termination fee of $12 million, and to reimburse Continucare for up to $1.5 million of its out-of-pocket costs and expenses incurred in connection with the merger agreement, in the following circumstances:

•	upon termination of the merger agreement by Continucare if Metropolitan breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement, which breach or failure would cause any of the conditions to the closing not to be satisfied and such breach, if curable, is not cured by the earlier of the outside date or 15 days after the receipt of written notice thereof or the day immediately prior to the outside date; or

•	(1) all conditions to the obligations of Metropolitan and Continucare to effect the merger have been satisfied (other than the conditions relating to the authorization of Metropolitan common stock for listing on the NYSE Amex, the delivery of a certificate signed by an executive officer of Continucare, the delivery of a tax certificate from Continucare and the availability of financing and unrestricted cash) and assuming for such purposes that the effective time shall be deemed to be the time of delivery of Continucare’s notice set forth below and the time Continucare terminates the merger agreement, and (2) Continucare stands ready, willing and able to consummate the closing following satisfaction of the conditions described above.

If Metropolitan terminates the merger agreement as a result of the failure of the minimum cash condition to be satisfied on or before the fourth business day prior to November 1, 2011, then neither Continucare nor Metropolitan will be obligated to pay any termination fee or reimburse the other party for any of its out-of-pocket costs and expenses incurred in connection with the merger agreement.

In the event a termination fee becomes payable and is paid, the party that pays such fee will have no further liability or obligation to the other party in connection with the transaction contemplated by the merger agreement.

Expenses

In general, unless the merger agreement is terminated under the circumstances described above, each of Metropolitan and Continucare will bear its own expenses in connection with the merger agreement and the related transactions.

Specific Performance; Damages

Metropolitan and Continucare agreed that, prior to the termination of the merger agreement, the parties shall be entitled to an injunction to prevent breaches of the merger agreement or to enforce specifically the performance of the merger agreement, including to cause Metropolitan to enforce the terms of the debt commitment letter if all conditions to the merger (other than the financing condition and those conditions that by their nature are to be satisfied at closing) and the debt financing have been satisfied and, if all conditions to the merger (other than those conditions that by their nature are to be satisfied at closing) have been satisfied, to cause Metropolitan to consummate the merger.

Amendments, Extensions and Waivers

Amendments

The merger agreement may be amended by the parties at any time prior to the effective time by an instrument in writing signed on behalf of each of the parties. However, after the approval of the merger agreement at the Continucare special meeting, there will be no amendment to the merger agreement that would require further approval of the shareholders of Continucare without such further approval.

Extensions and Waivers

The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

THE CONTINUCARE SPECIAL MEETING

Overview

This proxy statement/prospectus is being provided to Continucare shareholders as part of a solicitation of proxies by the Continucare Board for use at the special meeting of Continucare shareholders and at any adjournments or postponements thereof. This proxy statement/prospectus is first being furnished to shareholders of Continucare on or about July 22, 2011. In addition, this proxy statement/prospectus constitutes a prospectus for Metropolitan in connection with the issuance by Metropolitan of its common stock in connection with the merger. This proxy statement/prospectus provides Continucare shareholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting of Continucare shareholders.

Date, Time and Place of the Continucare Special Meeting

The special meeting of Continucare shareholders will be held at 9:30 a.m., Eastern Time, on Monday, August 22, 2011, at the offices of Akerman Senterfitt, Continucare’s counsel, at one Southeast Third Avenue, Suite 2500, Miami, Florida 33131.

Purposes of the Continucare Special Meeting

At the Continucare special meeting, Continucare shareholders will be asked:

•	to approve the merger agreement; and

•	to approve an adjournment of the Continucare special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Continucare special meeting to approve the merger agreement.

Continucare shareholders must approve the merger agreement in order for the merger to occur. If Continucare shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety.

Continucare Board of Directors Recommendation

The Continucare Board has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Continucare and Continucare’s unaffiliated shareholders and has unanimously approved the merger, the merger agreement and the transactions contemplated thereby. The Continucare Board unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the approval of an adjournment of the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the Continucare special meeting is July 11, 2011. This means that you must be a shareholder of record of Continucare common stock at the close of business on July 11, 2011, in order to vote at the Continucare special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Continucare common stock at the close of business on the record date. At the close of business on the record date, there were 60,663,266 shares of Continucare common stock outstanding and entitled to vote, held by approximately 91 holders of record. Each share of Continucare common stock entitles its holder to one vote on all matters properly presented at the special meeting.

Quorum

A quorum of shareholders is necessary to hold a valid special meeting of Continucare. A majority of the shares of Continucare common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting. Shares of Continucare common stock represented at the special meeting but not voted, including shares of common stock for which a shareholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. Once a share of Continucare common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and at any adjourned or postponed special meeting. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Continucare common stock entitled to vote. The required vote of Continucare shareholders on the merger agreement is based upon the number of outstanding shares of Continucare common stock as of the record date, and not the number of shares that are actually voted. Abstentions will not be counted as votes cast in favor of the proposal to approve the merger agreement, but will count for the purposes of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote against the merger agreement.

Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Continucare common stock, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote against the merger agreement.

Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies to approve the merger agreement requires the affirmative vote of the holders of a majority of the shares of Continucare common stock present, in person or by proxy, and entitled to vote at the special meeting on that matter, even if less than a quorum.

For purposes of the adjournment or postponement proposal, if your shares of Continucare common stock are present at the special meeting, but are not voted on this proposal, or if you have given a proxy and abstained on the proposal, this will have the same effect as if you voted against the proposal. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of Continucare common stock not voted, will not be counted in respect of, and will not have an effect on, the proposal to adjourn or postpone the special meeting.

ITEM 1 —	PROPOSAL TO APPROVE THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement/prospectus, Continucare shareholders are considering and voting on a proposal to approve the merger agreement. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the transactions contemplated by the merger agreement, including the merger. In particular, you are directed to the merger agreement, which is attached as Annex A to this proxy statement/prospectus.

The Continucare Board unanimously recommends that Continucare shareholders vote “FOR” the approval of the merger agreement, and your properly completed, signed and dated proxy will be so voted unless you specify otherwise.

ITEM 2 — PROPOSAL TO APPROVE AN ADJOURNMENT OF THE CONTINUCARE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES TO APPROVE THE MERGER AGREEMENT.

Continucare shareholders may be asked to vote on a proposal to adjourn the Continucare special meeting, if necessary, to solicit additional proxies to approve the merger agreement.

The Continucare Board unanimously recommends that Continucare shareholders vote “FOR” the proposal to adjourn the Continucare special meeting to approve an adjournment of the Continucare special meeting, if necessary, to solicit additional proxies to approve the merger agreement.

Stock Ownership and Voting by Continucare’s Directors and Executive Officers

At the close of business on July 11, 2011, Continucare’s directors and executive officers had the right to vote approximately 28 million shares of the then-outstanding Continucare voting stock (excluding any shares of Continucare common stock deliverable upon exercise or conversion of any options or restricted shares) at the Continucare special meeting. At the close of business on July 11, 2011, these shares represented approximately 46% of the Continucare common stock outstanding and entitled to vote at the special meeting. It is expected that Continucare’s directors and executive officers will vote their shares “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies if there not sufficient votes at the time of the special meeting to approve the merger agreement.

Pursuant to a voting agreement between Metropolitan and certain of Continucare’s shareholders, including Dr. Phillip Frost, certain of Continucare’s shareholders have agreed to vote their shares in favor of the merger agreement at the Continucare special meeting. As of the record date, the shareholders who are parties to the voting agreement held approximately 26 million shares of Continucare common stock, which represents approximately 43% of all Continucare shares eligible to vote at the Continucare special meeting.

How to Vote

You may vote in person at the Continucare special meeting or by proxy. Continucare recommends you submit your proxy even if you plan to attend the special meeting. If you vote by proxy, you may change your vote if you attend and vote at the special meeting.

If you own Continucare common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s), your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted (whether by mail, telephone or over the internet) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to tell the proxies how to vote your shares on each proposal, your shares will be voted as recommended by the Continucare Board. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please complete, sign and return all the proxy cards you have received by mail by simply signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this proxy statement/prospectus.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting. If you are mailing a proxy card, your proxy card must be filed with Continucare’s Corporate Secretary by the time the special meeting begins. Please do not send your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you have any questions or need assistance voting your shares, please call Secretary at (305) 500-2000.

If you hold shares of Continucare common stock in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. With respect to the proposal to approve the merger agreement, if you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not be authorized to vote with respect to this proposal and a broker non-vote will occur, which will have the same effect as a vote against the merger agreement. In addition, if you do not instruct your bank, broker or other nominee how to vote your shares with respect to the proposal to adjourn or postpone the meeting to solicit further proxies to approve the merger agreement, a broker non-vote will occur.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Continucare special meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the Continucare special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the internet with respect to your shares.

It is important that you vote your shares of Continucare common stock promptly. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the internet. Continucare shareholders who attend the special meeting may revoke their proxies by voting in person.

Voting of Proxies

Shares of Continucare common stock represented by duly executed and unrevoked proxies in the form of the enclosed proxy card received by the Corporate Secretary of Continucare will be voted at the special meeting in accordance with specifications made therein by the Continucare shareholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the form of the enclosed proxy card will be voted “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

If your shares of Continucare common stock are held in “street name” by your bank, brokerage form or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Continucare common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares will not be voted on the proposal to approve the merger agreement, which will have the same effect as a vote against the merger agreement.

Revoking Your Proxy

If you are the owner of record of your shares, you can revoke your proxy at any time before its exercise at the special meeting by:

•	sending a written notice to Continucare at 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126, Attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the Continucare special meeting and states that you revoke your proxy;

•	signing another proxy card(s) bearing a later date and mailing it so that it is received prior to the special meeting; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If your shares of Continucare common stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the Continucare special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in “street name,” you must first obtain from your broker, bank or other nominee a legal proxy authorizing you to vote the shares in person, which you must bring with you to the special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the Continucare special meeting, you must present proof of your ownership of Continucare common stock such as a bank or brokerage account statement, to be admitted to the meeting.

Electronic Access to Proxy Materials

This proxy statement/prospectus is available on Continucare’s website at www.continucare.com

People with Disabilities

Continucare can provide reasonable assistance to help you to participate in the special meeting if you tell Continucare about your disability and how you plan to attend. Please write to Continucare at 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126, Attention: Corporate Secretary, or call at 305-500-2000.

Proxy Solicitations and Expenses

Continucare is conducting this proxy solicitation and will bear the cost of soliciting proxies. Continucare directors, officers, and employees may solicit proxies by mail, e-mail, telephone, facsimile, or other means of communication. These persons will not be paid additional remuneration for their roles. Continucare will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Continucare common stock that the brokers and fiduciaries hold of record. Upon request Continucare will reimburse them for their reasonable out-of-pocket expense.

Adjournment of the Continucare Special Meeting

Although it is not currently expected, the Continucare special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are not sufficient votes at the time of the Continucare special meeting to approve the merger agreement or if a quorum is not present at the Continucare special meeting. Other than an announcement to be made at the Continucare special meeting of the time, date and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without notice. Any adjournment or postponement of the Continucare special meeting for the purpose of soliciting additional proxies will allow Continucare shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Stock Certificates

Shareholders should not submit any stock certificates with their proxy cards. If the merger is completed, Continucare shareholders will be sent written instructions for sending their stock certificates or, in the case of book-entry shares, for surrendering their book-entry shares.

Other Business

The Continucare Board is not aware of any other business to be acted upon at the Continucare special meeting. If, however, other matters are properly brought before the Continucare special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Continucare Board may recommend.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Continucare special meeting, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact Continucare’s Secretary at (305) 500-2000.

INFORMATION ABOUT CONTINUCARE

Continucare is primarily a provider of primary care physician services. Through its network of 18 medical centers, it provides primary care medical services on an outpatient basis. Continucare also provides medical management services to independent physician affiliates, which is referred to as “IPAs.” All of Continucare’s medical centers and IPAs are located in Miami-Dade, Broward and Hillsborough Counties, Florida. Substantially all of Continucare’s revenues are derived from managed care agreements with three health maintenance organizations (“HMOs”), Humana Medical Plans, Inc., Vista Healthplan of South Florida, Inc. and its affiliated companies including Summit Health Plan, Inc., and Wellcare Health Plans, Inc. and its affiliated companies. Continucare’s managed care agreements with these HMOs are primarily risk agreements under which Continucare receives for its services a monthly capitated fee with respect to the patients assigned to Continucare. The capitated fee is a percentage of the premium that the HMOs receive with respect to those patients. In return, Continucare assumes full financial responsibility for the provision of all necessary medical care to its patients even for services Continucare does not provide directly. For the nine-month period ended March 31, 2011, approximately 87% and 7% of Continucare’s revenue was generated by providing services to Medicare-eligible and Medicaid-eligible members, respectively, under such risk arrangements. As of March 31, 2011, Continucare provided services to or for approximately 25,900 patients on a risk basis and approximately 8,400 patients on a limited or non-risk basis. Additionally, Continucare also provided services to over 6,000 patients on a non-risk fee-for-service basis. Continucare also operates and manages sleep diagnostic centers in a number of states.

Continucare began operating as a public company in 1996 as the successor to a Florida corporation originally incorporated in 1986. Continucare’s website is www.continucare.com. Continucare common stock is listed on the NYSE and trades under the symbol “CNU.” Additional information about Continucare is included in documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information.”

The principal executive office of Continucare is located at 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126, and its telephone number is 305-500-2000.

INFORMATION ABOUT METROPOLITAN

Metropolitan is a for profit corporation incorporated under the laws of Florida. Metropolitan operates a PSN through which it provide and arrange for medical care primarily to Medicare Advantage beneficiaries in the State of Florida who have enrolled in health plans primarily operated by Humana or its subsidiaries, one of the largest participants in the Medicare Advantage program in the United States. Metropolitan operates the PSN through its wholly-owned subsidiary, Metcare of Florida, Inc. As of March 31, 2011, the PSN operated in 16 Florida counties and provided healthcare benefits to approximately 33,600 Medicare Advantage beneficiaries and primary care physician services to several thousand non-Humana Participating Customers for which Metropolitan is paid on a fee-for-service basis.

Medicare is the national, federally-administered health insurance program that covers the cost of hospitalization, medical care, and some related health services for U.S. citizens aged 65 and older, qualifying disabled persons and persons suffering from end-staged renal disease. Substantially all of Metropolitan’s revenue in 2010 and 2009 was generated by providing services to Medicare beneficiaries through arrangements that require Metropolitan to assume responsibility to provide and/or manage the care for its customers’ medical needs in exchange for a monthly fee, also known as a capitation fee or capitation arrangement. In 2008, substantially all of Metropolitan’s revenue was earned through its contracts with Humana and from premiums paid to its health maintenance organization, which we refer to as the “HMO,” by the Centers for Medicare & Medicaid Services, agency of the United States Department of Health and Human Services, which administers the Medicare program. To mitigate Metropolitan’s exposure to high cost medical claims, it has reinsurance arrangements that provide for the reimbursement of certain customer medical expenses.

Metropolitan’s concentration on Medicare customers provides it the opportunity to focus its efforts on understanding the specific needs of Medicare beneficiaries in its local service areas. Metropolitan’s management team has extensive experience developing and managing providers and provider networks.

Until the end of August 2008, Metropolitan also operated its HMO, which provided healthcare benefits to Medicare Advantage beneficiaries in 13 Florida counties. The HMO was sold to Humana Medical Plan, Inc. on August 29, 2008.

Additional information about Metropolitan and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

The principal executive office of Metropolitan is located at 777 Yamato Road, Suite 510, Boca Raton, Florida 33431, and its telephone number is (561) 805-8500.

INFORMATION ABOUT MERGER SUBSIDIARY

CAB Merger Sub, Inc., a wholly owned subsidiary of Metropolitan, is a Florida corporation formed on June 23, 2011 for the purpose of effecting the merger. Merger subsidiary will merger with and into Continucare at the effective time with Continucare continuing as the surviving corporation and a wholly owned subsidiary of Metropolitan.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Both Continucare and Metropolitan are incorporated under the laws of the State of Florida and, accordingly, the rights of the shareholders of each are governed by the FBCA. Upon consummation of the merger, all outstanding shares of Continucare common stock will be converted into the right to receive the merger consideration, which will include shares of Metropolitan common stock and cash. Therefore, upon completion of the merger, the rights of the former Continucare shareholders will be governed by the FBCA, the articles of incorporation of Metropolitan, as amended, and the amended and restated bylaws of Metropolitan.

The following discussion is a summary of the current rights of Metropolitan shareholders and the current rights of Continucare shareholders. While this summary includes the material differences between the two, this summary may not contain all of the information that is important to you. You are urged to carefully read this entire proxy statement/prospectus, the relevant provisions of the FBCA and the other governing documents referred in this proxy statement/prospectus for a more complete understanding of the differences between being a shareholder of Metropolitan and a shareholder of Continucare. Continucare and Metropolitan have filed with the SEC their respective governing documents referenced in this summary of shareholder rights and will send copies of these documents to you, without charge, upon your request. See “Where You Can Find More Information.”

Material Differences in Shareholder Rights

	Continucare	Metropolitan

Amendment of Articles of Incorporation	Florida. Unless a greater vote is required by a corporation’s articles of incorporation, the FBCA requires approval by a corporation’s board of directors and holders of a majority of the outstanding stock of a corporation entitled to vote thereon and, in cases in which class voting is required, by holders of a majority of the outstanding shares of such class, in order to amend a corporation’s articles of incorporation.

	Amendments to the articles of incorporation are governed in accordance with the FBCA.	Amendments to the articles of incorporation are governed in accordance with the FBCA, except that the approval of holders of a majority of the outstanding shares of any class of preferred stock is required to alter the rights, preferences or privileges of such class of preferred stock.

Right to Call Special Meetings of the Shareholders	Florida. The FBCA permits special meetings of shareholders to be called by the board of directors and such other persons, including shareholders, as the articles of incorporation or bylaws may provide. The FBCA also permits holders of at least 10%, or such greater percentage not to exceed 50% specified by the corporation’s articles of incorporation, of the votes entitled to be cast on an issue to be considered to call special meetings.

	The bylaws of Continucare provide that a special meeting of the shareholders for the transaction of any proper business may be called at any time by the board, by the chief executive officer or by holders of not less than 50% of all the votes entitled to be cast on any issued proposed to be considered at the special meeting.	The bylaws of Metropolitan provide that special meetings of the shareholders may be called only by the board, the chairman of the board or the president.

	Continucare	Metropolitan

Amendment and Repeal of Bylaws	Florida. The FBCA provides that shareholders of a corporation, and, unless otherwise provided for in the articles of incorporation or the FBCA, the board of directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

	The bylaws of Continucare may be altered, amended or repealed, and new bylaws may be adopted, by the board.	The bylaws of Metropolitan may be altered, amended or repealed, or new bylaws may be adopted, by the board or by holders of two-thirds of the outstanding shares of capital stock entitled to vote thereon.

Size of the Board of Directors	Florida. Under the FBCA, the number of directors of a corporation shall be fixed by, or in the manner provided in, the bylaws, unless the articles of incorporation fixes the number of directors.

	Pursuant to the Continucare bylaws, the number of members of the Continucare Board shall be fixed by the directors.	Pursuant to the Metropolitan bylaws, the Metropolitan Board of directors shall consist of between one and 11 members, as fixed by the directors.

Election of Directors	Florida. The FBCA provides that shareholders of a corporation do not have the right to cumulate their votes in the election of directors unless such right is granted in the articles of incorporation of the corporation.

	The persons receiving the greatest number of votes, up to the number of directors to be elected, will be directors. The shareholders do not have cumulative voting rights.	Directors are elected by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote. The shareholders do not have cumulative voting rights.

Removal of Directors	Florida. The FBCA provides that a director or directors may be removed from office, with or without cause, unless the articles of incorporation provide that directors may be removed from office by shareholders only for cause, except that (1) if a director is elected by a voting group of shareholders, only that group may participate in a removal vote and (2) in the case of a corporation having cumulative voting, no director may be removed if the votes cast against such removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which the director is a part.

	The bylaws of Continucare provide that any director may be removed at any time, but only for cause, as defined in the bylaws, by the affirmative vote of the shareholders being a majority of the voting power of Continucare.	The bylaws of Metropolitan provide that any director, or the entire board of directors, may be removed from office with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director.

	Continucare	Metropolitan

Vacancies on the Board	Florida. The FBCA provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors to be elected by the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office although less than a quorum or by a sole remaining director, unless the articles of incorporation of a corporation provide otherwise.

	Any vacancy in the board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.	If the office of any director becomes vacant (due to resignation, removal or otherwise), the remaining directors in office, though less than a quorum, by a majority vote; provided that in case of a vacancy created by removal of a director, the shareholders shall have the right to fill such vacancy at the same meeting. Any directors elected or appointed to fill a vacancy shall hold office until the next annual meeting of shareholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Certain Similarities in Shareholder Rights

Authorized Capital Stock	Under the FBCA, every corporation may issue one or more classes of stock or one or more series of stock within any class thereof, which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the articles of incorporation or in the board resolution providing for the issue of such stock adopted pursuant to authority expressly vested in the board by the provisions of the articles of incorporation.

Continucare’s articles of incorporation authorizes 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 preferred shares, $0.0001 par value. Metropolitan’s articles of incorporation authorizes 90,000,000 shares, consisting of 80,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

Both companies’ articles of incorporation authorize the board to determine the rights and preferences of preferred stock and issue such preferred stock.

Public Market for the Shares	Common shares of Continucare and Metropolitan are quoted on the NYSE and NYSE Amex, respectively.

Shareholder Action without a Meeting	The FBCA provides that any action that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of the outstanding stock having not less than the minimum number of votes otherwise required to authorize or take such action at a meeting of shareholders consent in writing, unless otherwise provided by a corporation’s articles of incorporation.

Neither company’s articles of incorporation prohibit shareholder action by written consent and accordingly, shareholders may take action without a meeting.

Notice of Shareholders Meetings	Both companies have to give written notice of any meeting not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.

Shareholder Nominees for Board of Directors	The bylaws of both companies provide that nominations of persons for election to the board of directors may be made (a) by or at the direction of the board or (b) by any shareholder entitled to vote for the election of directors at such meeting, provided that the shareholder complies with the conditions and procedures set forth in the bylaws. Such bylaw provisions relate to, among other things, timing of nominations and the requirement to provide certain information about the proponent and nominee.

Shareholder Proposals (other than Nomination of Candidates to the Board of Directors)	The bylaws of both companies provide that a shareholder may submit matters for a shareholder meeting only if such shareholder complies with the conditions and procedures set forth in the bylaws. Such bylaw provisions relate to, among other things, timing of submitting the proposal and the requirement to provide certain information about the proponent.

No Classified Board	Neither the Metropolitan Board nor the Continucare Board is divided into classes.

No Shareholder Rights Plan	Neither Metropolitan nor Continucare has an existing shareholder rights plan.

Director and Officer Liability and Indemnification	The articles of incorporation and/or bylaws of both companies, in compliance with FBCA, provide for the following rights with respect to the liability of directors and officers:

• The directors of both companies are not liable to the company to the fullest extent permitted by Florida law;

• The companies will indemnify, to fullest extent permitted by law, any person who incurs losses by reason of the fact that he is or was a director or officer;

• Both companies will provide advances for reimbursement of expenses incurred by directors and officers in defending any action, suit or proceeding for which the company has a duty to indemnify the director or officer, subject to repayment of such expenses if it shall ultimately be determined that such person is not entitled to be indemnified; and

• Both companies are entitled to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the company.

Rights of Shareholders to Appraisal	The appraisal rights of Metropolitan and Continucare shareholders are governed in accordance with the FBCA. See “Summary —

Continucare Shareholders’ Rights of Appraisal” and “The Merger — Continucare Shareholders’ Rights of Appraisal.”

Preemptive Rights of Shareholders	The FBCA provides that no shareholder shall have any preemptive rights to purchase additional securities of a corporation unless the corporation’s articles of incorporation expressly grants such rights. The articles of incorporation of neither Metropolitan nor Continucare grants any preemptive rights to their respective shareholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical audited and unaudited consolidated financial information of Metropolitan and Continucare incorporated by reference in this proxy statement/prospectus and has been prepared to reflect the merger in which Metropolitan, through merger subsidiary, will acquire all of the outstanding common stock and options of Continucare.

Metropolitan’s fiscal year ends on December 31 while Continucare’s fiscal year ends on June 30. The unaudited pro forma condensed combined balance sheet data as of March 31, 2011 is based on the historical balance sheet of Metropolitan as of March 31, 2011 and of Continucare as of March 31, 2011 and has been prepared to reflect the merger as if it had occurred on March 31, 2011. The unaudited pro forma condensed combined statement of income data for the fiscal year ended December 31, 2010 and the three months ended March 31, 2011 combines the results of operations of Metropolitan for the year ended December 31, 2010 and the three months ended March 31, 2011 and for Continucare the twelve months ended December 31, 2010 and three months ended March 31, 2011, as though the merger had occurred on January 1, 2010, the first day of Metropolitan’s 2010 fiscal year. The twelve month period ended December 31, 2010 for Continucare has been prepared using the results of Continucare for the four quarters ended December 31, 2010.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of operations. The historical consolidated financial statements of Continucare have been adjusted to reflect certain reclassifications to conform with Metropolitan’s financial statement presentation.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Metropolitan and Continucare been a combined company as of or during the periods specified.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based upon and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Metropolitan and Continucare for the applicable periods, which are incorporated by reference in this proxy statement/prospectus:

•	Separate historical financial statements of Metropolitan as of and for the year ended December 31, 2010 and the related notes included in Metropolitan’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	Separate historical financial statements of Metropolitan as of and for the three months ended March 31, 2011 and the related notes included in Metropolitan’s Quarterly Report on Form 10-Q for the period ended March 31, 2011;

•	Separate historical financial statements of Continucare as of and for the fiscal year ended June 30, 2010 and the related notes included in Continucare’s Annual Report on Form 10-K for the year ended June 30, 2010;

•	Separate historical financial statements of Continucare as of and for the three months ended September 30, 2010 and the related notes included in Continucare’s Quarterly Report on Form 10-Q for the period ended September 30, 2010;

•	Separate historical financial statements of Continucare as of and for the three and six months ended December 31, 2010 and the related notes included in Continucare’s Quarterly Report on Form 10-Q for the period ended December 31, 2010; and

•	Separate historical financial statements of Continucare as of and for the three and nine months ended March 31, 2011 and the related notes included in Continucare’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP. The acquisition accounting for certain items, including property and equipment and identifiable intangible assets is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are based upon estimates and current preliminary information and may differ materially from actual amounts. For purposes of this unaudited pro forma condensed combined financial information, the merger consideration has been preliminarily allocated to the tangible and intangible assets being acquired and liabilities being assumed based upon various estimates of fair value. The merger consideration will be allocated among the fair values of the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the merger. Any excess of the merger consideration over the fair value of Continucare identifiable net assets will be recorded as goodwill. The final allocation is dependent upon the completion of the aforementioned valuations and other analyses that cannot be completed prior to the merger. The actual amounts recorded at the completion of the merger may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information and those differences could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial performance. The unaudited pro forma condensed combined statements of income do not include transaction related expenses that we expect to incur in connection with the merger closing, which, at this time, are estimated to be approximately $14.5 million. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor do the unaudited pro forma condensed combined statements of income include the effects of any other items directly attributable to the merger that are not expected to have a continuing impact on the combined results of operations.

Metropolitan and Continucare

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2011
(In thousands)

			Pro Forma Adjustments
						Allocation of
	Historical				Merger and	Merger		Proforma
	Metropolitan	Continucare	Reclassifications		Financing(c)	Consideration(d)		Combined

ASSETS
CURRENT ASSETS
Cash and equivalents	$8,633	$44,624			$(53,257)			$—
Investments, at fair value	39,666	—			(39,666)			—
Accounts receivable from patients, net	631	—	$2,681	(a)				3,312
Due from HMOs	14,617	18,153						32,770
Prepaid expenses and other current assets	2,439	4,719	(2,681	)(a)				4,477
Prepaid income taxes	1,086							1,086
Deferred income taxes	404	226						630

TOTAL CURRENT ASSETS	67,476	67,722			(92,923)			42,275

PROPERTY AND EQUIPMENT, net	2,675	15,172						17,847
RESTRICTED CASH AND INVESTMENTS	3,849				(3,849)			—
DEFERRED INCOME TAXES, net of current portion	1,512	3,103			5,597			10,212
DEFERRED FINANCING COSTS					13,055			13,055
IDENTIFIABLE INTANGIBLE ASSETS	542	6,826				$93,240		93,782
						(6,826)
GOODWILL	5,420	79,579				285,488		290,908
						(79,579)
OTHER ASSETS	834	130						964
INVESTMENT IN CONTINUCARE					415,776	(415,776	)(e)	—

TOTAL ASSETS	$82,308	$172,532			$337,656	$(123,453)		$469,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$299	$1,123						$1,422
Accrued payroll and payroll taxes	1,582		$2,006	(b)				3,588
Accrued expenses	2,821	6,601	(2,006	)(b)				7,416
Income taxes payable		409						409
Note payable					$4,430			4,430
Current portion of long-term debt	605				12,000			12,605

TOTAL CURRENT LIABILITIES	5,307	8,133			16,430			29,870
DEFERRED INCOME TAX LIABILITIES		7,517				$33,357		40,874
LONG-TERM DEBT, net of current portion	213				318,000			318,213
OTHER LONG-TERM LIABILITIES		72						72

TOTAL LIABILITIES	5,520	15,722			334,430	33,357		389,029

STOCKHOLDERS EQUITY
Series A preferred stock	500							500
Common stock	41	6			3	(6	)(f)	44
Additional paid-in capital	23,526	109,393			12,126	(109,393	)(f)	35,652
Retained earnings	52,721	47,411			(8,903)	(47,411	)(f)	43,818

TOTAL STOCKHOLDERS’ EQUITY	76,788	156,810			3,226	(156,810)		80,014

LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,308	$172,532			$337,656	$(123,453)		$469,043

See accompanying notes.

Metropolitan and Continucare

Unaudited Pro Forma Condensed Combined Statement of Income
Year ended December 31, 2010
(In thousands, except per share amounts)

			Pro Forma Adjustments
							Allocation of
	Historical				Merger and		Merger		Proforma
	Metropolitan	Continucare	Reclassifications		Financing		Consideration		Combined

REVENUE	$368,186	$318,819	$(35,396	)(g)					$651,609
MEDICAL EXPENSE
Medical claims expense	286,602	208,941	(35,396	)(g)					460,147
Medical center costs	15,826	34,722	6,467	(h)					57,015

Total Medical Expense	302,428	243,663	(28,929)						517,162

GROSS PROFIT	65,758	75,156	(6,467)						134,447

OTHER OPERATING EXPENSES
Administrative payroll, payroll taxes	15,419	16,592							32,011
General and administrative	8,731	20,180	(6,467	)(h)			$9,989	(l)	27,720
			(3,198	)(i)			(1,515	)(l)
Marketing and advertising	385		3,198	(i)					3,583

Total Other Operating Expenses	24,535	36,772	(6,467)				8,474		63,314

OPERATING INCOME BEFORE GAIN ON SALE OF HMO	41,223	38,384	—				(8,474)		71,133
Gain on sale of HMO subsidiary	62	—							62

OPERATING INCOME	41,285	38,384	—				(8,474)		71,195

OTHER INCOME (EXPENSE)
Investment income, net	328	74					(402	)(m)	—
Interest expense		(121)			$(26,696	)(j)			(26,817)
Other expense, net	(28)								(28)

Total other income	300	(47)	—		(26,696)		(402)		(26,845)

INCOME BEFORE INCOME TAXES	41,585	38,337	—		(26,696)		(8,876)		44,350
INCOME TAX EXPENSE	15,884	14,767			(10,305	)(k)	(3,426	)(k)	16,920

NET INCOME	$25,701	$23,570	$—		$(16,391)		$(5,450)		$27,430

Proforma earnings per common share:
Basic	$0.65	$0.39							$0.66 (n)
Diluted	$0.62	$0.38							$0.62 (n)

See accompanying notes.

Metropolitan and Continucare

Unaudited Pro Forma Condensed Combined Statement of Income
Three months ended March 31, 2011
(In thousands, except per share amounts)

			Pro Forma Adjustments
							Allocation of
	Historical				Merger and		Merger		Proforma
	Metropolitan	Continucare	Reclassifications		Financing		Consideration		Combined

REVENUE	$94,666	$85,652	$(9,019	)(g)					$171,299
MEDICAL EXPENSE
Medical claims expense	71,130	54,827	(9,019	)(g)					116,938
Medical center costs	4,356	10,215	1,602	(h)					16,173

Total Medical Expense	75,486	65,042	(7,417)		—		—		133,111

GROSS PROFIT	19,180	20,610	(1,602)		—		—		38,188
OTHER OPERATING EXPENSES
Administrative payroll, payroll taxes	4,102	4,721							8,823
General and administrative	2,236	5,632	(1,602	)(h)			$2,497	(l)	7,702
			(544	)(i)			(517	)(l)
Marketing and advertising	68		544	(i)					612

Total Other Operating Expenses	6,406	10,353	(1,602)		—		1,980		17,137

OPERATING INCOME	12,774	10,257	—		—		(1,980)		21,051

OTHER INCOME (EXPENSE)
Investment income, net	182	16					(198	)(m)	—
Interest expense		144			$(6,556	)(j)			(6,412)
Other expense, net	(5)								(5)

Total other income	177	160	—		(6,556)		(198)		(6,417)

INCOME BEFORE INCOME TAXES	12,951	10,417	—		(6,556)		(2,178)		14,634
INCOME TAX EXPENSE	4,987	3,160	—		(2,531	)(k)	(840	)(k)	4,776

NET INCOME	$7,964	$7,257	$—		$(4,025)		$(1,338)		$9,858

Proforma earnings per common share:
Basic	$0.20	$0.12							$0.23 (n)
Diluted	$0.19	$0.12							$0.22 (n)

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 — BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting in which Metropolitan acquires all of the outstanding common stock of Continucare.

Continucare’s fiscal year end is June 30. Metropolitan’s audited financial statements are based on a calendar year. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 for Continucare have been prepared using the quarterly results of Continucare for the four quarters ended December 31, 2010. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 are based on the audited financial statements of Metropolitan. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2011 are based on the unaudited quarterly results of Continucare and Metropolitan. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2011 and for the fiscal year ended December 31, 2010, give effect to the merger and related financing activities as if these transactions had been consummated on January 1, 2010.

The accompanying unaudited pro forma condensed combined financial information presents the pro forma combined financial position and results of operations based upon the historical financial statements of Metropolitan and Continucare, after giving effect to the merger, related financing activities and other adjustments. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statements of income include the effects of any other items directly attributable to the merger that are not expected to have a continuing impact on the combined results of operations.

The accompanying unaudited pro forma condensed combined balance sheet gives effect to the merger and related financing activities as if these transactions had been consummated on March 31, 2011, and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available.

NOTE 2 — PRELIMINARY ALLOCATION OF MERGER CONSIDERATION

On June 27, 2011, Metropolitan entered into a merger agreement with Continucare, providing for Metropolitan’s acquisition of all of the outstanding common stock of Continucare. Each share of Continucare common stock outstanding immediately prior to the effective time (subject to certain exceptions) will be converted into the right to receive 0.0414 of a share of Metropolitan common stock and $6.25 in cash, without interest. No fractional shares of Metropolitan common stock will be issued in the merger and Continucare stockholders will receive cash in lieu of fractional shares. The merger agreement also provides for the vesting and cancellation of all Continucare stock options and the payment of $6.45 in cash per option less the exercise price of the options. The value of the equity consideration portion of the preliminary merger consideration is subject to change based upon changes in the market price of Metropolitan common stock prior to closing. The total value of the transaction is approximately $415.8 million, excluding transaction and financing fees.

Upon completion of the merger, Continucare stockholders will own approximately 5.8% of Metropolitan’s outstanding common stock.

Metropolitan has obtained a financing commitment from the debt commitment parties in connection with the merger. These funds and existing cash balances are expected to be sufficient to fund the cash consideration to Continucare stockholders. Subject to certain conditions, Metropolitan expects to have in place approximately $330 million of long-term financing outstanding at the time of consummation of the merger. We expect that at the time of closing, sufficient cash will be available and that no borrowing under the revolving credit facility will be required.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

An estimate of the merger consideration to be paid to Continucare stockholders at the effective time and a preliminary allocation of the merger consideration to the assets to be acquired and the liabilities to be assumed follows (in thousands, except per share or per option amounts):

Estimate of merger consideration:
Cash consideration:
Estimated shares of Continucare common stock outstanding to be acquired	60,638
Cash consideration paid per share per the merger agreement	$6.25

$378,989

Cash consideration paid per option per merger agreement	$6.45
Estimated weighted average exercise price of outstanding Continucare options	$2.79

Estimated net cash paid per option	$3.66
Estimated options of Continucare to be acquired from option holders	6,742

$24,658

Total cash consideration	$403,647
Metropolitan equity consideration:
Estimated shares of Continucare common stock outstanding to be acquired	60,638
Exchange rate per merger agreement	0.0414

Estimated total Metropolitan common stock to be issued	2,513
Metropolitan estimated closing price per share	$4.83

Total equity consideration	$12,129

Total merger consideration to Continucare stock and option holders	$415,776

Allocation of merger consideration to assets acquired and liabilities assumed (in thousands):

	Historical
	Balances as of		Allocation of
	March 31,	Fair Value	Merger
	2011	Adjustments	Consideration

Cash and equivalents	$44,624		$44,624
Due from HMOs	18,153		18,153
Deferred tax assets	3,329		3,329
Other current assets	4,719		4,719
Property and equipment, net	15,172		15,172
Identifiable intangible assets	6,826	$86,414	93,240
Other assets	130		130
Accounts payable	(1,123)		(1,123)
Accrued expenses	(6,601)		(6,601)
Income taxes payable	(409)		(409)
Deferred tax liabilities	(7,517)	(33,357)	(40,874)
Other liabilities	(72)		(72)

Total identifiable net assets	77,231		130,288
Goodwill	79,579		285,488

Net assets	$156,810		$415,776

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

A $0.50 change in the price of Metropolitan common stock would increase or decrease the equity consideration, including employee stock option consideration, by approximately $236,000, which would result in a corresponding adjustment to goodwill.

The final merger consideration allocation for certain items, including property and equipment and identifiable intangible assets are dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The actual amounts recorded at the completion of the merger may differ materially from the information presented herein.

The above estimated goodwill is calculated as the difference between the acquisition-date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Estimated goodwill does not include pro forma adjustments for non-recurring items such as transaction costs and compensation payments. Goodwill is not amortized.

The estimated consideration expected to be transferred as reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual merger consideration will be when the merger is consummated. In accordance with U.S. GAAP, the fair value of the equity securities issued as part of the consideration transferred will be measured on the closing date of the merger at the average market price for the five business days prior to the merger. This requirement will likely result in a per share equity component different from the $4.83 assumed in these unaudited pro forma condensed combined financial statements and that difference may be material.

NOTE 3 — PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information includes the following adjustments to conform the Continucare balance sheet and statement of income with the Metropolitan presentation, to give effect to the merger and Metropolitan’s financing activities and to adjust historical amounts to estimated fair value in connection with the merger consideration allocation.

Acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. As of March 31, 2011, total transaction costs are estimated to be $14.5 million.

Unaudited pro forma condensed combined balance sheet adjustments

a)	To reclassify $2.7 million of Continucare patient receivable balances, which are included in prepaid expenses and other current assets to accounts receivable from patients.

b)	To reclassify $2.0 million of Continucare accrued payroll and payroll taxes from accrued expenses to accrued payroll and payroll taxes.

c)	Metropolitan has obtained a financing commitment to fund a substantial portion of the merger consideration. The financing commitment is comprised of a $265 million senior secured credit facility with a five-year term and a $90 million second lien secured credit facility term loan with a six-year term. The $265 million senior secured credit facility includes a $25 million revolving credit facility which provides for borrowings at closing. The unaudited pro forma condensed combined financial information assumes, based upon management’s current expectations, that the debt offering is completed upon consummation of the merger. Metropolitan expects to pay various financing costs related to executing these debt instruments that will be amortized over the terms of the loans.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

The financing activities related to the merger, including both debt and equity financing and the related uses of funds, follows (in thousands, except per share amounts):

Financing sources:
Existing cash, investments and restricted cash		$96,772
New debt:
$240 million senior secured credit facility	$240,000
$90 million second lien secured credit facility	90,000
$25 million revolving credit facility	4,430	334,430
Equity exchanged
Metropolitan common stock $.001 par	3
Capital in excess of par value	12,126	12,129

		$443,331

Financing uses:
Consideration to acquire Continucare
Cash consideration		$403,647
Equity exchanged		12,129
Financing costs paid at closing		13,055
Expenses paid at closing (legal and professional)		14,500

		$443,331

Expenses related to merger closing:
Transaction expenses		$14,500
Deferred tax asset		5,597

Charge to retained earnings		$8,903

(1)	The combined company estimated effective income tax rate of 38.6% was only applied to expenses related to the merger that are expected to be deductible for income tax purposes.

d)	To adjust the tangible and identifiable intangible assets acquired and liabilities assumed based upon preliminary estimates of fair value and eliminate historical Continucare balances. The preliminary estimates of identifiable intangible assets follow (dollars in thousands):

Estimated
Fair Value

Identifiable intangibles:
Finite Lived:
Customer relationships	$60,854
Trade name	32,386

$93,240

The excess of the merger consideration for Continucare over the fair value of its identifiable net assets of $285.5 million is recorded as goodwill.

An adjustment to deferred tax liabilities related to the tax effect of fair value adjustments to identifiable intangible assets totaled $33.4 million.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

e)	To allocate the total merger consideration paid to Continucare stockholders to the assets acquired and liabilities assumed.

f)	To eliminate the historical stockholders’ equity balances of Continucare.

Unaudited pro forma condensed combined income statements adjustments

Significant non-recurring one time charges have not been reflected in the combined statements of income, including merger-related transaction costs described under the section “Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments” above.

g)	To reclassify the cost of stop loss insurance fees withheld by HMOs consistent with the methodology used by Metropolitan.

h)	To reclassify the cost to operate owned medical centers in the Continucare statements of income presentation to conform to Metropolitan’s presentation.

i)	To reclassify call center and marketing costs in the Continucare statements of income to marketing and advertising expenses to conform with Metropolitan’s presentation.

j)	To add the interest expense, amortization of deferred financing and other financing fees (in thousands):

	Year Ended December 31, 2010
	Debt	Deferred				Total
	Borrowing	Costs		Deferred		Increase to
	as of	Related to	Interest	Cost		Interest
	Merger Date	Financing	Expense	Amortization	Other Fees	Expense

Interest expense:
$240 million first lien credit facility	$240,000	$8,943	$14,710	$1,789	$225	$16,724
$90 million second lien credit facility	90,000	3,712	9,225	619	50	9,894
$25 million revolver(1)	4,430
Financing costs		400		78	—	78

	$334,430	$13,055	$23,935	$2,486	$275	$26,696

	Three Months Ended March 31, 2011
		Deferred				Total
	Debt	Costs		Deferred		Increase to
	Borrowing as of	Related to	Interest	Cost		Interest
	Merger Date	Financing	Expense	Amortization	Other Fees	Expense

Interest expense:
$240 million first lien credit facility	$240,000	$8,943	$3,560	$447	$56	$4,063
$90 million second lien credit facility	90,000	3,712	2,306	154	13	2,473
$25 million revolver(1)	4,430
Financing costs		400		20		20

	$334,430	$13,055	$5,866	$621	$69	$6,556

(1)	For purposes of the March 31, 2011 pro forma balance sheet additional cash is required to close the transaction and we assumed the use of the revolving credit facility. For purposes of the pro forma income statements, we assumed that sufficient cash would be available at close to fund the transaction and funding from the revolving credit facility will not be required. Therefore, no interest expense was included for this borrowing.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

	Interest Rate Index and
	Margin per Commitment	Assumed Rate	Term
	Letter	at Closing	(Years)

Interest rate and term:
$240 million first lien credit facility	LIBOR (1) + 4.75%	6.25%	5
$90 million second lien credit facility	LIBOR (2) + 8.50%	10.25%	6
$25 million revolver	LIBOR (1) + 4.75%	N/A	5

(1)	LIBOR — One month London Interbank Offered Rate with floor of 1.5%

(2)	LIBOR — One month London Interbank Offered Rate with floor of 1.75%

A change in LIBOR of 1/8th percent would not increase or decrease interest expense. As discussed in pro forma adjustment (c), the pro forma condensed combined financial information assumes the senior unsecured notes offering is completed prior to the merger.

k)	To adjust the income tax provision to reflect the pro forma combined company estimated effective income tax rate of 38.6%.

l)	To eliminate $1.5 million in 2010 and $0.5 million for the three months ended March 31, 2011 of historical Continucare intangible amortization expense and replace with new amortization amounts based upon the estimated fair value of finite lived intangible assets. The computation of the new amortization amounts follow (dollars in thousands):

		Estimated
	Estimated	Weighted
	Fair Value	Average Life	Amortization Expense
			Year Ended	Three Months
			December 31,	Ended March 31,
			2010	2011

Customer relationships	$60,854	7	$8,694	$2,173
Trade name	32,386	25	$1,295	$324

	$93,240		$9,989	$2,497

m)	To reflect the reversal of investment income as a result of short-term investments being used in the merger consideration.

n) Pro forma earnings per common share are based upon the weighted average number of common shares outstanding. Metropolitan’s weighted average shares — basic for the year ended December 31, 2010 and three months ended March 31, 2011 have been increased by the 2.5 million shares of Metropolitan stock to be issued as the equity consideration to Continucare stockholders in the merger transaction. The diluted calculation of pro forma earnings per common share includes the dilutive effect of Metropolitan’s stock

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

options, restricted shares and convertible preferred stock. A computation of the pro forma earnings per common share follows (in thousands, except per share amounts):

	Year Ended		Three Months Ended
	December 31, 2010		March 31, 2011
	Basic	Diluted	Basic	Diluted

Pro forma earnings per common share
Pro forma net income	$27,430	$27,430	$9,858	$9,858
Preferred stock dividend	(50)	—	(13)	—

Income available to common shareholders	$27,380	$27,430	$9,845	$9,858

Shares used in computation
Metropolitan weighted average basic shares outstanding	39,195	39,195	39,770	39,770
Issued to Continucare stockholders in connection with the merger	2,513	2,513	2,513	2,513

Weighted average shares outstanding — basic computation	41,708	41,708	42,283	42,283

Dilutive effect of:
Convertible preferred stock		659		301
Nonvested common stock		523		577
Stock options		1,132		1,313

Adjusted weighted average shares outstanding — dilutive effect		44,022		44,474

Pro forma earnings per common share	$0.66	$0.62	$0.23	$0.22

LEGAL MATTERS

The validity of the Metropolitan common stock to be issued in the merger will be passed upon for Metropolitan by Greenberg Traurig, P.A.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Metropolitan incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the reports of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Continucare appearing in Continucare’s Annual Report (Form 10-K) for the year ended June 30, 2010, and the effectiveness of Continucare’s internal control over financial reporting as of June 30, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Continucare expects to hold an annual meeting in 2012 only if the merger is not completed. The deadline for submitting a shareholder proposal to Continucare for inclusion in the Continucare proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for Continucare’s 2012 annual meeting of shareholders is October 22, 2011. However, if the date of Continucare’s 2012 annual meeting is more than 30 days after February 24, 2012, the proposal must be received, to be included in Continucare proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act, a reasonable time before Continucare begins to print and mail its proxy materials.

Pursuant to Continucare’s amended and restated by-laws, shareholder proposals that are intended to be presented at Continucare’s 2012 annual meeting, but that are not intended to be considered for inclusion in Continucare’s proxy statement and proxy related to that meeting, or nominations of a candidate for election as a director, must have been received by Continucare by no earlier than September 22, 2011 and not later than October 22, 2011; provided, however, if the annual meeting is held more than 60 days after February 24, 2012, proposals and nominations must be delivered to Continucare not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Continucare.

All proposals and director nominations, including any accompanying supporting statement, should be addressed to Continucare’s Corporate Secretary, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126.

WHERE YOU CAN FIND MORE INFORMATION

Continucare and Metropolitan file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Continucare and Metropolitan have filed with the SEC at the SEC’s Public Reference Room located at:

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Continucare’s and Metropolitan’s SEC filings are also available for free to the public on the SEC’s internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, Continucare’s filings with the SEC are also available for free to the public on Continucare’s website, www.continucare.com, and Metropolitan’s SEC filings are also available for free to the public on Metropolitan’s website, www.metcare.com. Information contained on Continucare’s website and Metropolitan’s website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on those websites as part of this proxy statement/prospectus.

Metropolitan has filed a registration statement on Form S-4 to register with the SEC the Metropolitan common stock to be issued to Continucare shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Metropolitan, in addition to being a proxy statement of Metropolitan and Continucare for their respective special meetings. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Metropolitan, Metropolitan common stock and Continucare. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

Each of Continucare and Metropolitan incorporates by reference into this proxy statement/prospectus the documents listed below, and any filings Continucare and Metropolitan make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus until the respective dates of the Metropolitan annual meeting and Continucare special meeting shall be deemed to be incorporated by reference into this proxy statement/prospectus. The information incorporated by reference is an important part of this proxy statement/prospectus. Any statement in a document incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this or any other subsequently filed document that is incorporated by reference into this proxy statement/prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Continucare SEC Filings

The following documents, which were filed by Continucare with the SEC, are incorporated by reference into this proxy statement/prospectus (other than documents and information deemed to have been furnished and not filed under SEC rules):

SEC File Number 001-12115	Period

Current Reports on Form 8-K	Filed on October 25, 2010; Filed on March 1, 2011; Filed on June 27, 2011 (relating to the merger agreement).
Quarterly Report on Form 10-Q	Quarter Ended September 30, 2010 (Filed on November 4, 2010); Quarter Ended December 31, 2010 (Filed on February 4, 2011); Quarter Ended March 31, 2011 (Filed on May 5, 2011).
Annual Report on Form 10-K	Year Ended June 30, 2010 (Filed on September 9, 2010).
Amendment No. 1 to Annual Report on Form 10-K/A	Year Ended June 30, 2010 (Filed on October 26, 2010).
Description of Continucare’s common stock contained in the Registration Statement on Form 8-A held on September 4, 1996

You can obtain a copy of any document incorporated by reference into this proxy statement/prospectus, except for the exhibits to those documents, from Continucare. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Continucare without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this proxy statement/prospectus. You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Continucare at the following address and telephone number:

Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
Telephone: (305) 500-2000

If you would like to request documents, please do so by August 12, 2011, to receive them before the Continucare special meeting. If you request any of these documents from Continucare, Continucare will mail them to you by first-class mail, or similar means.

Metropolitan SEC Filings

The following documents, which were filed by Metropolitan with the SEC, are incorporated by reference into this proxy statement/prospectus (other than documents and information deemed to have been furnished and not filed under SEC rules):

SEC File No. 001-32361	Period

Current Reports on Form 8-K	Filed on March 2, 2011; Filed on June 20, 2011; Filed on June 27, 2011 (relating to the merger agreement).
Quarterly Report on Form 10-Q	Quarter Ended March 31, 2011 (Filed on May 3, 2011).
Annual Report on Form 10-K	Year Ended December 31, 2010 (Filed on March 2, 2011).
Description of Metropolitan common stock contained in Registration Statement on Form 8-A filed on December 23, 1996

You can obtain a copy of any document incorporated by reference into this proxy statement/prospectus except for the exhibits to those documents from Metropolitan. You may also obtain these documents from the SEC or through the SEC’s website referred to above. Documents incorporated by reference are available from Metropolitan without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this proxy statement/prospectus. You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Metropolitan at the following address and telephone number:

Metropolitan Health Networks, Inc.
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
Telephone: (561) 805-8500

If you request any of these documents from Metropolitan, Metropolitan will mail them to you by first-class mail, or similar means.

Continucare has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Continucare and its affiliates, and Metropolitan has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Metropolitan and its affiliates.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus in voting your shares at the Continucare special meeting, as applicable. Neither Continucare nor Metropolitan has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated July 21, 2011. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date, and neither the mailing of this proxy statement/prospectus to Continucare shareholders nor the consummation of the merger will create any implication to the contrary.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
dated as of
June 26, 2011
among
METROPOLITAN HEALTH NETWORKS, INC.,
CAB MERGER SUB, INC.
and
CONTINUCARE CORPORATION

Annex A-1

Annex A-2

Annex A-3

Annex A-4

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of June 26, 2011, by and among METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (“Parent”), CAB MERGER SUB, INC., a Florida corporation and a wholly-owned Subsidiary of Parent (“Merger Subsidiary”), and CONTINUCARE CORPORATION, a Florida corporation (the “Company”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Merger Subsidiary shall merge with and into the Company with the Company surviving the Merger, pursuant to which each outstanding share of Company Common Stock shall be canceled and converted into the right to receive the Merger Consideration, except for shares of Company Common Stock to be canceled pursuant to Section 1.02(b), except for Dissenting Shares;

WHEREAS, the Company Board has authorized and adopted this Agreement and resolved that this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of Florida Law, are advisable, fair to and in the best interests of the Company;

WHEREAS, the Parent Board has authorized and adopted this Agreement and resolved that this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of Florida Law, are advisable and in the best interests of Parent;

WHEREAS, the board of directors of Merger Subsidiary has authorized and adopted this Agreement;

WHEREAS, as inducement and a condition to Parent’s willingness to enter into this Agreement, Parent and certain of the Company’s shareholders have entered into a voting agreement, dated as of the date hereof (the “Voting Agreement”), pursuant to which the Company’s shareholders party thereto have agreed, among other things, to vote the shares of Company Common Stock held by them, in favor of the Merger and the adoption of this Agreement;

WHEREAS, the Company Board, as of the date hereof, has resolved to recommend that the holders of Company Common Stock vote to approve the Merger and this Agreement upon the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

Section 1.01.  The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Florida Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) Subject to the provisions of Article 8, the closing of the Merger (the “Closing”) shall take place at the offices of Greenberg Traurig, P.A., 333 Avenue of the Americas, Suite 4400, Miami, Florida, as soon as possible, but in any event no later than three Business Days after the date the conditions set forth in Article 8 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the “Closing Date”).

(c) Upon the Closing, the Company and Merger Subsidiary shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Florida, in such form as is required by, and executed in accordance with, the relevant provisions of Florida Law. The

Annex A-5

Merger shall become effective at such time (the “Effective Time”) as the Articles of Merger are duly filed with the Secretary of State of the State of Florida (or at such later time as permitted by Florida Law as Parent and the Company shall agree and shall be specified in the Articles of Merger).

(d) The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of Florida Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Florida Law.

Section 1.02.  Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary or the holders of any shares of Company Common Stock or any shares of capital stock of Parent or Merger Subsidiary:

(a) except as otherwise provided in Section 1.02(b), or Section 1.04, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive a combination of (i) 0.0414 of a validly issued, fully paid and nonassessable share of Parent Common Stock (such per share amount, the “Stock Consideration”) and (ii) $6.25 in cash, without interest (such per share amount, the “Cash Consideration” and, together with the Stock Consideration and any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 1.06(b), the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) and each uncertificated share of Company Common Stock (an “Uncertificated Share”) which immediately prior to the Effective Time was registered to a holder on the stock transfer books of the Company, shall thereafter represent only the right to receive the Merger Consideration;

(b) each share of Company Common Stock held by the Company or any of its wholly-owned Subsidiaries or owned by Parent or any of its wholly-owned Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

(c) each share of capital stock of Parent outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Merger; and

(d) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 1.03.  Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company that is reasonably satisfactory to the Company (the “Exchange Agent”) for the purpose of paying the Merger Consideration to the holders of Company Common Stock and shall enter into an Exchange Agent Agreement that is reasonably satisfactory to the Company with the Exchange Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit (from and after the Effective Time) of the holders of shares of Company Common Stock, for payment and exchange in accordance with this Section 1.03 through the Exchange Agent, (i) book-entry shares (which, to the extent subsequently requested, shall be exchanged for certificates) representing the total number of shares of Parent Common Stock issuable as Stock Consideration and (ii) cash sufficient to pay the aggregate Cash Consideration. In addition, Parent shall deposit, or cause to be deposited, with the Exchange Agent, from time to time as needed, cash sufficient to make payments in lieu of fractional shares payable pursuant to Section 1.06(b) and to pay any dividends or other distributions payable pursuant to Section 1.03(f). All book-entry shares and cash deposited with the Exchange Agent pursuant to this Section 1.03(a) shall herewith be referred to as the “Exchange Fund”. Promptly after the Effective Time (and in any event within two Business Days following the Closing Date), Parent shall send, or shall cause the Exchange Agent to send, to each Person who was, immediately prior to the Effective Time, a holder of record of shares of Company Common Stock entitled to

Annex A-6

receive payment of the Merger Consideration pursuant to Section 1.02(a) a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such payment.

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates or Uncertificated Shares are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and converted into the right to receive only the Merger Consideration to the extent provided for, and in accordance with and subject to the procedures set forth, in this Article 1.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time, and no payment in lieu of fractional shares pursuant to Section 1.06(b), will be paid to the holders of any unsurrendered Certificates or Uncertificated Shares with respect to the shares of Parent Common Stock issuable upon surrender thereof until the holder of such Certificates or Uncertificated Shares shall surrender such Certificates or Uncertificated Shares in accordance with the terms of this Section 1.03. Subject to Applicable Law, promptly following the surrender of any such Certificates or Uncertificated Shares, the Exchange Agent shall deliver to the holders thereof, without interest, any dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

Section 1.04.  Dissenting Shares.  Notwithstanding any provision in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder

Annex A-7

who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Sections 607.1301 through 607.1333 of Florida Law (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. From and after the Effective Time, a holder of Dissenting Shares shall not have, and shall not be entitled to exercise, any of the voting rights or other rights of a holder of shares of the Surviving Corporation. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal under Section 607.1302 of Florida Law, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 1.05.  Stock Options.

(a) Stock Plan.  Prior to the Effective Time, the Company shall take all reasonable actions (including obtaining any necessary determinations and/or resolutions of the board of directors of the Company (the “Company Board”) or a committee thereof and amending the Stock Plan) to terminate the Stock Plan without any further liability on the part of the Company, the Surviving Corporation, Parent or any of their respective Subsidiaries.

(b) Options.  Prior to the Effective Time, the Company shall take all reasonable actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof) to provide that each outstanding Company Stock Option, whether or not then exercisable or vested, shall become fully vested and be cancelled pursuant to the terms of the Stock Plan in exchange for the right to receive the Option Consideration (including without limitation the delivery by the Company of a written “cancellation notice” to each holder of a Company Stock Option no later than 30 days prior to the Effective Time). At the Effective Time, each outstanding Company Stock Option, whether or not then exercisable or vested, shall become fully vested and be cancelled in exchange for the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (B) the excess, if any, of (x) $6.45 over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, without interest and less any applicable taxes required to be withheld with respect to such payment (the “Option Consideration”). As used herein, the term “Company Stock Option” shall mean any outstanding option to purchase shares of Company Common Stock granted under the Stock Plan or otherwise. As of the Effective Time, each Company Stock Option for which the exercise price per share of Company Common Stock exceeds the Merger Consideration (based on a valuation of the Stock Consideration as set forth in clause (x) of Section 1.05(b)) shall be canceled and have no further effect, with no right to receive any consideration therefor. As of the Effective Time, all other Company Stock Options shall no longer be outstanding and shall automatically cease to exist and shall become only the right to receive the Option Consideration described in this Section 1.05(b), and, without limiting the foregoing, the Company Board or the appropriate committee thereof shall take all necessary action to effect such cancellation.

Section 1.06.  Adjustments; Fractional Shares.

(a) If, during the period between the date of this Agreement and the Effective Time (i) any change in the outstanding shares of Company Common Stock shall occur, as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement or (ii) any change in the outstanding shares of Parent Common Stock shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, the Stock Consideration pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Stock Consideration payable pursuant to this Agreement. Nothing in

Annex A-8

this Section 1.06(a) shall be construed to limit any restrictions that may arise under other provisions of this Agreement on actions of the Company, Parent or any of their respective Subsidiaries that would cause such an adjustment.

(b) No certificates or scrip representing fractional shares of Parent Common Stock or book-entry credit of same will be issued upon the surrender for exchange of shares of Company Common Stock, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock upon surrender for exchange of Company Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the average closing price, rounded to the nearest one-tenth of a cent, of Parent Common Stock as reported by the NYSE Amex for the five trading days immediately preceding the Closing Date. Payment shall occur as soon as practicable after the determination of the amount of cash, if any, to be paid to each former holder of Company Common Stock with respect to any fractional shares and following compliance with the surrender and payment procedures set forth in Section 1.03 and in the letter of transmittal. No dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional shares and such fractional share interest shall not entitle the owner thereof to any rights of a shareholder of Parent.

Section 1.07.  Withholding Rights.  Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any Applicable Law, including federal, state, local or foreign Tax law, and if any such amounts are deducted and withheld, Parent shall, or shall cause the Surviving Corporation to, as the case may be, timely pay such amounts to the appropriate Governmental Authority. If the Exchange Agent, Parent or the Surviving Corporation, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which the Exchange Agent, Parent or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 1.08.  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct (or in such customary amount as the Exchange Agent may direct in accordance with its standard procedures), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article 1.

ARTICLE 2

THE SURVIVING CORPORATION

Section 2.01.  Articles of Incorporation.  The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 2.02.  Bylaws.  The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 2.03.  Directors and Officers.  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company SEC Documents filed with or furnished to the SEC by the Company on or after May 5, 2011 and publicly available prior to the date of this Agreement (but excluding any risk factor section, any disclosures in any section relating to forward looking statements and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or (ii) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:

Section 3.01.  Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all corporate powers required to carry on its business as conducted as of the date hereof. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of the Organizational Documents of the Company as in effect on the date of this Agreement.

Section 3.02.  Corporate Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and, subject to receipt of the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in connection with the consummation of the Merger (the “Company Shareholder Approval”), to perform its obligations under this Agreement and the Ancillary Agreements and to consummate the Merger and the other transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) The Company Shareholder Approval is the only vote of the holders of any of the Company’s capital stock necessary to consummate the Merger and the other transactions contemplated by this Agreement.

(c) At a meeting duly called and held, the Company Board has unanimously (i) determined that this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the Company, (ii) approved, adopted and declared advisable this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, and (iii) directed that this Agreement be submitted to the Company’s shareholders and resolved to recommend approval and adoption of this Agreement by the Company’s shareholders (such recommendation, the “Company Board Recommendation”).

Section 3.03.  Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, filing with, or notice to, any Governmental Authority, in each case by the Company and/or any of its Subsidiaries, other than (a) as disclosed in Section 3.03(a) of the Company Disclosure Schedule, (b) the filing of the Articles of Merger with the Florida Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (c) compliance with any applicable requirements of the HSR Act and under any comparable merger control laws of foreign jurisdictions, if applicable (the consents, approvals orders, authorizations, registrations, declarations and filings required under or in connection with any of the foregoing clauses (a), (b) and (c) above, the “Required Governmental Authorizations”), (d) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable U.S. state or federal securities laws, (e) compliance with any requirements of the NYSE applicable to the Company before the Effective Time, and (f) any actions, filings or notices the absence of which has not had and would not reasonably be expected to have a Material Adverse Effect on the Company or materially delay or impair the

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ability of the Company to perform its material obligations or consummate the transactions contemplated by this Agreement.

Section 3.04.  Non-contravention.  Except as set forth on Section 3.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of the Company or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 3.03(a) through Section 3.03(e), contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 3.03(a) through Section 3.03(e), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (b), such failures to obtain any such consent or other action referred to in clause (c), and such defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (c) and (d), that would not reasonably be expected to have a Material Adverse Effect on the Company or materially delay or impair the ability of the Company to perform its obligations or consummate the transactions contemplated by this Agreement.

Section 3.05.  Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock. Other than the Company Common Stock and 1,000,000 shares of preferred stock of the Company, there are no shares of capital stock authorized, issued or outstanding. As of May 31, 2011, there were outstanding 60,638,266 shares of Company Common Stock, and (ii) Company Stock Options to purchase an aggregate of 6,737,584 shares of Company Common Stock (of which Company Stock Options to purchase an aggregate of 4,466,494 shares of Company Common Stock were exercisable). All outstanding shares of Company Common Stock have been, and all shares of Company Common Stock that may be issued pursuant to any Stock Plan or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of the Company owns any shares of capital stock of the Company. Section 3.05(a) of the Company Disclosure Schedule contains a complete and correct list of each outstanding Company Stock Option, including with respect to each such option the holder, date of grant, exercise price, vesting schedule and number of shares of Company Common Stock subject thereto.

(b) There are outstanding no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth in Section 3.05(a) of the Company Disclosure Schedule and for changes since March 31, 2011 resulting from the exercise of Company Stock Options outstanding on such date, there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other voting securities of or other ownership interest in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interest in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interest in the Company or (iv) restricted shares, stock appreciation rights, performance units, restricted stock units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to

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repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.

Section 3.06.  Subsidiaries.

(a) Section 3.06(a) of the Company Disclosure Schedule sets forth a true and complete list of the name, jurisdiction of organization and equity owner(s) of each Subsidiary of the Company. Each Subsidiary of the Company indicated in Section 3.06(a) of the Company Disclosure Schedule is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as conducted as of the date hereof. Each such Subsidiary is duly licensed or qualified to do business as a foreign corporation or other entity, as applicable, and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failures to be so licensed or qualified have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

(b) Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company or a wholly-owned Subsidiary of the Company, if applicable, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) except for Permitted Liens. There are no issued, reserved for issuance or outstanding (i) Company Securities or securities of any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, restricted stock units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Subsidiary Securities.

Section 3.07.  SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since July 1, 2008 (all reports, schedules, forms, statements, prospectuses, registration statements and other documents filed or furnished by the Company since July 1, 2008, including those filed or furnished subsequent to the date of this Agreement, collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such subsequent filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, as the case may be.

(c) As of its respective filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company is in compliance with, and has complied since July 1, 2008, in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE Amex or the NYSE, as applicable.

(f) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and all such material information is made known to the Company’s principal executive officer and principal financial officer.

(g) The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the 1934 Act) (“internal controls”), including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the financial statements. Section 3.07(g) of the Company Disclosure Schedule sets forth, based on the Company’s most recent evaluation of internal controls prior to the date of this Agreement, to the Company’s auditors and audit committee (x) any “significant deficiencies” and “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal controls which would be reasonably expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, known to management, that involves management or other employees who have a significant role in internal controls.

(h) Since July 1, 2008, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE Amex or the NYSE, as applicable, and the statements contained in any such certifications were when made complete and correct. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(i) Since July 1, 2008, to the Knowledge of the Company, no executive officer or director of the Company has received or otherwise had or obtained knowledge of, and to the Knowledge of the Company, no auditor, accountant, or representative of the Company has provided written notice to the Company or any executive officer or director of, any substantive complaint or allegation that the Company or any of its Subsidiaries has engaged in improper accounting practices. Since July 1, 2008, to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries has reported to the current Company Board or any committee thereof or to any current director or executive officer of the Company evidence of a material violation of United States or other securities laws or breach of fiduciary duty by the Company or any of its executive officers or directors.

(j) Since July 1, 2008, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any proposed transactions as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act and that was not so disclosed.

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Section 3.08.  Financial Statements.  The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in accordance with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements).

Section 3.09.  Disclosure Documents.  The information supplied by the Company or through its counsel specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective under the 1933 Act, not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or (b) the Proxy Statement at the time the Proxy Statement (and any amendment or supplement thereto) is first sent or given to the holders of Company Common Stock and at the time of the Company Shareholder Meeting, not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement (and any amendment or supplement thereto), will, when filed with the SEC and distributed or disseminated, as applicable, comply as to form in all material respects with the applicable requirements of the 1934 Act.

Section 3.10.  Absence of Certain Changes.  (a) Since March 31, 2011 through the date of this Agreement, except as expressly contemplated by this Agreement, the business of the Company and its Subsidiaries taken as a whole has, in all material respects, been conducted in the ordinary course consistent with past practices and there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, without Parent’s consent, would constitute a material breach of Section 5.01.

(b) Since March 31, 2011, there have been no changes, effects, developments or events that have had or would reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.11.  No Undisclosed Material Liabilities; No Intercompany Loans.  There are no liabilities of the Company or any of its Subsidiaries of any nature (whether absolute, accrued, known, unknown, contingent or otherwise) that would be required by GAAP to be reflected or reserved against on a balance sheet that are not so reflected or reserved on the Company Balance Sheet other than (i) liabilities reflected or reserved against on the Company Balance Sheet or the Company’s most recent audited consolidated financial statements and most recent unaudited consolidated interim financial statements or the notes thereto, (ii) liabilities incurred in connection with the negotiation, execution, delivery or performance of this Agreement or the Ancillary Agreements or consummation of the transactions contemplated hereby or thereby, and (iii) liabilities or obligations that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Section 3.11 of the Company Disclosure Schedule, there are no intercompany loans or borrowings between (i) the Company and any Subsidiary of the Company or (ii) between one or more Subsidiaries of the Company.

Section 3.12.  Litigation.  Except as set forth in Section 3.12 of the Company Disclosure Schedule, as of the date of this Agreement, there is no Proceeding or, to the Knowledge of the Company, investigation or inquiry, pending against or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that challenges or seeks to enjoin the transactions contemplated by this Agreement. There are no Proceedings or, to the Knowledge of the Company, investigations or inquiries, pending against or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to the Knowledge of the Company, any present or former Employee of the Company or any of its Subsidiaries in his or her capacity as such that have or would reasonably be expected to have a Material Adverse Effect on the Company. There are no Orders outstanding against or involving the Company or any of its Subsidiaries or any present or former Employee of the Company or any of its Subsidiaries in his or her capacity as such, that have

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or would reasonably be expected to have a Material Adverse Effect on the Company, or are or would reasonably be expected to prevent or enjoin any of the transactions contemplated by this Agreement.

Section 3.13.  General Compliance With Applicable Law; Other Governmental and Healthcare Matters.

(a) The Company, its Subsidiaries, and their operations are in compliance with Applicable Law, Orders, and Regulations, including without limitation such administered by AHCA, CMS and other Governmental Authorities in each jurisdiction where the Company and its Subsidiaries conduct business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company, its Subsidiaries, and their directors, officers, managers (or any similar Person), employees, and, to the Company’s Knowledge, agents and contractors, have not engaged in any activities with respect to or on behalf of the Company which are prohibited under, and in such capacity have acted in compliance with, the (i) the False Claims Act, 31 U.S.C. §§3729 et seq, and any similar state law; (ii) the Civil Monetary Penalties Law, 42 U.S.C. §1320a 7a, and any similar state law; (iii) the Federal and any applicable state anti-kickback statutes, including, but not limited to, 42 U.S.C. §1320a 7b and Articles 456.054 and 817.505, Florida Statutes; (iv) Federal or state referral laws, including, but not limited to, 42 U.S.C. §1395nn and Section and 456.053, Florida Statutes; (v) any other Federal or state statute of general applicability to health care fraud or governing or regulating the management of health care providers; (vi) all Medicare and Medicaid statutes and Regulations related to Medicare and Medicaid; (vii) all Health Benefits Laws and HIPAA, except in each case, where such act or failure to act has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. There are no Proceedings nor, to the Knowledge of the Company, has any Proceeding been threatened against the Company or any of its Subsidiaries in connection with the foregoing Applicable Law, Regulations or Orders related thereto. Neither the Company nor any Subsidiary has been given written notice of, and to the Knowledge of the Company, neither the Company nor any Subsidiary is under (or threatened with) any investigation or inquiry with respect to any violation of, or under any obligation to take remedial action ordered by any Governmental Authority concerning, any Applicable Law, Company Permit, Order or Regulation which would reasonably be expected to have a Material Adverse Effect on the Company.

(b) The Company and each of its Subsidiaries hold all material governmental licenses, authorizations, permits, consents, approvals, certificates of need, registrations, variances, exemptions and orders necessary for the operation of the business of the Company and its Subsidiaries (the “Company Permits”). The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits except for failures to comply or violations that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(c) Except as set forth on Section 3.13(c) of the Company Disclosure Schedule, since July 1, 2008, neither the Company nor any Subsidiary has received any written notice from any Governmental Authority of (i) any actual or suspected violation of any Applicable Law, Regulations or Orders pertaining to any Company Permit or any failure to comply with any term or requirement of any Company Permit or (ii) any revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit, other than notices related to any such matters that have been cured and for which the Company and its Subsidiaries have no further liability (contingent or otherwise) or which would reasonably be expected to have a Material Adverse Effect on the Company.

(d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (other than Seredor Corporation and its Subsidiaries) is a party to any agreement with CMS, AHCA or any other similarly situated federal or state health care related regulatory agency (“Governmental Contracts”).

(e) Neither the Company, any of its Subsidiaries, nor any of their directors, officers or, to the Knowledge of the Company, employees, (i) have ever been, or received notice that they will be, excluded or suspended from participation in, or (ii) been sanctioned by, any state or federal health care program, including the Medicare and Medicaid programs except where such sanctions would not reasonably be expected to have a Material Adverse Effect on the Company.

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Section 3.14.  Providers and Provider Contracts.

(a) Section 3.14(a)of the Company Disclosure Schedule contains a true and complete list of all Contracts between the Company (which as used in this Section 3.14(a) includes any Subsidiary) and any provider of health care services, including without limitation any physician (other than physicians that are either an employee of the Company or an independent physician affiliate of the Company), hospital, pharmacy, pharmacy benefit management, ancillary service provider or other health care service provider (including any managed care organizations) (each of the foregoing, a “Provider”) that resulted in payments by the Company, or charges made by the Provider against the Company, in excess of $500,000 in the prior 12 months (“Material Provider Contracts”).

(b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, no Material Provider Contract (i) requires the Company to pay the applicable Provider on a most favored Provider basis; (ii) provides for a guaranty of a minimum level of Members who are to have access to a given Provider of the Company; (iii) contains change of control language relating to the Company, including any terms requiring written notice or prior consent in the event of a change of control of the Company; or (iv) contains non-solicitation or non-competition provisions placing material restrictions upon the Company. To the Knowledge of the Company, no party to a Material Provider Contract has given notice to the Company or any of its Subsidiaries of its intention to terminate, cancel or not renew its Provider Contract.

(c) There are no current material claims or disputes between the Company and any Providers that are party to the Material Provider Contracts, other than claims for payment due and owing to the Providers in the ordinary course of business in accordance with the Material Provider Contracts and Applicable Law or other claims or disputes involving de minimis costs or expenses. Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, the Company has not received written notice from any Provider or Governmental Authority claiming a breach or default in payment of material claims or material other sums due the Providers under the Material Provider Contracts.

Section 3.15.  Regulatory Filings and Reports; Accreditation.  Except as set forth on Section 3.15 of the Company Disclosure Schedule, the Company (which as used in this Section 3.15 includes any Subsidiary) has filed all health care regulatory related reports, statements, registrations or filings required to be filed by it with any Governmental Authority (the “Regulatory Filings”) which are material to the business of the Company. The Company has also made available to Parent complete and correct copies of all material audits and examinations, including, but not limited to, licensure surveys (other than audits and examinations that did not have any materially adverse findings against the Company) performed with respect to the Company by any health care regulatory related Governmental Authority since July 1, 2008 (the “Audit Reports”), along with the responses thereto of the Company. Other than as set forth in the Audit Reports and except as would not result in a Material Adverse Effect: (i) no deficiencies have been asserted against the Company or any of its Subsidiaries by any such Governmental Authority with respect to the Regulatory Filings; (ii) the Regulatory Filings were in compliance with Applicable Law, Regulations and Orders when filed; (iii) since July 1, 2008, no fine or penalty has been imposed on the Company by any Governmental Authority in connection with the Company’s Regulatory Filings; and (iv) no audits or examinations are currently being performed or, to the Knowledge of the Company, are scheduled to be performed. The Company has completed, or is currently in the process of completing, all plans of correction or other filed responses to any such Governmental Authority, including plans of correction or responses to all Audit Reports, and has not received written notice from any Governmental Authority of any material violation or non-compliance therewith that are pending. Since July 1, 2008, the Company has not been denied or failed to obtain any accreditation by any accreditation agency from which the Company sought accreditation where such failure or denial has had or would reasonably be expected to have a Material Adverse Effect on the Company.

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Section 3.16.  Material Contracts.

(a) For purposes of this Agreement, a “Company Material Contract” shall mean each of the following Contracts, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which it is bound:

(i) Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the 1933 Act);

(ii) Contracts with respect to a joint venture, partnership, limited liability or other similar agreement or arrangement, related to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and the Subsidiaries, taken as a whole, or in which the Company owns more than a five percent voting or economic interest, or with respect to which the Company has obligations, including contingent obligations, individually or in the aggregate, of more than $250,000;

(iii) Contracts that relate to indebtedness for borrowed money, the deferred purchase price of property or service, any credit agreement, note, bond, mortgage, debenture or other similar instrument, any letter of credit or similar facilities, any agreement evidencing financial hedging or similar trading activities any obligation to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or any warrants, rights or options to acquire such capital stock, or any guarantee with respect to an obligation of any other Person, that are in effect on the date hereof and would reasonably be expected to result in payments, individually or in the aggregate, in excess of $250,000;

(iv) Contracts that relate to an acquisition, divestiture, merger or similar transaction that contains representations, covenants, indemnities or other obligations (including payment, indemnification, “earn-out” or other contingent obligations), that are in effect on the date hereof and could reasonably be expected to result in payments, individually or in the aggregate, in excess of $250,000;

(v) Contracts that, other than an acquisition subject to Section 3.16(a)(iv) obligate the Company to make capital commitments or expenditures (including pursuant to any joint venture), individually or in the aggregate, in excess of $250,000 and that are not terminable by the Company or its Subsidiaries upon ninety days notice or less without material liability to the Company;

(vi) Contracts that prohibit the payment of dividends or distributions in respect of the Company Securities or Company Subsidiary Securities, prohibits the pledging of the Company Securities or Company Subsidiary Securities or prohibits the issuance of guarantees by any Subsidiary of the Company;

(vii) Contracts containing any covenant limiting or prohibiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, Parent or the Surviving Corporation or any of their respective Subsidiaries) in any material respect, to engage in any line of business, to distribute or offer any products or services, or to compete or engage with any Person in any line of business or levying a fine, charge or other payment for violating any such limitation or prohibition in any material respects;

(viii) Contracts which grant any exclusive rights, right of first refusal, right of first offer or similar right with respect to any material services, assets, rights or properties of the Company or any of its Subsidiaries;

(ix) Contracts that would be required to be disclosed under Section 3.19(b).

(x) material Contracts pursuant to which the Company or any of its Subsidiaries (other than Seredor Corporation and its Subsidiaries) has granted “most favored nation” pricing provisions;

(xi) Contracts (other than Contracts of Seredor Corporation and its Subsidiaries) that the other party to which is a Governmental Authority, including the secretary, administrator, or other official thereof, or is any program operated by a Governmental Authority;

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(xii) Contracts (other than Contracts of Seredor Corporation and its Subsidiaries) with Third Party payors, including Medicaid provider agreements, management agreements, managed care agreements or other agreements with customers (including without limitation any insurance company or health maintenance organization) to the extent that such agreements have involved payments to the Company and/or its Subsidiaries in excess of $1,000,000 during the twelve month period prior to the date of this Agreement, provided, however, that with respect to this clause (xi), payments required under multiple Contracts with the same Third Party or with affiliates of such Third Party will be aggregated in order to determine if the $1,000,000 threshold is reached;

(xiii) Contracts, including the Stock Plan or any stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the consummation of the transactions contemplated hereby or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xiv) Contracts relating to the settlement of a Proceeding, other than settlement agreements (i) providing for the payment, individually or in the aggregate, of less than $250,000, exclusive of any settlement costs covered by insurance and (ii) that do not implicate or otherwise affect any Company Permit or otherwise materially and adversely affect the Company;

(xv) Material Provider Contracts; and

(xvi) Contracts that have involved, or would reasonably be expected to involve, payments by the Company and its Subsidiaries in excess of $500,000 during (i) the twelve month period prior to the date of this Agreement or (ii) the twelve month period after the date of this Agreement, in each case, that are not terminable by the Company or its Subsidiaries upon ninety days notice or less without material liability to the Company or any of its Subsidiaries and are not required to be disclosed pursuant to Section 3.16(a)(i) to Section 3.16(a)(xv).

(b) Section 3.16(a) of the Company Disclosure Schedule lists each Company Material Contract as of the date of this Agreement, and, prior to the date of this Agreement, the Company has made available to Parent true and complete copies of Company Material Contracts (other than immaterial amendments thereto) listed in Section 3.16(a) of the Company Disclosure Schedule. Each Company Material Contract is valid, binding and enforceable on the Company or one of its Subsidiaries, as applicable, and to the Knowledge of the Company, each other party thereto and in full force and effect in accordance with its terms (except those which are cancelled, rescinded or terminated after the date of this Agreement in accordance with their terms (and not as a result of a default by the Company) and subject to applicable bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and other laws, affecting creditors’ rights generally and general principles of equity), except where the failures to be in full force and effect have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not received any written or, to the Knowledge of the Company, oral, notice to terminate, in whole or part, any of the Company Material Contracts. None of the Company or any of its Subsidiaries is in breach under any Company Material Contract and to the Knowledge of the Company, no other party to any Company Material Contract is in breach thereunder, except where such breach has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.17.  Taxes.

(a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed on a timely basis in accordance with Applicable Law, and all such Tax Returns are true and complete in all material respects.

(b) The Company and each of its Subsidiaries has paid (or caused to be paid) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes through the date of this Agreement.

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(c) There is no Proceeding or, to the Knowledge of the Company, governmental investigation or inquiry, now pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any material Tax.

(d) Neither the Company nor any of its Subsidiaries has granted (or is subject to) any waiver or extension that is currently in effect, of the statute of limitations for the assessment or payment of any Tax or the filing of any Tax Return.

(e) During the five-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(f) Neither the Company nor any of its Subsidiaries is liable for Taxes of any Person (other than the Company and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) a party to a Tax sharing or Tax allocation agreement or any other express or implied agreement to indemnify such Person (other than (A) such agreements with customers, vendors, lessors or the like entered into in the ordinary course of business; (B) employment agreements; and (C) standard Tax indemnity provisions entered into in connection with purchase or sale agreements entered into in the ordinary course of business).

(g) Neither the Company nor any of its Subsidiaries participate or have “participated” in any “listed transaction” or “transaction of interest” within the meaning of Treasury Regulation Section 1.6011-4(b).

(h) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) “Closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date;

(ii) Installment sale or open transaction disposition made on or prior to the Closing Date; or

(iii) an election under Section 108(i) of the Code.

(i) Neither the Company nor any of its Subsidiaries (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable period (or portion thereof) ending after the Closing Date.

(j) None of the Company or any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company).

(k) “Taxes” means all taxes, charges, fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county and non-U.S. (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income Tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, property, capital, severance, premium, windfall profits, customs, duties, ad valorem, value added and excise taxes, PBGC premiums and any other Governmental Authority (a “Taxing Authority”) charges of the same or similar nature; including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to assume or succeed to the Tax liability of any other Person by operation of law, and solely with respect to Section 3.17(f)(iii) and Section 4.13(f)(iii), any obligations to indemnify the Tax liability of any other Person. Any one of the foregoing shall be referred to sometimes as a “Tax”.

(l) “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

(m) “Treasury Regulations” means the Treasury regulations promulgated under the Code.

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Section 3.18.  Employees and Employee Benefit Plans.

(a) Section 3.18(a) of the Company Disclosure Schedule contains a correct and complete list identifying each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (whether or not subject to ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA) and any other material plan, program, agreement (other than at-will employment agreements entered into in the ordinary course of business with physicians), arrangement, policy, practice, Contract, fund or commitment providing for pension, severance, profit-sharing, fees, bonuses, retention, stock ownership, stock options, stock appreciation, stock purchase or other stock-related benefits, incentive or deferred compensation, vacation benefits, life or other insurance (including any self-insured arrangements), health or medical benefits, dental benefits, employee assistance programs, salary continuation, unemployment benefits, disability or sick leave benefits, workers’ compensation benefits, relocation or post-employment or retirement benefits (including compensation, pension, health, medical and life insurance benefits) or other form of benefits which is maintained, administered, participated in or contributed to by the Company or any ERISA Affiliate of the Company, or with respect to which the Company or any of its Subsidiaries has any liability (collectively, the “Employee Plans”).

(b) The Company has made available to Parent true and complete copies of (i) each Employee Plan (or, if appropriate, a form thereof), including any amendments thereto and in the case of unwritten Employee Plans, written descriptions thereof; (ii) the most recent annual report (Form 5500 series including, if applicable, Schedule B thereto), and the most recent actuarial valuation or similar report with discrimination testing results with respect to each Employee Plan; (iii) the most recent non-discrimination testing results with respect to each Employee Plan (if applicable), (iv) the most recent IRS determination or opinion letter received with respect to each Employee Plan, to the extent applicable and (v) the most recent summary plan description for each Employee Plan for which such summary plan description is required.

(c) Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof sponsors, maintains, participates in, contributes to or has any material liability with respect to, or has in the past sponsored, maintained, participated in, contributed to or had any material liability with respect to, any plan subject to (i) Section 302 or Title IV of ERISA or Code Section 412, including, without limitation, any “single employer” defined benefit plan or any “multiemployer plan” each as defined in Section 4001 of ERISA or (ii) Section 413(c) of the Code, including without limitation any “multiple employer plan” as defined therein.

(d) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code (i) has received a favorable determination letter or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that it is so qualified, and to the Knowledge of the Company, nothing has occurred since the date of such letter that has adversely affected such qualification, or (ii) has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service or to obtain such an opinion letter, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to affect materially and adversely the qualified status of any Employee Plan. Each Employee Plan has been, in all material respects, maintained and administered in compliance with its terms and with the requirements prescribed by any Applicable Law, including ERISA and the Code, which are applicable to such Employee Plan. All premiums, contributions or other payments required to have been made by Applicable Law or under the terms of any Employee Plan as of the Effective Time have been made, and all material reports, returns and similar documents required to be filed with any Governmental Authority have been timely filed. To the Knowledge of the Company, neither the Company nor its Subsidiaries is or reasonably could be subject to a material liability pursuant to Section 502 of ERISA. No events have occurred with respect to any Employee Plan that could result in material payment or assessment by or against the Company or any of its Subsidiaries of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code. There are no pending, or to the Knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Employee Plan or any trust related thereto which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries and no Proceeding or, to the Knowledge of the Company, investigation or inquiry, by a Governmental Authority is pending, or the Knowledge of the Company, threatened or anticipated with respect to such Employee Plan. To

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the Knowledge of the Company, no “prohibited transactions” nor “reportable events” (each term as defined in ERISA and the Code) have occurred with respect to any Employee Plan.

(e) No Employee Plan is maintained for the benefit of employees or other service providers who are primarily located outside of the United States.

(f) Except as set forth in Section 3.18(f) of the Company Disclosure Schedule and except as otherwise specifically so contemplated in this Agreement, with respect to each current or former employee, director or independent contractor of the Company or any of its Subsidiaries, the consummation of the transactions contemplated by this Agreement will not, either alone or together with any other event: (i) entitle any such Person to severance pay, bonus amounts, incentive plan payments, retirement benefits, job security benefits or similar benefits, (ii) trigger or accelerate the time of payment or funding (through a grantor trust or otherwise) of any compensation or benefits payable to any such Person, (iii) accelerate the vesting of any compensation or benefits of any such Person (including any stock options or other equity-based awards, any incentive compensation or any deferred compensation entitlement), (iv) trigger any other material obligation to any such Person, (v) result in the forgiveness of any indebtedness of any such Person, (vi) otherwise give rise to any material liability under any Employee Plan or (vii) limit or restrict the right, to the extent such right otherwise exists, to amend, terminate or transfer the asset of any Employee Plan on or following the Effective Time. Except as set forth in Section 3.18(f) of the Company Disclosure Schedule, there is no Contract or plan (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

(g) Except as set forth in Section 3.18(g) of the Company Disclosure Schedule, no Employee Plan provides for, and neither the Company nor any of its Subsidiaries has any material liability in respect of, post-retirement or post-termination of employment health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries, and there has been no communication (whether written or oral) to any Person that would reasonably be expected to promise or guarantee any such material post-retirement or post-termination of employment medical, health or life insurance or other retiree welfare benefits, except in each case as may be required by Applicable Law, including the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Each of the Employee Plans is in material compliance with, and the operation of each such Employee Plan and as of the date of this Agreement will not result in the incurrence of any material penalty to any of the Company or its Subsidiaries under a good faith and reasonable interpretation of, the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, to the extent applicable. No Employee Plan is a self-funded group health plan.

(h) Each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance with a good faith interpretation of Section 409A of the Code and the regulations thereunder. Neither the Company nor any of its Subsidiaries has the contractual obligation to indemnify, hold harmless or gross-up any individual with respect to any tax, penalty or interest under Section 409A of the Code.

(i) No condition exists that would prevent the Company from amending or terminating any Employee Plan without material liability, other than the obligation for ordinary benefits accrued prior to the termination of such plan.

(j) Except as set forth in Section 3.18(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization, and to the Knowledge of the Company, there has not been any material activity, Proceeding, investigation, or inquiry of any labor organization or employee group to organize any such employees. In addition: (i) there are no material unfair labor practice charges or complaints against Company or any of its Subsidiaries pending before the National Labor Relations Board; (ii) there are no labor strikes, material slowdowns or stoppages actually pending or to the Knowledge of the Company, threatened against or affecting the Company or any of

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its Subsidiaries; (iii) there are no representation claims or petitions pending before the National Labor Relations Board and to the Knowledge of the Company, there are no material questions concerning the representation of employees of the Company or its Subsidiaries by labor organizations; and (iv) there are no material grievances or pending Proceedings or, to the Knowledge of the Company, investigations or inquiries, against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement.

(k) In the eighteen months prior to the date hereof, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar state or local law.

(l) The Company and its Subsidiaries are in compliance, in all material respects, with Applicable Law, collective bargaining agreements and arrangements, works councils, judgments or arbitration awards of any court, arbitrator or any Governmental Authority, extension orders and binding customs respecting labor and employment, including laws relating to employment practices, terms and conditions of employment, discrimination, disability, fair labor standards, workers compensation, wrongful discharge, immigration, occupational safety and health, family and medical leave, wages and hours, and employee terminations, and in each case, with respect to any current or former employee, consultant, independent contractor or director of the Company, any of its Subsidiaries (each, an “Employee”): (i) has withheld and reported all material amounts required by Applicable Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any material arrears of wages, severance pay or any material Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material actions pending or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company, any of its Subsidiaries or any of their Employees relating to any Employee or Employee Plan. There are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated material claims or actions against the Company, any of its Subsidiaries or any Company trustee under any worker’s compensation policy or long-term disability policy. Neither the Company nor any of its Subsidiaries has direct or indirect material liability as a result of any misclassification of any Person as an independent contractor rather than as an “employee.”

(m) Each Company Stock Option (i) was granted pursuant to the Stock Plan in compliance with Applicable Law and all of the terms and conditions of the Stock Plan and related grant agreement pursuant to which it was granted, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant and (iii) has a grant date which was approved by the Company Board or a committee thereof no later than the grant date set forth in the related grant agreement.

Section 3.19.  Intellectual Property.

(a) Section 3.19(a) of the Company Disclosure Schedule contains a complete and correct list of all registrations and applications for registration of material Company Owned Intellectual Property and material unregistered Company Owned Intellectual Property, in each case listing, as applicable (i) the name of the current owner of record, (ii) the jurisdiction where the application/registration is located and (iii) the application or registration number.

(b) Section 3.19(b) of the Company Disclosure Schedule contains a complete and correct list of all Contracts granting the Company or any of its Subsidiaries any right in or to Intellectual Property of a Third Party (excluding any commercially available “off the shelf,” “shrink-wrap” software license at a cost less than $100,000 per year) that is material to the Company and its Subsidiaries or any material IT Assets.

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(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i) with respect to all Company Owned Intellectual Property, the Company or its Subsidiaries, as the case may be, exclusively own all right, title and interest in and to such Company Owned Intellectual Property (in each case, free and clear of any Liens except Permitted Liens);

(ii) other than as disclosed in Section 3.19(b) of the Company Disclosure Schedule and generally commercially available “off the shelf,” “shrink-wrap” software licensed at a cost less than $100,000 per year, the Company Owned Intellectual Property constitute all the Intellectual Property used by or necessary for the Company and its Subsidiaries in the conduct of their business;

(iii) the Company and its Subsidiaries have not granted licenses to Third Parties under Company Owned Intellectual Property;

(iv) the use and exploitation of Company Owned Intellectual Property, and the conduct of the business of the Company and its Subsidiaries, have not, and are not infringing, misappropriating, or otherwise violating the Intellectual Property of any Person;

(v) the consummation of the transactions contemplated by this Agreement will not (A) alter, encumber, impair, make subject to a Lien (other than Permitted Liens) or extinguish any Company Owned Intellectual Property right or IT Assets; (B) impair the right of Surviving Corporation to use, sell, license or dispose of any Company Owned Intellectual Property; or (C) result in the Company, any of its Subsidiaries or, pursuant to a Contract to which Company or any of its Subsidiaries is a party, Parent, granting to any Third Party any rights or licenses to any Intellectual Property or being bound by or subject to any non-compete or other restriction on the operation or scope of their respective businesses;

(vi) the Company and its Subsidiaries have exercised reasonable care to maintain the confidentiality of all Trade Secrets that are Company Owned Intellectual Property or of a Third Party where the Company or any Subsidiaries is under an obligation to keep such Trade Secrets confidential and, to the Knowledge of the Company, during the past twelve months, no such Trade Secrets have been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries all of whom are bound by written confidentiality agreements, or to Third Parties under an obligation of confidentiality;

(vii) the IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted and, to the Knowledge of the Company, no person has gained unauthorized access to the IT Assets; and

(viii) the Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices.

Section 3.20.  Properties.

(a) Section 3.20(a) of the Company Disclosure Schedule contains a complete and correct list of the Company Owned Real Property and sets forth the street address, city and state of the Company Owned Real Property.

(b) Section 3.20(b) of the Company Disclosure Schedule contains a complete and correct list of the Material Company Leased Real Property and sets forth, with respect to each Material Company Leased Real Property, the street address and city and state of the Material Company Leased Real Property.

(c) Section 3.20(c) of the Company Disclosure Schedule contains a complete and correct list of all Company Owned Real Property with respect to which any Person other than the Company or its Subsidiaries has any right (whether by lease, sublease, license or otherwise) to use or occupy such Company Owned Real Property.

(d) (i) The Company or one of its Subsidiaries, as applicable, has good fee simple title to the Company Owned Real Property, free and clear of any Lien (other than Permitted Liens) and material defects in title,

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easements, restrictive covenants and similar encumbrances; (ii) to the Knowledge of the Company, the Company has not received any written notice of any condemnation Proceedings or similar actions relating to any part of the Company Owned Real Property; and (iii) taken as a whole, all buildings and structures included within the Company Owned Real Property (the “Improvements”) are adequate and suitable for the purposes for which they are presently being used or held for use.

(e) (i) Each Material Company Lease is in full force and effect, valid, and binding on the Company or its Subsidiaries, as applicable, and to the Knowledge of the Company, each other party thereto; (ii) none of the Company or any of its Subsidiaries, nor to the Knowledge of the Company, any other party thereto, is in material breach of or default under such Material Company Lease, and no event has occurred which, with notice, lapse of time or both, would constitute a material breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any Third Party thereunder; and (iii) true and complete copies of all Material Company Leases (including all modifications, amendments, supplements, material waivers and side letters thereto) to which the Company or any of its Subsidiaries is a party have been made available to Parent.

Section 3.21.  Environmental Matters.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company: (a) no notice, notification, demand, request for information, citation, summons or Order has been received, no complaint or decree has been filed, no penalty has been assessed, and as of the date of this Agreement, no Proceeding or, to the Knowledge of the Company, investigation or inquiry, or review (or any basis therefor) is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law; (b) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits; (c) the Company and its Subsidiaries have no Knowledge of any presence or release of or exposure to Hazardous Substances or other condition reasonably expected to give rise to a requirement for investigation or remediation, violation of, or liability pursuant to any Environmental Laws, (d) there are no currently accrued liabilities of the Company or any of its Subsidiaries arising under or relating to any violation of any Environmental Law or any Hazardous Substance; and (e) the Company has made available to Parent copies of all material written environmental, health or safety assessments, audits and similar documents in its possession, including any “Phase I” and “Phase II” reports for the Material Company Real Property.

Section 3.22.  Anti-takeover Statutes; Standstill Waivers.  (a) Assuming the accuracy of Section 4.20, the Company has taken all action necessary to exempt or exclude the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby from any “fair price”, “moratorium”, “control share acquisition”, “business combination” or similar antitakeover statue or regulation (including Sections 607.0901 and 607.0902) of Florida Law) enacted under Florida or federal laws in the United States applicable to the Company (collectively, the “Anti-Takeover Statutes”) and, accordingly, none of the restrictions in such Anti-Takeover statutes or any other antitakeover or similar statute or regulation applies to any such transactions.

(b) From and after the date that is twelve months prior to the date of this Agreement, the Company has not granted any waivers of standstills to any Person that signed such standstill in connection with consideration of a possible Acquisition Proposal.

Section 3.23.  Opinion of Financial Advisor.  The Company Board has received the separate opinions of UBS Securities LLC (“UBS”) and Barrington Research Associates, Inc. (“Barrington”), financial advisors to the Company, to the effect that, as of the date of such opinions, the Merger Consideration is fair, from a financial point of view, to holders of Company Common stock (other than as set forth in such opinions).

Section 3.24.  Finders’ Fees.  Except for UBS and Barrington, copies of the respective engagement agreements (including all amendments) of which have been provided to Parent prior to the execution of this Agreement, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

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Section 3.25.  No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement, the Company expressly disclaims any other representations or warranties of any kind or nature, express or implied, as to liabilities, financial projections, future performance of the Company or its Subsidiaries, operations of the facilities, the title, condition, value or quality of the Company or its Subsidiaries or their respective assets. No exhibit to this Agreement, nor any other material or information provided by or communications made by the Company or any of its Affiliates, or by any advisor thereof, whether in the Company Data Room, or in any information memorandum or otherwise, or by any broker or investment banker, will cause or create any representation or warranty, express or implied, as to the title, condition, value or quality of the Company or its Subsidiaries.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT

Except (i) as disclosed in Parent SEC Documents filed with or furnished to the SEC by Parent on or after May 3, 2011 and publicly available prior to the date of this Agreement (but excluding any risk factor section, any disclosures in any section relating to forward looking statements and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or (ii) as set forth in Parent Disclosure Schedule, Parent represents and warrants to the Company that:

Section 4.01.  Corporate Existence and Power.  Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all corporate powers required to carry on its business as conducted as of the date hereof. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.02.  Corporate Authorization.  (a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. Each of this Agreement and each Ancillary Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) No vote of the holders of any of Parent’s capital stock is necessary to consummate the Merger and the other transactions contemplated by this Agreement.

(c) At a meeting duly called and held, the board of directors of Parent (the “Parent Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Parent and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including approval of the issuance of the shares of Parent Common Stock required to be issued in the Merger (the “Parent Share Issuance”)).

Section 4.03.  Governmental Authorization.  The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby require no action by or in respect of, filing with, or notice to any Governmental Authority, in each case by Parent and/or any of its Subsidiaries, other than (a) Required Governmental Authorizations, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable U.S. state or federal securities laws, (c) compliance with any requirements of the NYSE Amex, and (d) any actions, filings or notices the absence of which has not had and would not reasonably be expected to have a Material Adverse Effect on Parent or materially delay or impair the ability of Parent or Merger Subsidiary to perform its material obligations or consummate the transactions contemplated by this Agreement.

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Section 4.04.  Non-contravention.  The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Parent or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 4.03(a) through Section 4.03(c), contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 4.02(a) through Section 4.02(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (b), such failures to obtain any such consent or other action referred to in clause (c), and such defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (c) and (d), that has not had and would not reasonably be expected to have a Material Adverse Effect on Parent or materially delay or impair the ability of each of Parent and Merger Subsidiary to perform its obligations or consummate the transactions contemplated by this Agreement.

Section 4.05.  Capitalization.

(a) The authorized capital stock of Parent consists of (i) 80,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Parent Preferred Stock” and together with Parent Common Stock, the “Parent Capital Stock”). Other than Parent Capital Stock, there are no shares of capital stock authorized, issued or outstanding. As of May 31, 2011, there were outstanding (i) 41,111,886 shares of Parent Common Stock, (ii) 5,000 shares of Parent Preferred Stock and (iii) Parent Stock Options to purchase an aggregate of 4,234,309 shares of Parent Common Stock (of which Parent Stock Options to purchase an aggregate of 1,632,700 shares of Parent Common Stock were exercisable). As of May 31, 2011, other than 1,086,856 shares of Parent Common Stock reserved for issuance under Parent’s Omnibus Equity Compensation Plan, Parent has no shares of capital stock reserved for issuance. All outstanding shares of Parent Capital Stock have been, and all shares of Parent Capital Stock that may be issued pursuant to any stock plan of Parent or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of Parent owns any Parent Capital Stock.

(b) There are outstanding no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote.

Section 4.06.  Disclosure Documents.  The information supplied by Parent and Merger Subsidiary, or through their counsel, specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplement, and at the time it becomes effective under the 1933 Act, not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or (b) the Proxy Statement, at the time the Proxy Statement (and any amendment or supplemented thereto) is first sent or given to the holders of Company Common Stock and at the time of the Company Shareholder Meeting, not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 and Proxy Statement (and any amendment or supplement thereto), will, when filed with the SEC and distributed or disseminated, as applicable, comply as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as applicable. No representation or warranty is made by Parent with respect to the statements made

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based on information supplied by the Company or through their counsel specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

Section 4.07.  SEC Filings and the Sarbanes-Oxley Act.

(a) Parent has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Parent since July 1, 2008 (all reports, schedules, forms, statements, prospectuses, registration statements and other documents filed or furnished by Parent since July 1, 2008, including those filed or furnished subsequent to the date of this Agreement, collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”).

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such subsequent filing), each Parent SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, as the case may be.

(c) As of its respective filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Parent SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Parent is in compliance with, and have complied since July 1, 2008, in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE Amex.

(e) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and all such material information is made known to Parent’s principal executive officer and principal financial officer.

(g) Parent has established and maintained a system of internal controls, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of Parent and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Parent Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its Subsidiaries that could have a material effect on the financial statements. Parent has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to Parent’s auditors and audit committee (x) any “significant deficiencies” and “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, known to management, that involves management or other employees who have a significant role in Parent’s internal controls.

(h) Since July 1, 2008, each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of

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the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE Amex, and the statements contained in any such certifications were when made complete and correct.

(i) Since July 1, 2008, to the Knowledge of Parent, no executive officer or director of Parent has received or otherwise had or obtained knowledge of, and to the Knowledge of Parent, no auditor, accountant, or representative of Parent has provided written notice to Parent or any executive officer or director of, any substantive complaint or allegation that Parent or any of its Subsidiaries has engaged in improper accounting practices. Since January 1, 2011, to the Knowledge of Parent, no attorney representing Parent or any of its Subsidiaries has reported to the current Parent Board or any committee thereof or to any current director or executive officer of Parent evidence of a material violation of United States or other securities laws or breach of fiduciary duty by Parent or any of its executive officers or directors.

Section 4.08.  Financial Statements.  The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in Parent SEC Documents fairly present in all material respects, in accordance with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements).

Section 4.09.  Absence of Certain Changes.

(a) Since March 31, 2010 through the date of this Agreement, except as expressly contemplated by this Agreement, the business of Parent and its Subsidiaries taken as a whole has, in all material respects, been conducted in the ordinary course consistent with past practices, and there has not been any action taken by Parent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, without Company’s consent would constitute a material breach of Section 6.01.

(b) Since March 31, 2010, there have been no changes, effects developments or events that have had or would reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.10.  No Undisclosed Material Liabilities.  There are no liabilities of Parent or any of its Subsidiaries of any nature (whether absolute, accrued, known, unknown, contingent or otherwise) that would be required by GAAP to be reflected or reserved against on a balance sheet that are not so reflected or reserved other than (a) liabilities disclosed and provided for in the Parent Balance Sheet or the notes to Parent’s most recent audited consolidated financial statements and most recent unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Parent SEC Documents, (b) liabilities incurred in connection with the negotiation, execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby or the financing of such transactions, and (c) liabilities or obligations that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.11.  Compliance with Applicable Law; Permits.  Except for failures to comply or violations that would not reasonably be expected to have a Material Adverse Effect on Parent: (a) Parent and each of its Subsidiaries is and, since January 1, 2011, has been and, to the Knowledge of Parent, none of their respective Employees or Representatives acting on their behalf is not or, since January 1, 2011, has failed to be, in compliance with, and neither Parent nor any of its Subsidiaries has received any written (or to the Knowledge of Parent, oral) communication from any Governmental Authority that alleges any violation of, Applicable Law, including Health Benefit Laws and Environmental Laws; and (b) Parent and each of its Subsidiaries hold all material governmental licenses, authorizations, permits, consents, approvals, certificates of need, registrations, variances, exemptions and orders necessary for the operation of the business and the real property of Parent and its Subsidiaries (the “Parent Permits”). Parent and each of its Subsidiaries is in compliance with the terms of the Parent Permits, except for failures to comply or violations that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Except as would not reasonably be expected to have a Material Adverse Effect on Parent, each Parent Permit is valid and in full force and effect.

Section 4.12.  Material Contracts.  For purposes of this Agreement, “Parent Material Contract” means (a) each “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K promulgated

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under the 1933 Act and (b) any Contract which is material to the business of Parent. Each Parent Material Contract is valid, binding and enforceable on Parent or one of its Subsidiaries, as applicable, and to the Knowledge of Parent, each other party thereto and in full force and effect in accordance with its terms (except those which are cancelled, rescinded or terminated after the date of this Agreement in accordance with their terms (and not as a result of a default by Parent) and subject to applicable bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and other laws, affecting creditors’ rights generally and general principles of equity), except where the failures to be in full force and effect have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. None of Parent or any of its Subsidiaries is in breach under any Parent Material Contract and to the Knowledge of Parent, no other party to any Parent Material Contract is in breach thereunder, except where such breach has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.13.  Taxes.

(a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, Parent or any of its Subsidiaries have been filed on a timely basis in accordance with Applicable Law, and all such Tax Returns are true and complete in all material respects.

(b) Parent and each of its Subsidiaries has paid (or caused to be paid) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes through the date of this Agreement.

(c) There is no Proceeding or, to the Knowledge of the Company, investigation or inquiry, now pending or, to the Knowledge of Parent, threatened in writing against or with respect to Parent or its Subsidiaries in respect of any material Tax.

(d) Neither Parent nor any of its Subsidiaries has granted (or is subject to) any waiver or extension that is currently in effect, of the statute of limitations for the assessment or payment of any Tax or the filing of any Tax Return.

(e) During the five-year period ending on the date of this Agreement, neither Parent nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(f) Neither Parent nor any of its Subsidiaries is liable for Taxes of any Person (other than Parent and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) a party to a Tax sharing or Tax allocation agreement or any other express or implied agreement to indemnify such Person (other than (A) such agreements with customers, vendors, lessors or the like entered into in the ordinary course of business; (B) employment agreements; and (C) standard Tax indemnity provisions entered into in connection with purchase or sale agreements entered into in the ordinary course of business).

(g) Neither Parent nor any of its Subsidiaries have “participated” in any “listed transaction” or “transaction of interest” within the meaning of Treasury Regulation Section 1.6011-4(b).

(h) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) “Closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date; or

(ii) Installment sale or open transaction disposition made on or prior to the Closing Date; or

(iii) an election under Section 108(i) of the Code.

(i) Neither Parent nor any of its Subsidiaries (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable period (or portion thereof) ending after the Closing Date.

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(j) None of Parent or any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Parent).

Section 4.14.  Employees and Employee Benefit Plans.

(a) For purposes of this Agreement, “Parent Employee Plans” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (whether or not subject to ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA) and any other material plan, program, agreement, arrangement, policy, practice, Contract, fund or commitment providing for pension, severance, profit-sharing, fees, bonuses, retention, stock ownership, stock options, stock appreciation, stock purchase or other stock-related benefits, incentive or deferred compensation, vacation benefits, life or other insurance (including any self-insured arrangements), health or medical benefits, dental benefits, employee assistance programs, salary continuation, unemployment benefits, disability or sick leave benefits, workers’ compensation benefits, relocation or post-employment or retirement benefits (including compensation, pension, health, medical and life insurance benefits) or other form of benefits which is maintained, administered, participated in or contributed to by Parent or any ERISA Affiliate of Parent, or with respect to which Parent or any of its Subsidiaries has any material liability.

(b) Each Parent Employee Plan has been, in all material respects, maintained and administered in compliance with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Parent Employee Plan. All premiums, contributions or other payments required to have been made by Applicable Law or under the terms of any Employee Plan as of the Effective Time have been made, and all material reports, returns and similar documents required to be filed with any Governmental Authority have been timely filed. To the Knowledge of Parent, neither Parent nor its Subsidiaries is or reasonably could be subject to a material liability pursuant to Section 502 of ERISA. No events have occurred with respect to any Employee Plan that could result in material payment or assessment by or against Parent or any of its Subsidiaries of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code. There are no pending, or to the Knowledge of Parent, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Parent Employee Plan or any trust related thereto which could reasonably be expected to result in any material liability to Parent or any of its Subsidiaries and no Proceeding or, to the Knowledge of the Parent, investigation or inquiry, by a Governmental Authority is pending, or the Knowledge of Parent, threatened or anticipated with respect to such Parent Employee Plan.

Section 4.15.  Intellectual Property.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect on Parent, the consummation of the transactions contemplated by this Agreement will not (a) alter, encumber, impair, make subject to a Lien (other than Permitted Liens) or extinguish any Intellectual Property right of Parent; or (b) impair the right of Surviving Corporation to use, sell, license or dispose of any Parent Owned Intellectual Property.

Section 4.16.  Financing.  Parent has delivered to the Company a true and complete fully executed copy of the commitment letter, dated as of June 26, 2011 between Parent and GE Healthcare Financial Services, Inc., or an affiliate thereof designated by GE Healthcare Financial Services, Inc. (“GE Capital”), including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement (other than the fee letters associated therewith (the economic terms of which will not adversely affect the amount or availability of financing) which has not, and will not be, delivered to the Company) regarding the terms and conditions of the financing to be provided thereby (such commitment letter, including all exhibits, schedules, annexes and amendments thereto (other than the fee letters associated therewith), collectively, the “Commitment Letter”), pursuant to which and subject to the terms and conditions contained therein the lenders party thereto have agreed to lend the amounts set forth therein (the provision of such funds as set forth therein, the “Financing”) for the purposes set forth in such Commitment Letter. The Commitment Letter has not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the Commitment Letter have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes a legal, valid and binding obligation of each of

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Parent and, to the Knowledge of Parent, the parties thereto (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Other than as expressly set forth in the Commitment Letter, there are (a) no conditions precedent or contingencies related to the funding of the full net proceeds of the Financing and (b) as of the date of this Agreement, there are no agreements, side letters, arrangements or understandings between Parent and any of the parties to the Commitment Letter that would, or would reasonably be expected to (i) affect the availability of the Financing, (ii) reduce the aggregate amount of the Financing, (iii) delay or prevent the Closing or (iv) modify the terms of the Financing in any manner materially adverse to Parent or the Company. As of the date of this Agreement, Parent is not in breach of any of the terms or conditions set forth in the Commitment Letter and, to the Knowledge of Parent, no event has occurred which, with or without notice or lapse of time, would reasonably be expected to constitute a failure to satisfy a condition precedent set forth therein. As of the date hereof, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Commitment Letter will not be satisfied; provided, however, that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties of the Company in this Agreement or the failure of the Company to comply with any of its covenants in this Agreement. Parent has fully paid all commitment fees or other fees required pursuant to the Commitment Letter to the extent required thereunder to be paid prior to the date of this Agreement.

Section 4.17.  Finders’ Fees.  Except for Morgan Joseph TriArtisan LLC whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 4.18.  Opinion of Financial Advisor.  Parent has received the opinion of Morgan Joseph TriArtisan LLC, financial advisor to Parent, to the effect that, as of the date of such opinion, the Merger Consideration is fair to Parent from a financial point of view.

Section 4.19.  Litigation.  As of the date of this Agreement, there is no Proceeding or, to the Knowledge of Parent, investigation or inquiry, pending against, or, to the Knowledge of Parent, threatened against Parent or Merger Subsidiary, that challenges or seeks to enjoin the transactions contemplated by this Agreement. There are no Proceedings or, to the Knowledge of Parent, investigations or inquiries, pending against, or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, or to the Knowledge of Parent, any present or former Employee of Parent or any of its Subsidiaries in his or her capacity as such that have or would reasonably be expected to have a Material Adverse Effect on Parent. There are no Orders outstanding against or involving Parent or any of its Subsidiaries or, to the Knowledge of Parent, any present or former Employee of Parent or any of its Subsidiaries in his or her capacity as such, that are or would reasonably be expected to have a Material Adverse Effect on Parent, or would reasonably be expected to prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement.

Section 4.20.  Ownership of Company Common Stock.  Other than pursuant to this Agreement or the Voting Agreement, for the three years prior to the date hereof, neither Parent nor Merger Subsidiary has “beneficially owned” (within the meaning of Section 13 of the 1934 Act and the rules and regulations promulgated thereunder) any shares of Company Common Stock or has been an “interested shareholder” (as defined in Section 607.0901 of Florida Law), or is a party to any Contract, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.

Section 4.21.  No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement, Parent expressly disclaims any other representations or warranties of any kind or nature, express or implied, as to liabilities, financial projections, future performance of Parent or its Subsidiaries, , operations of the facilities, the title, condition, value or quality of Parent or its Subsidiaries or their respective assets. No exhibit to this Agreement, nor any other material or information provided by or communications made by Parent or any of its Affiliates, or by any advisor thereof, in any information memorandum or otherwise, or by any broker or investment banker, will cause or create any representation or warranty, express or implied, as to the title, condition, value or quality of Parent or its Subsidiaries.

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ARTICLE 5

COVENANTS OF THE COMPANY

Section 5.01.  Conduct of the Company.  From the date of this Agreement and to the fullest extent permitted by Applicable Law or Order until the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in all material respects in the ordinary course consistent with past practice and in compliance with all material Applicable Law and all material authorizations from Governmental Authorities, (ii) use its reasonable best efforts to preserve intact in all material respects its present business organization in a manner consistent with past practice, maintain in effect all material Company Permits, keep available the services of its directors, officers and key employees in a manner consistent with past practice and maintain satisfactory relationships with its material customers, lenders, suppliers and others having material business relationships with it and (iii) (a) prepare and file on or before the due date therefor all material Tax Returns required to be filed by the Company or any Subsidiary (except for any Tax Return for which an extension has been granted) on or before the Closing Date, and (b) pay, all material Taxes (including estimated Taxes) due on such Tax Returns (or due with respect to Tax Returns for which an extension has been granted) or which are otherwise required to be paid at any time prior to the Closing Date. Without limiting the generality of the foregoing, except (A) as set forth in Section 5.01 of the Company Disclosure Schedule or (B) with Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or to the extent permitted or required by another Section of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) amend its Organizational Documents (whether by merger, consolidation or otherwise);

(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities (other than dividends or distributions by any of its wholly-owned Subsidiaries), or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any of its securities or any securities of any of its Subsidiaries for an aggregate consideration in excess of $250,000, other than the cancellation of Company Stock Options in connection with the exercise thereof or the acquisition of securities by the Company or a wholly-owned Subsidiary from a wholly-owned Subsidiary;

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of any shares of the Company Common Stock upon the exercise of Company Stock Options that are outstanding on the date of this Agreement in accordance with the terms of those options on the date of this Agreement) or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) (i) acquire (including by merger, consolidation, or acquisition of stock or assets) any equity interest or any material assets of any corporation, partnership, other business organization or any division thereof from any other Person (other than equity interests or material assets of a corporation, partnership, other business organization or division thereof with operating income, for consideration, individually or in the aggregate, of up to $250,000), (ii) merge or consolidate with any other Person or (iii) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, provided, however, that clause (i) through (iii) above shall not prohibit mergers, consolidations or acquisitions of assets by or among the Company and its wholly-owned Subsidiaries;

(e) sell, lease, license or otherwise dispose of any Subsidiary or any material assets, securities or property other than, sales, leases, licenses or dispositions by or among the Company and its wholly-owned Subsidiaries;

(f) create or incur any material Lien on any material asset other than Permitted Liens;

(g) make any loan, advance or investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any Person other than (i) advances to non-

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executive employees of the Company in the ordinary course of business in an aggregate amount to exceed $25,000 or (ii) loans or advances to, or investments in, its wholly-owned Subsidiaries;

(h) create, incur, assume, suffer to exist or otherwise be liable with respect to any material indebtedness for borrowed money or guarantees thereof other than indebtedness incurred by the Company or any of its wholly-owned Subsidiaries under the Company Credit Facility in the ordinary course of business consistent with past practices;

(i) materially amend or change the Company Credit Facility;

(j) other than a Contract with a physician that will be either an employee or an independent physician affiliate of the Company, (i) enter into any Contract that would have been a Company Material Contract were the Company or any of its Subsidiaries a party or subject thereto on the date of this Agreement, (ii) enter into, or assume the rights of, any Contract with a management service organization or a provider service network; or (iii) terminate or amend in any material respect any Company Material Contract or waive any material right thereunder;

(k) terminate, suspend, abrogate, amend or modify in any material respect any material Company Permit;

(l) abandon, cancel or allow to lapse or fail to maintain or protect any material registered Company Owned Intellectual Property, provided, however, that the foregoing shall not be construed as an acknowledgement that the Company owns any material registered Company Owned Intellectual Property;

(m) except as required by Applicable Law or existing Employee Plans (i) grant or increase any severance or termination pay to (or amend any existing arrangement with) any of their respective directors, officers or employees; (ii) increase benefits payable under any severance or termination pay policies or employment agreements existing as of the date of this Agreement; (iii) enter into any plan, program, policy, Contract, arrangement or agreement that would be an Employee Plan if in existence on the date hereof or otherwise amend, modify or terminate any Employee Plan (except as expressly required by Section 1.05); (iv) establish, adopt or amend (except as required by Applicable Law) any collective bargaining arrangement; (v) increase the compensation, bonus or other benefits payable to any of their respective directors or executives in an aggregate amount not to exceed $25,000; (vi) hire any non-physician employee with an annual base salary in excess of $125,000; or (vii) hire any physician employee (in his or her capacity as a physician) with an annual base salary in excess of $200,000, provided, however, that the Company shall be permitted to replace an employee who leaves the Company (a “Replaced Employee”) with a new employee at a salary equal to or less than the salary of the Replaced Employee at the time of the Replaced Employee’s departure from the Company;

(n) make any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1933 Act, as approved by its independent public accountants;

(o) make, change, or rescind any election relating to material Taxes, settle or compromise any material claim relating to Taxes, or, except as required by Applicable Law, amend any material Tax Return;

(p) settle, or offer or propose to settle, any Proceeding involving or against the Company or any of its Subsidiaries, other than settlements or offers or proposals to settle Proceedings that (i) result in payments, individually or in the aggregate, by the Company of less than $250,000, exclusive of any settlement costs covered by insurance and (ii) do not implicate or otherwise affect any Company Permit or otherwise materially and adversely affect the Company;

(q) enter into any Material Company Lease or terminate or surrender any existing Material Company Lease, in respect of any Material Company Real Property other than extensions of existing Material Company Leases in the ordinary course of business consistent with past practice;

(r) acquire any real property or dispose of, by sale or otherwise, any Owned Real Property in transaction involving consideration, individually or in the aggregate, in excess of $250,000;

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(s) amend, modify or extend any Material Company Lease in respect of any Material Company Real Property in any material respect or in any manner which would impose on the Company or any of its Subsidiaries a material financial obligation thereunder that does not currently exist;

(t) except as provided in Section 7.01(d), convene any regular (except to the extent required by Applicable Law or Order) or special meeting (or any adjournment thereof) of the shareholders of the Company; or

(u) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall be deemed to give, directly or indirectly, Parent the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.02.  No Solicitation; Other Offers.

(a) The Company represents that, effective June 3, 2011, the Company and its Subsidiaries, and their respective Affiliates and Representatives, ceased any discussions, activities or negotiations with any Person or Persons (other than Parent or Merger Sub or their Representatives) that may have been ongoing at that time with respect to any Acquisition Proposal or seeking an Acquisition Proposal and, through the date hereof, none of them conducted any such discussions, or engaged in any such activities or negotiations. Subject to Section 5.02(b) and Section 5.02(e), from and after the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 9.01:

(i) the Company shall not, and shall cause its Subsidiaries and its and their respective officers, directors, employees, investment bankers, attorneys, accountants, consultants and other authorized agents, advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (A) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (B) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party that is seeking to make, or has made, an Acquisition Proposal, (C) (1) withdraw, modify or amend, or announce that it proposes to withdraw, modify or amend, in a manner adverse to the transactions contemplated by this Agreement, the Company Board Recommendation or (2) approve or recommend, or announce that it proposes to approve or recommend, any Acquisition Proposal (any of the foregoing in this clause (C), a “Company Adverse Recommendation Change”), (D) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, or other similar instrument (whether or not binding) constituting or relating to an Acquisition Proposal, or (E) grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their Affiliates or Representatives in connection with any actual or potential Acquisition Proposal; and

(ii) the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, cease immediately and terminate immediately any and all existing activities, discussions or negotiations, if any, with any Third Party with respect to any Acquisition Proposal.

(b) Notwithstanding the foregoing, prior to obtaining the approval of the Shareholders of the Company contemplated by Section 7.01(d), if the Company or its Representatives receive a bona fide unsolicited written Acquisition Proposal (that was not made as a consequence of any violation of Section 5.02 or of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their Affiliates or Representatives), the Company or its Representatives may participate in discussions with, request clarifications from, or furnish information to, any Person that makes such bona fide unsolicited written Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with the Company containing provisions that are no less restrictive than the comparable provisions of the Confidentiality Agreement (and does not omit restrictive provisions contained in the Confidentiality Agreement), (B) the Company Board reasonably determines in good faith, after consultation with a nationally recognized financial advisor and outside nationally recognized legal counsel (which may be the Company’s current outside legal

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counsel), that the transaction that is the subject of the Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal and (C) the Company Board reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company’s current outside legal counsel), that there is a reasonable likelihood that failure to take such actions would be inconsistent with its fiduciary duties under Applicable Law.

(c) The Company shall enforce, to the fullest extent permitted under Applicable Law, the provisions of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or their respective Representatives in connection with any actual or potential Acquisition Proposal, including where necessary, seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

(d) Nothing contained herein shall prevent the Company Board from complying with requirements of Rule 14e-2(a) under the 1934 Act or complying with the requirements of Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with Section 5.02(a). For the avoidance of doubt, a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation to the shareholders of the Company in favor of the Merger shall not be deemed to be a Company Adverse Recommendation Change.

(e) The Company Board shall not (i) effect a Company Adverse Recommendation Change, (ii) cause the Company to accept any Acquisition Proposal and/or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, or other similar instrument (whether or not binding) constituting or relating to an Acquisition Proposal or (iii) resolve to do any of the foregoing; provided, however, that the Company Board shall be entitled to effect a Company Adverse Recommendation Change prior to the time the shareholders of the Company adopt this Agreement as contemplated by Section 7.01(d) if (x) the Company has complied with its obligations under this Section 5.02, (y) the Company Board determines in good faith, after consultation with (1) a nationally recognized financial advisor and outside nationally recognized legal counsel (which may be the Company’s current outside legal counsel), that the transaction that is the subject of the Acquisition Proposal, if any, is, or could reasonably be expected to lead to, a Superior Proposal and (2) outside nationally recognized legal counsel (which may be the Company’s current outside legal counsel), that there is a reasonable likelihood that failure to take such action would be inconsistent with its fiduciary duties under Applicable Law and (z) at least five Business Days prior to taking such action, the Company Board shall have advised Parent in writing that the Company Board intends to consider withdrawing, modifying or amending its Company Board Recommendation together with the specific reasons therefore, given Parent an opportunity to appear before it at a meeting (which may be telephonic or by video conference and of which Parent will have been given at least three Business Days’ prior notice) and present reasons why the Company Board should not withdraw, modify or amend its Company Board Recommendation and negotiate in good faith with Parent with the intent of enabling the parties to agree to a modification of the terms and conditions of this Agreement so that the Transactions will be on the terms such that the Company Board shall not be obligated to, and shall not, withdraw, modify or amend its Company Board Recommendation. Any such withdrawal, modification or amendment shall not include changing the approval of the Company Board for purposes of causing any Anti-takeover Statute or other similar Applicable Law to be applicable to the Merger. Unless and until this Agreement is terminated pursuant to Section 9.01(e) or Section 9.01(g) or otherwise, nothing contained in this Section 5.02(e) shall affect the Company’s obligation to hold and convene the Company Shareholder Meeting and to submit this Agreement for adoption by the shareholders of the Company (regardless of whether the Company Board Recommendation shall have been withdrawn, modified or amended).

(f) The Company shall notify Parent promptly (but in no event later than twenty-four hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry that could be reasonably expected to lead to an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that to the Knowledge of the Company may be considering making, or has made, an Acquisition Proposal, which notice shall be provided in writing and shall

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identify the person making, and the terms and conditions of, any such Acquisition Proposal, inquiry or request (including any material changes thereto and copies of any written materials received from such Third Party or its Representatives in connection therewith). The Company shall keep Parent fully informed of any material change to any Acquisition Proposal, inquiry or request for information. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal or any inquiry with respect to any Acquisition Proposal or any inquiry which was not previously provided or made available to Parent.

(g) The Company shall promptly request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof in the twelve months prior to the date hereof, return to the Company all materials containing confidential information heretofore furnished to such Person by or on behalf of the Company or destroy such materials.

Section 5.03.  Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time and subject to Applicable Law, the Company shall, and shall cause its Subsidiaries to, upon reasonable notice and request, (i) give to Parent and its Representatives and the Financing Parties reasonable access during normal business hours to its offices, properties, books and records, (ii) furnish to Parent and its Representatives and the Financing Parties, such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its Representatives to cooperate with Parent and its Representatives and the Financing Parties in its investigation; provided, however, that all such notices or requests by Parent and its Representatives shall be made directly to the Chief Financial Officer of the Company or his designees; provided, further, however, that prior to the disclosure of any such information or granting of any such access to a Financing Party, either such Financing Party shall have entered into a reasonably acceptable confidentiality agreement with the Company or Parent shall have entered into a written agreement, whereby it agrees to be fully responsible for the disclosure of any such information by any such Financing Party in breach of the Confidentiality Agreement. Any investigation pursuant to this Section 5.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing contained in this Section 5.03 shall, prior to the Effective Time, require the Company to take any action that would, in the good faith judgment of the Company, constitute a waiver of the attorney-client or similar privilege or trade secret protection held by the Company or any of its Subsidiaries or violate confidentiality obligations owing to Third Parties; provided, however, that the Company shall make a good faith effort to accommodate any request from Parent and its Representatives for access or information pursuant to this Section 5.03 in a manner that does not result in such a waiver or violation (including by entering into joint defense or similar agreements with respect thereto).

(b) All information furnished pursuant to this Section 5.03 shall be subject to the letter agreement dated December 20, 2006 as amended by letter agreements dated March 25, 2008, April 7, 2008, February 5, 2010 (and reaffirmed on June 3, 2011) and June 15, 2011, between Parent and the Company (the “Confidentiality Agreement”). The parties acknowledge and agree that nothing in the Confidentiality Agreement shall be deemed to restrict Parent from engaging in discussions and negotiations or making proposals as contemplated by Section 5.02(e).

Section 5.04.  Shareholder Litigation.  The Company shall not settle any shareholder litigation against the Company and/or its directors relating to this Agreement and the transactions contemplated hereunder without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) and the Company shall use its reasonable best efforts to keep Parent reasonably informed with respect to the status of, and any material developments in, any such litigation.

Section 5.05.  Real Estate Matters.  Parent, at its sole discretion and expense, may order preliminary title reports from one or more nationally recognized title companies (the “Title Companies”) with respect to any of the Real Property (the Real Property covered by such reports being referred to herein as the “Titled Property”). The Company, at no expense to the Company, shall use reasonable best efforts in connection with Parent’s efforts to obtain title insurance policies pursuant thereto on behalf of itself and/or the Financing Parties, including, by providing customary affidavits and indemnities as are required by the Title Companies and in a form reasonably acceptable to the Company for the deletion or modification of standard or printed

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exceptions regarding construction liens, parties in possession and unrecorded title matters so as to remove the “gap” in any title insurance policies issued pursuant thereto, that are customarily deleted by virtue of a seller delivering such instruments in commercial real estate transactions in the state or province in which the Titled Property is located. Such cooperation shall include providing Parent and the Title Companies copies of, with respect to Titled Property, reasonably requested existing surveys, existing title commitments and title insurance policies, to the extent the same are in the possession of the Company or its Subsidiaries and to the extent the same are not publicly available. Neither the Company nor its Subsidiaries shall have any obligation to cure any title matters.

Section 5.06.  D&O Insurance.  Prior to the Effective Time, the Company shall purchase a prepaid six-year officers’ and directors’ “tail” liability policy (“D&O Insurance”) on terms and conditions that are substantially similar to the Company’s existing officers’ and directors’ liability policy and providing coverage benefits that are not materially more or less favorable to the Indemnified Persons than the Company’s current such policy.

Section 5.07.  Rule 16b-3.  The Company shall, and shall be permitted to, take all actions to cause any dispositions of equity securities of the Company by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the 1934 Act, to be exempt under Rule 16b-3 under the 1934 Act.

Section 5.08.  Company Board of Directors.  Prior to the Closing, the Company shall obtain the resignation of each of the officers and directors of the Board of Directors of the Company effective upon the Effective Time.

Section 5.09.  Evidence of Closing Cash and Adjustment Amount.  Promptly following any request of Parent, the Company shall provide Parent with a report setting forth the Company Cash and the Adjustment Amount (and the amount of each component thereof) (a “Cash Report”).

ARTICLE 6

COVENANTS OF PARENT

Section 6.01.  Conduct of Parent.  From the date of this Agreement until the Effective Time, Parent shall not, except with the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) amend its Organizational Documents in a manner materially adverse to holders of Company Common Stock;

(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities (other than dividends or distributions by any of its wholly-owned Subsidiaries) or (iii) redeem or repurchase any share of its capital stock or other securities at a price materially above market price; provided, however, that Parent may declare and distribute to its shareholders a dividend in the form of rights, in connection with the execution and implementation of a shareholder rights plan;

(c) acquire from any other Person (including by merger, consolidation, or otherwise) any equity interest or any material assets of any corporation, partnership, other business organization or any division thereof having a fair market value in excess of $20,000,000 in the aggregate;

(d) adopt or enter into a plan of complete or partial liquidation or dissolution;

(e) intentionally take any action that is intended, to the Knowledge of Parent at the time the action is taken, to result in any of the conditions set forth in Article 8 not being satisfied; or

(f) agree, resolve or commit to do any of the foregoing.

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Nothing contained in this Agreement shall be deemed to give, directly or indirectly, the right to control or direct Parent’s or any of its Subsidiaries’ operations prior to the Closing. Prior to the Closing, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.02.  Obligations of Merger Subsidiary.  Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement.

Section 6.03.  Director and Officer Liability.  The Surviving Corporation hereby agrees, to do the following:

(a) For six years after the Effective Time, Parent shall cause the Surviving Corporation to, indemnify and hold harmless each current and former officer and director of the Company and its Subsidiaries (each, together with such Person’s heirs, executors or administrators, an “Indemnified Person”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted by Applicable Law; provided, however, that such advance shall be conditioned upon the Surviving Corporation’s receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be ultimately determined by final judgment of a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified pursuant to this Section 6.03(a)), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, arbitration, proceeding or investigation in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, in connection with such Indemnified Person’s service as an officer or director of the Company or its Subsidiaries or as a fiduciary of such plan, to the fullest extent permitted by Florida Law or any other Applicable Law or provided under the Company’s Organizational Documents in effect on the date hereof; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law. In the event of any such action, Parent and the Surviving Corporation shall cooperate with the Indemnified Person in the defense of any such action.

(b) All rights in existence under the Company’s and its Subsidiaries’ Organizational Documents in effect on the date of this Agreement regarding elimination of liability of directors, indemnification and exculpation of officers, directors and employees and advancement of expenses to them shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be modified or amended, in a manner adverse to any Indemnified Person, for a period of six years from the Effective Time, it being understood that nothing in this sentence shall require any amendment to the Organizational Documents of the Surviving Corporation.

(c) If Parent, the Surviving Corporation or any of its successors or assigns (i)consolidates with or merges into any other Person and shall not be the continuing or the Surviving Corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.03.

(d) The rights of each Indemnified Person under this Section 6.03 shall be in addition to any rights such Person may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

Section 7.01.  Form S-4 and Proxy Statement; Shareholders Meetings.

(a) Form S-4 and Proxy Statement.  As soon as practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and file with the SEC a proxy statement/prospectus (as amended or

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supplemented from time to time, the “Proxy Statement”), to be sent to the holders of Company Common Stock relating to the meeting of such holders (the “Company Shareholder Meeting”) to be held to consider adoption of this Agreement and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the 1933 Act of Parent Common Stock to be issued in the Merger. Each of the Form S-4 and the Proxy Statement shall comply as to form, in all material respects, with the applicable provisions of the Securities Act and the Exchange Act, and shall be in form and substance reasonably satisfactory to the Company and Parent prior to filing. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the 1933 Act as promptly as practicable after such filing, keep the Form S-4 effective for so long as necessary to complete the Merger or, if earlier, until this Agreement is terminated and to ensure that it complies in all material respects with the applicable provisions of the 1933 Act and the 1934 Act. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the Form S-4 is declared effective under the 1933 Act. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Proxy Statement will be made by the Company or Parent, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and the parties shall cooperate in the prompt filing with the SEC of an appropriate amendment or supplement describing such information and, to the extent required by Applicable Law, in the disseminating of the information contained in such amendment or supplement to the shareholders of the Company.

(b) The information relating to the Company and its Subsidiaries to be contained in the Proxy Statement, the S-4 and any amendments thereof or supplements thereto, and the information relating to the Company and its Subsidiaries that is provided by the Company and its Representatives for inclusion in any other document filed with any other regulatory agency in connection herewith, shall not at (i) the time the S-4 is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company, (iii) the time of the Company Shareholder Meeting, or (iv) the Effective Time contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (provided that the foregoing covenant is not made with respect to information provided by Parent or its Representatives for inclusion in such documents). If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the S-4 or Proxy Statement, the Company shall promptly inform Parent, and the parties shall cooperate reasonably in connection with preparing and disseminating any such required amendment or supplement.

(c) The information relating to Parent and its Subsidiaries that is provided by Parent or its Representatives for inclusion in the Proxy Statement, the S-4, and any amendments thereof or supplements thereto, and the information relating to Parent and it Subsidiaries that is provided by Parent and its Representatives for inclusion in any other document filed with any other regulatory agency in connection herewith, shall not at (i) the time the S-4 is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or

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supplement thereto) is first mailed to the shareholders of the Company, (iii) the time of the Company Shareholder Meeting, or (iv) the Effective Time contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (provided that the foregoing covenant is not made with respect to information provided by the Company or its Representatives for inclusion in such documents). If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, its officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the S-4 or Proxy Statement, Parent shall promptly inform the Company, and the parties shall cooperate reasonably in connection with preparing and disseminating any such required amendment or supplement.

(d) Company Shareholder Meeting.  The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Shareholder Meeting in accordance with Applicable Law and the Organizational Documents of the Company for the purpose of obtaining the Company Shareholder Approval, which meeting shall be held no more than thirty (30) days after the mailing of the Proxy Statement (unless Parent shall consent to a different date). Subject to the right of the Company Board to make a Company Adverse Recommendation Change in accordance with Section 5.02(e), the Company shall use its reasonable best efforts (including postponing or adjourning the Company Shareholder Meeting to obtain a quorum or to solicit additional proxies, but for no other reason without the prior consent of Parent, such consent not to be unreasonably withheld) to obtain the Company Shareholder Approval. Subject to Section 5.02(e), the Company Board shall include the Company Board Recommendation in the Proxy Statement. The Company agrees that it shall not submit to the vote of the shareholders of the Company at the Company Shareholder Meeting any matters other than approval of the Merger and the adoption of this Agreement and such other matters as may be required under Applicable Law to be considered at such meeting or otherwise reasonably approved by Parent.

Section 7.02.  Reasonable Best Efforts; Antitrust Filings.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate in the most expeditious manner possible the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) taking all appropriate actions, and doing, or causing to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain and maintain all approvals, consents, registrations, permits, licenses, certificates, variances, exemptions, orders, franchises, authorizations and other confirmations of all Governmental Authorities or other Third Parties that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to fulfill the conditions to the transactions contemplated by this Agreement, (iii) defending any Proceedings, investigations or inquiries threatened or commenced by any Governmental Authority relating to the transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order or preliminary injunction entered by any Governmental Authority vacated or reversed, and (iv) cooperating to the extent reasonable with the other parties hereto in their efforts to comply with their obligations under this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within seven Business Days after the date of this Agreement and all other filings required (i) under any applicable non-US antitrust or competition laws (together with the Notifications and Report Forms pursuant to the HSR Act, the “Antitrust Filings”) and (ii) under any other applicable competition, merger control, antitrust or similar law that the Company and Parent deem advisable or appropriate with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use their reasonable best efforts to take all other actions

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necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(c) In addition, each of Parent and the Company shall use their respective reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorizations relating to the HSR Act or similar non-US laws that are required for the consummation of the transactions contemplated by this Agreement, which efforts shall include taking all such reasonable actions and doing all such things reasonably necessary to (i) resolve any objections, if any, as any Governmental Authority may assert under Section 7 of the Clayton Act or similar non-US laws with respect to the transactions contemplated by this Agreement and (ii) avoid or eliminate each and every impediment under the HSR Act or similar non-US laws that may be asserted by any Governmental Authority so as to enable the transactions contemplated by this Agreement to be consummated as soon as possible after the date hereof, including for purposes of the preceding clauses (i) and (ii), such reasonable undertakings and commitments as may be reasonably requested by any Governmental Authority, in sufficient time to allow the conditions to the Merger to be satisfied on or before the End Date. Notwithstanding anything to the contrary in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to consummate the Merger or in connection with Section 7.02, in no event shall (A) Parent or any of its Subsidiaries be obligated to propose or agree to accept any undertaking or condition, enter into any consent order, make any divestiture or accept any operational restriction, or take or commit to take any action (1) the effectiveness or consummation of which is not conditional on the consummation of the Merger, (2) that is not necessary at such time to permit the Effective Time to occur by the last Business Day before the End Date, or (3) that individually or in the aggregate is or would reasonably be expected to be material to (x) the Company and its Subsidiaries taken as a whole or to Parent and its Subsidiaries taken as a whole or (y) Parent’s ownership or operation of the business or assets of the Company and its Subsidiaries, taken as a whole or (B) the Company or any of its Subsidiaries, without the prior written consent of Parent, propose or agree to accept any undertaking or condition, enter into any consent decree or make any divestiture or accept any operational restriction. The Company shall agree, if requested by Parent in writing, to commit to take any of the foregoing actions with respect to the assets or business of the Company; provided, however, that any such action shall be conditioned upon the consummation of the Merger.

(d) Notwithstanding anything in this Agreement to the contrary, Parent shall be responsible for any and all filing fees with respect to the Antitrust Filings.

(e) Parent shall take the lead in directing strategy, subject to reasonable consultation with the Company, in connection with all matters relating to Antitrust Filings and the expiration of waiting periods.

Section 7.03.  Certain Filings.

(a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Form S-4 and the Proxy Statement and applications and notices for the consents required that are listed in Section 3.03(a) of the Company Disclosure Schedule, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

(b) Each of Parent and the Company shall promptly notify the other party of any material notice or other material communication it or any of its Subsidiaries receives from any Governmental Authority or any Third Party relating to the matters that are the subject of this Agreement and permit the other party to review in advance any proposed communication by such party to any Governmental Authority or Third Party and shall provide each other with copies of all correspondence, filings or communications between them or any of their Representatives and any Governmental Authority or Third Party. Neither Parent nor the Company shall agree to participate in any meeting with any Governmental Authority or Third Party in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting.

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Section 7.04.  Public Announcements.  Parent and the Company shall consult with each other before issuing any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference or conference call before such consultation.

Section 7.05.  Stock Exchange De-listing.  Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the Company Common Stock from NYSE and the deregistration of the Company Common Stock under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten Business Days after the Closing Date.

Section 7.06.  Financing.

(a) Parent shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Commitment Letter, including (i) using its reasonable best efforts to negotiate and enter into definitive agreements with respect thereto on terms and conditions contemplated in the Commitment Letter provided to the Company pursuant to Section 4.16, (ii) fully paying any and all commitment fees or other fees required by the Commitment Letter when due pursuant to the provisions thereof, (iii) using its reasonable best efforts to satisfy all conditions applicable to Parent in the Commitment Letter and such definitive agreements, (iv) using its reasonable best efforts to comply with its obligations under the Commitment Letter and (v) enforcing its rights under the Commitment Letter. Parent shall keep the Company reasonably informed and in reasonable detail (including, upon written request of the Company, providing the Company with copies of all definitive documents related to the Financing (other than the fee letters associated therewith) with respect to all material developments concerning the Financing. Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice (which in any event shall not exceed two Business Days) (w) of any material breach or default by any party to any of the Commitment Letter or definitive agreements related to the Financing of which Parent has Knowledge, (x) of the receipt of any written notice from any Financing Party with respect to any actual or potential material breach, default, termination or repudiation by any party to any of the Commitment Letter or definitive agreements related to the Financing or of any provisions of the Commitment Letter or definitive agreements related to the Financing, or (y) of any material dispute or disagreement of which Parent has Knowledge between or among any parties to any of the Commitment Letter or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing and (z) if at any time management of Parent believes it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by the Commitment Letter or definitive agreements related to the Financing. As soon as reasonably practicable (which in any event shall not exceed two Business Days), Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (w), (x), (y) or (z) of the immediately preceding sentence; provided, however, that Parent need not provide any information which, after consultation with its legal counsel, it has determined to be privileged or that is requested for purposes of litigation against Parent. Notwithstanding the foregoing, Parent shall have the right from time to time to (i) amend, replace, supplement or otherwise modify, or waive any of its rights under, the Commitment Letter or definitive financing agreements and/or (ii) substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources (“Alternative Financing”); provided, however, that Parent shall not permit any such amendment, replacement or modification to be made to, or any waiver of any material provision or remedy under, the Commitment Letter that, in each case, would reduce the aggregate amount of the Financing under the Commitment Letter (except as set forth in the proviso below), amend the conditions to the drawdown of the Financing in a manner adverse to the interests of the Company in any material respect, or which would otherwise in any other respect reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided further, however, Parent may reduce the aggregate amount of the Financing under the

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Commitment Letter, to the extent that Parent reasonably expects that it will, at Closing, have secured or received such amount of cash proceeds as is necessary to consummate the Merger (through the Financing, any Alternative Financing and/or Closing Cash). Parent shall promptly deliver to the Company copies of any such amendment, modification or waiver. References to “Financing” shall include the financing contemplated under the Commitment Letter as permitted by this Section 7.06 to be amended, modified, supplemented or replaced (including any Alternative Financing permitted hereunder) and references to “Commitment Letter” shall include such documents as permitted by this Section 7.06 to be amended, modified or replaced in each case from and after such amendment, modification or replacement.

(b) The Company shall provide, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause each of its and their respective Representatives, including legal, tax, regulatory and accounting representatives and advisors, to provide, all reasonable cooperation requested by Parent and/or the Financing Parties in connection with the Financing, including: (i) as promptly as practicable, providing to Parent and the lenders and other financial institutions and investors that are or may become parties to the Financing (the “Financing Parties”) following Parent’s request, financial statements and other information related to the Company or its Subsidiaries required by Regulation S-K and Regulation S-X under the 1933 Act, including (x) within the time periods Parent would be required to file with the SEC under the 1934 Act, audited consolidated financial statements for the most recently ended fiscal year and unaudited interim consolidated financial statements for each quarterly period ended thereafter, in each case, of the Company and its Subsidiaries; (y) information related to the Company or its Subsidiaries reasonably necessary for Parent to produce pro forma financial statements and pro forma adjustments for the period specified in (x) above and for the 12-month period ended on the last day of the most recently ended quarter (including without limitation (a) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Parent and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date; (b) the combined estimated pro forma financial statements for Parent and the Company for the year 2011, including revenue and EBITDA for Parent and the Company by quarter for 2011; and (c) Parent’s consolidated financial projections for the six-year period commencing for the calendar year following the Closing Date, in each case prepared after giving effect to the Merger as if it had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements) (it being acknowledged that Parent shall be responsible for such pro forma financial statements, pro forma adjustments and information relating specifically to the Financing included in liquidity and capital resources disclosure and risk factors relating to the Financing) for registered offerings on Form S-1; and (z) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Company for each subsequent month after April 30, 2011 ended at least 30 days before the Closing Date (information required to be delivered pursuant to this clause (i) being referred to as the “Required Information”); (ii) participating in a reasonable number of meetings, road shows, presentations and due diligence sessions (including accounting due diligence sessions and sessions with rating agencies); (iii) assisting in the preparation of documents and materials, including (A) any customary offering documents and bank information memoranda and (B) materials for rating agency presentations; (iv) cooperating with Parent’s marketing efforts for the Financing including consenting to the use of the Company’s and its Subsidiaries’ logos; (v) providing authorization letters to the Financing Parties authorizing the distribution of information to prospective lenders and containing a representation to the Financing Parties that the public side versions of such documents, if any, do not include material non-public information about the Company or its Affiliates or securities; (vi) executing and delivering, and causing its Subsidiaries to execute and deliver, or using its reasonable best efforts to obtain customary certificates (including solvency certificates), customary evidence of authorization, good standing certificates (to the extent applicable), auditor comfort letters, surveys, title insurance or such other documents and instruments relating to the Financing as may be reasonably requested by Parent (including customary endorsements naming any of the Financing Parties as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties forming part of the collateral for periods occurring after the Effective Time); (vii) reasonably cooperating with Parent’s legal counsel in connection with any customary legal opinions that such legal counsel may be required to deliver in connection with the Financing; (viii) assisting Parent and its Representatives in the preparation of definitive financing

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agreements (including disclosure schedules) and interest rate hedge agreements as may be reasonably requested by Parent or required in connection with the Financing and taking all actions reasonably necessary for the Company and/or its Subsidiaries to become guarantors and pledgors thereunder at the Effective Time in accordance with the terms thereof, including with respect to the granting of and perfection of liens on assets and properties of the Company and its Subsidiaries at or following the Closing to the extent required under the definitive financing agreements, and executing and delivering, or causing its Subsidiaries to execute and deliver, such definitive financing agreements as necessary (provided that no obligation of the Company or any of its Subsidiaries under any such agreements shall be effective until the Effective Time); (ix) using its reasonable best efforts to cooperate with the Financing Parties’ due diligence and investigation, including legal, business and tax due diligence, evaluation of cash management systems and assets for the purpose of establishing collateral arrangements, and customary field audits and appraisals, in a manner not unreasonably interfering with the business of the Company (provided that the Company shall have no liability with respect thereto until the Effective Time other than this Agreement); (x) assisting Parent and its Representatives in connection with the preparation of an initial borrowing base certificate as required under the Financing; and (xi) providing all documentation and other information about the Company and each of its Subsidiaries at least five days prior to the Closing Date as is reasonably requested in writing by Parent relating to applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the USA PATRIOT Act; provided, however, that any non-public or other confidential information provided by the Company pursuant to this Section 7.06 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent shall be permitted to disclose such information in accordance with the Commitment Letter or the Financing.

(c) If at any time from the date of this Agreement until the Effective Time, (x) the Company shall have publicly announced any intention to restate any material financial information included in the Required Information or that any such restatement is under consideration or (y) to the Knowledge of the Company, the Required Information would not be Compliant or (z) upon written notice from the Parent that the Required Information is not Compliant, then in each case, the Company shall use its reasonable best efforts to promptly provide Parent and the Financing Parties with Required Information that is Compliant.

(d) Parent (i) shall promptly, upon request by the Company, reimburse the Company for one-half (1/2) all reasonable out of pocket costs (including reasonable attorneys’ and accountants’ fees) incurred by the Company, any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company, its Subsidiaries and their respective Representatives contemplated by this Section 7.06 (other than in connection with the provision of information that the Company would have prepared in the ordinary course for inclusion in the Company SEC Documents), (ii) acknowledges and agrees that the Company, its Subsidiaries and their respective Representatives shall not incur any liability to any Person prior to the Effective Time under the Financing and (iii) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except (A) with respect to any information provided by the Company or any of its Subsidiaries in writing for inclusion in customary offering documents and (B) for any of the foregoing to the extent the same is the result of willful misconduct, gross negligence or bad faith of the Company, any such Subsidiary or their respective Representatives.

(e) Notwithstanding anything herein to the contrary, none of the Financing Parties, or their former, current and future equity holders, controlling persons, agents, advisors, Representatives or Affiliates or the heirs, executors, successors and assigns of any of the foregoing other than Parent and Merger Subsidiary (the Financing Parties and each such Person and all such Persons, the “Financing Parties Related Parties”) shall have any liability or obligation to pay any damages to the Company or the holders of Company Common Stock or any of their respective former, current and future equity holders, controlling persons, agents, advisors, Representatives or Affiliates or the heirs, executors, successors and assigns of any of the foregoing in respect of any breach or failure to comply with the terms of the Commitment Letter or definitive agreements related to the Financing or otherwise in connection with the Financing. Neither the Company nor any holder of Company Common Stock nor any Affiliate thereof will, directly or indirectly, bring or otherwise support any

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action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise (including by or through Parent or its Affiliates), against any one or more of the Financing Parties Related Parties in any way arising out of or otherwise in respect of or relating to this Agreement or any related agreement, certificate or other document delivered in connection herewith or therewith or any of the transactions contemplated hereby or thereby or any matter otherwise related hereto or thereto, including but not limited to any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof. For purposes of this Section 7.06(e), the Financing Parties Related Parties shall be, and shall be deemed to be, third-party beneficiaries under this Agreement.

(f) The Company shall use reasonable best efforts to negotiate a payoff letter from the agent under the Company Credit Facility, in customary form reasonably acceptable to Parent, with respect to any and all obligations of the Company and its Subsidiaries under the Company Credit Facility (the “Company Revolver Indebtedness”) which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal and interest as well as any prepayment premiums, penalties, breakage costs or similar obligations related to such Company Revolver Indebtedness as of the anticipated Closing Date (and daily accrual thereafter) (the “Payoff Amount”) and (ii) state that all liens and all guarantees in connection therewith relating to the assets of the Company or any Subsidiary of the Company shall be, upon the payment of the Payoff Amount on the Closing Date, released and terminated; provided, however, in the case of clauses (i) and (ii) of this Section 7.06(f), other than in respect of obligations that customarily continue subsequent to the satisfaction of amounts then outstanding under credit facilities on the Closing Date (the payoff letter described in this sentence being referred to as the “Payoff Letter”). The Company shall use its reasonable best efforts to deliver a copy of the Payoff Letter to Parent no less than two Business Days prior to the delivery thereof to such agent, and in any case no less than two Business Days prior to the Closing Date. The Company shall, and shall cause its Subsidiaries to, deliver all notices and take all other reasonable actions requested by Parent to facilitate the termination of commitments under the Company Credit Facility, effective as of the Effective Time, the repayment in full of all obligations then outstanding thereunder (using funds provided by Parent) and the release of all encumbrances and termination of all guarantees (other than customarily continuing obligations thereunder) in connection therewith on the Closing Date, effective as of the Effective Time (such termination, repayment and release, the “Credit Facility Termination”); provided, however, that in no event shall this Section 7.06(f) require the Company or any of its Subsidiaries to make any payment or incur any obligation or liability in connection with such Credit Agreement Termination or cause such Credit Agreement Termination unless the Closing shall have occurred and the Company shall have received funds to pay in full the Payoff Amount. In addition, to the extent Parent requests, the Company shall use its reasonable best efforts to obtain payoff letters in customary form for and with respect to any other indebtedness to be paid at Closing not covered by the foregoing.

Section 7.07.  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 7.08.  Notices of Certain Events.  Each of the Company and Parent shall promptly notify the other of:

(a) any material notice or other communication from any Governmental Authority received by such party in connection with the transactions contemplated by this Agreement;

(b) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term of this Agreement that could reasonably be expected to give rise to a failure of the closing condition set forth in Section 8.02(a) or Section 8.03(a), as the case may be;

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(c) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that could reasonably be expected to give rise to a failure of the closing condition set forth in Section 8.02(b) or Section 8.03(b), as the case may be; and

(d) any change, effect, development or event that has or would reasonably be expected to have a Material Adverse Effect on such party;

provided, however, that the delivery of any notice pursuant to this Section 7.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

Section 7.09.  Anti-Takeover Statute.  If any Anti-Takeover Statute is or may become applicable to this Agreement (including the Merger and the other transactions contemplated hereby) or the Voting Agreement, each of Parent, the Company and Merger Sub and their respective Board of Directors shall grant all such approvals and take all such actions as are necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

ARTICLE 8

CONDITIONS TO THE MERGER

Section 8.01.  Conditions to the Obligations of Each Party.  The obligations of the Company and Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permissible, waiver) of the following conditions:

(a) Company Shareholder Approval.  The Company Shareholder Approval shall have been obtained.

(b) No Order.  No Governmental Authority shall have obtained, enacted, issued, promulgated, enforced or entered any Applicable Law, arbitration award, finding or Order (whether temporary, preliminary or permanent), in any case that is in effect and prevents or prohibits consummation of the Merger.

(c) HSR Act.  (i) Any applicable waiting periods, together with any extensions thereof, under the (x) HSR Act and (y) other similar non-U.S. laws required to consummate the Merger shall have expired or been terminated and (ii) no Proceeding, investigation or inquiry initiated by a Governmental Authority shall be pending that is (x) challenging or seeking to prevent or prohibit consummation of the Merger or (y) seeking to impose any undertaking, condition or consent decree to compel any material divestiture or operational restriction, in each case under this clause (ii)(y) that Parent would not be obligated to agree to accept pursuant to Section 7.02(c).

(d) Financing.  Parent shall have secured or received, through the closing of the Financing and/or any Alternative Financing and/or Closing Cash, such amount of cash proceeds as is necessary to consummate the Merger.

(e) Form S-4.  The Form S-4 shall have become effective under the 1933 Act. No stop order suspending the effectiveness of the Form S-4 shall be in effect, and no proceedings for that purpose shall be pending or threatened, by the SEC.

(f) NYSE Amex Listing.  The shares of Parent Common Stock to be issued to holders of Company Common Stock upon consummation of the Merger shall have been authorized for listing on the NYSE Amex, subject to official notice of issuance.

Section 8.02.  Additional Conditions to Obligations of Parent and Merger Subsidiary.  The obligations of Parent and Merger Subsidiary to consummate the Merger are also subject to the satisfaction (or, to the extent permissible, waiver) of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of the Company set forth in Section 3.01, Section 3.02, Section 3.04(a), and Section 3.05 shall be true and correct (in each case disregarding and without giving effect to all qualifications and exceptions contained therein related to materiality or Material Adverse Effect or any similar standard or qualification) in all material respects as of

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the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date) as though made on and as of the Effective Time; provided, however, that the representation made in Section 3.05 shall be deemed to be true and correct in all material respects if the inaccuracy will result in losses or expenses of less than $250,000; and (ii) all of the other representations and warranties of the Company contained in this Agreement, in each case disregarding and without giving any effect to all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct as of the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate.  The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, to the effect that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

(d) Consents and Approvals.  The Company shall have obtained all of the consents and approvals listed in Schedule 8.02(d) of the Company Disclosure Schedule.

(e) Tax Certificate.  Parent shall have received an affidavit from the Company stating that the shares of Company Common Stock are not a “United States real property interest” within the meaning of Section 897(c) of the Code, dated as of the Closing Date and in form and substance required under Sections 1.897-2(h) and 1.1445-2(c) of the Treasury Regulations.

(f) Company Cash and Adjustment Amount.  (i) The sum of the Company Cash and the Adjustment Amount shall be equal to or greater than $51,700,000 and (ii) the Company shall have delivered to Parent a certificate (the “Company Closing Cash Satisfaction Certificate”), signed by an executive officer of the Company and dated no later than four Business Days prior to the End Date, to the effect that the condition set forth in Section 8.02(f)(i) will be satisfied through the earlier of (x) the Closing Date or (y) the End Date.

Section 8.03.  Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction (or, to the extent permissible, waiver) of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of Parent set forth in Section 4.01, Section 4.02, Section 4.04(a), and Section 4.05, shall be true and correct (in each case disregarding and without giving effect to all qualifications and exceptions contained therein related to materiality or Material Adverse Effect or any similar standard or qualification) in all material respects as of the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date) as though made on and as of the Effective Time; provided, however, that the representation made in Section 4.05 shall be deemed to be true and correct in all material respects if the inaccuracy will result in losses or expenses of less than $250,000; and (ii) all of the other representations and warranties of Parent contained in this Agreement, in each case disregarding and without giving any effect to all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct as of the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(b) Agreements and Covenants.  Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

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(c) Officer’s Certificate.  Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

ARTICLE 9

TERMINATION

Section 9.01.  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the receipt of Company Shareholder Approval):

(a) by mutual written agreement of the Company and Parent, by action of their respective Boards of Directors;

(b) by either Parent or the Company, if the Merger has not been consummated on or before November 1, 2011 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party if the failure of the Effective Time to occur by the End Date is due wholly or partly to the failure of that party to fulfill in all material respects all of its obligations under this Agreement;

(c) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section 8.01 or Section 8.03 not to be satisfied and (ii) either cannot be cured or has not been cured prior to the earlier of (A) the fifteenth calendar day following receipt by Parent of written notice of such breach from the Company and (B) the calendar day immediately prior to the End Date;

(d) by Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section 8.01 or Section 8.02 not to be satisfied and (ii) either cannot be cured or has not been cured prior to the earlier of (A) the fifteenth calendar day following receipt by Company of written notice of such breach from Parent and (B) the calendar day immediately prior to the End Date;

(e) by Parent, if (i) the Company Board effects a Company Adverse Recommendation Change, (ii) after an Acquisition Proposal has been made, the Company Board fails to affirm its recommendation and approval of this Agreement and the transactions contemplated hereby within three Business Days of any request by Parent to do so, or (iii) a tender offer or exchange offer constituting an Acquisition Proposal is commenced by a Third Party and the Company files a Schedule 14D-9 with respect to that tender offer or exchange offer in which the Company Board fails to recommend that the Company’s shareholders not tender their Company Common Stock in response to the tender offer or exchange offer;

(f) by either the Company or Parent, if at the Company Shareholder Meeting (including any adjournment or postponement thereof), the beneficial owner of Company Common Stock that is a party to the Voting Agreement does not vote in accordance with the Voting Agreement and the Company Shareholder Approval shall not have been obtained;

(g) by the Company, if a Superior Proposal is received by the Company and the Company Board reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company’s current outside legal counsel), that there is a reasonable likelihood that it is necessary to terminate this Agreement and enter into an agreement to effect the transaction that is the subject of the Superior Proposal in order to comply with the fiduciary duties of the Company Board under Applicable Law; provided, however, that the Company may not terminate this Agreement pursuant to this Section 9.01(g) (i) with regard to a Superior Proposal or a transaction that results from a violation of Section 5.02 or with regard to which the Company has failed to fulfill its obligations under Section 5.02, or (ii) unless and until (x) five Business Days have elapsed following delivery to Parent of a written notice of such determination by the Company Board and during such five Business Day period the Company has reasonably cooperated with Parent (including informing Parent of the terms and conditions of such Superior Proposal, the identity of the Person making such Superior

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Proposal and complying with all other obligations required by Section 5.02(e)) with the intent of enabling the parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby will be at least as favorable to the Company’s shareholders as the transaction that is subject to the Superior Proposal, (y) at the end of such five Business Day period, the Acquisition Proposal continues to constitute a Superior Proposal, and the Company Board continues to reasonably determine in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company’s current outside legal counsel), that there is a reasonable likelihood that it is necessary for the Company to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order for the Company Board to comply with its fiduciary duties under Applicable Law and (z) (A) prior to such termination, Parent has received Expense Reimbursement and the Termination Fee by wire transfer in same day funds and (B) simultaneously or substantially simultaneously with such termination, the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal or the tender offer or exchange offer that constitutes the Superior Proposal is commenced (if it has not already been commenced);

(h) by either Parent or the Company, if (i) all of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 have been satisfied (other than the conditions set forth in Section 8.01(d), Section 8.01(f), Section 8.02(c) and Section 8.02(e)), (ii) Parent and Merger Subsidiary shall have failed to satisfy the condition set forth in Section 8.01(d) by the calendar day that is immediately prior to the End Date; and (iii) the Company stands ready, willing and able to consummate the Closing for five consecutive Business Days (or such lesser number of days as may be remaining through the date that is immediately prior to the End Date) following the satisfaction of all of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 (other than the conditions set forth in Section 8.01(d), Section 8.01(f), Section 8.02(c) and Section 8.02(e)). For purposes of this Section 9.01(h) only, the Company shall be deemed to be ready, willing and able to consummate the Closing if it would otherwise be entitled under the terms of this Agreement to deliver the notice contemplated by Section 1.01(b) but for the satisfaction of the conditions set forth in Section 8.01(d), Section 8.01(f), Section 8.02(c) and Section 8.02(e); or

(i) by Parent, if the Company has failed to satisfy all of the conditions set forth in Section 8.02(f) on or before the fourth Business Day prior to the End Date.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

Section 9.02.  Effect of Termination.  If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto (except for the payment of such fees by Parent or the Company as is provided in Section 10.04(b) or Section 10.14)). For purposes of this Section 9.02, the Financing Parties Related Parties shall be, and shall be deemed to be, third-party beneficiaries under this Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or electronic mail transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

Metropolitan Health Networks, Inc.
777 Yamato Road
Suite 510
Boca Raton, Florida 33431
Attention: Roberto L. Palenzuela, General Counsel
Facsimile No.: 561.805-8501
Email: rpalenzuela@metcare.com

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with a copy to:

Greenberg Traurig, P.A.
333 Avenue of the Americas, Suite 4400
Miami, Florida 33131
Attention: David Wells, Esq.
Facsimile No.: (305) 961-5613
Email: wellsd@gtlaw.com

if to the Company, to:

Continucare Corporation
7200 Corporate Center Drive
Suite 600
Miami, Florida 33126
Attention: Richard C. Pfenniger, Jr.
Facsimile No. (305) 500-2104
E-mail: richard_pfenniger@continucare.com

with copies to:

Akerman Senterfitt
One Southeast Third Avenue, 25th Floor
Miami, Florida 33131
Attention: Teddy Klinghoffer, Esq. and Martin G. Burkett, Esq.
Facsimile No.: 305.374.5095
Email: teddy.klinghoffer@akerman.com and martin.burkett@akerman.com or to such other address, facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next Business Day in the place of receipt.

Section 10.02.  Non-Survival of Representations and Warranties.  The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, or except as otherwise provided in Section 9.02, the termination of this Agreement.

Section 10.03.  Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that, after the Company Shareholder Approval there shall be no amendment or waiver that pursuant to Florida Law requires further Company Shareholder Approval, as the case may be, without such further approval.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.04.  Expenses; Termination Fee.

(a) Except as set forth in this Section 10.04 and Section 10.14, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

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(b) If this Agreement is terminated:

(i) by either party at a time when Parent is entitled to terminate this Agreement in accordance with Section 9.01(b) and if within 12 months after this Agreement is terminated in accordance with Section 9.01(b), the Company enters into a written agreement, arrangement or understanding (including a letter of intent) with respect to an Acquisition Proposal, then the Company shall pay in cash to Parent not later than the date on which such Acquisition Proposal is consummated, the Expense Reimbursement and $9,000,000;

(ii) by the Company in accordance with Section 9.01(c), Parent shall pay in cash to the Company, within ten Business Days after the date on which this Agreement is terminated, the Expense Reimbursement and the Termination Fee;

(iii) by Parent in accordance with Section 9.01(d), the Company shall pay in cash to Parent, within ten Business Days after the date on which this Agreement is terminated, the Expense Reimbursement and the Termination Fee;

(iv) by Parent in accordance with Section 9.01(e), then the Company shall pay in cash to Parent, within ten Business Days after the date on which this Agreement is terminated, the Expense Reimbursement and the Termination Fee;

(v) by the Company or Parent in accordance with Section 9.01(f), then the Company shall pay in cash to Parent, within ten Business Days after the date on which this Agreement is terminated, the Expense Reimbursement and the Termination Fee; or

(vi) by the Company in accordance with Section 9.01(g), then the Company shall pay in cash to Parent the Expense Reimbursement and the Termination Fee as provided in that Section 9.01(g); or

(vii) by the Company or Parent in accordance with Section 9.01(h), then Parent shall pay in cash to the Company, within ten Business Days after the date on which this Agreement is terminated, the Expense Reimbursement and the Termination Fee; or

(viii) by Parent in accordance with Section 9.01(i), then neither the Company nor Parent shall be obligated to pay the Expense Reimbursement or the Termination Fee.

(c) Each party acknowledges that the agreements contained in this Section 10.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party would not enter into this Agreement. Notwithstanding anything to the contrary in this Agreement, each party acknowledges and agrees on behalf of itself and its Affiliates that the fee contemplated by this Section 10.04 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the other party in the circumstances in which the fee is payable for the efforts and resources expended and opportunity forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained herein, the right to receive the amounts upon termination of this Agreement pursuant to this Section 10.04 and Section 10.14 shall be the sole and exclusive remedy of the parties in the event the Agreement is terminated and, upon payment of such fees, the paying party shall not have any further liability or obligation to the other party relating to or arising out of this Agreement or the transactions contemplated hereby.

(d) For the avoidance of doubt, only one fee shall be payable pursuant to this Section 10.04.

Section 10.05.  Disclosure Schedule References.  If and to the extent any information required to be furnished in any Section of a Disclosure Schedule is contained in any other Section of such Disclosure Schedule, such information shall be deemed to be included in all Sections of such Disclosure Schedule in which the information would otherwise be required to be included so long as the relevance of such information to such other Sections is reasonably apparent on its face. Disclosure of any fact or item in any Section of a Disclosure Schedules shall not be considered an admission by the disclosing party that such item or fact (or any non-disclosed item or information of comparable or greater significance) represents a material exception

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or fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or Parent, as the case may be, or that such item or fact will in fact exceed any applicable threshold limitation set forth in the Agreement and shall not be construed as an admission by the disclosing party of any non-compliance with, or violation of, any third party rights (including but not limited to any Intellectual Property rights) or any Applicable Law of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations and warranties made herein or of disclosing any information required to be disclosed under the Agreement.

Section 10.06.  Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except (i) only from and after the Effective Time, as provided in Section 6.03 and, only from and after the Effective Time, for the rights of the holders of Company Common Stock and Company Stock Options under Article 1 of this Agreement to receive payment therefor and (ii) Section 7.06(e), Section 9.02, Section 10.08(b) and Section 10.09 which are intended to inure to the benefit of the Financing Parties Related Parties, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party; provided, however, that Parent or Merger Subsidiary may pledge and assign its rights hereunder as security in connection with any loans made by any of the Financing Parties.

Section 10.07.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law rules of such state.

Section 10.08.  Jurisdiction.  (a) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Southern District of Florida or, if such court shall not have jurisdiction, any federal or state court sitting in the State of Florida, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Florida, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party. Notwithstanding the foregoing, if either the Company or Parent is party to a suit that is subject to the provisions of Section 10.08(b), then (i) each of Parent and Merger Subsidiary (if the Company is such party) and (ii) the Company (if Parent and/or Merger Subsidiary is such party), hereby waive the jurisdictional restrictions contained in this Section 10.08(a) and consent to the jurisdiction and forum requirements contained in Section 10.08(b).

(b) Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Parties Related Parties in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under Applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). The parties hereby further agree that New York State or United States Federal courts sitting in the borough of Manhattan, City of New York shall have exclusive jurisdiction over any action brought against any Financing Party under the Commitment Letter in connection with the transactions contemplated under this Agreement and the Commitment Letter.

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Section 10.09.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING ANY LEGAL PROCEEDING AGAINST ANY FINANCING PARTIES RELATED PARTIES) ARISING OUT OF THE COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.10.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of a signed counterpart of a signature page of this Agreement by facsimile or by PDF file (portable document format file) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 10.11.  Entire Agreement.  This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

Section 10.12.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.13.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the termination of this Agreement, the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court as specified in Section 10.08.

Section 10.14.  Prevailing Parties.  If any Proceeding for the enforcement of this Agreement is brought with respect to or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that Proceeding, in addition to any other relief to which it may be entitled.

ARTICLE 11

DEFINITIONS

Section 11.01.  Definitions.

As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition Proposal” shall mean (a) any inquiry, proposal or offer (including any proposal to the Company’s shareholders) from any Person or group relating to (i) any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity securities of the Company or any of its Subsidiaries in a single transaction or a series of related transactions, (ii) any tender offer (including a self-tender offer) or exchange offer that, if

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consummated, would result in any Person or group becoming the beneficial owner of 15% or more of any class of equity securities of the Company or any of its Subsidiaries or the filing with the SEC of a Schedule TO, a Schedule 13E-3 or a registration statement under the Securities Act in connection therewith, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries that if consummated would result in any Person or group becoming the beneficial owner of 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or (b) any public announcement by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) of a proposal or plan by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives, to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than the transactions contemplated by this Agreement. Notwithstanding the foregoing, an inquiry, proposal or offer by relating to any portion of the equity interest of Premier Sleep Services, LLC not owned by the Company or its Subsidiaries shall not be deemed to be an Acquisition Proposal.

“Adjustment Amount” means the sum of up to the following amounts paid by the Company or any of its Subsidiaries at any time on or prior to the Effective Time: (i) $4,250,000 to UBS for financial advisory services in connection with transactions contemplated by this Agreement, (ii) $475,000 to Barrington for financial advisory services in connection with transactions contemplated by this Agreement, (iii) $1,500,000 in legal services in connection with the transactions contemplated by this Agreement, (iv) $2,950,000 for an acquisition by the Company or its Subsidiaries permitted under Section 5.01, (v) $575,000 in connection with the purchase of D&O Insurance as required by Section 5.06 and (vi) $50,000 of other fees, costs, reimbursable expenses and other amounts related to the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“AHCA” means the Florida Agency for Health Care Administration.

“Ancillary Agreements” shall mean all agreements (other than this Agreement) entered into by and between the Company, on the one hand, and Parent and/or Merger Subsidiary, on the other hand, in connection with the transactions contemplated hereby.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as the same may be amended from time to time unless expressly specified otherwise herein.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Miami, Florida are authorized or required by Applicable Law to close.

“Closing Cash” means the amount of unrestricted cash and cash equivalents available to the Company and Parent, at the Effective Time, that may be used by Parent to consummate the Merger.

“CMS” means the Centers for Medicare and Medicaid Services, a division of the United States Department of Health and Human Services.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2011 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011.

“Company Balance Sheet Date” means March 31, 2011.

“Company Cash” means the amount of unrestricted cash and cash equivalents available to the Company.

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“Company Common Stock” means the common stock, $0.0001 par value, of the Company.

“Company Credit Facility” means the Company’s Credit Facility Agreement, dated as of December 18, 2009, among the Company, certain of its Affiliates and Bank of America, N.A.

“Company Data Room” means the documents and information relating to the Company and its Subsidiaries provided to Parent in that certain virtual data room maintained by the Company.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company Owned Intellectual Property” means all Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries and includes all Intellectual Property listed in Section 3.19(a) of the Company Disclosure Schedule.

“Compliant” means, with respect to the Required Information, that (i) that such Required Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information, in light of the circumstances under which it was made, not misleading and (ii) the Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Information and (iii) the financial statements and other financial information included in such Required Information are, and remain until the Effective Time, compliant with GAAP and in a form reasonably requested for marketing purposes by the Financing Parties.

“Contract” means any legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, lease or license.

“Disclosure Schedule” means the Company Disclosure Schedule and/or the Parent Disclosure Schedule, as applicable.

“Environmental Law” means any Applicable Law relating to (i) the presence, release or control of or exposure to any Hazardous Substance (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation of a Hazardous Substance, (iii) human health and safety with respect to exposures to and management of Hazardous Substances, or (iv) pollution or protection of the environment (including air, groundwater, surface water, sediments, soils, land surface and subsurface strata) or natural resources.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as conducted as of the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Expense Reimbursement” means with respect to the relevant party, reimbursement for such party’s reasonable out of pocket costs and expenses in connection with due diligence, drafting, negotiating, and seeking financing in connection with the transactions contemplated by this Agreement (which, as to Parent, shall include expenses incurred by Merger Subsidiary), including printing fees, filing fees, and fees and expenses of its legal and financial advisors and other Representatives and all commitment and similar fees and expenses payable to any financing sources related to this Agreement and the transactions contemplated hereby and any relating financings, in an amount not to exceed $1,500,000 in the aggregate.

“Florida Law” means the Florida Business Corporation Act.

“GAAP” means United States generally accepted accounting principles consistently applied.

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“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof.

“Hazardous Substance” means any chemical, substance, waste or material identified, listed, regulated or defined as a “pollutant”, “contaminant”, “toxic,” “radioactive,” “ignitable,” “corrosive,” “reactive,” or “hazardous,” or subject to liability or a requirement for investigation or remediation, under any Environmental Law, including petroleum or any fraction thereof, asbestos and asbestos-containing material, and toxic mold.

“Health Benefit Laws” shall mean all Applicable Law relating to the licensure, certification, qualification or authority to transact business relating to the provision of, payment for, arrangement of, or administration or utilization of health or medical benefits, insurance or provider claims, including ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the HIPAA, the Applicable Law governing the Medicare Advantage Program, the Insurance Code of the State of Florida, and other Applicable Law relating to the regulation of workers compensation, managed care organizations, insurance companies, third-party administrators, utilization review agents, certificates of need, utilization review coordination of benefits, hospital reimbursement, Medicare and Medicaid participation, fraud and abuse, patient referrals and provider incentives.

“Health Benefit Plan” means all of the health and medical care benefit plans and products, and all of the prescription drug plans and products, and any evidence of coverage form, summary of benefits form, or other policy forms reflecting the benefits or coverage under such plans, offered, sold, administered or maintained by the Company for the benefit of its Members.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996. HIPAA and any amendments thereto, and all related and other Applicable Law, Orders, and Regulations addressing the privacy, security, and transmission of health information with regard to the operations and services provided by Company and its Subsidiaries and with regard to any and all health plans maintained for the benefit of the their employees.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all intellectual property and other proprietary rights, in any jurisdiction, whether registered or not, including, rights in and to (i) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) inventions and discoveries, whether patentable or not, patents, applications for patents (including, without limitation, divisions, continuations, continuations in part, reexaminations and any counterparts claiming priority therefrom), and any renewals, extensions, or reissues thereof; (iii) trade secrets, business, technical and know-how information, non-public information and confidential information (collectively, “Trade Secrets”); (iv) writings and other works of authorship including software, whether copyrightable or not, and any and all copyright rights, whether registered or not and registrations or applications for registration of copyrights, and any renewals or extensions thereof; (v) database rights, design rights, and privacy rights and (vi) tangible embodiments.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and associated documentation used by, and related services provided to, the Company or its Subsidiaries, including as owned, licensed, leased or otherwise used by the Company or its Subsidiaries.

“Knowledge” of a party means the actual knowledge of such party’s executive officers after making due and diligent inquiry.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance, including rights of first refusal, options to purchase, purchase agreements and Contracts for deed or installment sale agreements.

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“made available” means with respect to any material provided by the Company shall mean a copy of such material has been (a) filed as an exhibit to the Company SEC Reports without any redacted information, (b) posted to the Company Data Room prior to the execution of this Agreement or (c) provided or delivered to any Representative or executive officer of Parent prior to the execution of this Agreement.

“Material Adverse Effect” means with respect to any Person, any change, effect, development or event that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities, or results of operations of such Person and its Subsidiaries, taken as a whole or (ii) would prevent or materially impair the ability of such Person to consummate the transactions contemplated by this Agreement; provided, however, that no change, effect, development or event (by itself or when aggregated or taken together with any and all other changes, effects, developments or events) to the extent resulting from, arising out of, or attributable to, any of the following shall be deemed to constitute or be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (A) any changes, effects, developments or events in the economy or the financial, credit or securities markets in general (including changes in interest or exchange rates), (B) any changes, effects, developments or events in the industries in which such Person and its Subsidiaries operate, (C) any changes, effects, developments or events resulting from the announcement or pendency of the transactions contemplated by this Agreement, the identity of Parent or the performance or compliance with the terms of this Agreement (including, in each case (i) any actions, challenges, or investigations relating to this Agreement or the transactions contemplated hereby made or brought by any current or former shareholders of Parent or the Company and (ii) any loss of customers, suppliers or employees or any disruption in business relationships resulting therefrom, but excluding the effects of compliance with Section 5.01), (D) any changes, effects, developments or events resulting from the failure of such Person to meet internal forecasts, budgets or financial projections or fluctuations in the trading price or volume of such Person’s common stock (but not, in each case, the underlying cause of such failure or fluctuations, unless such underlying cause would otherwise be excepted from this definition), (E) acts of God, natural disasters, calamities, national or international political or social conditions, including the engagement by any country in hostility (whether commenced before, on or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of a military or terrorist attack, or (F) any adoption, implementation, promulgation, repeal, change or proposal in Applicable Law or GAAP (or any interpretation thereof), except to the extent such changes, effects, developments or events resulting from or arising out of the matters described in clauses (A), (B) and (F) disproportionately affect such Person and its Subsidiaries as compared to other companies operating in the industries in which such Person and its Subsidiaries operate, taken as a whole.

“Material Company Lease” means any lease, sublease or license of Material Company Leased Real Property for the payment by the Company or any Company Subsidiary of aggregate annual rental payments of $250,000 or more.

“Material Company Leased Real Property” means all real property leased, subleased, licensed, or otherwise occupied by the Company or its Subsidiaries pursuant to a Material Company Lease.

“Material Company Real Property” means the Material Company Leased Real Property and the Company Owned Real Property.

“Medicaid” means Title XIX of the Social Security Act, as amended, or any successor law, and all regulations issued pursuant thereto and any successor law, and the laws of the State of Florida and any other States in which the Company does business passed or promulgated in connection with programs administered under Title XIX of the Social Security Act.

“Medicare” means Title XVIII of the Social Security Act, as amended, or any successor law and all regulations issued pursuant thereto and any successor law.

“Multiemployer Plan” means any “multiemployer plan,” as defined in Section 3(37) of ERISA.

Annex A-57

“NYSE” means the New York Stock Exchange.

“NYSE Amex” means the NYSE Amex.

“OIR” means the Office of Insurance Regulation of the State of Florida.

“Order” means any claim, judgment, decree, injunction, rule or order of any court, arbitrator having jurisdiction over such matter or Governmental Authority.

“Organizational Documents” means (i) with respect to any entity that is a corporation, such corporation’s certificate or articles of incorporation and bylaws, (ii) with respect to any entity that is a limited liability company, such limited liability company’s certificate or articles of formation and operating agreement, and (iii) with respect to any other entity, such entity’s organizational or charter documents.

“Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of March 31, 2011 and the footnotes thereto set forth in Parent’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011.

“Parent Common Stock” means the common stock, $0.001 par value, of Parent.

“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.

“Parent Owned Intellectual Property” means all Intellectual Property owned (or purported to be owned) by Parent or any of its Subsidiaries.

“Parent Stock Option” means the option to purchase a share of Parent Common Stock.

“Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests arising or incurred in the ordinary course of business that are not yet due or being contested in good faith; (iii) Liens to secure obligations to landlords, lessors or renters under leases or rental agreements or underlying leased property arising in the ordinary course of business; (iv) Liens imposed by Applicable Law (other than as a result of a failure to comply therewith); (v) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade Contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) Liens (other than mortgage liens) that do not materially detract from the value or materially interfere with the present use of the property or asset subject thereto or affected thereby; (viii) with respect to the Company, Liens the existence of which are specifically disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Documents filed prior to the date of this Agreement; and (ix) with respect to Parent, Liens the existence of which are specifically disclosed in the notes to the consolidated financial statements of Parent included in the Parent SEC Documents filed prior to the date of this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” means any action, claim, charge, audit, lawsuit, demand, suit, hearing, litigation, proceeding, arbitration, appeal, judicial review or other dispute (in each of foregoing cases, whether civil, criminal or administrative) commenced, brought or conducted by any Person or Governmental Authority.

“Regulation” means any guideline or criterion which is administered or enforced by a Governmental Authority relevant to or under any Applicable Law or Order.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

Annex A-58

“SEC” means the Securities and Exchange Commission.

“Stock Plan” means the Company’s Amended and Restated 2000 Stock Incentive Plan.

“Subsidiary” means (i) with respect to any Person (including the Company), any entity, the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other entity, of which securities or other ownership interests representing at least fifty percent of the equity or at least fifty percent of the ordinary voting power (or, in the case of a partnership, more than fifty percent of the general partnership interests) are directly or indirectly owned by such Person and (ii) with respect to the Company (in addition to clause (i)) each of the entities listed on Section 3.06(a) of the Company Disclosure Schedule.

“Superior Proposal” means any bona fide, written Acquisition Proposal, not solicited or initiated in violation of Section 5.02, for at least a majority of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company and its Subsidiaries on terms that the Company Board determines in good faith, after consultation with a nationally recognized financial advisor and outside nationally recognized legal counsel (which may be the Company’s current outside legal counsel) and taking into account all the terms and conditions of the Acquisition Proposal would result in a transaction (i) that if consummated, is more favorable to the Company’s shareholders from a financial point of view than the Merger or, if applicable, any binding proposal by Parent to amend the terms of this Agreement taking into account all the terms and conditions of this Agreement and such binding proposal (including the expected timing and likelihood of consummation) and taking into account any governmental and other approval requirements, (ii) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the person making the proposal, any approval requirements and all other financial, legal and other aspects of such proposal and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Company Board.

“Termination Fee” means a fee in the amount of $12,000,000.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“WARN Act” means the U.S. Worker Adjustment and Retraining Notification Act and any state or local equivalent.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Alternative Financing	Section 7.06(a)
Anti-Takeover Statutes	Section 3.22(a)
Antitrust Filings	Section 7.02(b)
Articles of Merger	Section 1.01(c)
Audit Reports	Section 3.15
Barrington	Section 3.23
Cash Consideration	Section 1.02(a)
Cash Report	Section 5.09
Certificate	Section 1.02(a)
Closing	Section 1.01(b)
Closing Date	Section 1.01(b)
COBRA	Section 3.18(g)
Commitment Letter	Section 4.16
Company	Preamble

Annex A-59

Term	Section

Company Adverse Recommendation Change	Section 5.02(a)(i)
Company Board	Section 1.05(a)
Company Board Recommendation	Section 3.02(c)
Company Closing Cash Satisfaction Certificate	Section 8.02(f)
Company Material Contract	Section 3.16(a)
Company Payment Event	Section 10.04(b)
Company Permit	Section 3.13(b)
Company Preferred Stock	Section 3.05(a)
Company Revolver Indebtedness	Section 7.06(e)
Company SEC Documents	Section 3.07(a)
Company Securities	Section 3.05(b)
Company Shareholder Approval	Section 3.02(a)
Company Shareholder Meeting	Section 7.01(a)
Company Stock Option	Section 1.05(b)
Company Subsidiary Securities	Section 3.06(b)
Company Termination Fee	Section 10.04(b)
Confidentiality Agreement	Section 5.03(b)
Credit Facility Termination	Section 7.06(e)
D&O Insurance	Section 5.06
Dissenting Shares	Section 1.04
Effective Time	Section 1.01(c)
Employee	Section 3.18(k)
Employee Plans	Section 3.18(a)
End Date	Section 9.01(b)
Exchange Agent	Section 1.03(a)
Exchange Fund	Section 1.03(a)
Financing	Section 4.16
Financing Parties	Section 7.06(a)
Financing Parties Related Parties	Section 7.06(e)
Form S-4	Section 7.01(a)
Governmental Contracts	Section 3.13(d)
Improvements	Section 3.20(d)
Indemnified Person	Section 6.03(a)
internal controls	Section 3.07(g)
Merger	Section 1.01(a)
Merger Consideration	Section 1.02(a)
Merger Subsidiary	Preamble
Option Consideration	Section 1.05(b)
Order	Section 3.12
Owned Real Property	Section 3.20(a)
Parent	Preamble
Parent Board	Section 4.02(c)
Parent Capital Stock	Section 4.05(a)
Parent Employee Plans	Section 4.14(a)

Annex A-60

Term	Section

Parent Material Contract	Section 4.12
Parent Permits	Section 4.11
Parent Preferred Stock	Section 4.05(a)
Parent SEC Documents	Section 4.07(a)
Parent Share Issuance	Section 4.02(c)
Payoff Amount	Section 7.06(e)
Payoff Letter	Section 7.06(e)
Provider	Section 3.14(a)
Proxy Statement	Section 7.01(a)
Real Property	Section 3.20(b)
Regulatory Filings	Section 3.15
Replaced Employee	Section 5.01(m)
Representatives	Section 5.02(a)(i)
Required Governmental Authorizations	Section 3.03
Required Information	Section 7.06(a)
Stock Consideration	Section 1.01(a)
Superior Proposal	Section 5.02(e)
Surviving Corporation	Section 1.01(a)
Tax Return	Section 3.17(l)
Taxes	Section 3.17(k)
Taxing Authority	Section 3.17(k)
Title Companies	Section 5.05
Titled Property	Section 5.05
Treasury Regulations	Section 3.17(m)
UBS	Section 3.23
Uncertificated Share	Section 1.02(a)
Voting Agreement	Recitals

Section 11.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Except as the context may otherwise require, references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. Any dollar threshold set further herein shall not be used as a benchmark for determination of what is “material” or a “Material Adverse Effect” or any phrase of similar import under the Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable

Annex A-61

Law. The terms “material,” “materiality,” or other similar qualifiers when used with respect to (i) the Company or any of its Subsidiaries shall refer to the Company and its Subsidiaries, taken as a whole and (ii) Parent or any of its Subsidiaries shall refer to Parent and its Subsidiaries, taken as a whole. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship.

[Remainder of page intentionally left blank]

Annex A-62

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT:

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ MICHAEL M. EARLEY
Name:     Michael M. Earley

Title:	CEO

MERGER SUBSIDIARY:

CAB MERGER SUB, INC.

By:	/s/ ROBERT SABO
Name:     Robert Sabo

Title:	Treasurer

COMPANY:

CONTINUCARE CORPORATION

By:	/s/ RICHARD C. PFENNIGER, JR.
Name:     Richard C. Pfenniger, Jr.

Title:	CEO

Annex A-63

ANNEX B

[LETTERHEAD OF UBS SECURITIES LLC]

June 26, 2011

The Board of Directors
Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126

Dear Members of the Board:

We understand that Continucare Corporation, a Florida corporation (“Continucare”), is considering a transaction whereby CAB Merger Sub, Inc. (“Merger Sub”), a Florida corporation and wholly owned subsidiary of Metropolitan Health Networks, Inc. (“Metropolitan”), a Florida corporation, will merge with and into Continucare (the “Transaction”). Pursuant to the terms of an Agreement and Plan of Merger, draft dated June 25, 2011 (the “Agreement”), among Continucare, Metropolitan and Merger Sub, each outstanding share of the common stock, par value $0.0001 per share, of Continucare (“Continucare Common Stock”) will be converted into the right to receive (i) $6.25 in cash and (ii) 0.0414 of a share of the common stock, par value $0.001 per share, of Metropolitan (“Metropolitan Common Stock” and, such cash amount and fraction of a share, collectively, the “Consideration”). We further understand that certain stockholders of Continucare will enter into a voting agreement with Metropolitan with respect to the Transaction (such stockholders of Continucare and their respective affiliates, collectively, the “Excluded Holders”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Continucare Common Stock (other than the Excluded Holders) of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to Continucare in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Continucare and Metropolitan and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to Continucare or Continucare’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. We express no opinion as to what the value of Metropolitan Common Stock will be when issued pursuant to the Transaction or the prices at which Metropolitan Common Stock or Continucare Common Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on Continucare, Metropolitan or the Transaction. We have not been authorized to

Annex B-1

The Board of Directors
Continucare Corporation
June 26, 2011

solicit and have not solicited indications of interest in a transaction with Continucare from any party but, at your request, held discussions with certain parties that contacted Continucare regarding such a transaction prior to the date hereof.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to Continucare and Metropolitan; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of Continucare that were not publicly available that you have directed us to utilize for purposes of our analysis, including financial forecasts and estimates prepared by the management of Continucare under three cases and the probabilities assigned by such management to such cases; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of Metropolitan that were not publicly available that you have directed us to utilize for purposes of our analysis, including financial forecasts and estimates prepared by the management of Metropolitan; (iv) reviewed certain estimates of synergies prepared by the managements of Continucare and Metropolitan that were not publicly available that you have directed us to utilize for purposes of our analysis; (v) conducted discussions with members of the senior managements of Continucare and Metropolitan concerning the businesses and financial prospects of Continucare and Metropolitan; (vi) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vii) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (viii) reviewed current and historical market prices of Continucare Common Stock and Metropolitan Common Stock; (ix) considered certain pro forma effects of the Transaction on the financial statements of Metropolitan; (x) reviewed the Agreement; and (xi) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Continucare or Metropolitan, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates (including probabilities assigned with respect to the financial forecasts and estimates relating to Continucare), synergies and pro forma effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Continucare and Metropolitan as to the future financial performance of Continucare and Metropolitan, respectively, and such synergies and pro forma effects. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Continucare Common Stock (other than the Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

/s/  UBS Securities LLC
UBS SECURITIES LLC

Annex B-2

ANNEX C

[LETTERHEAD OF BARRINGTON RESEARCH ASSOCIATES, INC.]

June 26, 2011
The Board of Directors
Continucare Corporation
7200 Corporate Center Drive
Suite 600
Miami, Florida 33126

Dear Members of the Board of Directors:

We understand that Continucare Corporation, a Florida corporation (“Continucare” or the “Company”), Metropolitan Health Networks, Inc., a Florida corporation (“Metropolitan”), and Cab Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Metropolitan (“Merger Sub”) propose to enter into a Merger Agreement (the “Agreement”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger. As a result of the Merger, each share of Company common stock, $0.0001 par value (the “Company Common Stock”), other than shares (i) held by the Company as treasury stock, (ii) owned by any wholly-owned subsidiary of the Company, (iii) owned by Metropolitan or any wholly-owned subsidiary of Metropolitan, or (iv) as to which appraisal rights have been exercised, will be converted into the right to receive (x) $6.25 in cash (the “Cash Consideration”), and (y) a fraction of a share of Metropolitan common stock, $0.001 per share (the “Metropolitan Common Stock”) worth $0.20 at the time of the signing of the Agreement based upon the average closing price of Metropolitan Common Stock for the five business days immediately prior to the execution of the Agreement (the “Stock Consideration”). The transactions pursuant to the Agreement, together with all related contemplated transactions, are referred to collectively herein as the “Transaction”, and the aggregate consideration to be received by the holders of Company Common Stock (the “Shareholders”) in the Transaction is referred to herein as the “Consideration”. The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Company’s Board of Directors (the “Board”) engaged us as its financial advisor on or about June 1, 2011.

You have requested our opinion (the “Opinion”) as to the matters set forth below. The Opinion does not address the Company’s underlying business decision to effect the Transaction. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Transaction. Our Opinion does not consider, address or include: (i) the form of Consideration to be received or the allocation of the Consideration between cash and stock; (ii) any other strategic alternatives currently (or which have been or may be) contemplated by the Company or the Board; (iii) the legal, tax or accounting consequences of the Merger on the Company or the Shareholders; (iv) any advice or opinions provided by UBS Securities LLC, MorganJoseph TriArtisan LLC, or any other advisor to the Company or Metropolitan; or (v) whether Metropolitan has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Cash Consideration to the Shareholders at the closing of the Merger. We are expressing no opinion herein as to the financial condition or business prospects of the Company or Metropolitan or the price, trading range, or volume at which the Company Common Stock or the Metropolitan Common Stock will trade at any future time. We have not been authorized to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or its assets. Furthermore, at your request, we have not structured or negotiated the Transaction or the Agreement or any agreements related thereto, or advised you with respect to alternatives to the Transaction.

Barrington Research Associates, Inc. • Member FINRA & SIPC • 161 North Clark Street, Suite 2950 • Chicago, Illinois 60601-3221
Main: (312) 634-6000 • Fax: (312) 634-6350 • Trading (800) 233-6205 • http://www.barringtonresearch.com

Annex C-1

Board of Directors
Continucare Corporation
June 26, 2011

In connection with this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. met with the members of the Board to discuss the Transaction;

2. met with certain members of the senior management of the Company to discuss the operations, financial condition, liquidity, future prospects, and projected operations and performance of the Company generally, and the matters discussed in clauses 3 and 4 below;

3. reviewed the audited financial statements for the Company for the five fiscal years ended June 30, 2010 and the interim financial statements for the Company for the nine months ended March 31, 2011, which the Company’s management has identified as being the most current financial statements available, as well as estimated financial statements for the fiscal year ended June 30, 2011;

4. reviewed certain financial forecasts and projections prepared by the Company’s management with respect to the Company, for the fiscal years ending June 30, 2011 through 2016;

5. reviewed certain publicly available business and financial information relating to the Company and Metropolitan that we deemed to be relevant, including publicly available research analysts’ estimates;

6. reviewed certain publicly available financial data for companies that we deemed comparable to the Company and Metropolitan;

7. reviewed a draft of the Agreement dated June 23, 2011;

8. reviewed the reported prices and the historical trading activity of shares of Company Common Stock and Metropolitan Common Stock;

9. compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

10. analyzed the present value of the future cash flows expected to be generated by the Company using different cost of capital and terminal multiple assumptions;

11. compared the financial performance of the Company and Metropolitan and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant; and

12. conducted such other studies, analyses, and inquiries as we have deemed appropriate and taken into account such other matters as we deemed necessary, including an assessment of general economic, market, and monetary conditions.

We have relied upon and assumed, without independent verification, that all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and Metropolitan are as set forth in their respective financial statements provided to us or that are publicly available, and that there has been no material change in the assets, financial condition, business, or prospects of the Company or Metropolitan since the date of the most recent financial statements or information made available to us. Our Opinion is necessarily based upon the assumptions made and information made available to us, facts and circumstances, and economic, material, and other conditions as they exist and are subject to evaluation on the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion, and we have no obligation to update, revise, or reaffirm this Opinion.

In preparing our Opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been

Annex C-2

Board of Directors
Continucare Corporation
June 26, 2011

furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency, or similar matters, and we express no opinion regarding the liquidation value of the Company. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecasts and projections furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial and operating performance of the Company, and that management of the Company is not aware of any information or facts that would make the information provided to us incomplete or misleading. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

We have assumed, without independent verification, that: (i) the financial statements of the Company and Metropolitan provided to us or that are publicly available present fairly the results of operations, cash flows and financial condition of the Company and Metropolitan, respectively for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (ii) in all respects material to our analysis, the Merger will be consummated in accordance with the material terms and conditions of the Agreement without any material amendment thereto and without waiver by any party of any of the material conditions to their respective obligations thereunder; (iii) in all respects material to our analysis, the representations and warranties contained in the Agreement are true and correct and that each party will perform all of the material covenants and agreements required to be performed by it under such Agreement; and (iv) all material corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Merger have been, or will be, obtained without the need for any material changes to the Consideration or other material financial terms or conditions of the Merger or that would otherwise materially affect the Company or Metropolitan or our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company, Metropolitan, and their respective advisors with respect to such issues. We have not considered any expenses or potential adjustments to the Consideration relating to the Merger as part of our analysis. In each case above, we have made the assumptions and taken the actions or inactions described herein with your knowledge and consent.

Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims, or other contingent liabilities, to which either the Company or its affiliates is a party or may be subject, and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes, or damages arising out of any such matter.

We are acting as financial advisor to the Board in connection with the Transaction and will receive a fee from the Company for our services, no portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

It is understood that this letter is solely for the information of the Board in connection with your evaluation of the Transaction and does not address any other aspect of the Transaction or any related or subsequent transactions. This letter may not be used, disclosed, relied upon, referred to, or reproduced for any other purpose without our prior written consent, except that this letter may be included in its entirety in any proxy or information statement distributed to the Shareholders of the Company in connection with such holders’ consideration and vote on the Transaction. Our Opinion does not address the merits of the underlying

Annex C-3

Board of Directors
Continucare Corporation
June 26, 2011

decision by the Company to engage in the Transaction and does not constitute a recommendation to the Board or to any Shareholder as to how such Board member or Shareholder should vote on the proposed Transaction or any matters related thereto, nor does our Opinion address whether or not any Shareholder should exercise any dissenters’ or appraisal rights that may be available to such Shareholder or any other terms of the Transaction. In addition, you have not asked us to address, and this Opinion does not address, the fairness of any amount or nature of the compensation or consideration (including any allocation of the Consideration) payable to any of the Company’s creditors, officers, directors, employees, or other constituencies or any class of such persons or to any particular Shareholder, relative to the Consideration to be received by the holders of Company Common Stock.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate Consideration to be received by the Shareholders pursuant to the Transaction is fair from a financial point of view.

Sincerely,

/s/ Barrington Research Associates, Inc.

Barrington Research Associates, Inc.

Annex C-4

ANNEX D

[LETTERHEAD OF MORGAN JOSEPH TRIARTISAN LLC]

June 26, 2011

Board of Directors
Metropolitan Health Networks, Inc.
777 Yamato Road, Suite 510
Boca Raton, FL 33431

Gentlemen:

We understand that Metropolitan Health Networks, Inc., a Florida corporation (“METRO”) and Continucare Corporation, a Florida corporation (“CAB”) intend to enter a transaction (the “Proposed Transaction”) whereby CAB Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of METRO (“MergerSub”), will be merged with and into CAB (the “Merger”). The terms and conditions of the Proposed Transaction are set forth in more detail in the draft June 25, 2011 of the Agreement and Plan of Merger, by and among CAB, METRO and MergerSub (the “Agreement”).

You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to METRO, of the Consideration to be paid by METRO in the Proposed Transaction. “Consideration” means the Merger Consideration plus the Option Consideration (as such terms are defined in the Agreement).

In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

i. a draft dated June 25, 2011 of the Agreement;

ii. METRO’s Form 10-K for the period ended December 31, 2010, its Form 10-Q for the period ended March 31, 2011, and its Form 8-K filed on June 20, 2011;

iii. CAB’s Form 10-K for the period ended June 30, 2010, its Forms 10-Qs for the periods ended September 30, 2010, December 31, 2010 and March 31, 2011;

iv. the current and historical reported prices and trading activity for the METRO common stock, par value $0.001 per share (the “METRO Common Stock”) and CAB common stock, par value $0.0001 per share (“CAB Common Stock”);

v. certain internal information and other data prepared internally by METRO relating to METRO, its business and prospects, including forecasts and projections, provided to us by management of METRO;

vi. certain internal information and other data prepared internally by CAB relating to CAB, its business and prospects, including forecasts and projections as well as certain presentations prepared by CAB, which were provided to us by management of CAB;

vii. certain information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared and reviewed by the management of METRO and CAB, which information was discussed with management of CAB and METRO;

viii. certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to METRO and CAB and the trading markets for certain of such other companies’ securities; and

ix. the financial terms of certain recent unrelated business combinations and transactions which we believe to be relevant.

In conducting our analysis and arriving at our opinion, we have also: (i) met with certain officers and employees of METRO and CAB concerning their respective businesses, operations, assets, present condition

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and prospects and undertook such other studies, analyses and investigations as we deemed appropriate; and (ii) participated in certain discussions and negotiations among representatives of METRO and CAB and their respective financial and legal advisers.

In arriving at our opinion, we have, with your permission, assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have relied upon assurances of the management of METRO and CAB that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. We have assumed, with your permission, that METRO’s and CAB’s respective forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of METRO’s or CAB’s management as to the future financial condition and results of operations of their respective corporations. We assume no responsibility for, and express no view to, such forecasts, projections and estimates, or the judgments or assumptions upon which are based. We have made no independent investigation of any legal, accounting or tax matters affecting METRO or CAB, and have assumed the correctness of all legal, accounting and tax advice given METRO and its Board of Directors or any committee thereof. We have not conducted a physical inspection of the properties, assets or facilities of METRO or CAB, nor have we made or obtained any independent evaluation or appraisal of such properties, assets or facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon economic, financial, political, regulatory and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We do not express any opinion as to what the market reaction might be to the proposed transaction or how the METRO Common Stock might trade after the announcement of the Proposed Transaction.

In rendering our opinion, we have assumed, with your permission, that the final form of the Agreement, when signed by the parties thereto, will not differ from the draft reviewed by us in any respect material to our opinion, that the Proposed Transaction will be consummated in accordance with the terms described in the Agreement and in compliance with all applicable laws, without waiver, modification or amendment of any material terms or conditions, and that, in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Proposed Transaction, no delays, limitations, restrictions or conditions, including any divestiture requirements, will be imposed or amendments, modifications or waivers made that will have an adverse effect on METRO or CAB or the contemplated benefits of the Proposed Transaction.

This letter and the opinion expressed herein are for the use of the Board of Directors of METRO in connection with its evaluation of the Proposed Transaction. This opinion does not address METRO’s underlying business decision to approve the Proposed Transaction, and it does not constitute a recommendation to METRO, its Board of Directors or any committee thereof, its shareholders, or any other person as to any specific action that should be taken in connection with the Proposed Transaction. In addition, our opinion does not address the fairness (financial or otherwise) of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent except METRO may include this opinion in its entirety in any proxy statement or information statement relating to the Proposed Transaction sent to METRO’s shareholders; provided that any description or reference to Morgan Joseph TriArtisan LLC or this opinion included in such proxy statement or information statement shall be in form and substance reasonably acceptable to us.

We have acted as financial advisor to the Board of Directors of METRO in connection with the Proposed Transaction and will receive a fee for our services, a portion of which will be payable upon delivery of this opinion and a significant portion of which is contingent upon the consummation of the Proposed Transaction. In addition, METRO has agreed to indemnify us for certain liabilities arising out of our engagement. Since November 2006, we have provided METRO financial advisory and investment banking services, including rendering a fairness opinion in connection with the sale of a METRO subsidiary. The total fees we have received in connection with our services to METRO during this period are approximately $800,000. Morgan

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Joseph TriArtisan LLC, as part of its investment banking business, is regularly engaged in the valuation of businesses in connection with mergers, acquisitions, underwritings, private placements of listed and unlisted securities, financial restructurings and other financial services.

The issuance of this opinion was approved by our fairness opinion committee in accordance with the committee’s formal written policies and procedures.

Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the Consideration to be paid by METRO in the Proposed Transaction is fair, from a financial point of view, to METRO.

Very truly yours,

/s/ MORGAN JOSEPH TRIARTISAN LLC

MORGAN JOSEPH TRIARTISAN LLC

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ANNEX E

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of June 26, 2011, is made by and among METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (“Parent”) and the Shareholders listed on Schedule 1 attached hereto (each individually, a “Shareholder” and collectively, the “Shareholders”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Parent, Cab Merger Sub, Inc., a Florida corporation and a direct wholly owned subsidiary of Parent (“Merger Subsidiary”), and Continucare Corporation, a Florida corporation (the “Company”) are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the parties thereto agree, upon the terms and subject to the conditions set forth therein, to merge Merger Subsidiary with and into the Company (the “Merger”); and

WHEREAS, each Shareholder owns of record and Beneficially Owns the number of shares of Common Stock, par value $0.0001 per share of the Company (“Company Common Stock”) set forth opposite such Shareholder’s name on Schedule 1 attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Shareholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as inducement and a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required Shareholders to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  Certain Definitions.  In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

Section 2.  Representations and Warranties of Shareholder.  Each Shareholder represents and warrants severally, but not jointly, to Parent as follows:

(a) Ownership and Power to Vote Shares.  Each Shareholder is the sole record owner of the Subject Shares set forth opposite such Shareholder’s name on Schedule 1. The party signing this Agreement on behalf of each Shareholder is the Beneficial Owner of all of the Subject Shares. On the date hereof, the Subject Shares (including the options set forth opposite such Shareholder’s name on Schedule 1) constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by such Shareholder. Except as shown on Schedule 1, there are no outstanding options or other rights to acquire by or from such Shareholder or obligations of such Shareholder to sell or to acquire, any shares of Company Common Stock. The party signing this Agreement on behalf of each Shareholder has full

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power individually or as a trustee of an investment trust, to vote or to direct the voting of, full power to issue instructions or direct the issuance of instructions with respect to the matters set forth in Sections 4, 5, 6 and 7 hereof, full power to dispose of or direct the disposition of, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares.

(b) Power; Binding Agreement.  Each Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered, and, if such Shareholder is not a natural person, authorized by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts.  Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Government Authority is necessary for the execution and delivery of this Agreement by such Shareholder and consummation by such Shareholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by a Shareholder, or the consummation by a Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (i) if a particular Shareholder is not a natural person, conflict with or result in any breach of any organizational or trust documents applicable to such Shareholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or the Subject Shares, except for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or delay the performance by any Shareholder of any of the obligations of such Shareholder pursuant to this Agreement.

(d) No Encumbrance.  Except as would not impair the ability of a Shareholder to perform its obligations hereunder, the Subject Shares are now, and, at all times during the term hereof, will be, held by such Shareholder free and clear of all Liens, except for any such Liens arising hereunder.

(e) No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby, other than as disclosed in the Merger Agreement, based upon the arrangements made by or on behalf of such Shareholder.

(f) Reliance.  Each Shareholder understands and acknowledges that each of the Company, Parent and Merger Subsidiary is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

Section 3.  Disclosure.  Each Shareholder hereby agrees to permit Parent and the Company to publish and disclose in any document, statement, schedule or other filing filed with the SEC (including, without limitation, any Form 8-K, the Proxy Statement, or the Form S-4), and any press release or other disclosure document which Parent or the Company, in either of their sole discretion, determines to be required by law or reasonably necessary in connection with the Merger and any transactions related thereto, such Shareholder’s identity and ownership of the Company Common Stock and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement.

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Section 4.  Transfer And Other Restrictions.

(a) No Solicitation; Other Offers.  Each Shareholder shall, and shall cause its trustees, representatives, consultants, investment bankers, attorneys, accountants and other agents acting in its capacity as such (collectively, a person’s or entity’s “Representatives”) to, immediately cease any discussions, activities or negotiations with any other Person or Persons (other than Parent and Parent’s representatives) that may be ongoing with respect to any Acquisition Proposal. Each Shareholder further agrees that it and its Representatives (to the extent they are serving as a Representative of a Shareholder) shall not (i) directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any Acquisition Proposal, (ii) directly or indirectly participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, books, records, data or confidential information of the Company or any of its Subsidiaries to any Third Party that is seeking to make, or has made an Acquisition Proposal, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (iii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, an Acquisition Proposal, or (iv) agree or publicly propose to do any of the foregoing. Each Shareholder further agrees that it shall promptly notify Parent (but in no event later than forty-eight hours) after receipt by such Shareholder (or any of its Representatives) of any Acquisition Proposal, any inquiry that could be reasonably expected to lead to an Acquisition Proposal or of any request for information relating to the Company or its Subsidiaries by any Third Party that to the knowledge of the Shareholder may be considering making, or has made an Acquisition Proposal, which notice shall be provided in writing and shall identify the person making, and the terms and conditions of, any such Acquisition Proposal, inquiry or request (including any material changes thereto and copies of any written materials received from such Third Party or its Representatives in connection therewith). The Shareholders shall keep Parent fully informed of any material change to any Acquisition Proposal, inquiry or request for information. The Shareholders shall enforce, to the fullest extent permitted under Applicable Law, the provisions of any standstill, confidentiality or similar agreement entered into by the Shareholders or their respective Representatives, including where necessary, seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction. Notwithstanding anything to the contrary contained herein, if the Company or the Company Board is, subject to all the procedures, obligations, conditions and limitations otherwise applicable to the Company, engaging in an action permitted to be taken with respect to an Acquisition Proposal by the Company or the Company Board pursuant to Section 5.02 of the Merger Agreement, then a Shareholder may also engage in such action with respect to the subject Acquisition Proposal provided that the Shareholder has complied with all of the procedures, obligations, conditions and limitations otherwise applicable to the Company, including but not limited to the entry by such Shareholder into a Confidentiality Agreement and the compliance by the Shareholder with various notification obligations. Parent agrees that each Shareholder’s notification obligations hereunder may be satisfied by communications from the Company to Parent and any such notifications need not be provided by the Shareholder individually. Without limiting the foregoing, Parent and each of the Shareholders agree that any violation of the restrictions set forth in this Section 4 by any Representative of a Shareholder shall constitute a breach by such Shareholder of this Section 4.

(b) Certain Prohibited Transfers and Standstill.  Prior to the termination of this Agreement, each Shareholder agrees not to, directly or indirectly:

(i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Subject Shares or any interest therein;

(ii) grant any proxy, grant any power of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares except as provided in this Agreement which would have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement;

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(iii) take any other action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement;

(iv) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote, or to seek to advise or influence any Person with respect to the voting of, any voting securities of the Company (including by making publicly known such Shareholder’s position on any matter presented to the stockholders), other than to recommend that shareholders of the Company vote in favor of the Merger and the Merger Agreement;

(v) submit to the Company any stockholder proposal under Rule 14a-8 under the Exchange Act;

(vi) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets;

(vii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the foregoing;

(viii) seek to have Section 4 amended in any way which may be reasonably likely to require, involve or trigger public disclosure of such request pursuant to Applicable Law, or to have any provision of Section 4 amended, modified or waived; or

(ix) otherwise take, directly or indirectly, any actions with the purpose of avoiding or circumventing any provision of Section 4 or which could reasonably be expected to have the effect of preventing, materially impeding, materially interfering with or materially adversely affecting the consummation of the transactions contemplated by the Merger Agreement.

The term “sale” in this Agreement shall include a “constructive sale” which shall encompass a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing.

(c) Confidentiality.  Each Shareholder agrees that for one year after the date of this Agreement, the Shareholder shall hold in confidence, and except as required by law or an order of a court or governmental agency with jurisdiction, the Shareholder shall not disclose to any person or entity for any reason or purpose, or use in any way (other in the Shareholder’s capacity as a director, officer or employee of the Company or its affiliates), any Confidential Information obtained by the Shareholder in his or its capacity as a stockholder, director, officer or employee of the Company. The term “Confidential Information” means information that is treated by the Company or any of its subsidiaries as confidential and proprietary information, including but not limited to, information regarding databases, competitive strategies, models, marketing programs or sales, financial, marketing, training and technical information, other than information that (i) is generally available without use of information developed by or obtained from the Company or its subsidiaries and (ii) becomes generally available only because of a breach of this Agreement).

(d) Covenants of Section 4 are Essential and Independent Covenants.  The covenants by each Shareholder in Section 4 are essential elements of this Agreement, and without each Shareholder’s agreement to comply with such covenants, Parent would not have entered into this Agreement or the Merger Agreement. Parent and Shareholders have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company and its Affiliates.

Section 5.  Voting of the Company Common Stock.  Each Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, at which the holders of the Company Common Stock are asked to vote upon a proposal to adopt the Merger Agreement and to approve the Merger or any other of the transactions that are the subject of the Merger Agreement, such Shareholder will appear at the meeting or otherwise cause the Subject Shares to be

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counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) all of the Subject Shares:

(i) in favor of and to adopt the Merger Agreement and approve the Merger and/or the other transactions contemplated by the Merger Agreement; and

(ii) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following (other than the Merger and the transactions contemplated the Merger Agreement): (A) any Acquisition Proposal, (B) any change in a majority of the persons who constitute the Board of Directors of the Company, (C) any action or agreement that would result in a breach of any covenant, representation or warranty or any obligation or agreement of the Company under the Merger Agreement or this Agreement, or (D) any action which could reasonably be expected, to materially impede, materially interfere with, materially delay, materially postpone or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement.

Section 6.  Agreement not to Transfer; Additional Shares Subject to Agreement.  Each Shareholder agrees with, and covenants to, Parent that, until termination of the Merger Agreement, except as contemplated by the Merger Agreement, such Shareholder will not request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance with this Agreement.

Section 7.  Future Cooperation.  Each party shall reasonably consult with the other and provide any reasonably necessary information and material with respect to all filings made by such party with any Governmental Authority in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

Section 8.  Fiduciary Duties.  Each Shareholder is signing this Agreement, notwithstanding anything to the contrary contained herein, solely in such Shareholder’s capacity as an owner of his, her or its respective Subject Shares, and nothing herein shall prohibit, prevent or preclude such individual Shareholder from taking or not taking any action in his capacity as a director of the Company.

Section 9.  Termination.  This Agreement shall terminate on the earliest to occur of: (a) the termination of the Merger Agreement in accordance with Section 9.01 of the Merger Agreement, (b) the written agreement of the parties hereto to terminate this Agreement, and (c) the Effective Time of the Merger (provided that the provisions of Section 4(c) and 4(d) shall survive the Effective Time of the Merger.)

Section 10.  Miscellaneous.

(a) Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

(b) New Shares.  Each Shareholder agrees that, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company or any of its Subsidiaries on, of or affecting the Subject Shares of such Shareholder, (b) such Shareholder purchases or otherwise acquires Beneficial Ownership of or an interest in any shares of capital stock of the Company or any of its Subsidiaries after the execution of this Agreement (including by conversion), or (c) such Shareholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of the Company or any of its Subsidiaries other than the Subject Shares (collectively, “New Shares”), other than as a person named as a proxy in proxies solicited by the Board of Directors of the Company (with regard to which such Shareholder shall vote as instructed by the persons who executed the proxies or as otherwise described in the Proxy Statement), such Shareholder shall deliver promptly to Parent written notice of the number of any New Shares acquired by such Shareholder. Such Shareholder also agrees that any New Shares acquired or purchased by such Shareholder shall be subject to the terms of this Agreement.

(c) Successors and Assigns.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to

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the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

(d) Amendment and Modification.  This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 9 of this Agreement) except upon the execution and delivery of a written agreement executed by the parties hereto.

(e) Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or electronic mail transmission) and shall be given,

If to Parent, to:

Metropolitan Health Networks, Inc.
777 Yamato Road
Suite 510
Boca Raton, Florida 33431
Attention: Roberto L. Palenzuela, General Counsel
Facsimile No.: 561.805-8501
Email: rpalenzuela@metcare.com

with a copy to:

Greenberg Traurig, P.A.
333 Avenue of the Americas, Suite 4400
Miami, Florida 33131
Attention: David Wells, Esq.
Fax: (305) 961-5613
Email: wellsd@gtlaw.com

If to a Shareholder, to:

The address set forth opposite such Shareholder’s name on Schedule 1 with a copy to:

Akerman Senterfitt
One Southeast Third Avenue, 25th Floor
Miami, Florida 33131
Attention: Teddy Klinghoffer, Esq. and Martin G. Burkett, Esq.
Facsimile: (305) 374-5095
Email: teddy.klinghoffer@akerman.com and martin.burkett@akerman.com or to such other address, facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order to that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(g) Specific Performance.  The parties acknowledge and agree that (i) money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled in equity,

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shall be entitled to an injunction or injunctions to prevent breaches or seek to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law, and (ii) such equitable relief shall be the parties’ sole and exclusive remedy.

(h) No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(i) No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(j) Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida (without reference to its choice of law rules that would apply the laws of any other jurisdiction).

(k) Descriptive Heading.  The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(l) Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(m) Further Assurances.  From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner reasonably practicable, the voting of the Subject Shares as contemplated by this Agreement.

(n) Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

(o) Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(p) Venue.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court in the Southern District of Florida, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Florida, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(e) shall be deemed effective service of process on such party.

[Remainder of this page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, Parent and each Shareholder have caused this Agreement to be duly executed as of the day and year first written above.

PARENT:

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ MICHAEL M. EARLEY
Name:     Michael M. Earley
Title:     CEO

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SHAREHOLDERS:

/s/  PHILLIP FROST, M.D.
Phillip Frost, M.D.

FROST NEVADA INVESTMENTS TRUST

By:	/s/ PHILLIP FROST, M.D.
Name:     Phillip Frost, M.D.
Title:     Trustee

FROST GAMMA INVESTMENTS TRUST

By:	/s/ PHILLIP FROST, M.D.
Name:     Phillip Frost, M.D.
Title:     Trustee

Annex E-9

Schedule 1

Shareholder Name	Shareholder Address	Shares of Company Common Stock	Options

Phillip Frost, M.D.	4400 Biscayne Blvd. Miami, FL 33137	400,000 Shares of Company Common Stock	165,000 options to purchase shares of Company Common Stock
Frost Nevada Investments Trust	4400 Biscayne Blvd. Miami, FL 33137	819,313 Shares of Company Common Stock	0 options to purchase shares of Company Common Stock
Frost Gamma Investments Trust	4400 Biscayne Blvd. Miami, FL 33137	24,771,604 Shares of Company Common Stock	0 options to purchase shares of Company Common Stock

Annex E-10

ANNEX F

Sections of the Florida Business Corporation Act

607.1301 Appraisal rights; definitions.

The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302 Right of shareholders to appraisal.

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

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(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

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(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the

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member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners.

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of appraisal rights. —

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

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(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of intent to demand payment.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal notice and form.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

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5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323 Perfection of rights; right to withdraw.

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder’s acceptance of corporation’s offer.

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if shareholder is dissatisfied with offer.

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330 Court action.

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the

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proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331 Court costs and counsel fees.

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

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607.1332 Disposition of acquired shares.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on corporate payment.

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

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14475 CONTINUCARE CORPORATION SPECIAL MEETING OF SHAREHOLDERS 9:30 A.M. EASTERN TIME ON AUGUST 22, 2011 TO BE HELD AT THE OFFICE OF AKERMAN SENTERFITT ONE SOUTHEAST 3RD AVENUE, SUITE 2500, MIAMI, FLORIDA 33131 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONTINUCARE CORPORATION. The undersigned hereby appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez, and each of them, acting alone, with the power to appoint his substitute, as proxies to represent the undersigned and vote as designated on the reverse side, all of the shares of Common Stock of Continucare Corporation held of record by the undersigned at the close of business on July 11, 2011, at the Special Meeting of Shareholders to be held on August 22, 2011, and at any adjournment or postponement thereof. If you will need directions to the meeting, or if you require special assistance at the meeting because of a disability, please contact Ms. Maritza Malacrino at (305) 500-2103. Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope. (Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF CONTINUCARE CORPORATION AUGUST 22, 2011 The Board of Directors of Continucare Corporation unanimously recommends a vote “FOR” the Merger Agreement and “FOR” an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of eight members to Continucare Corporation’s Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. O Richard C. Pfenniger, Jr. O Robert J. Cresci O Neil Flanzraich O Phillip Frost, M.D. O Jacob Nudel, M.D. O Marvin A. Sackner, M.D. O Jacqueline M. Simkin O A. Marvin Strait 1. A proposal to approve the Agreement and Plan of Merger, dated as of June 26, 2011, among Metropolitan Health Networks, Inc., CAB Merger Sub, Inc., and Continucare Corporation (the “Merger Agreement”), pursuant to which Continucare Corporation will become a wholly owned subsidiary of Metropolitan Health Networks, Inc 2. A proposal to approve an adjournment of the Continucare Corporation Special Meeting of Shareholders, if necessary, to solicit additional proxies in favor of the Merger Agreement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS ONE AND TWO. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for the August 22, 2011 meeting. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x —— Please detach along perforated line and mail in the envelope provided. — 00030003000000000000 8 082211 FOR AGAINST ABSTAIN